                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                             Pogo Producing Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [ ]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        The consideration to be paid in the proposed merger consists of $315,000,000 in cash and a currently indeterminable number of shares of Pogo Producing Company common stock, par value $1 per share. The price per share of Pogo common stock calculated in accordance with Rule 0-11(a)(4) was $28.0625 on January 10, 2001. Assuming this was the price of Pogo common stock determined in accordance with the formula set forth in the merger agreement, this stock price would result in 11,559,633 shares of Pogo common stock being issued as consideration in the merger, resulting in a value of $324,392,201 to the equity component of the consideration. The total consideration paid in the merger would then be $639,392,201.
        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:
                            $639,392,201
        -----------------------------------------------------------------------

   (5)  Total fee paid:
                            $127,879
        -----------------------------------------------------------------------

   [X]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

        -----------------------------------------------------------------------

   (3)  Filing Party:

        -----------------------------------------------------------------------

   (4)  Date Filed:

        -----------------------------------------------------------------------

                         [POGO PRODUCING COMPANY LOGO]

PAUL G. VAN WAGENEN
CHAIRMAN, PRESIDENT &
CHIEF EXECUTIVE OFFICER

                                           , 2001

                 MERGER PROPOSED -- YOUR VOTE IS VERY IMPORTANT

Dear Shareholders of Pogo Producing Company:


     You are cordially invited to attend a special meeting of shareholders of Pogo Producing Company ("Pogo"), which will be held in Pogo's principal offices, 5 Greenway Plaza, Suite 2700, Houston, Texas, 77046 on Tuesday, March 13, 2001 at 10:00 a.m., CST (Houston time). Pogo's offices are accessible to the disabled.


     At the meeting, you will be asked to consider and vote upon the merger of NORIC Corporation, the parent company of North Central Oil Corporation, with and into Pogo, with Pogo remaining as the surviving corporation. Before Pogo can complete the merger, we must obtain the approval of our shareholders. We are sending you this proxy statement to ask you to vote in favor of adoption of the merger agreement. We may also consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.


     In the merger, Pogo will acquire all of the shares of NORIC for consideration of approximately $630 million, subject to adjustment, consisting of 50% cash and 50% Pogo common stock. Outstanding Pogo common stock will remain unchanged in the merger. When the merger is completed, former NORIC stockholders will own between approximately 22% and 27% of Pogo's outstanding shares. Pogo common stock, including the shares issued to stockholders of NORIC as a result of the merger, will continue to be listed on the New York Stock Exchange and the Pacific Exchange under the trading symbol "PPP."



     The enclosed proxy statement gives you detailed information about the merger, and includes the merger agreement as Annex A. You can get more information from publicly available documents we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully, including all of its annexes. WE ESPECIALLY ENCOURAGE YOU TO READ THE "RISK FACTORS" SECTION BEGINNING ON PAGE 17.


     YOUR VOTE IS VERY IMPORTANT. We hope that you will attend the special meeting in person. However, whether or not you plan to attend, please date, sign and promptly mail the enclosed proxy in order to assure your representation at the meeting and the presence of a quorum. A return envelope is provided, and no postage need be affixed if mailed in the United States.

     I enthusiastically support this transaction, and join with the other members of our board of directors in recommending that you vote FOR adoption of the merger agreement.

                                            Sincerely,

                                        /s/ Paul G. Van Wagenen
                                            Paul G. Van Wagenen
                                            Chairman of the Board

     THIS PROXY STATEMENT IS DATED             , 2001, AND IS BEING FIRST MAILED
TO STOCKHOLDERS ON OR ABOUT             , 2001.

                         [POGO PRODUCING COMPANY LOGO]

                             POGO PRODUCING COMPANY
                                 P. O. BOX 2504
                           HOUSTON, TEXAS 77252-2504

                             ---------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 13, 2001


                             ---------------------

TO THE SHAREHOLDERS OF
POGO PRODUCING COMPANY:


     Notice is hereby given that a Special Meeting of Shareholders of Pogo Producing Company ("Pogo") will be held in Pogo's principal offices at 5 Greenway Plaza, Suite 2700, Houston, Texas 77046, on Tuesday, March 13, 2001, at 10:00 a.m., CST (Houston time), for the following purposes:


        1. To consider and vote upon a proposal to adopt the agreement and plan of merger dated as of November 19, 2000, among Pogo Producing Company and NORIC Corporation and the shareholders signatory thereto; and

        2. To transact such other business as may properly come before the meeting.


     Shareholders of record at the close of business on February 5, 2001 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. A list of shareholders entitled to vote at the meeting will be available for inspection during normal business hours for ten days before the meeting at Pogo's principal offices and at the time and place of the meeting.


     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to sign, date and return the accompanying proxy as soon as possible.

                                            By Order of the Board of Directors,

                                            /s/ Gerald Morton
                                            GERALD A. MORTON
                                            Corporate Secretary

                               TABLE OF CONTENTS


QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    3
SUMMARY HISTORICAL FINANCIAL INFORMATION....................    6
  Pogo Summary Historical Financial Information.............    6
  North Central Oil Corporation Summary Historical Financial
     Information............................................    7
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
  INFORMATION...............................................    9
SUPPLEMENTAL PRO FORMA CONSOLIDATED FINANCIAL INFORMATION...   15
POGO MARKET PRICE AND DIVIDEND INFORMATION..................   16
RISK FACTORS................................................   17
  Risks Relating to the Merger..............................   17
  The Number of Shares of Pogo Common Stock to Be Issued in
     the Merger Is Not Fixed and May Increase Within a Range
     if Pogo's Stock Price Declines.........................   17
  The Price of Pogo Common Shares May Decline as a Result of
     the Merger.............................................   18
  Pogo May Face Difficulties in Integrating the Operations
     of North Central.......................................   18
  Following the Merger, Pogo May be Considered Highly
     Leveraged..............................................   18
  We Could Face a Substantial Tax Liability From the
     Merger.................................................   18
  Risks Relating to Pogo's Business Following the Merger....   18
  We Are Adversely Affected by Low Oil and Gas Prices.......   18
  We Are Subject to Various Other Operating Risks...........   19
  Operators of Our Properties That We Do Not Operate May Act
     in Ways That Are Not in Our Best Interests.............   19
  If Our Partners Have Liquidity and Cash Flow Problems, We
     May Have Difficulty Financing and Developing Our
     Projects...............................................   19
  We May Not Be Able to Profitably Market and Sell All of
     the Production From Our Concession in Thailand.........   20
  We May Not Be Able to Replace Our Reserves or Generate
     Cash Flow if We Are Unable to Raise the Funds Necessary
     to Meet Our Substantial Capital Requirements...........   20
  Our Gas Sales Agreement in Thailand Requires Us to Sell a
     Portion of Our Thailand Production at a Reduced Price
     if We Do Not Meet Our Minimum Delivery Requirements....   20
  Economic Conditions in Southeast Asia Can Hurt Our Cash
     Flow...................................................   20
  Maintaining Reserves and Revenues in the Future Depends on
     Successful Exploration and Development.................   20
  We Are Subject to Casualty Risks in Our Onshore and
     Offshore Activities....................................   20
  You Should Not Place Undue Reliance on Our Reserve Data
     Because They Are Estimates.............................   21
  Hedging Transactions May Not Completely Mitigate Declines
     in Oil and Gas Prices..................................   21
  We Have Substantial Capital Requirements..................   21
  We Face Significant Competition...........................   22
  We Are Subject to Various Government Regulations and
     Environmental Risks....................................   22
  We Are Subject to Various Legal Limitations...............   22
  We Are Subject to Various Environmental Liabilities.......   22
  Our Foreign Operations Subject Us to Additional Risks.....   22
  We May Not Be Able to Obtain Sufficient Equipment and
     Personnel to Conduct Our Operations....................   23
  Adoption of SFAS 133 May Have a Negative Impact On Us.....   23
FORWARD-LOOKING STATEMENTS..................................   24
CERTAIN DEFINITIONS.........................................   24
THE SPECIAL MEETING.........................................   25
  Time, Place and Purpose of the Special Meeting............   25
  Record Date; Outstanding Shares; Shares Entitled To Vote;
     Quorum Requirement.....................................   25
  Vote Necessary to Approve the Proposal....................   25
  Voting by Proxy...........................................   25
  Revocability of Proxies...................................   26
  Other Voting Matters......................................   26
  Other Business; Adjournments and Postponements............   26

THE MERGER...................................................................................................         27
  Background of the Merger...................................................................................         27
  Pogo's Reasons for the Merger..............................................................................         27
  Recommendation of Pogo's Board of Directors................................................................         29
  Opinion of Pogo's Financial Advisor........................................................................         29
  Financial and Production Forecasts.........................................................................         31
  Comparable Company Trading Analysis........................................................................         31
  Comparable Transaction Analysis............................................................................         32
  Net Asset Value Analysis...................................................................................         33
  Merrill Lynch Financial Advisor Fee........................................................................         33
  Other Relationships........................................................................................         34
  Interests of Pogo Directors and Executive Officers in the Merger...........................................         34
  Dividend Policy............................................................................................         34
  Accounting Treatment of the Merger.........................................................................         34
  Financing of the Merger....................................................................................         34
  Material United States Federal Income Tax Consequences of the Merger.......................................         34
  Regulatory Filings and Approvals Required to Complete the Merger...........................................         34
  Rights of Dissenting Stockholders..........................................................................         35
THE MERGER AGREEMENT.........................................................................................         36
  Merger Structure, Parties and Timing.......................................................................         36
  Merger Consideration.......................................................................................         36
  Representations and Warranties.............................................................................         37
  Additional Agreements and Covenants........................................................................         40
  Stockholder Meetings and Voting............................................................................         41
  No Solicitation of Competing Transactions..................................................................         41
  Employee Matters...........................................................................................         42
  Tax Matters................................................................................................         42
  Conditions to Closing......................................................................................         43
  Indemnification Provisions.................................................................................         44
  Termination Provisions and Termination Fee.................................................................         44
  Standstill and Voting Agreement............................................................................         45
  Registration Rights Agreement..............................................................................         46
THE COMPANIES................................................................................................         47
  About Pogo Producing Company...............................................................................         47
  About NORIC and North Central..............................................................................         47
NORTH CENTRAL MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION...........         53
CONSOLIDATED FINANCIAL STATEMENTS OF NORTH CENTRAL
  Report of Independent Public Accountants...................................................................         58
  Consolidated Statements of Operations......................................................................         59
  Consolidated Balance Sheets................................................................................         60
  Consolidated Statements of Cash Flows......................................................................         62
  Consolidated Statements of Stockholders' Equity............................................................         63
  Notes to Consolidated Financial Statements.................................................................         64
DESCRIPTION OF CAPITAL STOCK.................................................................................         76
WHERE YOU CAN FIND MORE INFORMATION AND INCORPORATION OF DOCUMENTS BY REFERENCE..............................         80
Annex A -- Agreement and Plan of Merger, dated as of November 19, 2000, among Pogo Producing Company, NORIC
           Corporation, and the Shareholders Signatory Thereto, including form of Standstill and Voting
           Agreement and Registration Rights Agreement
Annex B -- Opinion of Merrill Lynch dated November 18, 2000

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY IS POGO PROPOSING THE MERGER?


A: The merger is anticipated to increase Pogo's total proved oil and gas reserves by 57%, increase Pogo's projected annual 2000 production by approximately 35%, complement Pogo's already attractive reserve and production mix with North Central's quality North American natural gas assets, and extend Pogo's current indicated reserve life.



   Please read the more detailed description of our reasons for the merger on pages 27 through 29.


Q: WHAT WILL HAPPEN IN THE MERGER?

A: In the merger, NORIC Corporation will be merged with and into Pogo, and NORIC will cease to exist as a separate company. NORIC stockholders will become new Pogo shareholders, and Pogo shareholders will retain their Pogo shares. North Central will become a wholly owned subsidiary of Pogo.

Q: WILL POGO'S MANAGEMENT, LOCATION OR SHARES
   CHANGE?

A: No. Pogo will be the surviving corporation in the merger and its management and corporate structure will remain unchanged. Pogo will continue to be located in Houston, Texas and its shares will continue to trade on the New York Stock Exchange and the Pacific Exchange under the symbol "PPP."

Q: WHAT WILL NORIC STOCKHOLDERS RECEIVE IN THE
   MERGER?


A: The merger agreement provides that NORIC stockholders will receive approximately $630 million, subject to a purchase price adjustment. The purchase price will be paid in a combination of 50% cash and 50% shares of Pogo common stock in exchange for their NORIC stock. The stock portion of the consideration is valued based on the market price of the Pogo common stock over a 20-day trading period ending five days prior to the closing date of the merger, subject to a minimum of approximately 11.6 million shares of Pogo common stock if the price per share exceeds $27.25 and a maximum of approximately 14.2 million shares if the price per share is less than $22.25. We encourage you to obtain current market price quotations for Pogo common shares.





   The Pogo common shares received in the merger by former NORIC stockholders will be listed on the New York Stock Exchange and the Pacific Exchange under the ticker symbol "PPP." The NORIC stockholders have agreed to restrictions on the voting and trading of their shares, which are described on pages 45 through 46.


Q: WHAT WILL HAPPEN TO MY POGO COMMON SHARES
   IN THE MERGER?

A: Nothing. Each outstanding Pogo common share will remain outstanding and unchanged following the merger.

Q: WILL I CONTINUE TO RECEIVE DIVIDENDS ON MY POGO
   COMMON SHARES AFTER THE MERGER?

A: We expect that Pogo's current dividend policy will not change as a result of the merger.

Q: WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement, including the annexes, please respond by completing, signing and dating your proxy card and returning it in the enclosed postage-paid envelope as soon as possible so that your shares may be represented at the special meeting. In order to assure that we obtain your vote, please return your completed proxy card even if you currently plan to attend the special meeting in person.

Q: HOW DO I VOTE MY SHARES IF MY SHARES ARE HELD
   IN "STREET NAME"?

A: You should contact your broker. Your broker can give you directions on how to direct him to vote your shares. Your broker will not vote your shares unless the broker receives appropriate instructions from you.

Q: WHAT IF I PLAN TO ATTEND THE SPECIAL MEETING IN
   PERSON?

A: To assure the presence of a quorum and to assure that your votes are counted, we recommend that you send in your proxy anyway. If you are a holder of record, you may still attend the meeting and vote in person.

Q: WHAT VOTE DOES THE BOARD OF DIRECTORS
   RECOMMEND?

A: The board of directors unanimously
recommends that you vote FOR adoption of the merger agreement. The approval of the holders of a majority of the outstanding shares of Pogo common stock is a necessary condition to the completion of merger.

Q: CAN I DISSENT AND REQUIRE APPRAISAL OF MY
   SHARES?

A: No. Pogo shareholders are not entitled to dissenters' rights or appraisal rights in connection with the merger.

Q: CAN I CHANGE MY VOTE AFTER I HAVE DELIVERED MY
   PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting in any of the following ways:

    - You can revoke your proxy.

    - You can submit a new proxy.

    - If you are a holder of record, you can attend the special meeting and vote in person.

    If you choose the first or second method, you must submit your notice of revocation or your new proxy to Pogo's corporate secretary before the special meeting. If your shares are held in an account at a brokerage firm, you must contact your brokerage firm to change your vote.

Q: WHEN DO YOU EXPECT THE MERGER TO BE
   COMPLETED?

A: We plan to complete the merger as quickly as possible once all the conditions to the merger, including obtaining shareholder approval at the special meeting, are fulfilled. Fulfilling some of these conditions is not entirely within Pogo's control. We expect to complete the merger during the first quarter of 2001.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES?

A: No. Pogo shareholders will keep their current stock certificates and their shares will remain unchanged.

Q: IF I HAVE MORE QUESTIONS ABOUT THE MERGER,
   WHERE CAN I FIND ANSWERS?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you may contact:

   Pogo Producing Company
    Investor Relations
    5 Greenway Plaza, Suite 2700
    Houston, Texas 77046
    Telephone: (713) 297-5000
    Facsimile: (713) 297-5100


    You can also find out more information about the merger in our filings with the Securities and Exchange Commission. Please see page 80.

                                    SUMMARY


     This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. You should carefully read this entire document and the other documents to which this document refers to fully understand the merger. See "Where You Can Find More Information and Incorporation of Documents by Reference" on page 80.


POGO PRODUCING COMPANY


Pogo Producing Company explores for, acquires, develops and produces oil and natural gas. Headquartered in Houston, Texas, Pogo owns various ownership interests in 97 federal and state Gulf of Mexico lease blocks offshore from Louisiana and Texas. Pogo also owns approximately 340,000 gross leasehold acres in various oil and gas provinces onshore in the United States, including the Permian Basin, South Texas, South Louisiana and the Texas Gulf Coast, and in Canada; approximately 713,000 gross acres in the Gulf of Thailand; approximately 778,000 gross acres in Hungary; and approximately 193,000 gross acres in the United Kingdom and Denmark sectors of the North Sea.


NORIC CORPORATION AND NORTH CENTRAL OIL CORPORATION

NORIC Corporation is the parent company of North Central Oil Corporation. North Central Oil Corporation is an independent oil and gas exploration and production company headquartered in Houston, Texas with properties concentrated in four core areas: South Texas, the Rocky Mountains, South Louisiana and the Texas Gulf Coast.

THE SPECIAL MEETING


The special meeting of shareholders will be held on Tuesday, March 13, 2001, at 10:00 a.m., local time, at Pogo's principal offices at 5 Greenway Plaza, Suite 2700, Houston, Texas. At the special meeting, you will be asked to vote to adopt the merger agreement.


RECORD DATE; VOTE REQUIRED


You can vote at the special meeting if you owned Pogo common shares at the close
of business on February 5, 2001. On that date, there were      shares
outstanding and entitled to vote. You may cast one vote for each share you then owned. Adoption of the merger agreement requires the affirmative vote of the holders of a majority of Pogo's outstanding common shares.


THE BOARD OF DIRECTORS' RECOMMENDATION TO THE SHAREHOLDERS

Pogo's board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement.


OPINION OF POGO'S FINANCIAL ADVISOR (PAGE 29)


Merrill Lynch, Pogo's financial advisor, delivered a written opinion to the board of directors as to the fairness to Pogo, from a financial point of view, of the consideration to be paid by Pogo in the merger. We have attached this opinion, dated November 18, 2000, as Annex B to this document. You should read this opinion completely to understand the procedures followed, assumptions made, matters considered and limitations of the review undertaken.


OVERVIEW OF THE MERGER AGREEMENT (PAGE 36)


The merger agreement is attached as Annex A to this document. Please read the merger agreement carefully. The merger agreement is the legal document that governs the merger.


We propose a merger transaction in which NORIC, the parent company of North Central, will merge with and into Pogo, with Pogo remaining as the surviving corporation. The separate corporate existence of NORIC will cease, and NORIC stockholders will receive a combination of cash and Pogo common shares in exchange for their NORIC shares. As a result of the merger, Pogo will in effect assume North Central's indebtedness.



NORIC Stockholders. The merger agreement provides that NORIC stockholders will receive approximately $630 million, subject to a purchase price adjustment. The purchase price will be paid in a combination of 50% cash and 50% Pogo common stock in exchange for their stock in NORIC. The Pogo common stock portion of the consideration is to be valued over a 20 trading day period ending five days prior to the closing date of the merger, subject to a minimum of approximately
11.6 million shares of Pogo common stock if the per share price of Pogo common stock exceeds $27.25 and a maximum of approximately 14.2 mil-lion shares if the per share price of Pogo common stock is less than $22.25. After the merger, former NORIC stockholders will own between approximately 22% and 27% of the outstanding Pogo common shares. As a result of recent high oil and gas prices and the expectation that they will continue through the effective date of the merger, and based upon our current estimates of North Central's production levels, capital expenditures and other expenses, we currently estimate that the adjustment to the consideration payable to NORIC stockholders could be in the range of $45 million. In this case, the net NORIC indebtedness assumed would be less by a corresponding amount.



Pogo Shareholders. Each Pogo common share will remain issued and outstanding as one Pogo common share. Shareholders of Pogo prior to the merger will own between approximately 73% and 78% of the outstanding Pogo common shares after the merger.


Conditions to Completion of the Merger

(page 43)


The completion of the merger depends on a number of conditions being met or waived. In addition to customary conditions relating to the correctness of each company's representations and warranties made in, and compliance with other obligations under, the merger agreement, these conditions include the following:

- Pogo shareholders and NORIC stockholders must have voted to adopt the merger agreement at their special meetings,

- no legal action brought by a governmental authority seeking to restrain the merger or materially alter the transactions contemplated by the merger agreement may be pending or threatened against Pogo or NORIC,

- Pogo and NORIC must have received legal opinions to the effect that the merger will qualify as a tax-free reorganization, and


- the parties must have executed the standstill and voting agreement and the registration rights agreement. These two agreements are described on pages 45 and 46 and included as a part of Annex A.



Termination of the Merger Agreement (page 44)


The merger agreement may be terminated under limited circumstances, including the following:

- if the merger has not been completed by June 1, 2001, unless the party seeking termination has failed to perform its obligations under the merger agreement and such failure was the cause of or resulted in the failure to complete the merger by that date,

- if NORIC stockholders or Pogo shareholders do not approve the merger agreement, or

- if any governmental entity has issued a final and nonappealable order, or has taken any other final and nonappealable action, prohibiting the merger.


Termination Fees (page 45)


NORIC must pay Pogo a fee of $12.6 million if the merger agreement is terminated due to the failure to obtain NORIC stockholder approval of the merger.

Similarly, Pogo must pay NORIC a fee of $12.6 million if the merger agreement is terminated due to the failure to obtain Pogo shareholder adoption of the merger agreement, including the share issuance.


"No Solicitation" Provisions (page 41)


Subject to limited exceptions, the merger agreement prohibits either party from soliciting a different merger or other competing transaction with a third party.

FINANCING OF THE MERGER


We intend to fund the cash portion of the merger consideration using cash on hand and by drawing on a new $500 million bank credit facility that we will enter into in connection with the merger. The new bank credit facility will also be used to refinance North Central's outstanding bank debt that we will assume at the closing of the merger.


MANAGEMENT AND OPERATIONS AFTER THE MERGER

After the merger, the Pogo board of directors will continue to manage the business of Pogo, which then will include the business of North Central. The company will continue to be called Pogo Producing

Company and will be headquartered in Houston, Texas.

NO APPRAISAL RIGHTS

Under Delaware law, Pogo shareholders are not entitled to appraisal rights in connection with the merger.

ACCOUNTING TREATMENT

The merger will be treated as a purchase for accounting and financial reporting purposes.


FEDERAL INCOME TAX CONSEQUENCES


Because Pogo common shares remain unchanged, the merger will not cause you to recognize any gain or loss for U.S. federal income tax purposes.

REGULATORY APPROVALS

The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 was terminated on December 20, 2000. We are not aware of any other material regulatory approvals that are necessary to complete the merger.

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

POGO SUMMARY HISTORICAL FINANCIAL INFORMATION
     We have derived the summary historical financial information of Pogo set forth below from the information included in Pogo's annual reports on Form 10-K, except for the information for the nine months ended September 30, 1999 and 2000, which we derived from Pogo's unaudited quarterly reports on Form 10-Q filed for the periods ended September 30, 1999 and 2000. We have prepared the interim financial statements without audit and have included all adjustments of a normal and recurring nature which are, in our opinion, necessary for the fair presentation of interim results. However, they are not necessarily indicative of results for the entire year. You should read this financial information in conjunction with the information in those Form 10-K's and Form 10-Q's and in conjunction with the other information incorporated by reference in this document. See "Where You Can Find More Information and Incorporation of Documents by Reference."

SELECTED CONSOLIDATED FINANCIAL DATA OF POGO PRODUCING COMPANY AND SUBSIDIARIES

                                       NINE MONTHS ENDED
                                         SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                      -------------------     --------------------------------------------------------
                                        2000       1999         1999         1998       1997       1996         1995
                                      --------   --------     --------     --------   --------   --------     --------
                                            (EXPRESSED IN THOUSANDS, EXCEPT RATIOS, PER SHARE AND UNIT AMOUNTS)
STATEMENT OF INCOME DATA:
  Total revenues....................  $347,330   $190,012(a)  $275,116(a)  $202,803   $286,300   $203,977     $157,559
  Lease operating expense...........    69,381     48,229       69,936       69,071     63,501     37,628       35,071
  Pipeline operating expense and
    natural gas purchases...........    10,122      3,505        6,481        2,142         --         --           --
  General and administrative
    expense.........................    26,567     20,686       29,865       26,356     21,412     18,028       16,400
  Depreciation, depletion and
    amortization expense............    97,523     74,667      104,266      110,916    103,157     61,857       68,489
  Operating income (loss)...........   121,494     37,025(a)    53,992(a)   (57,220)    78,069     61,108       23,428
  Interest charges..................    25,460     27,414       35,874       24,682     21,886     13,203       11,167
  Net income (loss).................  $ 57,160   $ 14,044     $ 22,134     $(43,098)  $ 37,116   $ 32,760(b)  $  9,230
  Earnings (loss) per share --
    Basic...........................  $   1.42   $   0.35(a)  $   0.55(a)  $  (1.14)  $   1.11   $   0.99(b)  $   0.28
    Diluted.........................  $   1.30   $   0.35(a)  $   0.55(a)  $  (1.14)  $   1.06   $   0.95(b)  $   0.28
  Dividends per share...............  $   0.09   $   0.09     $   0.12     $   0.12   $   0.12   $   0.12     $   0.12
OTHER FINANCIAL DATA:
  EBITDAX(c)........................  $241,260   $117,592     $168,834     $105,234   $201,387   $148,321     $106,088
  Balance sheet data, at end of
    period
    Total assets....................   997,316    905,399      948,193      862,396    676,617    479,242      338,177
    Long-term debt..................   365,000    365,000      375,000      434,947    348,179    246,230      166,249(d)
    Trust preferred securities......   144,856    144,804      144,751           --         --         --           --
    Shareholders' equity............   327,128    260,827      268,512      249,660    146,106    107,282       71,708
PRODUCTION AND RESERVES DATA:
  Production per day
    Crude oil, condensate and NGL
      (barrels).....................    27,615     16,851       18,112       18,197     18,851     14,141       13,784
    Natural gas (Mcf's).............   166,000    133,200      141,600      159,000    181,700    107,700      121,000
  Production for the period in
    equivalent MMcf's...............    90,882     63,962       91,351       97,894    107,611     70,472       74,337
  Reserves, at period end
    Crude oil, condensate and NGL
      (MBbls).......................       N/A        N/A       78,776       67,510     58,164     49,602       45,182
    Natural gas (MMcf's)............       N/A        N/A      374,698      440,169    401,488    360,944      328,061
    Equivalent MMcf's...............       N/A        N/A      847,354      845,229    750,474    658,556      599,153
  Standardized measure of discounted
    future net cash flows relating
    to proved oil and gas
    reserves(e).....................       N/A        N/A     $868,683     $422,721   $349,465   $686,040     $377,145

---------------
(a) Includes $36,597,000 or $0.59 per share related to the gain on the sale of the Lopeno Field.

(b) Net income and earnings per share include an extraordinary loss on early extinguishment of debt of $821,000 or $0.02 per share.

(c) EBITDAX represents income from continuing operations before provision for income taxes, interest expense, depreciation, depletion and amortization, and exploration costs. EBITDAX is presented as a measure of Pogo's debt service ability, and not as an alternative to (i) operating income (as determined in accordance with generally accepted accounting principles) as an indicator of Pogo's operating performance, or (ii) cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. The EBITDAX measure presented may not be comparable to similarly titled measures reported by other companies.

(d)  Debt includes $3,000,000 of current portion of long-term debt.

(e) The standardized measure of discounted future net cash flows from the production of proved reserves is calculated in accordance with SEC guidelines and does not purport to present the fair market value of Pogo's oil and gas reserves.

NORTH CENTRAL OIL CORPORATION SUMMARY HISTORICAL FINANCIAL INFORMATION

     We have derived the summary historical financial information of North Central and its subsidiaries, all non-public entities, set forth below as of September 30, 1999 and 2000 and December 31, 1998 and 1999, for the nine months ended September 30, 1999 and 2000, and for the three years in the period ended December 31, 1999 from the consolidated financial statements of North Central presented elsewhere in this document. Summary historical financial information as of December 31, 1995, 1996 and 1997 and for the years ended December 31, 1995 and 1996 is unaudited and was derived from North Central's accounting records. You should read this information in conjunction with the information in the North Central management's discussion and analysis of financial condition and results of operations and the audited consolidated financial statements of North Central, which are presented elsewhere in this document. The interim financial statements have been prepared by North Central without audit and have included all adjustments of a normal and recurring nature that are, in the opinion of North Central's management, necessary for the fair presentation of interim results. However, they are not necessarily indicative of results for the entire year.

     We are presenting financial statements of North Central rather than financial statements of NORIC, because NORIC has disposed of all the non-oil and gas assets and operations formerly owned and conducted by NORIC and its other subsidiaries. NORIC's assets now consist only of the stock of North Central, which it owns directly and through two non-operating subsidiaries, and cash and cash equivalents generated from the disposition of its non-oil and gas assets. The cash and cash equivalents of NORIC are estimated to be approximately $15 million at the closing and are reflected in the unaudited pro forma condensed consolidated financial statements presented elsewhere in this document.

   SELECTED CONSOLIDATED FINANCIAL DATA OF NORTH CENTRAL OIL CORPORATION AND
                                  SUBSIDIARIES

                                                   NINE MONTHS ENDED
                                                     SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                                                  -------------------   ----------------------------------------------------
                                                    2000       1999       1999       1998       1997       1996       1995
                                                  --------   --------   --------   --------   --------   --------   --------
                                                     (EXPRESSED IN THOUSANDS, EXCEPT RATIOS, PER SHARE AND UNIT AMOUNTS)
STATEMENT OF INCOME DATA:
  Total revenues................................  $ 99,200   $ 58,700   $ 87,900   $ 58,200   $ 57,900   $ 51,400   $ 36,700
  Lease operating expense.......................    19,100     15,500     21,500     16,400     17,700     14,400     12,300
  General, administrative and other expense.....    25,000      5,400     12,200      6,400      5,300      5,200      4,200
  Depreciation, depletion and amortization
    expense.....................................    23,500     22,800     31,300     22,800     14,400     11,100     11,000
  Operating income..............................    27,000     11,300     16,000        800     10,300     15,300      4,400
  Interest charges..............................     7,400      7,000      9,300      4,600      2,800      2,800      2,500
  Net income (loss).............................  $ 12,700   $  2,800   $  4,500   $ (2,400)  $  5,100   $  8,400   $  1,400
OTHER FINANCIAL DATA:
  EBITDAX(a)....................................  $ 55,100   $ 37,800   $ 54,200   $ 35,400   $ 34,900   $ 31,800   $ 20,200
  Balance sheet data, at end of period
    Total assets................................   360,400    290,100    297,400    280,900    126,800    120,000    102,200
    Long-term debt..............................   134,000    126,000    120,000    123,000     35,600     28,300     31,100
    Stockholders' equity........................   126,200    111,800    113,500    109,000     65,200     60,100     51,700
PRODUCTION AND RESERVES DATA:
  Production per day
    Crude oil, condensate and NGL (barrels).....     3,311      3,270      3,442      3,706      3,151      2,996      2,948
    Natural gas (Mcf's).........................    98,447     80,076     83,951     49,247     37,468     31,119     26,999
  Production for the period in equivalent
    MMcf's......................................    32,400     27,200     38,200     26,100     20,600     18,000     16,300
  Reserves, at period end
    Crude oil, condensate and NGL (MBbls).......       N/A        N/A      9,100      9,500     10,300      7,500      7,900
    Natural gas (MMcf's)........................       N/A        N/A    377,700    332,200    185,700    120,100     91,800
    Equivalent MMcf's...........................       N/A        N/A    432,300    389,200    247,500    165,100    139,200
  Standardized measure of discounted future net
    cash flows relating to proved oil and gas
    reserves(b).................................       N/A        N/A   $268,800   $200,100   $138,300   $200,100   $110,300

---------------

(a) EBITDAX represents income from continuing operations before provision for income taxes, interest expense, depreciation, depletion and amortization, and exploration costs. EBITDAX is presented as a measure of North Central's debt service ability, and not as an alternative to (i) operating income (as determined in accordance with generally accepted accounting principles) as an indicator of North Central's operating performance, or (ii) cash flows from operating activities (as determined in accordance with generally accepted accounting principles) as a measure of liquidity. The EBITDAX measure presented may not be comparable to similarly titled measures reported by other companies.

(b) The standardized measure of discounted future net cash flows from the production of proved reserves is calculated in accordance with SEC guidelines and does not purport to present the fair market value of North Central's oil and gas reserves.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


     The following unaudited pro forma condensed consolidated financial statements give effect to the merger of NORIC, the parent company of North Central, with and into Pogo, with Pogo remaining as the surviving corporation. Since NORIC has disposed of all of its non-oil and gas assets and operations other than its investment in North Central and cash and cash equivalents generated from the disposition of the non-oil and gas assets, the following unaudited pro forma condensed consolidated financial statements are based on the historical financial statements for North Central adjusted to reflect an estimated $15,000,000 of cash and cash equivalents of NORIC.



     The aggregate merger consideration, including assumption of North Central's debt, is approximately $750 million. The merger agreement provides for consideration to NORIC stockholders of approximately $630 million, subject to a purchase price adjustment, in a combination of 50% cash and 50% Pogo common stock. The stock portion is determined based on the market price of Pogo common stock over a 20-trading day period ending five days prior to the effective time of the merger, subject to a minimum of approximately 11.6 million shares of Pogo common stock if the price per share exceeds $27.25 and a maximum of approximately 14.2 million shares if the price per share is less than $22.25. Adding the approximately $120 million of North Central's net debt that was assumed would exist at the closing results in the $750 million total consideration.



     The merger agreement also provides for purchase price adjustments based on variations from the assumptions made when the merger agreement was signed regarding the amount of indebtedness of NORIC and its subsidiaries, less the cash position of NORIC and its subsidiaries other than North Central, outstanding at the effective time. Generally, the adjustment provision is expected to result in adjustments to the merger consideration to the extent NORIC's cash position at the effective time of the merger differs from approximately $15,000,000 or if North Central's indebtedness differs from approximately $135,000,000. Any adjustments pursuant to this provision will generally be applied to the cash and stock portions of the merger consideration on a 50/50 basis. Adjustments to the stock portion of the consideration will be made after the number of shares is calculated subject to the 11.6 million share minimum and 14.2 million share maximum described above, so that the number of shares issued after taking into account the adjustment could be less than the minimum or exceed the maximum. We currently expect that former NORIC stockholders will own between 22% and 27% of Pogo's outstanding common stock after the closing.



     The unaudited pro forma condensed consolidated statements of income present the combined results of operations of Pogo and North Central as if the proposed merger had occurred on January 1, 1999. The unaudited pro forma condensed consolidated balance sheet presents the combined financial position of Pogo and North Central (including NORIC cash and cash equivalents) as if the proposed merger had occurred as of September 30, 2000.


     The accompanying unaudited pro forma condensed consolidated financial statements reflect the acquisition of NORIC by Pogo under the purchase method of accounting. The final determination of the purchase price adjustments, including the allocation of the purchase price to the assets acquired and liabilities assumed based on their respective fair values, has not yet been made. Accordingly, the purchase accounting adjustments made in connection with the development of the unaudited pro forma condensed consolidated financial statements are preliminary and have been made solely for purposes of developing the pro forma financial information.

     The unaudited pro forma condensed consolidated financial statements are presented for illustration purposes only, and do not necessarily indicate the operating results or financial position that would have occurred if the merger had been completed as of September 30, 2000 or January 1, 1999. The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of future operating results or of the financial position of the combined enterprise.

     These unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements, including the notes thereto, of Pogo and North Central incorporated by reference or included elsewhere in this proxy statement. The unaudited condensed consolidated financial statements do not reflect any cost savings or other synergies anticipated as a result of the merger, nor do they reflect any future merger-related expenses.

                    POGO PRODUCING COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2000
               (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               NORTH     PRO FORMA      PRO FORMA
                                                     POGO     CENTRAL   ADJUSTMENTS     COMBINED
                                                   --------   -------   -----------     ---------
Revenues:
  Oil and gas sales..............................  $337,479   $98,600    $   (200)(a)   $435,879
  Pipeline sales and other.......................     9,865       300                     10,165
  Gains (losses) on sales........................       (14)       --                        (14)
                                                   --------   -------    --------       --------
          Total..................................   347,330    98,900        (200)       446,030
                                                   --------   -------    --------       --------
Operating Costs and Expenses:
Lease operating..................................    69,381    19,100                     88,481
Pipeline operating and natural gas purchases.....    10,122        --                     10,122
General and administrative.......................    26,567    25,000     (21,000)(b)     30,567
Exploration......................................     8,481     1,000                      9,481
Dry hole and impairment..........................    13,762     3,600                     17,362
                                                                          (23,500)(c)
Depreciation, depletion and amortization.........    97,523    23,500      45,400(d)     142,923
                                                   --------   -------    --------       --------
          Total..................................   225,836    72,200         900        298,936
                                                   --------   -------    --------       --------
Operating Income (Loss)..........................   121,494    26,700      (1,100)       147,094
Interest:
  Charges........................................   (25,460)   (7,400)    (14,200)(e)    (47,060)
  Income.........................................     1,253       300                      1,553
  Capitalized....................................    15,160        --                     15,160
Minority Interest................................    (7,468)       --                     (7,468)
Foreign Currency Transaction Loss................    (2,051)       --                     (2,051)
                                                   --------   -------    --------       --------
Income (Loss) Before Taxes.......................   102,928    19,600     (15,300)       107,228
Income Tax Benefit (Expense).....................   (45,768)   (6,900)      5,355(f)     (47,313)
                                                   --------   -------    --------       --------
Net Income (Loss)................................  $ 57,160   $12,700    $ (9,945)      $ 59,915
                                                   ========   =======    ========       ========
EARNINGS PER COMMON SHARE
Basic............................................  $   1.42                             $   1.15(l)
Diluted..........................................  $   1.30                             $   1.03(l)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
  POTENTIAL COMMON SHARES OUTSTANDING:
Basic............................................    40,359                11,560(l)      51,919
Diluted..........................................    50,016                11,560(l)      61,576


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                    POGO PRODUCING COMPANY AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1999
               (EXPRESSED IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           NORTH     PRO FORMA      PRO FORMA
                                                 POGO     CENTRAL   ADJUSTMENTS     COMBINED
                                               --------   -------   -----------     ---------
Revenues:
  Oil and gas sales..........................  $230,499   $88,000    $     500(a)   $318,999
  Pipeline sales and other...................     7,159       500                      7,659
  Gains (losses) on sales....................    37,458      (900)                    36,558
                                               --------   -------    ---------      --------
          Total..............................   275,116    87,600          500       363,216
                                               --------   -------    ---------      --------
Operating Costs and Expenses:
  Lease operating............................    69,936    21,500                     91,436
  Pipeline operating and natural gas
     purchases...............................     6,481        --                      6,481
  General and administrative.................    29,865    12,200       (7,000)(b)    35,065
  Exploration................................     5,982     2,800                      8,782
  Dry hole and impairment....................     4,594     4,100                      8,694
                                                                       (31,300)(c)
  Depreciation, depletion and amortization...   104,266    31,300       71,800(d)    176,066
                                               --------   -------    ---------      --------
          Total..............................   221,124    71,900       33,500       326,524
                                               --------   -------    ---------      --------
Operating Income (Loss)......................    53,992    15,700      (33,000)       36,692
Interest:
  Charges....................................   (35,874)   (9,300)     (18,900)(e)   (64,074)
  Income.....................................     1,208       300                      1,508
  Capitalized................................    17,733        --                     17,733
Minority Interest............................    (5,914)       --                     (5,914)
Foreign Currency Transaction Gain............       572        --                        572
                                               --------   -------    ---------      --------
Income (Loss) Before Taxes...................    31,717     6,700      (51,900)      (13,483)
Income Tax Benefit (Expense).................    (9,583)   (2,200)      18,165(f)      6,382
                                               --------   -------    ---------      --------
Net Income (Loss)............................  $ 22,134   $ 4,500    $ (33,735)     $ (7,101)
                                               ========   =======    =========      ========
EARNINGS (LOSS) PER COMMON SHARE
Basic........................................  $   0.55                             $  (0.14)(l)
Diluted......................................  $   0.55                             $  (0.14)(l)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES AND
  POTENTIAL COMMON SHARES OUTSTANDING:
Basic........................................    40,178                 11,560(l)     51,738
Diluted......................................    40,390                 11,560(l)     51,950


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                    POGO PRODUCING COMPANY AND SUBSIDIARIES

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF SEPTEMBER 30, 2000
                            (EXPRESSED IN THOUSANDS)


                                                          NORTH      PRO FORMA         PRO FORMA
                                             POGO        CENTRAL    ADJUSTMENTS        COMBINED
                                          -----------   ---------   -----------       -----------
CURRENT ASSETS:
  Cash and cash equivalents.............  $    68,292   $  11,400    $  15,000(i)     $    31,692
                                                                       (63,000)(j)
  Other current assets..................      110,405      23,800                         134,205
                                          -----------   ---------    ---------        -----------
          Total current assets..........      178,697      35,200      (48,000)           165,897
                                          -----------   ---------    ---------        -----------
PROPERTY AND EQUIPMENT (AT COST):
  Oil and gas properties (successful
     efforts                                                           798,300(l)
     method)............................    1,864,711     421,700     (135,800)(k)      2,948,911
  Pipelines and other fixed assets......       20,735       5,500                          26,235
                                          -----------   ---------    ---------        -----------
                                            1,885,446     427,200      662,500          2,975,146
  Less -- Accumulated depreciation,
     depletion, and amortization........   (1,107,110)   (135,800)     135,800(k)      (1,107,110)
                                          -----------   ---------    ---------        -----------
                                              778,336     291,400      798,300          1,868,036
                                          -----------   ---------    ---------        -----------
OTHER ASSETS:
  Deferred charges -- commodity
     hedges.............................           --      30,100      (30,100)(g)             --
  Gas imbalance receivable..............           --       2,200       (2,200)(a)             --
  Other noncurrent assets...............       40,283       1,500                          41,783
                                          -----------   ---------    ---------        -----------
                                               40,283      33,800      (32,300)            41,783
                                          -----------   ---------    ---------        -----------
                                          $   997,316   $ 360,400    $ 718,000        $ 2,075,716
                                          ===========   =========    =========        ===========

CURRENT LIABILITIES.....................  $    67,117   $  36,400                     $   103,517
OTHER LIABILITIES:
                                                                     $ (63,000)(j)
  Long-term debt........................      365,000     134,000      332,600(l)         768,600
  Deferred federal income taxes.........       79,955      28,000      291,579(l)         399,534
  Deferred compensation.................           --      32,000      (32,000)(b)             --
  Deferred income -- interest rate
     hedges.............................           --       2,500       (2,500)(g)             --
  Other noncurrent liabilities..........       13,260       1,300         (600)(h)         13,960
                                          -----------   ---------    ---------        -----------
                                              525,332     234,200      526,079          1,285,611
                                          -----------   ---------    ---------        -----------
MINORITY INTEREST.......................      144,856          --           --            144,856
                                          -----------   ---------    ---------        -----------
SHAREHOLDERS' EQUITY....................      327,128     126,200      191,921(l)         645,249
                                          -----------   ---------    ---------        -----------
                                          $   997,316   $ 360,400    $ 718,000        $ 2,075,716
                                          ===========   =========    =========        ===========


   See accompanying notes to unaudited pro forma condensed combined financial statements.

                    POGO PRODUCING COMPANY AND SUBSIDIARIES

              NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS


a. To conform North Central's method of accounting for natural gas production imbalances to be consistent with Pogo's method. Pogo follows the sales method of accounting for production imbalances whereby Pogo recognizes revenues on production it has taken and delivered to its purchasers notwithstanding its ownership percentage. North Central has historically followed the entitlements method whereby North Central recognized revenue for its share of production whether or not the gas is actually taken by North Central's purchasers.



b. To eliminate the North Central deferred compensation liability and related expense pursuant to the terms of the merger agreement. The merger agreement requires that the obligation related to North Central's phantom share plan be settled immediately prior to the merger. Pogo will not offer benefits to employees of North Central after the merger which are comparable to, or which would replace, the phantom share plan.


c. To record the reversal of North Central's historical depreciation, depletion and amortization expense.

d. To record depreciation, depletion and amortization expense based on the estimated fair value of North Central's properties and equipment.


e. To record interest expense on the acquisition debt to be funded using Pogo's revolving bank credit agreement at Pogo's current interest rate of 7%. A 1/8% increase or decrease in the interest rate would change interest expense $200,000 for the nine months ended September 30, 2000, and $300,000 for the year ended December 31, 1999.



f. To record income tax effect on the pro forma adjustments based on the 35% statutory income tax rates.



g. To reflect the elimination of North Central's deferred realized loss from commodity hedging activities and deferred realized gain from interest rate hedging activities in connection with the purchase price allocation in accordance with the purchase method of accounting. See footnote (l).



h. To adjust North Central's accrued retirement obligation to estimated fair value in accordance with the purchase method of accounting. See footnote
     (l).



i. To reflect the estimated $15,000,000 in cash and cash equivalents of NORIC that will be acquired in the merger. See footnote (l).



j. To reduce Pogo cash and acquisition debt for the amount of Pogo cash on hand used to satisfy a portion of the cash consideration in the merger. See footnote (l).



k. To reverse historical North Central accumulated depreciation, depletion and amortization in connection with the purchase price allocation in accordance with the purchase method of accounting. See footnote (l).

l. To record purchase accounting adjustments related to the allocation of the purchase price of the acquisition of NORIC, including estimated merger costs, to assets acquired and liabilities assumed in accordance with the purchase method of accounting.



     The following is a computation of the total merger consideration assumed to be paid by Pogo (expressed in thousands).



TOTAL MERGER CONSIDERATION:
Fair value of common stock to be issued.....................   $   318,121
Cash consideration paid to NORIC shareholders...............       315,000
                                                               -----------
Total consideration to NORIC shareholders...................       633,121
Add: North Central long-term debt...........................       134,000
Less: NORIC cash and cash equivalents.......................       (15,000)
                                                               -----------
Total Merger Consideration..................................   $   752,121
                                                               ===========



     The following is a calculation of the fair value of Pogo common stock to be issued to NORIC shareholders (expressed in thousands, except per share amounts).



     FAIR VALUE OF COMMON STOCK:



Number of shares of common stock to be issued (determined in accordance with the merger agreement and assuming no
  purchase price adjustment)................................    11,559,633
Pogo's common stock price (the average of the closing prices
  for January 24-26, 2001)..................................   $     27.52
                                                               -----------
Fair value of common stock to be issued.....................   $   318,121
                                                               ===========



     The following is an allocation of the purchase price to assets acquired, and liabilities incurred and assumed, based on their estimated fair values (expressed in thousands).



ALLOCATION OF PURCHASE PRICE:
NORIC cash and cash equivalents.............................   $    15,000
Other current assets........................................        35,200
Properties and equipment....................................     1,089,700
Other noncurrent assets.....................................         1,500
Current liabilities.........................................       (36,400)
North Central long-term debt................................      (134,000)
Additional acquisition indebtedness (including $17,600 of
  estimated merger related costs)...........................      (332,600)
Deferred income taxes.......................................      (319,579)
Other non-current liabilities...............................          (700)
                                                               -----------
Shareholders' equity........................................   $  (318,121)
                                                               ===========





     The purchase accounting adjustments, including allocation, are subject to changes in:



     - the number of actual shares issued. The minimum number of shares allowed by the merger agreement (11,559,633 shares) have been assumed issued for purposes of this pro forma presentation. If the maximum number of shares allowed by the merger agreement (14,157,303 shares) were issued, the resulting Basic and Diluted EPS amounts would be reduced to $1.10 and $0.98, respectively for the nine months ended September 30, 2000. Basic and Diluted EPS would each be (0.13) for the year ended December 31, 1999;



     - the final determination of the Pogo share price on the effective date. The average of the closing prices for January 24-26, 2001, has been used to value the shares assumed to be issued;


     - the final determination of the purchase price adjustment, if any, on the effective date;

     - the fair value of North Central's working capital and other assets and liabilities on the effective date; and

     - the actual merger costs incurred.


     These items will not be known until after the effective date of the merger and may cause the actual purchase accounting adjustments to differ, possibly materially, from this presentation. The pro forma presentation assumes, among other things, that long-term debt less the NORIC cash and cash equivalents equals approximately $120 million, in accordance with estimates made when the merger agreement was signed. Variations from this assumption result in adjustments to merger consideration paid to NORIC stockholders on a dollar-for-dollar basis, half in cash and half in stock. The stock portion of the adjustment is calculated using the same 20 trading day period used to calculate the stock price for the rest of the stock consideration. For example, assuming that on the effective date of the merger, the net long-term debt of North Central (long-term debt less NORIC cash) assumed by Pogo is only $75 million, the purchase price adjustment would be $45 million. Assuming that the average per share stock trading price at the closing was $28.31 (the price calculated in accordance with the merger agreement assuming the closing occurred on January 26, 2001), the additional cash consideration paid to NORIC stockholders would be $22.5 million and Pogo would issue approximately 795,000 shares of additional common stock. Variations in the total consideration paid to the NORIC stockholders necessitated by the purchase price adjustment will be depicted in the allocation as an increase or decrease, as applicable, in equity and debt.



           SUPPLEMENTAL PRO FORMA CONSOLIDATED FINANCIAL INFORMATION


     Certain items related to the historical operations of North Central will be non-recurring and should be considered in an evaluation of the proposed merger and its affect on future operations of the combined company. The following information discusses those items in detail and their financial impact on the Income (Loss) Before Taxes of the pro forma results of the combined company.


                                                                 NINE MONTHS
                                                                    ENDED             YEAR ENDED
                                                              SEPTEMBER 30, 2000   DECEMBER 31, 1999
                                                              ------------------   -----------------
                                                                          (IN THOUSANDS)
- Hedging Losses and Gains -- The historical financial
  statements of North Central include hedging losses and
  gains which will not have a continuing effect subsequent
  to the merger. In contemplation of the sale of the
  company, North Central's management made a decision to
  terminate all commodity and interest rate hedging
  contracts. Had the contracts not been in existence on
  January 1, 1999, the assumed date of the merger for pro
  forma purposes, Income (Loss) Before Taxes would have
  increased (decreased) by:
     Commodity hedges.......................................       $15,500              $1,500
     Interest rate hedges...................................       $  (300)             $  300
- Cost Savings -- Pogo anticipates future administrative
  cost savings from elimination of duplicative activities
  and the combination of Pogo's and North Central's
  workforces................................................       $ 2,000              $3,000

                   POGO MARKET PRICE AND DIVIDEND INFORMATION

     The following table shows the high and low sales prices for Pogo common shares for the periods shown in the table. It also shows the per share cash dividends declared in those periods by Pogo.


                                                                                  CASH
                                                                                DIVIDENDS
CALENDAR YEAR                                                  HIGH     LOW     DECLARED
-------------                                                 ------   ------   ---------
1998
  First quarter.............................................  $34      $26 1/2    $.03
  Second quarter............................................   34 11/16  21 1/2    .03
  Third quarter.............................................   25 7/8   11 5/8     .03
  Fourth quarter............................................   17 1/8    9 13/16    .03
1999
  First quarter.............................................  $14 1/2  $ 8 15/16   $.03
  Second quarter............................................   21 3/8   11 15/16    .03
  Third quarter.............................................   23 7/16  18 1/8     .03
  Fourth quarter............................................   21       15 5/8     .03
2000
  First quarter.............................................  $28 3/4  $18 3/8    $.03
  Second quarter............................................   29 3/4   21 1/8     .03
  Third quarter.............................................   29 7/16  18         .03
  Fourth quarter............................................   33 3/16  22 1/2     .03
2001
  First quarter (through January 26, 2001)..................  $32 3/8  $25



     On November 17, 2000, the last full trading day before Pogo announced the proposed merger, Pogo common shares closed at $24.9375 or 24 15/16 per share. On January 26, 2001, the latest date available before we printed this document, Pogo common shares closed at $27.25 per share. WE ENCOURAGE YOU TO OBTAIN CURRENT MARKET PRICE QUOTATIONS FOR POGO COMMON SHARES.


     Pogo will file applications with the New York Stock Exchange and the Pacific Exchange to list the Pogo common shares that NORIC stockholders will receive in the merger when they are free to trade.

     Following completion of the merger, Pogo common shares will continue to trade on the New York Stock Exchange and the Pacific Exchange under the symbol "PPP."

                                  RISK FACTORS

     In addition to the other information contained in this document and the documents incorporated by reference, you should carefully consider the following risk factors before you decide how to vote on the proposed transaction.

RISKS RELATING TO THE MERGER

THE NUMBER OF SHARES OF POGO COMMON STOCK TO BE ISSUED IN THE MERGER IS NOT FIXED AND MAY INCREASE WITHIN A RANGE IF POGO'S STOCK PRICE DECLINES


     The number of Pogo shares issuable to NORIC stockholders in the merger will be calculated so as to yield a fixed dollar value, subject to the purchase price adjustment described below. The actual number of shares issued at the closing will depend on the market price of Pogo common stock averaged over a 20 trading day period ending five days prior to the effective date of the merger, subject to a maximum of approximately 14.2 million shares and a minimum of approximately
11.6 million shares. The effect of providing that at least 11.6 million shares will be issued is that, if the average market price of Pogo shares exceeds $27.25 over that 20 day trading period, then the total consideration paid for NORIC could have a value greater than $630 million on the closing date. Neither party may terminate the merger agreement solely because of a change in Pogo's share price. Variations in the market price of the stock may be the result of:


     - general market and economic conditions, including changes in the market price of crude oil and natural gas,

     - changes in the business or results of operations of Pogo,

     - the prospects for the post-merger operations of Pogo, including the operations of North Central,

     - the timing of the merger,

     - regulatory considerations, and

     - other factors beyond the control of Pogo or NORIC.

     We encourage you to obtain current market quotations for Pogo common shares.


     Although the implied purchase price we are paying for North Central is approximately $750 million (including $630 million to be paid to NORIC stockholders and the assumption of a net $120 million in indebtedness), the merger agreement also provides for adjustments to the merger consideration paid to NORIC stockholders if, on the merger date, the indebtedness of NORIC and its subsidiaries, the cash position of NORIC and its subsidiaries other than North Central, and specified other items varies from the assumptions made at the time the merger agreement was signed in November. As a result of recent high gas prices and the expectation that they will continue through the effective date of the merger, and based upon current estimates of North Central's production levels, capital expenditures and other expenses, we currently believe that there is a good probability that we will assume less debt than we had anticipated in November. This also means that the merger consideration paid to NORIC stockholders will be adjusted upward and that this adjustment could be substantial. Our current estimates are that the purchase price adjustment could be in the range of $45 million. The purchase price adjustment is made half in cash and half in stock. The stock portion of the adjustment is calculated using the same 20 trading day period used to calculate the stock price for the rest of the stock consideration and could cause the number of shares issued to be less than the minimum or exceed the maximum described above. Assuming that on the effective date of the merger, the net long-term debt of North Central (long-term debt less NORIC cash) that we assume is only $75 million, the purchase price adjustment would be $45 million. Assuming that the average per share stock trading price at the closing was $28.31 (the price calculated in accordance with the merger agreement assuming the closing occurred on January 26, 2001), the additional cash consideration paid to NORIC stockholders would be $22.5 million and we would issue approximately 795,000 additional shares of stock.

THE PRICE OF POGO COMMON SHARES MAY DECLINE AS A RESULT OF THE MERGER

     Assuming the merger is approved by Pogo's shareholders and is completed, the number of issued and outstanding Pogo common shares will increase by as much as 35%. As a result of the issuance of this large number of additional shares, the market price of Pogo common stock may experience additional volatility or may decline regardless of the financial performance of Pogo. In addition, beginning six months after the merger is effective, former NORIC stockholders will have the right to sell shares of Pogo common stock they acquire in the merger, subject to the terms of the Registration Rights Agreement described and included elsewhere in this document. Those sales, or the anticipation that sales may occur, could depress the market price of Pogo common stock.

POGO MAY FACE DIFFICULTIES IN INTEGRATING THE OPERATIONS OF NORTH CENTRAL

     North Central and Pogo have previously operated separately. Pogo's management team does not have experience with North Central's operations. Pogo may not be able to integrate the operations of North Central without a loss of key employees, agents, joint venturers, customers or suppliers, a loss of revenues, an increase in operating or other costs or other difficulties. In addition, Pogo may not be able to realize any of the operating efficiencies, synergies or other benefits expected from the merger. Any costs or delays incurred in connection with integrating the operations of North Central could have an adverse effect on Pogo's business, results of operations or financial condition. In addition, following the merger, the combined company may experience the difficulties associated with being a larger entity, including increased difficulties of coordination, difficulties relating to increased size and scale, difficulties relating to access to capital markets to obtain permanent financing, and difficulties relating to Pogo's lack of recent experience in exploring for oil and gas in the Rocky Mountain region.

FOLLOWING THE MERGER, POGO MAY BE CONSIDERED HIGHLY LEVERAGED


     Assuming the merger had been completed on September 30, 2000, on a pro forma basis our total debt and trust preferred securities would have been $913,456,000 and shareholder's equity would have been $645,249,000. We believe that our cash flow from operations, together with funds available under our bank credit agreement and other additional sources of liquidity, including additional debt and equity security offerings and the proceeds from asset sales, will be adequate to meet our anticipated requirements for capital expenditures, interest payments and scheduled principal payments. However, our ability to meet our debt service obligations will be dependent upon our future performance. Our future performance, in turn, will be subject to general economic conditions, including volatile oil and natural gas commodity prices, and to financial, business and other factors affecting our operations, many of which are beyond our control.


WE COULD FACE A SUBSTANTIAL TAX LIABILITY FROM THE MERGER

     The merger agreement includes a condition that we receive an opinion of our counsel that neither we nor NORIC will recognize taxable gain or loss as a result of the merger. The opinion will rely upon representations that at least 40% of the total consideration paid for the NORIC shares will consist of our common stock. However, this opinion of counsel will not be binding upon the Internal Revenue Service or a court and either of them could reach a contrary conclusion, resulting in a taxable gain to NORIC and a substantial tax liability for us.

RISKS RELATING TO POGO'S BUSINESS FOLLOWING THE MERGER

WE ARE ADVERSELY AFFECTED BY LOW OIL AND GAS PRICES

     Oil and natural gas market prices have historically been seasonal, cyclical and volatile. They depend on many factors that we cannot control such as weather and economic, political and regulatory conditions. The average prices we are currently receiving for our production are near or at historic highs. A future drop in oil and gas prices could have a serious adverse effect on our cash flow and profitability. Sustained periods of low prices could have a serious adverse effect on our operations and financial condition. This could also result in a reduction in funds available under our bank credit agreement.

WE ARE SUBJECT TO VARIOUS OTHER OPERATING RISKS

     Numerous risks affect our drilling activities, including the risk of drilling non-productive wells or dry holes. The cost of drilling, completing and operating wells and of installing production facilities and pipelines is often uncertain. Also, our drilling operations could diminish or cease because of any of the following:

     - title problems,

     - weather conditions,

     - noncompliance with governmental requirements, or

     - shortages or delays in the delivery or availability of equipment or fabrication yards.

Moreover, effective marketing of our natural gas production depends on a number of factors, such as the following:

     - existing market supply of and demand for natural gas,

     - the proximity of our reserves to pipelines,

     - the available capacity of such pipelines, and

     - government regulations.

The marketing of oil and gas production similarly depends on the availability of pipelines and other transportation, processing and refining facilities, and the existence of adequate markets. As a result, even if hydrocarbons are discovered in commercial quantities, a substantial period of time may elapse before commercial production commences. If pipeline facilities in an area are insufficient, we may have to wait for the construction or expansion of pipeline capacity before we can market production from that area.

OPERATORS OF OUR PROPERTIES THAT WE DO NOT OPERATE MAY ACT IN WAYS THAT ARE NOT IN OUR BEST INTERESTS

     We do not operate a significant percentage of our oil and gas properties. We have limited influence over operations on some of those properties. Our limited influence on non-operated properties could result in the following:

     - the operator may initiate exploration or development projects on a different schedule than we prefer,

     - the operator may propose to drill more wells or build more facilities on a project than we have funds for, which may mean that we cannot participate in those projects or share in a substantial share of the revenues from those projects, and

     - if the operator refuses to initiate an exploration or development project, we may not be able to pursue the project.

Any of these events could significantly affect our anticipated exploration and development activities and the economic value of those properties to us.

IF OUR PARTNERS HAVE LIQUIDITY AND CASH FLOW PROBLEMS, WE MAY HAVE DIFFICULTY FINANCING AND DEVELOPING OUR PROJECTS

     If oil and gas prices decline significantly, some of our partners, particularly the smaller ones, may experience liquidity and cash flow problems. These problems may lead to their attempting to delay or slow down the pace of drilling or project development to a point that we believe is detrimental to the project. In most cases, we have the ability to influence the pace of capital expenditures and field development through our joint operating agreements. In addition, some partners may be unwilling or unable to pay their share of the costs of projects as they become due. At worst, a partner may declare bankruptcy and refuse or be unable to pay its share of the costs of a project. We could then be required to pay that partner's share of the project costs.

WE MAY NOT BE ABLE TO PROFITABLY MARKET AND SELL ALL OF THE PRODUCTION FROM OUR CONCESSION IN THAILAND

     We may not be able to successfully and profitably process, transport and market all the oil and gas we find and produce on our concession in the Gulf of Thailand. Currently, the only buyer for the natural gas we produce is the Petroleum Authority of Thailand, which maintains a monopoly over gas transmission and distribution in Thailand. Our current gas contract with the Petroleum Authority limits us to delivering approximately 145 million cubic feet of gas per day. Due to an abundance of natural gas under contract to the Petroleum Authority, the Petroleum Authority has generally not taken significantly more than its contractual minimum. In addition, because much of the oil we produce from our Thailand concession is associated with natural gas, limits on natural gas production could also limit our ability to produce oil from our Thailand concession.

WE MAY NOT BE ABLE TO REPLACE OUR RESERVES OR GENERATE CASH FLOW IF WE ARE UNABLE TO RAISE THE FUNDS NECESSARY TO MEET OUR SUBSTANTIAL CAPITAL REQUIREMENTS

     We require substantial capital to replace our reserves and generate sufficient cash flow to meet our financial obligations. If we cannot generate sufficient cash flow from operations or raise funds externally in the amounts and at the times needed, we may not be able to replace our reserves or meet our financial obligations.

OUR GAS SALES AGREEMENT IN THAILAND REQUIRES US TO SELL A PORTION OF OUR THAILAND PRODUCTION AT A REDUCED PRICE IF WE DO NOT MEET OUR MINIMUM DELIVERY REQUIREMENTS

     We are currently receiving the full contract price on our current production in Thailand. However, if we and our partners fail to deliver the minimum quantities under the gas sales agreement, the Petroleum Authority has the right to reduce the purchase price on an equivalent amount of subsequent deliveries to 75% of the contract price.

ECONOMIC CONDITIONS IN SOUTHEAST ASIA CAN HURT OUR CASH FLOW

     During 1997 and 1998, Southeast Asia in general, and the Kingdom of Thailand in particular, experienced severe economic difficulties. These problems included sharply reduced economic activity, illiquidity, highly volatile foreign currency exchange rates and unstable stock markets. Although Southeast Asian markets have recovered somewhat, they remain below their recent historic highs. Economic difficulties in Thailand and the volatility of the Thai Baht, Thailand's currency, against the U.S. dollar will continue to have a material impact on our Thailand operations and the prices we receive for our oil and gas production there.

MAINTAINING RESERVES AND REVENUES IN THE FUTURE DEPENDS ON SUCCESSFUL EXPLORATION AND DEVELOPMENT

     We must continually acquire or explore for and develop new oil and natural gas reserves to replace those produced and sold. Our hydrocarbon reserves and revenues will decline if we are not successful in our drilling, acquisition or exploration activities. Although we have historically maintained our reserves base primarily through successful exploration and development operations, we cannot assure you that our future efforts will be similarly successful.

WE ARE SUBJECT TO CASUALTY RISKS IN OUR ONSHORE AND OFFSHORE ACTIVITIES

     Our operations are subject to inherent casualty risks such as blowouts, fires, explosions and marine hazards. If they occur, these events could result in substantial financial losses due to personal injury, property damage, environmental discharge or suspension of operations. Because we are a relatively small oil and gas company, the impact on us of one of these events could be significant. Although we purchase customary insurance, we are not fully insured against all risks incident to our business.

YOU SHOULD NOT PLACE UNDUE RELIANCE ON OUR RESERVE DATA BECAUSE THEY ARE
ESTIMATES

     No one can measure underground accumulations of oil and gas in an exact way. Projecting future production rates and the timing of development expenditures is also an uncertain process. Accuracy of reserve estimates depends on the quality of available data and on economic, engineering and geological interpretation and judgment. As a result, our reserve estimates often differ from the quantities of oil and gas we ultimately recover. While North Central's proved reserves were reviewed by Miller and Lents, Ltd., estimates of Miller and Lents or other engineers might differ materially from those of our independent reserve engineers, Ryder Scott Company Petroleum Engineers. Ryder Scott may make material changes to Miller and Lents' estimates of North Central's proved reserves and to our proved reserve estimates based on changes in oil and gas prices; new technology; and the results of actual drilling, testing and production. To estimate economically recoverable reserves, we also make various assumptions regarding future oil and gas prices, production levels, and operating and development costs that may prove incorrect. Any significant variance from those assumptions could greatly affect our estimates of economically recoverable reserves and future net revenues.

HEDGING TRANSACTIONS MAY NOT COMPLETELY MITIGATE DECLINES IN OIL AND GAS PRICES

     We cannot predict future oil and gas prices with certainty. Accordingly, at times, we enter into contracts to hedge against future market price changes on a portion of our production. Historically, we have not entered into hedging transactions exceeding 50 percent of our total oil and gas production on an energy equivalent basis for any given period. As of December 31, 2000, we had purchased options to sell 70 million cubic feet of natural gas production per day for the period from April 2001 through December 2002. These contracts give us the right, but not the obligation, to sell natural gas at a sales price of $4.25 per MMBtu for the period from April 2001 through March 2002 and $4.00 per MMBtu for the period from April 2002 through December 2002. These contracts are designed to guarantee us a minimum "floor" price for the contracted volumes of production without limiting our participation in price increases during the covered period. Pogo paid approximately $24 million in cash to enter into these option contracts.

WE HAVE SUBSTANTIAL CAPITAL REQUIREMENTS

     We anticipate substantial capital requirements. Our ongoing capital requirements consist primarily of the following items:

     - funding our 2001 capital and exploration budget,

     - other allocations for acquisition, development, production, exploration and abandonment of oil and gas reserves, and

     - future dividend payments.

Our 2000 capital and exploration budget was established by our board of directors at $200 million (excluding purchased reserves and interest capitalized). Our 2001 capital and exploration budget has not yet been established by our board of directors but we anticipate that it will be substantially more than $200 million.

     We plan to finance anticipated ongoing expenses and capital requirements with funds generated from the following sources:

     - available cash and cash investments,

     - cash provided by operating activities,

     - funds available under our new bank credit agreement entered into in connection with the merger,

     - our uncommitted bank line of credit and banker's acceptances,

     - capital we believe we can raise through debt and equity offerings, and/or

     - asset sales.

We believe the funds provided by these sources will be sufficient to meet our 2001 cash requirements, including expenses related to the merger and the cash payments to NORIC stockholders. However, the uncertainties and risks associated with future performance and revenues, as described in this section, will ultimately determine our liquidity and ability to meet our anticipated capital requirements.

WE FACE SIGNIFICANT COMPETITION

     The oil and gas industry is highly competitive. We compete with major oil companies, other independent oil and gas concerns and individual producers and operators. Many of these competitors have much greater financial and other resources than we do. Moreover, the oil and gas industry competes with other industries in supplying the energy and fuel needs of industrial, commercial and other consumers. Increased competition causing oversupply or depressed prices could greatly affect our operations revenues.

WE ARE SUBJECT TO VARIOUS GOVERNMENT REGULATIONS AND ENVIRONMENTAL RISKS

WE ARE SUBJECT TO VARIOUS LEGAL LIMITATIONS

     We and our subsidiaries are subject to various foreign and domestic laws and regulations on taxation, exploration and development, and environmental and safety matters in countries where we own or operate properties. Many laws and regulations require drilling permits and govern the spacing of wells, the prevention of waste, rates of production and other matters. These statutes and regulations, and any others that are passed by the jurisdictions where we have production could limit the total number of wells drilled or the total allowable production from successful wells, which could limit revenues.

WE ARE SUBJECT TO VARIOUS ENVIRONMENTAL LIABILITIES

     We could incur liability to governments or third parties for any unlawful discharge of oil, gas or other pollutants into the air, soil or water, including responsibility for remedial costs. We could potentially discharge oil or natural gas into the environment in any of the following ways:

     - from a well or drilling equipment at a drill site,

     - leakage from storage tanks, pipelines or other gathering and transportation facilities,

     - damage to oil or natural gas wells resulting from accidents during normal operations, and

     - blowouts, cratering or explosions.

Environmental discharges may move through soil to water supplies or adjoining properties, giving rise to additional liabilities. Some laws and regulations could impose liability for failure to notify the proper authorities of a discharge and other failures to comply with those laws. Environmental laws may also affect our costs to acquire properties. We do not believe that our environmental risks are materially different from those of comparable companies in the oil and gas industry. However, we cannot assure you that environmental laws will not, in the future, result in decreased production, substantially increased operational costs or other adverse effects to our combined operations and financial condition. Pollution and similar environmental risks generally are not fully insurable.

OUR FOREIGN OPERATIONS SUBJECT US TO ADDITIONAL RISKS

     Our ownership and operations in Thailand, Hungary, the North Sea, Canada, and any other foreign areas where we may choose to do business, are subject to the various risks inherent in foreign operations. These risks may include the following:

     - currency restrictions and exchange rate fluctuations,

     - loss of revenue, property and equipment due to expropriation, nationalization, war, insurrection and other political risks,

     - risks of increases in taxes and governmental royalties, renegotiation of contracts with governmental entities, and quasi-governmental agencies,

     - changes in laws and policies governing operations of foreign-based companies, or

     - other uncertainties arising out of foreign government sovereignty, and inability to fund foreign operations from the United States.

United States laws and policies on foreign trade, taxation and investment may also adversely affect international operations. In addition, if a dispute arises from foreign operations, foreign courts may have exclusive jurisdiction over the dispute, or we may not be able to subject foreign persons to the jurisdiction of United States courts. We seek to manage these risks by concentrating our international operations in areas where we believe that the existing government is stable and favorably disposed towards United States oil and gas companies.

WE MAY NOT BE ABLE TO OBTAIN SUFFICIENT EQUIPMENT AND PERSONNEL TO CONDUCT OUR OPERATIONS

     The recent increase in drilling activity throughout the world has increased the demand for drilling rigs, drilling vessels, supply boats and personnel experienced in the oil and gas industry in general, and the offshore oil and gas industry in particular. Recently we have experienced difficulty and delays in consistently obtaining certain services and equipment from vendors, obtaining drilling rigs and other equipment at favorable rates, and scheduling equipment fabrication at factories and fabrication yards. In addition, we have also noted that the costs of such services, equipment and personnel have recently risen significantly. No assurance can be given that such services, equipment and personnel will be available in a timely manner, or that operational costs will not increase significantly.

ADOPTION OF SFAS 133 MAY HAVE A NEGATIVE IMPACT ON US

     In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"). In June 1999, the FASB issued SFAS 137, Accounting for Derivative Instruments and Hedging Activities -- Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued SFAS 138, Accounting for Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133. SFAS 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair market value. The statement requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that we must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. We adopted SFAS 133 effective January 1, 2001. Based on the nature of our derivative instruments currently outstanding and the historical volatility of oil and gas commodity prices, we expect that SFAS 133 could increase volatility in our earnings and other comprehensive income in future periods.


     We have hedged a portion of our forecasted production using purchased put options. Under generally accepted accounting principles prior to adoption of SFAS 133, changes in the intrinsic value of such options were recognized in earnings when the hedged production occurred and the premium paid for the options was amortized into earnings over the option period on a straight-line basis. In contrast, SFAS 133 requires that changes in the fair value of the option premium (the option's time value) be reported currently in earnings with no offset. Based on existing implementation guidelines issued by the FASB staff, we expect to record a non-cash after-tax charge to earnings of approximately $2.5 million as the cumulative effect of adopting SFAS 133 effective January 1, 2001. The pre-tax cumulative effect represents the difference between the unamortized premium paid for the options and the fair value of the options' time value as of January 1, 2001.

                           FORWARD-LOOKING STATEMENTS

     The statements included or incorporated by reference in this proxy statement include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. If a statement is not a statement of historical fact, then it is a forward-looking statement. You can identify a forward-looking statement by our use of the words "anticipate," "estimate," "expect," "objective," "projection," "forecast," "goal," and similar expressions. These forward-looking statements include our statements regarding the timing of future events, the anticipated future operations of Pogo and its subsidiaries and Pogo's anticipated future financial position and cash requirements. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. We disclose the important factors that could cause Pogo's actual results to differ materially from our expectations in cautionary statements made in this proxy statement and in other filings by Pogo with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements attributable to Pogo or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Pogo's actual results could differ materially from those anticipated in these forward-looking statements as a result of the risk factors set forth below and other factors set forth in or incorporated by reference in this proxy statement. These factors include:

     - the cyclical nature of the oil and natural gas industries

     - changes in oil and gas production, reserve estimates, and commodity prices

     - expenses, timing, and results of the merger

     - uncertainties associated with the United States and worldwide economies

     - current and potential governmental regulatory actions in countries where Pogo owns an interest

     - substantial competitor production increases resulting in oversupply and declining prices

     - Pogo's ability to implement cost reductions

     - operating interruptions (including leaks, explosions, fires, mechanical failure, unscheduled downtime, transportation interruptions, and spills and releases and other environmental risks)

     - fluctuations in foreign currency exchange rates in areas of the world where Pogo owns an interest, particularly Southeast Asia, and

     - covenant restrictions in Pogo's indebtedness.

     Many of those factors are beyond Pogo's ability to control or predict. We caution you not to put undue reliance on forward-looking statements or to project any future results based on such statements or on present or prior earnings levels.

                              CERTAIN DEFINITIONS

     As used in this proxy statement, "Mcf" means thousand cubic feet, "MMBtu" means million British thermal units, "MMcf" means million cubic feet, "Bcf" means billion cubic feet, "Bbl" means barrel, and "MBbls" means thousand barrels. "BOE" means barrel of oil equivalent, "Mcfe" means thousand cubic feet of natural gas equivalent, "MMcfe" means million cubic feet of natural gas equivalent and "Bcfe" means billion cubic feet of natural gas equivalent. Natural gas equivalents and crude oil equivalents are determined using the ratio of six Mcf of natural gas to one Bbl of crude oil, condensate or natural gas liquids ("NGL"). References to "$" and "dollars" refer to United States dollars. All estimates of reserves and production contained in this proxy statement, unless otherwise noted, are reported on a "net" basis. Information regarding acreage and numbers of wells is set forth on a gross basis, unless otherwise noted.

                              THE SPECIAL MEETING

     The Pogo board of directors is using this document to solicit proxies from Pogo shareholders for use at the Pogo special meeting of shareholders.

TIME, PLACE AND PURPOSE OF THE SPECIAL MEETING


                            Tuesday, March 13, 2001

                                10:00 a.m., CST
                                5 Greenway Plaza
                                   Suite 2700
                                 Houston, Texas

The purpose of the special meeting is to vote on the following items:

     - A proposal to adopt the agreement and plan of merger dated as of November 19, 2000 among Pogo Producing Company and NORIC Corporation and the shareholders signatory thereto.

     - Any other matters that may properly come before the special meeting, including the approval of any adjournment or postponement of the special meeting.

RECORD DATE; OUTSTANDING SHARES; SHARES ENTITLED TO VOTE; QUORUM REQUIREMENT


     As of the close of business on February 5, 2001, which was the record date for determining shareholders entitled to vote at the special meeting, Pogo had
outstanding and entitled to vote      shares of common stock, par value $1.00
per share. Pogo has no other class of stock outstanding which is entitled to vote at the special meeting. Each share of common stock is entitled to one vote with respect to the matter to be acted upon at the special meeting. The presence, in person or by proxy, of the holders of a majority of the votes represented by outstanding shares of common stock is necessary to constitute a quorum at the special meeting.


VOTE NECESSARY TO APPROVE THE PROPOSAL


     Approval of the proposal to adopt the merger agreement requires the affirmative vote of the holders of a majority of Pogo's outstanding shares of common stock. Absentions and broker non-votes have the same effect as a vote against the merger.


     The board of directors unanimously recommends that you vote FOR the adoption of the merger agreement. Adoption of the merger agreement by Pogo's shareholders is a condition to completion of the merger.

VOTING BY PROXY

     You may vote your shares at the special meeting in person or by proxy. We recommend that you vote by proxy even if you plan to attend the special meeting. If you are a holder of record, you can always change your vote in person at the special meeting.

     You may vote by completing and mailing the enclosed proxy card. If you properly submit your proxy to us in time to vote, one of the individuals named as your proxy will vote your shares as you have directed. You may vote for or against the proposal submitted at the special meeting or abstain from voting. If you submit your proxy but do not make specific choices, your proxy will follow your board of directors' recommendations and your shares will be voted for the adoption of the merger agreement.

     If you hold your shares through a broker or other custodian, please follow the voting instructions for the voting form used by that firm.

REVOCABILITY OF PROXIES

     Shareholders have the unconditional right to revoke their proxies at any time prior to the voting of their proxies at the annual meeting by (i) filing a written revocation with Pogo's corporate secretary at the address set forth on the attached Notice of Special Meeting of Shareholders, (ii) giving a duly executed proxy bearing a later date, or (iii) attending the special meeting and voting in person. Attendance by shareholders at the special meeting will not, of itself, revoke their proxies.

OTHER VOTING MATTERS

     Voting In Person. If you plan to attend the special meeting and wish to vote in person, we will give you a ballot at the special meeting. However, if your common shares are held in the name of a brokerage firm or trustee, you must obtain from the firm or trustee a legal proxy to allow you to vote in person.

     Proxy Solicitation. We will bear the costs of soliciting proxies in the accompanying form. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, telegram or personal interview by officers and regular employees of Pogo. We also expect to retain D. F. King & Co., Inc., a professional proxy soliciting firm, to assist in the solicitation of proxies. We anticipate that the fees and expenses we will incur for such services will be less than $30,000. Pogo will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of stock.

OTHER BUSINESS; ADJOURNMENTS AND POSTPONEMENTS

     We currently are not aware of any other business to be acted upon at the special meeting. If, however, other matters are properly brought before the special meeting, or any adjourned or postponed special meeting, your proxies will have discretion to vote or act on those matters according to their best judgment, including to adjourn the special meeting.

     Adjournments or postponements of the special meeting may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of common shares representing a majority of the votes present in person or by proxy at the special meeting, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting.

                                   THE MERGER

BACKGROUND OF THE MERGER

     From time to time, Pogo has reviewed strategic acquisition and merger opportunities when it has appeared that the oil and gas properties for sale are of high quality and that the acquisition makes good strategic and economic sense. In late August 2000, Goldman, Sachs & Co., financial advisors to NORIC and North Central, informed Pogo that the assets and/or stock of NORIC would be offered for sale through a data room and competitive sealed bid process. Representatives of Pogo requested that they be kept informed as to when a data room would be opened. Shortly thereafter a confidentiality agreement was provided to Pogo. The confidentiality agreement was executed on September 16, 2000, at which time a confidential information memorandum containing a general description of NORIC and North Central and its properties was provided to Pogo.

     On October 12, representatives of Pogo visited a data room that had been established by NORIC containing information about North Central's assets and operations and the disposition of NORIC's non-oil and gas assets. Following this session, representatives of Pogo requested and obtained other information regarding North Central and NORIC, including information through an electronic data room. In addition, several supplemental due diligence sessions were held which included representatives of Pogo, North Central and NORIC.

     On October 24, Pogo received a draft form of merger agreement provided by NORIC to prospective purchasers. On October 27, Pogo received a letter of instructions from Goldman, Sachs & Co. concerning the procedures for submitting proposals to NORIC by a November 10 deadline. On November 2, representatives of Pogo participated in a telephone conference with representatives of NORIC concerning NORIC's proposed form of merger agreement.

     On November 3, members of Pogo's board of directors were provided with detailed information regarding the business and operations of North Central, together with financial and other information regarding a proposed business combination prepared by Pogo's management with the assistance of Pogo's legal, financial and accounting advisors. On November 9, Pogo's board of directors met and unanimously approved the submission of a proposal to NORIC and the parameters under which a proposal could be made. On November 10, Pogo submitted a proposal. On November 12, representatives of NORIC contacted representatives of Pogo to discuss Pogo's proposal. On November 13, Pogo submitted a revised proposal. On November 13, NORIC's financial advisors requested that representatives of Pogo meet with representatives of NORIC in New York to attempt to reach agreement on a transaction.

     On Wednesday, November 15, representatives of Pogo, including Paul G. Van Wagenen, Pogo's Chairman and Chief Executive Officer, met with representatives of NORIC, including some of NORIC's stockholders, and the parties made significant progress toward narrowing issues between them. Over the next several days, negotiations progressed and issues were addressed at an increasing level of detail by representatives of the parties, assisted by their respective financial, legal and accounting advisors. Following approval by the respective boards of directors, the merger agreement was executed on November 19, 2000, and announced on Monday, November 20, 2000.

POGO'S REASONS FOR THE MERGER

     Pogo's board of directors believes the merger is fair to and in the best interests of Pogo and its shareholders and has unanimously approved the merger agreement and the transactions contemplated by the merger agreement.


     The board of directors believes the acquisition of North Central presents an excellent property fit with Pogo's existing operations. North Central has relatively longer-lived North American reserves heavily weighted towards natural gas (approximately 89% of reserves and 85% of estimated 2000 production) and a reserve to annual production ratio estimated at approximately 12.4. Its asset base is geographically concentrated, with approximately 90% of reserves and 87% of estimated 2000 production from seven fields in two general geographic areas in the United States. North Central acts as operator for a high percentage of its properties (representing approximately 65% of current production). The merger presents an opportunity to improve Pogo's asset balance by increasing the weighting of North American natural gas in its production base and extending its average reserve life.

     The board of directors also believes North Central's properties have attractive exploration and development potential in attractive core areas:

     - South Texas,

     - Rocky Mountains,

     - South Louisiana, and

     - Upper Texas Gulf Coast.

Within these core areas, North Central has a large inventory of exploration prospects, extensive undeveloped acreage and approximately 1,000 square miles of 3-dimensional seismic data.

     The board of directors also believes North Central possesses substantial operating expertise and a low cost structure with three-year average finding costs of $0.67 per Mcfe and three-year average lease operating expenses of $0.64 per Mcfe. The board also considered potential cost savings that may result from the combination of the two companies.

     In connection with its approval of the merger, its determination that the merger is fair to and in the best interest of Pogo and its recommendation that shareholders vote for adoption of the merger agreement, Pogo's board of directors consulted with members of management as well as its financial and legal advisors and independent accountants. The board also considered the following material information and factors in reaching its determination to approve the merger, in connection with its conclusion that the merger is fair to and in the best interest of Pogo's shareholders, and its recommendation that shareholders vote for the adoption of the merger agreement:

     - the reasons described above under "Pogo's Reasons for the Merger,"


     - the combination of stock and cash consideration to be paid in the merger and the fact that Pogo's shareholders would retain from approximately 73% to 78% of the equity of the combined company,


     - the analyses and presentation of Merrill Lynch on the financial aspects of the proposed merger, and their written opinion, as more fully described below under "Opinion of Pogo's Financial Advisor," to the effect that, as of November 18, 2000, and based on and subject to the various considerations in its opinion, the consideration to be paid by Pogo in the merger was fair from a financial point of view to Pogo,

     - the expected tax treatment of the merger for U.S. federal income tax purposes,

     - presentations by senior members of Pogo's management regarding the strategic advantages and disadvantages of combining with NORIC, and the results of management's operational and due diligence review,

     - historical information concerning Pogo's and North Central's respective businesses, financial performance and condition, operations, technology, management and competitive position,

     - Pogo management's view as to the financial condition, results of operations and businesses of Pogo and North Central before and after giving effect to the merger based on management's due diligence,

     - the opportunities and alternatives available to Pogo if the merger were not undertaken, including pursuing the acquisition of entities other than North Central, and the benefits, risks, uncertainties and expense of that strategy,

     - the terms and conditions of the merger agreement, registration rights agreement and standstill and voting agreement, including the purchase price and purchase price adjustment, the limitations on the interim business operations of each of Pogo and North Central, indemnification provisions, the conditions to completion of the merger, the circumstances under which the merger agreement could be terminated and the size and impact of termination fees associated with a termination,

     - the likelihood that the merger will be completed,

     - the impact of the merger on Pogo's shareholders, customers and employees.

     - the challenges of combining the businesses, assets and workforces of the two companies and the opportunities of achieving, and the risks associated with not achieving, the expected operating efficiencies, growth and other benefits,

     - the necessity to incur additional indebtedness to finance the cash portion of the merger consideration and refinance a portion of North Central's debt, and

     - the other factors set forth under "Risk Factors" elsewhere in this proxy statement.

     This discussion of the information and factors considered by the board is not intended to be exhaustive, but includes the material factors considered. The board did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, individual members of the board may have given different weight to different factors. The board considered all these factors as a whole, and considered them to be favorable to and in support of its determination.

RECOMMENDATION OF POGO'S BOARD OF DIRECTORS

     The board of directors believes that the terms of the merger are fair to and in the best interest of Pogo, and recommends that the shareholders vote FOR the proposal to adopt the merger agreement.

OPINION OF POGO'S FINANCIAL ADVISOR

     Pogo asked Merrill Lynch, in its role as financial advisor to Pogo, to render an opinion to the Pogo board of directors as to the fairness, from a financial point of view, to Pogo of the consideration to be paid by Pogo in the merger. Pogo did not impose any restrictions or limitation upon Merrill Lynch with respect to the investigations made or the procedure followed. Pogo and NORIC determined the consideration in arm's length negotiations, in which Merrill Lynch advised Pogo. On November 18, 2000, Merrill Lynch delivered to Pogo's board of directors its written opinion to the effect that, as of that date, based on and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be paid by Pogo pursuant to the merger was fair to Pogo from a financial point of view.

     The full text of the Merrill Lynch fairness opinion, which sets forth the assumptions made, matters considered, and qualifications and limitations on the review undertaken by Merrill Lynch, is attached as Annex B to this proxy statement and is incorporated in this document by reference. The summary of the Merrill Lynch fairness opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion in its entirety. The Merrill Lynch fairness opinion was provided to the Pogo board for its information and is directed only to the fairness from a financial point of view of the consideration to be paid by Pogo in the merger and did not address the merits of the underlying decision by Pogo to engage in the merger and did not constitute a recommendation to any Pogo shareholder as to how they should vote on the merger or any matter related to the merger. Merrill Lynch has not expressed any opinion as to the prices at which Pogo common stock would actually trade following the announcement or consummation of the merger.

     The summary set forth below does not purport to be a complete description of the analyses underlying the Merrill Lynch fairness opinion. The preparation of a fairness opinion is a complex and analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, the opinion is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all of its analyses, would create an incomplete view of the process underlying the Merrill Lynch fairness opinion.

     In performing its analyses, numerous assumptions were made with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, NORIC or Pogo. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by the analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which the businesses or securities might actually be sold. Accordingly, the analyses and estimates are inherently subject to substantial uncertainty.

     In arriving at its opinion, Merrill Lynch, among other things:

      (1) reviewed certain business and financial information relating to NORIC that it deemed to be relevant,

      (2) reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of NORIC,

      (3) conducted discussions with members of senior management and representatives of NORIC and the Company concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the merger,

      (4) reviewed the valuation multiples for NORIC and compared them with those of certain publicly traded companies that it deemed to be relevant,

      (5) reviewed the results of operations of NORIC and compared them with those of certain publicly traded companies that it deemed to be relevant,

      (6) compared the proposed financial terms of the merger with the financial terms of certain other transactions that it deemed to be relevant,

      (7) participated in discussions and negotiations among representatives of NORIC and Pogo and their financial and legal advisors,

      (8) reviewed the potential pro forma impact of the merger on Pogo,

      (9) reviewed a draft dated November 17, 2000 of the merger agreement, and

     (10) reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and did not independently verify such information or undertake an independent evaluation or appraisal of any of the assets or liabilities of NORIC, nor was it furnished with any such evaluation or appraisal. In addition, it did not conduct any physical inspection of the properties or facilities of NORIC. With respect to the financial forecast information furnished to or discussed with them by NORIC's or Pogo's management as to the expected future financial performance of NORIC or Pogo, Merrill Lynch assumed that they were being reasonably prepared and reflect the best currently available estimates and judgment of NORIC or Pogo, as the case may be. Merrill Lynch made no independent investigation of any legal matters and accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the merger. It also assumed that the final form of the merger agreement will be substantially similar to the November 17 draft reviewed by Merrill Lynch.

     Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to it as of November 18, 2000. Merrill Lynch assumed that in the course of obtaining the necessary regulatory or other consents or approvals

(contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

FINANCIAL AND PRODUCTION FORECASTS

     Pogo provided Merrill Lynch with forecasted financial and reserve performance for Pogo and North Central based upon a uniform commodity price scenario. The oil price forecasts were based on the price per Bbl for West Texas Intermediate crude, and the natural gas price forecasts were based on NYMEX (Henry Hub, Louisiana delivery) natural gas prices per Million British Thermal Units ("MMBTU"). Natural gas pricing assumed a standard heating value of one MMBTU per one Mcf. Adjustments were made by Pogo to the crude oil and natural gas price forecasts to reflect location and quality differentials. Additionally, a substantial portion of the natural gas sales of North Central were assumed to be hedged in years 2001, 2002, and 2003. The following table lists the unadjusted crude oil and natural gas prices assumed by Merrill Lynch.

YEAR                                                     OIL ($/BBL)     GAS ($/MMBTU)
----                                                     -----------   -----------------
                                                                       UNHEDGED   HEDGED
2001...................................................    $25.00       $3.50     $4.15
2002...................................................     25.00        3.50      4.00
2003...................................................     25.00        3.50      4.00
Thereafter.............................................     25.00        3.50        --

COMPARABLE COMPANY TRADING ANALYSIS

     Merrill Lynch reviewed and compared certain financial information, ratios and public market multiples derived from the North Central projections to corresponding financial information, ratios and public market multiples for the following publicly traded exploration and production companies:

        - Barrett Resources Corp.

        - Cross Timbers Oil Co.

        - Louis Dreyfus Natural Gas Corp.

        - Mitchell Energy & Development Corp.

        - Newfield Exploration Company

        - Stone Energy Corp.

        - Triton Energy Ltd.

        - Vintage Petroleum Inc.

        - Cabot Oil & Gas Corp.

        - Houston Exploration Co.

        - Swift Energy Co.

        - Tom Brown Inc.

     The selected companies were chosen because they are publicly traded companies with financial and operating characteristics that Merrill Lynch deemed to be similar to those of North Central. Merrill Lynch calculated various financial ratios for the selected companies that were then used to determine appropriate multiple ranges for North Central. These ranges were then applied to the financial measures of North Central to determine a relevant valuation range for North Central. The ratios for the selected companies were based on publicly available information, including estimates provided by Merrill Lynch analysts' research and public sources. Merrill Lynch calculated the following financial ratios:

        - equity market value multiples of:

           - 2000 estimated discretionary cash flow, and

           - 2001 estimated discretionary cash flow; and

        - enterprise value (defined as market value of common equity plus book value of debt, preferred equity and minority interest less cash) multiples of:

           - 2000 estimated EBITDAX (earnings before interest, taxes, depreciation, amortization, and exploration costs), and

           - 2001 estimated EBITDAX.

     The following table shows the mean of the results of these calculations for the selected companies.

FINANCIAL MEASURES                                             MEAN
------------------                                             ----
2000 discretionary cash flow (projected)....................   5.2x
2001 discretionary cash flow (projected)....................   5.0x
2000 EBITDAX (projected)....................................   6.2x
2001 EBITDAX (projected)....................................   6.2x

     None of the selected companies is identical to North Central. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The implied enterprise and equity valuation ranges for North Central, as determined by a comparable company trading analysis, are $700 million to $800 million and $575 million to $675 million, respectively.

COMPARABLE TRANSACTION ANALYSIS

     Merrill Lynch also reviewed publicly available information relating to comparable merger and acquisition transactions in respect of companies that are primarily exploration and production companies. Merrill Lynch examined the value of the common equity in each of the transactions as a multiple of last-twelve-months discretionary cash flow and also examined multiples of the consideration paid for the common equity and the value of the indebtedness assumed in each of the transactions to, among other measures, the acquired companies' EBITDAX, proved reserves measured in Mcf equivalent, daily production measured in BOE per day and the value of future net cash flows from proved reserves before taxes discounted at 10% as filed with the Securities Exchange Commission using SEC-approved methodology ("Pre-Tax SEC-10").

     The comparable corporate acquisition transactions in the exploration and production industry that Merrill Lynch reviewed included a total of 19 U.S. independent exploration and production company corporate acquisitions with transaction values in excess of $100 million from January 1998 through December 1998, from January 1999 through December 1999 and from January 2000 through October 2000.

     The following table sets forth the results of Merrill Lynch's analysis for the corporate acquisition transactions in 1998, 1999 and 2000:

                                            1998                1999                2000
                                      -----------------   -----------------   -----------------
                                       MEAN     MEDIAN     MEAN     MEDIAN     MEAN     MEDIAN
                                      -------   -------   -------   -------   -------   -------
Equity market value multiples of
  last-twelve-months discretionary
  cash flow.........................      7.1x      5.6x      5.7x      5.7x      5.2x      5.2x
Enterprise value multiples of
  last-twelve-months EBITDAX........      9.0x      6.9x      8.1x      8.1x      8.9x      7.9x
Enterprise value per Mcfe of proved
  reserves..........................  $  1.05   $  1.00   $  0.96   $  0.96   $  1.75   $  1.49
Enterprise value per BOE per day....  $26,333   $25,526   $17,099   $17,099   $35,627   $28,014
Enterprise value multiples of
  Pre-Tax SEC-10....................      1.5x      1.5x      1.7x      1.7x      1.5x      1.5x

The implied enterprise and equity valuation ranges for North Central, as determined by a comparable transaction analysis, are $725 million to $825 million and $600 million to $700 million, respectively.

NET ASSET VALUE ANALYSIS

     Merrill Lynch also performed a net asset value calculation. Using a discounted cash flow analysis, Merrill Lynch calculated the present value of the pre-tax future cash flows that North Central could be expected to generate from their existing base of proved reserves and risk-adjusted probable and possible reserves after December 31, 2000 based on North Central projections. These pre-tax cash flows were discounted at rates ranging from 10% to 12%. Merrill Lynch estimated North Central's net asset value by adding (i) the risk-adjusted discounted pre-tax cash flows generated by these proved, probable and possible reserves as estimated by Pogo management plus (ii) an amount determined for undeveloped acreage and seismic data.

     The implied enterprise and equity valuation ranges for North Central, as determined by a net asset value analysis, are $720 million to $795 million and $600 million to $675 million, respectively.

MERRILL LYNCH FINANCIAL ADVISOR FEE

     Pogo retained Merrill Lynch to provide Pogo with financial advisory services and a financial fairness opinion in connection with the merger. Pursuant to a letter agreement dated November 13, 2000 by which Pogo engaged the services of Merrill Lynch, Pogo agreed to pay Merrill Lynch a fee of $50,000, and an additional fee of $4.5 million if a transaction between NORIC and Pogo was completed. Pogo has also agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of Merrill Lynch's legal counsel and costs related to the use of Merrill Lynch's database. Pogo has also agreed to indemnify Merrill Lynch and related persons for all liabilities and expenses in defending claims related to or arising out of the engagement, including liabilities under federal securities laws, unless a court finds Merrill Lynch to have acted in bad faith or with gross negligence.

     Pogo's board of directors selected Merrill Lynch based on its qualifications, expertise and reputation and its knowledge of the business and affairs of Pogo. Merrill Lynch is an internationally recognized investment banking and advisory firm that has substantial experience providing strategic advisory services and is familiar with Pogo and its industry. Merrill Lynch was not retained as an advisor or agent to the stockholders of Pogo or any other person. As part of its investment banking business, Merrill Lynch is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

OTHER RELATIONSHIPS

     In the ordinary course of business, Merrill Lynch and its affiliates may own or actively trade the securities of Pogo for their own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in Pogo securities. Merrill Lynch has performed investment banking and other services for Pogo in the past and has been compensated for these services. Merrill Lynch has provided and continues to provide services to NORIC stockholders and entities affiliated with certain NORIC stockholders.

INTERESTS OF POGO DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     Pogo does not believe that any of its directors or executive officers have interests in the merger that are different from the interests of Pogo's shareholders generally.

DIVIDEND POLICY

     Since the third quarter of 1994, Pogo has paid a quarterly dividend of $0.03 per share on its common stock. The declaration and payment of future dividends will depend upon, among other things, Pogo's future earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate and other factors deemed relevant by Pogo's board of directors.

     Our existing revolving credit facility, and the Indentures relating to our 8 3/4% Senior Subordinated Notes due 2007 (the "2007 Notes") and 10 3/8% Senior Subordinated Notes due 2009 (the "2009 Notes"), prohibit dividends and other distributions on shares of our capital stock (other than dividends or distributions payable solely in shares of capital stock) if the aggregate amount of all dividends, purchases, and redemptions exceeds an amount determined based on our consolidated income plus the proceeds of the issuance of capital stock from and after a specified date set forth in each respective agreement or, in the case of the revolving credit facility, if net worth is negative. As of September 30, 2000, $53,000,000 was available for dividends under this limitation in the agreement currently having the most restrictive covenants. In addition, the 6 1/2% Cumulative Quarterly Income Convertible Preferred Securities, Series A (the "Trust Preferred Securities") issued by our subsidiary, Pogo Trust I, prohibit us from paying dividends on our common stock if dividends have not been paid on the Trust Preferred Securities.

ACCOUNTING TREATMENT OF THE MERGER

     We intend to account for the merger under the purchase method of accounting for business combinations. See "Pro Forma Condensed Consolidated Financial Statements."

FINANCING OF THE MERGER

     We intend to fund the cash portion of the merger consideration using cash on hand and by drawing on a new $500 million bank credit facility that we will enter into in connection with the merger. The new bank credit facility will also be used to refinance the estimated $120 million of North Central's outstanding bank debt that we will assume at the closing of the merger. The new bank credit facility will have substantially similar interest rate and other financial terms as our existing bank credit facility.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     Pogo's current shareholders will not recognize any gain or loss for U.S. federal income tax purposes as a result of the merger.

REGULATORY FILINGS AND APPROVALS REQUIRED TO COMPLETE THE MERGER

     Under the Hart-Scott-Rodino Act, we were required to give information and materials to the Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and await the expiration or termination of a waiting period. The waiting period under the Hart-Scott-Rodino Act was terminated on December 20, 2000.

     The Federal Trade Commission and the Antitrust Division of the Justice Department frequently scrutinize the legality under the antitrust laws of transactions like the merger. At any time before or after the completion of the merger, the Federal Trade Commission or the Antitrust Division could challenge the merger on antitrust grounds, and could seek to enjoin the completion of the merger or the divestiture of substantial assets of NORIC, North Central or Pogo. We do not believe the merger violates the antitrust laws, but we cannot predict the results of such a challenge.

RIGHTS OF DISSENTING STOCKHOLDERS

     NORIC Stockholders. NORIC stockholders will be entitled to appraisal rights under the New York Business Corporation Law in connection with the merger. Any NORIC stockholder who exercises and perfects dissenters' rights will be paid the "fair value" (as determined by a court) of such stockholder's NORIC stock in cash, and will not receive any shares of Pogo common stock in the merger. The NORIC stockholders that are parties to the merger agreement own 92% of NORIC and are contractually obligated to vote in favor of the merger (and therefore may not dissent); therefore, no more than 8% of the NORIC shares are eligible to exercise appraisal rights under New York law.

     Pogo Shareholders. Pogo shareholders will not be entitled to appraisal rights under the Delaware General Corporation Law or any other applicable law in connection with the merger.

                              THE MERGER AGREEMENT

     The following is a summary of the material terms of the merger agreement, a copy of which is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the merger agreement. You should read the entire merger agreement because it, and not this summary, is the legal document that governs the merger.

MERGER STRUCTURE, PARTIES AND TIMING

     Structure of the Merger. Under the merger agreement, NORIC Corporation, which is the parent company of North Central Oil Corporation, will merge with and into Pogo. Pogo will be the surviving corporation, the separate corporate existence of NORIC Corporation will cease, and all of NORIC's stockholders will become shareholders of Pogo.

     Parties. The parties to the merger agreement are Pogo, NORIC, and certain stockholders of NORIC. The NORIC stockholders that are parties to the merger agreement collectively own approximately 92% of the issued and outstanding NORIC shares, and have sufficient voting power under New York corporate law to approve the merger agreement and cause NORIC to merge with Pogo. The merger agreement requires the NORIC stockholders that are parties to the merger agreement to vote in favor of the merger agreement at a NORIC stockholders' meeting.


     Closing and Effective Time. The closing date of the merger will occur as promptly as practicable after, and no later than the fifth business day following, the date on which all conditions to the merger have been satisfied or waived, unless another date is agreed upon. On the closing date, the parties will file certificates of merger with the secretaries of state of the states of New York and Delaware. The parties anticipate that the merger will be completed shortly after the special meeting of Pogo shareholders, assuming that the Pogo shareholders vote to adopt the merger agreement.


MERGER CONSIDERATION


     NORIC stockholders will receive a total consideration valued at approximately $630 million, subject to a purchase price adjustment. The purchase price will be paid in a combination of 50% cash and 50% stock in exchange for their shares of NORIC common stock.


     Merger Consideration. At the effective time of the merger, the outstanding shares of NORIC common stock will be converted into the right to receive Pogo common stock, cash or a combination of Pogo common stock and cash. Subject to adjustment as described below under "Purchase Price Adjustment," the aggregate merger consideration for the 87,886 outstanding shares of NORIC common stock will be $315 million in cash and Pogo common stock valued at $315 million. The valuation of the Pogo common stock for this purpose will be made on the basis of the average of the high and low sales prices of the Pogo common stock on the New York Stock Exchange regular way over each of the 20 consecutive trading days ending five days prior to the date of the closing of the merger, subject to a minimum of 11,559,645 shares if the average price for the Pogo common stock exceeds $27.25 and a maximum of 14,157,292 shares if the average price of the Pogo common stock is less than $22.25.

     Each NORIC stockholder will be allocated 50% cash consideration and 50% stock consideration on the basis just described, unless NORIC determines to permit stockholders to make individual elections, subject to proration. To the extent NORIC stockholders exercise and perfect their dissenters' rights the amount of available cash consideration will be reduced by twice the amount attributable to the dissenting shares and the amount of available stock consideration will be increased by the same amount. Holders who exercise and perfect dissenters' rights will be paid cash in an amount determined as described in "Rights of Dissenting Stockholders" instead of the merger consideration described under this caption.


     Following the merger, former NORIC stockholders will own between approximately 22% to 27% of Pogo's outstanding common stock.

     Fractional Shares. Certificates for fractional Pogo common shares will not be issued in the merger. NORIC stockholders that would otherwise receive fractional shares will be entitled to receive a cash payment (without interest) equal to the value of such fraction of a share, determined based on the closing price of Pogo common stock at the effective time.


     Purchase Price Adjustment. The aggregate merger consideration, including assumption of North Central's debt, is approximately $750 million. The merger agreement provides for adjustments to the $630 million consideration payable to NORIC stockholders based on variations in: the indebtedness of NORIC and its subsidiaries; the cash position of NORIC and its subsidiaries other than North Central; and specified unpaid transaction fees, unpaid severance, retention and phantom share costs and dividends. Generally, the adjustment provision is designed to increase (or decrease) the consideration paid to NORIC stockholders if the net total debt of North Central (after subtracting out merger related expenses and cash at the NORIC level) that is assumed by Pogo at the effective time of the merger differs from the amounts that were specified when the merger agreement was executed. The assumptions made when the merger agreement was executed is that there would be $15,000,000 in cash at the NORIC level and that North Central's indebtedness would equal $135,000,000 at the effective date of the merger. Any positive adjustments under this provision will generally be paid half in cash and half in stock and negative adjustments will reduce the amount paid in the same ratio. The number of shares issued, or not issued, as applicable, will be calculated by taking one half of the total adjustment amount and dividing it by the average Pogo stock price over the same 20 trading day period used to calculate the stock price for the rest of the merger consideration. Adjustments to the stock portion of the consideration will be made after the number of shares is calculated subject to the 11.6 million share minimum and 14.2 million share maximum described above, so that the number of shares issued after taking into account the adjustment could be less than the minimum or exceed the maximum.


REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties by Pogo, NORIC and the NORIC stockholders who are parties to the merger agreement.

     Representations and Warranties by NORIC. The merger agreement contains customary representations and warranties by NORIC as to:

     - corporate organization, authority to enter into the merger agreement, qualification and good standing

     - capitalization and share ownership of NORIC

     - existence, due organization and ownership of NORIC's subsidiaries

     - corporate books and records of NORIC and its subsidiaries

     - the absence of a breach or violation of charter documents, bylaws, material agreements, licenses, permits, franchises or laws as a result of the merger

     - consents, approvals, authorizations, filings, or notifications required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement

     - the accuracy of financial information and financial statements and other books and records of NORIC

     - the absence of undisclosed liabilities of NORIC or any of its subsidiaries

     - the absence of adverse changes, events and conditions that would constitute a "material adverse effect"

     - the absence of litigation pending or threatened against NORIC

     - compliance with laws

     - the absence of undisclosed material contracts and the validity of disclosed material contracts

     - title to property

     - intellectual property

     - employee benefits and ERISA compliance

     - compliance with environmental laws, the absence of pending or threatened environmental claims, and the proper filing of environmental notices and permits, such as those related to the disposal of hazardous waste

     - to NORIC's knowledge, the accuracy of the information upon which the independent oil and gas reserve reports concerning North Central's oil and gas properties were based, but NORIC does not guarantee the accuracy of the reserve and other estimates contained in the reports themselves

     - hedging contracts to which NORIC or North Central is a party

     - tax matters and the filing of tax returns and payment of taxes by NORIC and North Central

     - insurance policies maintained by NORIC

     - that Goldman Sachs & Co. is NORIC's only investment banker or broker entitled to a fee in connection with the merger

     - the fact that NORIC has not taken any action that would prevent the merger from qualifying as a tax-free reorganization under the Internal Revenue Code

     - production and pipeline imbalances and penalties

     - the condition of equipment

     - the reasonable operation of North Central's oil and gas properties

     - the proper plugging and abandonment of wells

     - the absence of agreements to make payments that would constitute "parachute payments" under the Internal Revenue Code

     - the vote required of NORIC stockholders to approve the merger

     - the absence of any operations in any NORIC subsidiaries other than in North Central and its subsidiary

     - the existence and ownership of seismic data that NORIC has the right to use

     - the value as of September 30, 2000 of any of North Central's suspense funds, which are oil and gas royalty payments that are set aside when the identity of the person to whom they should be paid is in doubt

     - that North Central has not entered into any future sales contracts that would require the payment of a refund to the other party

     - that NORIC is not a holding company or an investment company under the federal securities laws

     - the fact that North Central is not transporting gas in interstate commerce, and is therefore not subject to the jurisdiction of the Federal Energy Regulatory Commission under the Natural Gas Act

     Representations and Warranties by the NORIC Stockholders. The merger agreement contains customary representations and warranties by the NORIC stockholders who are parties to the merger agreement as to:

     - their legal capacity to enter into the merger agreement, due execution of the merger agreement and the binding nature of the merger agreement

     - the fact that no NORIC stockholder has taken any action that would prevent the merger from qualifying as a tax-free reorganization under the Internal Revenue Code

     - their ownership of sufficient voting power to approve the merger agreement

     - that less than 5% of all outstanding NORIC shares will dissent from the merger

     - that each of them is an "accredited investor" under the federal securities laws and is not intending to distribute the unregistered NORIC shares received in the merger

     Representations and Warranties of Pogo. The merger agreement contains customary representations and warranties by Pogo as to:

     - corporate organization and authority to enter into the merger agreement

     - organizational documents

     - capitalization

     - financial commitment to effect the transaction

     - the absence of a breach or violation of charter documents, bylaws, material agreements, licenses, permits, franchises or laws as a result of the merger

     - consents, approvals, authorizations, filings, or notifications required to enter into the merger agreement or to complete the transactions contemplated by the merger agreement

     - the absence of litigation pending or threatened against Pogo

     - the fact that Pogo has not taken any action that would prevent the merger from qualifying as a tax-free reorganization under the Internal Revenue Code

     - the accuracy of Pogo's financial statements and other filings with the Securities Exchange Commission

     - compliance with laws

     - tax matters

     - the validity of Pogo common stock to be issued to NORIC stockholders

     - the absence of adverse changes, events or conditions that would constitute "a purchaser material adverse effect"

     - that Merrill Lynch is Pogo's only investment banker or broker entitled to a fee in connection with the merger

     - the vote required of Pogo shareholders to approve the merger

     The representations and warranties contained in the merger agreement survive the merger for a period of 12 months, except for NORIC's representations with respect to tax matters, which survive until the expiration of the applicable statutes of limitations.

     Definition of Material Adverse Effect. Many of the representations and warranties of NORIC and Pogo are qualified by reference to the definition of "material adverse effect" with respect to NORIC or "purchaser material adverse effect" with respect to Pogo.

     A material adverse effect, when used in reference to NORIC, means any change in or effect on NORIC or any subsidiary of NORIC that, individually or in the aggregate with other changes in or effects on NORIC or any subsidiary of NORIC, is materially adverse to the financial condition, business or results of operations of NORIC and its subsidiaries, taken as a whole, or is materially adverse to the financial condition, business or results of operations of North Central, taken as a whole. This definition is deemed not to include changes or effects arising out of changes in law or the interpretation of law, changes in generally accepted accounting principles, or events or conditions generally affecting the energy industry (including reclassification or recalculation of reserves, unsuccessful drilling efforts or changes in the price of oil and gas) or arising from changes in general business, economic or political conditions or resulting from entering into the merger agreement.

     A purchaser material adverse effect, when used in reference to Pogo, means any change in or effect on Pogo, that, individually or in the aggregate with other changes in or effects on Pogo, is materially adverse to the financial condition, business or results of operations of Pogo and its subsidiaries, taken as a whole. This definition is deemed not to include changes or effects arising out of changes in law or the interpretation of law, changes in generally accepted accounting principles, or events or conditions generally affecting the energy industry (including reclassification or recalculation of reserves, unsuccessful drilling efforts or changes in the price of oil and gas) or arising from changes in general business, economic or political conditions or resulting from entering into the merger agreement.

ADDITIONAL AGREEMENTS AND COVENANTS

     Conduct of Business of NORIC and North Central prior to the Closing of the Merger Agreement. NORIC has agreed that, for the period of time between the execution of and the closing of the merger agreement, it will do the following:

     - conduct its businesses in the ordinary course consistent with past practice

     - use commercially reasonable efforts to preserve intact its business organization, relationships with employees, customers, and contract holders

     - not amend its constituent documents

     - not issue or sell any shares of stock or options to purchase NORIC stock or sell any assets (other than oil and gas in the ordinary course of business) above certain threshold amounts

     - not declare or pay any dividends

     - not split, combine, reclassify, issue, sell or purchase any shares of capital stock

     - not acquire any business, corporation, partnership, association or other organization or division or any assets in value above certain threshold amounts

     - not incur any indebtedness or guarantee any indebtedness or issue, sell or guarantee any debt securities except in the ordinary course of business and below certain threshold amounts

     - not make any capital expenditure above certain specified amounts

     - not increase its employees' compensation

     - not take any action with respect to accounting policies or procedures that are not in accordance with generally accepted accounting principles

     - not pay any claim other than in the ordinary course of business and as reflected on its financial statements

     - not permit the subsidiaries of NORIC other than North Central and its subsidiary to engage in any active trade or business

     NORIC has agreed that, for the period of time between the execution of and the closing of the merger agreement, it will cause North Central to:

     - operate its oil and gas properties in the ordinary course of business

     - maintain its insurance policies

     - preserve leases and easements related to its oil and gas properties

     - not enter into any agreement granting any preferential right to purchase any of its oil and gas properties

     - not enter into any contracts that are not terminable without penalty in 90 days or less

     - notify Pogo of any claim asserted against its oil and gas properties

     - not relinquish its position as operator with respect to any of its oil and gas properties

     - maintain its equipment in accordance with reasonably prudent operating practices

     - pay its ad valorem, severance and production, property and sales taxes with respect to its oil and gas properties

     - not cancel material indebtedness or waive any material claims

     - not initiate the unitization of any oil and gas property and to notify Pogo upon receiving notice of unitization of any oil and gas property

     Pogo's Conduct of Its Business Prior to the Closing of the Merger Agreement. Pogo has agreed that, for the period of time between the execution of and the closing of the merger agreement, it will do the following:

     - Pogo and its subsidiaries will conduct their businesses in the ordinary course consistent with past practice

     - use commercially reasonable efforts to preserve intact its business organization and relationships with employees, customers and contract holders

     - not amend its constituent documents

     - not issue or sell any shares of stock or options to purchase Pogo capital stock except in the ordinary course of business consistent with past practice

     - not declare or pay any dividends except in the ordinary course of business consistent with past practice

     - not split, combine, reclassify, or purchase any shares of capital stock, except as consideration for the exercise of stock options or to satisfy matching contribution obligations under its 401(k) plan

     - not acquire any business, corporation, partnership, association or other organization or division or any assets in value above certain threshold amounts

     - not incur any indebtedness or guarantee any indebtedness or issue, sell or guarantee any debt securities except in the ordinary course of business and below certain threshold amounts

     - not enter into any merger or other business combination with a third party, except with a merger partner chosen by Pogo in response to an unsolicited business combination proposal made to Pogo by a different third party

STOCKHOLDER MEETINGS AND VOTING

     - NORIC has agreed to hold a special meeting for the purpose of voting on and approving the merger, and the NORIC stockholders who have signed the merger agreement (who hold more than 92% of the outstanding NORIC stock) have agreed to vote their shares in favor of approval of the merger, and to cooperate with Pogo in the preparation and distribution of information and materials in connection with the meeting in compliance with the federal securities laws

     - Pogo has agreed to hold the special meeting of its shareholders and to prepare and file this proxy statement in connection with the special meeting. Pogo has agreed that its board of directors shall recommend that the shareholders vote in favor of approving the merger, unless the board's fiduciary duties to the shareholders require a different recommendation. Pogo has also agreed to solicit proxies to vote in favor of the merger agreement from its shareholders

NO SOLICITATION OF COMPETING TRANSACTIONS

     Pogo, NORIC and the NORIC stockholders have agreed not to solicit or encourage a competing transaction or to negotiate, enter into, approve or recommend any competing transaction, and to notify the other parties of any proposal of a competing transaction by a third party, unless, with respect to Pogo, the board of directors' fiduciary duties to the shareholders require otherwise. A competing transaction is defined as a merger, consolidation, share exchange or other combination, or a disposition of 25% or more of the assets of a party and its subsidiaries, or a tender or exchange offer for 25% or more of the voting securities of a party, or, with respect to Pogo, the solicitation of proxies in opposition to approval of the merger agreement or the issuance of shares in connection with the merger.

EMPLOYEE MATTERS

     The merger agreement provides that employees of North Central who continue as employees of Pogo may participate in Pogo's employee benefit plans on the same basis as similarly situated employees of Pogo. Pogo has agreed, for two years after the merger or until earlier termination of employment, to continue to provide base salaries to former North Central employees at a rate not lower than that in effect prior to the merger and for one year after the merger to maintain North Central's severance plan in effect with no amendments or modifications that adversely affect the rights of participants without their consent. Pogo has also agreed to give employees of North Central who continue employment with Pogo credit for their prior service with North Central for purposes of eligibility, participation and vesting under Pogo's benefit plans.

TAX MATTERS

     Tax Condition to Closing. It is a condition to the obligation of Pogo to complete the merger that Pogo receive a written opinion of Baker Botts L.L.P., reasonably satisfactory to Pogo and dated as of the closing date, to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under Section 368(a) of the Internal Revenue Code, and that neither Pogo nor NORIC will recognize gain or loss as a result of the merger, in each case under the law in effect as of the closing date of the merger. In addition, it is a condition of the obligation of NORIC to complete the merger that the NORIC stockholders receive a written opinion of Shearman & Sterling dated as of the closing date, addressed to NORIC and to the NORIC stockholders, to the effect that the merger will be treated for federal income tax purposes as a reorganization qualifying under Section 368(a) of the Internal Revenue Code, and that no gain or loss will be recognized by the NORIC stockholders who exchange their NORIC shares in the merger except with respect to cash received in the merger. Such opinions will rely upon certain representations of NORIC and Pogo, including a representation that at least 40% of the total consideration delivered for the NORIC shares, valued at the time of the merger, will consist of Pogo stock.

     Under certain circumstances, if either counsel for Pogo or counsel for NORIC and its stockholders is unable to render the requisite opinion, then NORIC may elect to restructure the transaction as a taxable sale of the NORIC stock or as a reverse subsidiary merger treated for U.S. federal income tax purposes as a taxable sale by the NORIC stockholders of their NORIC stock. In the event NORIC exercises this option, Pogo's obligation to close will be conditioned on the receipt by Pogo of an opinion from its counsel that no gain or loss will be recognized by Pogo or NORIC as a result of the merger. In addition, Pogo's current shareholders would not recognize a gain or loss if the transaction was carried out in this manner.

     Payment of Taxes. The agreement contains various provisions allocating responsibility for taxes of NORIC and its subsidiaries, including the following:

     - The NORIC stockholders are responsible for all taxes of North Central for periods ending on or before the date of the agreement and for all taxes of NORIC and its other subsidiaries for periods ending immediately prior to the effective time of the merger. Pogo will be responsible for all other taxes.

     - Pogo will pay the NORIC stockholders the amount of any tax benefit received by Pogo as a result of a carryover of losses or other tax attributes from NORIC and its subsidiaries to Pogo.

     - The tax benefit from payments by North Central under its phantom share and severance pay plans is allocated to the NORIC stockholders.

     - Provisions as to payment of taxes, entitlement to refunds and control of proceedings in any tax audit generally allocate responsibilities among the parties in the same manner as responsibility for the underlying taxes is allocated, as described above. NORIC stockholders are responsible for the preparation and submission to Pogo for filing of tax returns relating to NORIC and any NORIC subsidiaries for any taxable period that ends before or includes the closing date.

CONDITIONS TO CLOSING

     Conditions to Obligation of Either Party to Close the Merger. The obligations of both Pogo and NORIC to close the merger are conditioned upon the satisfaction or waiver of each of the following conditions:

     - the expiration of the waiting period under the Hart-Scott-Rodino Act, which took place on December 20, 2000

     - the absence of any law or court order making the merger illegal or prohibiting consummation of the merger

     - the approval of the merger by the NORIC stockholders and the Pogo shareholders

     NORIC Conditions. NORIC's obligation to close the merger is conditioned upon the satisfaction or waiver of each of the following conditions:

     - Pogo's representations and warranties made as of the date of the agreement shall be true and correct as of the closing date except to the extent that their failure to be true and correct would not have a purchaser material adverse effect, and Pogo shall have complied in all material respects with all of the covenants and agreements it made in the merger agreement

     - no legal action shall be pending or threatened by a governmental authority against NORIC or Pogo seeking to restrain the merger or materially and adversely affect the transactions contemplated by the merger agreement so as to render it impossible or unlawful to consummate those transactions

     - the NORIC stockholders shall have received the tax opinion described above

     - Pogo shall have entered into the registration rights agreement and the standstill and voting agreement

     Pogo Conditions. Pogo's obligation to close the merger is conditioned upon the satisfaction or waiver of each of the following conditions:

     - NORIC's representations and warranties made as of the date of the agreement shall be true and correct as of the closing date except to the extent that their failure to be true and correct would not have a material adverse effect, and NORIC shall have complied in all material respects with all of the covenants and agreements it made in the merger agreement

     - no legal action shall be pending or threatened by a governmental authority against NORIC or Pogo seeking to restrain the merger or materially and adversely affect the transactions contemplated by the merger agreement so as to render it impossible or unlawful to consummate those transactions

     - Pogo shall have received the tax opinion described above

     - the NORIC stockholders shall have entered into the registration rights agreement and the standstill and voting agreement

     - a subsidiary of NORIC shall have terminated its credit agreement

     - NORIC shall have terminated its service agreement with Goelet LLC

INDEMNIFICATION PROVISIONS

     The merger agreement contains indemnification provisions in favor of Pogo and the NORIC stockholders.

     Indemnification of Pogo. The NORIC stockholders, jointly and not severally, agree to indemnify Pogo for losses arising out of:

     - any breach of any representation, warranty, covenant or agreement made by NORIC in the merger agreement

     - any liability of NORIC or of any of the subsidiaries of NORIC other than North Central and its subsidiary incurred or arising out of events which took place prior to the effective time of the merger (but excluding liabilities arising out of the operations of North Central)

     Indemnification of the NORIC Stockholders and NORIC Officers, Directors and Employees. Pogo agrees to indemnify the NORIC stockholders and the NORIC officers, directors and employees for losses arising out of any breach of any representation, warranty, covenant or agreement made by Pogo in the merger agreement.

     Limitations; Proration Among NORIC Stockholders. The indemnities described above are limited to a maximum amount of $63,000,000, or approximately 10% of the merger consideration. The indemnification of Pogo by the NORIC stockholders is further limited to each stockholder's pro rata share of $63,000,000, based upon the pro rata share of the merger consideration received by such stockholder in the merger. Indemnification is only available if a claim for indemnity is made during the twelve months following the effective time of the merger, or in the case of indemnification for their tax liabilities, before the applicable statutes of limitations expire.

     Deductible. The indemnification obligations are subject to a "deductible" of $7,000,000, meaning that the NORIC stockholders, on the one hand, and Pogo, on the other hand, must each absorb the first $7,000,000 of indemnified losses before looking to the indemnifying party for relief. The indemnifying parties will only indemnify the indemnified parties for losses in excess of $7,000,000.

     Tax Indemnity. There is a separate indemnity for tax liabilities. The tax indemnity is subject to the same deductible and maximum dollar amounts described above.

     Letter of Credit. The NORIC stockholders will furnish a letter of credit in favor of Pogo at the closing to secure the payment of their indemnification obligations. If any non-dissenting NORIC stockholders refuse to participate in providing the letter of credit, 10% of the consideration to be received by those NORIC stockholders will be placed into an escrow arrangement to secure their indemnity obligations to Pogo. The letter of credit and the escrowed consideration shall be the sole and exclusive remedy for any claims by Pogo for indemnification.


     Possible Payment in Stock. Under certain circumstances, if a cash payment by Pogo made to satisfy an indemnity obligation or as a required adjustment to the merger consideration would jeopardize the qualification of the merger as a reorganization for tax purposes, then a part or all of the payment may be made in Pogo common stock.


TERMINATION PROVISIONS AND TERMINATION FEE

     Termination by Both Parties or by Either Party. NORIC and Pogo may terminate the merger agreement by mutual written consent. Either Pogo or NORIC may terminate the merger agreement:

     - if the other party has materially breached a representation, warranty, covenant or agreement or if any representation or warranty made by the other party has become untrue in any material respect, in either case such that the condition to closing related to those matters would not be satisfied. The party breaching or making an untrue representation and warranty is entitled to notice of and an opportunity to cure any such breaches or inaccuracies,

     - if the NORIC stockholders do not vote to approve the merger agreement,

     - if the Pogo stockholders do not vote to approve the merger agreement and the related transactions at the special meeting,

     - if the closing has not taken place by June 1, 2001 (except that a party that has failed to fulfill any of its obligations under the agreement, which failure resulted in the failure of the agreement to close by June 1, 2001, may not terminate the agreement under this provision), or

     - if any governmental authority issues an order or takes an action prohibiting the transactions contemplated by the agreement and such order or action has become final and nonappealable.

     Termination Fee. If Pogo or NORIC terminates the merger agreement because the NORIC stockholders did not approve the merger agreement, NORIC shall pay Pogo a termination fee of $12.6 million, or approximately 2% of the estimated consideration to NORIC stockholders. If Pogo or NORIC terminates the agreement because the Pogo shareholders did not vote to approve the merger agreement and the related transactions at the special meeting, Pogo shall pay NORIC a termination fee of $12.6 million, or approximately 2% of the estimated consideration to NORIC stockholders.

     Waiver. Either party may extend the time for performance of any obligation of the other party, waive any breaches or inaccuracies in the representations and warranties of the other party, or waive compliance with any agreement or condition of the other party.

STANDSTILL AND VOTING AGREEMENT

     The following is a summary of the material terms of the standstill and voting agreement, the form of which is an exhibit to the merger agreement which is included as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the standstill and voting agreement. You should read the standstill and voting agreement because it, and not this summary, is the legal document that governs the matters discussed below.


     General. The standstill and voting agreement will be executed at the closing of the merger agreement. Execution of the standstill and voting agreement is a condition to the closing of the merger agreement. The merger agreement requires that the NORIC shareholders who are parties to the merger agreement execute the standstill and voting agreement.


     Standstill Provisions. The standstill and voting agreement provides that the former NORIC stockholders will not purchase or otherwise acquire any Pogo shares except in the merger nor will they propose any merger, tender or exchange offer, restructuring or other business combination or joint venture transaction involving Pogo or propose to purchase any material portion of Pogo's assets. The agreement also provides that the former NORIC shareholders will not solicit proxies or participate in election contests with respect to the election of directors, or join forces with any other party to a proxy solicitation or election contest. The NORIC stockholders have agreed not to initiate stockholder meetings, seek to amend Pogo's Restated Certificate of Incorporation or By-laws, induce or encourage anyone to propose a change of control contest for Pogo, or seek to affect or influence Pogo's board of directors or management or to remove any director from Pogo's board.

     Voting. The former NORIC stockholders have agreed that at all shareholders' meetings, they will vote all their Pogo shares either in accordance with the recommendation of the board of directors, or in equal proportion to the votes cast by other Pogo shareholders. In order to facilitate this process, the former NORIC stockholders have granted an irrevocable proxy to one of their representatives to vote their shares in this manner at any Pogo shareholders' meeting.

     Disposition of Shares. The standstill and voting agreement also provides that the former NORIC stockholders may not sell, give or transfer their shares to any other person except pursuant to the procedures set forth in the registration rights agreement discussed below or to a person who, following any transfer, will own less than 5% of Pogo's voting securities, is not a member of a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act, and has not announced any accumulation of Pogo's voting securities for the purpose of effecting a change of control of Pogo or for any of the other purposes described above under "standstill provisions." Compliance with the procedures set forth in the registration rights agreement includes a prohibition on public resales, other than by means of an underwritten offering allowed under the registration rights agreement, until the 181st day following the effective time of the merger, and a requirement that any public resales during the twelve months thereafter be limited to an aggregate of 1,000,000 shares during any period of 90 consecutive days.

     Term. The standstill and voting agreement will terminate when the former NORIC stockholders and their affiliates and associates collectively own less than 10% of Pogo's outstanding voting securities.

REGISTRATION RIGHTS AGREEMENT

     The following is a summary of the material terms of the registration rights agreement, the form of which is an exhibit to the merger agreement included as Annex A to this document and incorporated in this document by reference. This summary is qualified in its entirety by reference to the registration rights agreement. You should read the registration rights agreement because it, and not this summary, is the legal document that governs the matters discussed below.

     Restrictions on Trading. The former NORIC stockholders may not sell their Pogo common stock for six months from the effective date of the merger.

     Registration of Shares. The registration rights agreement requires Pogo to register for resale under the Securities Act of 1933, as amended, the shares of Pogo common stock issued to stockholders of NORIC in the merger. Pogo must use its reasonable best efforts to accomplish this registration no later than 181 days after the merger is effective. The registration statement may be used by the former stockholders of NORIC:

     - to sell the shares of Pogo common stock issued to them in the merger from time to time, subject to a limitation of 1,000,000 shares during any period of 90 consecutive days during the twelve-month period that begins 181 days after the merger is effective, and

     - on request of at least 50% of the holders, to sell shares of Pogo common stock issued to them in the merger in one underwritten public offering of not less than 4,000,000 nor more than 7,000,000 shares.

Pogo must use its reasonable best efforts to keep this registration statement in effect until two years following the effective time of the merger.

     "Piggyback Rights." In addition, the Registration Rights Agreement requires Pogo to include, if the holders request, shares of Pogo common stock issued to them in the merger in any registration statement it files to sell Pogo common stock itself or for the account of other stockholders. If the shares requested for inclusion exceed the maximum number which the managing underwriter considers appropriate, the shares to be included are allocated first to Pogo and then to the shareholders requesting registration.

     Limitations on Sales Volume. The Registration Rights Agreement provides that the holders who are parties to it are not permitted to sell, pursuant to the registration statement or Rule 144, more than 1,000,000 shares of Pogo common stock acquired in the merger during any period of 90 consecutive days during the twelve-month period beginning 181 days following the effective time of the merger. It also provides that each holder participating in an underwritten offering must enter into a customary lock-up agreement under which the holder agrees not to sell shares of Pogo common stock for a period up to 90 days after the closing of the relevant offering.

     The registration rights agreement also contains customary provisions relating to procedures for registration, blackout periods and indemnification.

                                 THE COMPANIES

ABOUT POGO PRODUCING COMPANY

     Pogo is an independent oil and gas exploration and production company, based in Houston, Texas. Incorporated in 1970, we have, in recent years, established a record of increasing our proven hydrocarbon reserves, principally through exploration, exploitation and development of our properties and the selective acquisition of additional interests in producing properties in which we already have an interest. Through a portfolio of domestic and international properties, we concentrate our efforts on a mix of both offshore and onshore opportunities which provide a balanced exposure to oil and natural gas production. In recent years, we have concentrated our efforts in selected areas where we believe that our expertise, competitive acreage position, or ability to quickly take advantage of new opportunities offer the possibility of relatively high rates of return. Domestically, we have an extensive Gulf of Mexico reserve and acreage position and we are also active in the Permian Basin of southeast New Mexico and west Texas and in other selected areas of Texas and Louisiana. Through our subsidiary Thaipo Limited, we own an interest in the Block B8/32 Concession license in the Gulf of Thailand. Through other subsidiaries we also own interests in Canada, Hungary and in the United Kingdom and Danish sectors of the North Sea.

     Pogo's business strategy is to maximize profitability and shareholder value by:

     - increasing hydrocarbon production levels, leading to increased revenues, cash flow and earnings

     - replacing and expanding our proven hydrocarbon reserves base

     - maintaining appropriate levels of debt and interest, and controlling overhead and operating costs, and

     - expanding exploration and production activities into new and promising geographic areas consistent with our expertise.

     You should consider carefully the information under the caption "Risk Factors." One or more of those risks could negatively impact our ability to implement successfully our business strategy described above.

     Pogo's principal executive offices are located at the following address:

                             Pogo Producing Company
                          5 Greenway Plaza, Suite 2700
                              Houston, Texas 77046
                                 (713) 297-5000

     Additional information concerning Pogo and its subsidiaries is included in our reports and other documents incorporated by reference in this proxy statement. See "Where you can Find More Information" and "Incorporation of Certain Documents by Reference."

ABOUT NORIC AND NORTH CENTRAL


     NORIC Corporation, the parent of North Central, is a privately held New York corporation with 27 stockholders. NORIC's primary asset is its direct and indirect ownership of the stock of North Central. Its other assets are the stock of two non-operating subsidiaries, and approximately $15 million at the closing in cash and cash equivalents which were derived from the sale of the assets of subsidiaries that were not in the energy business, which sales took place prior to the execution of the merger agreement.



     North Central is a privately held independent oil and gas company headquartered in Houston, Texas. It was formed in 1955 to acquire the assets of The North Central Texas Oil Company, Inc., which was a mineral and royalty acquisition company established in 1919. The same group of private owners has controlled North Central for 45 years.

     NORIC's principal executive offices are located at the following address:



                               NORIC Corporation


                                 c/o Goelet LLC


                                425 Park Avenue


                            New York, New York 10022


                                 (212) 588-9555


     North Central employs 77 people, 52 in its Houston office, and 25 field personnel employed by North Central's wholly owned subsidiary, NCO Services, Inc.

     North Central has a geographically focused asset base with its oil and gas properties located in four core areas as follows: Rocky Mountains, South Texas, the Upper Texas Gulf Coast and South Louisiana. In addition, 3% of its proved reserves consist of royalty and mineral interests located in some of the premier producing fields in the United States.


     Rocky Mountains. As of June 30, 2000, 36% of North Central's proved reserves are in its Rocky Mountains core area, and it owns a working interest in over 61,000 gross acres (7,000 net acres). North Central's primary field in this area is the Madden Field which is located in Freemont and Natrona Counties, Wyoming. North Central participated in the field discovery well in 1968. The Madden Field has 72 gross wells at June 30, 2000, producing 225 MMcf per day of gas. Madden produces natural gas from five intervals which range in depth from 5,000 feet to 25,500 feet. North Central owns an approximate 12.5% non-operated working interest in this field.


     Natural gas production (approximately 120 MMcf per day gross) from the Madison formation (below 23,500 feet) contains approximately 32% hydrogen sulfide and carbon dioxide. This gas is processed in a plant (the "Lost Cabin Gas Plant") which removes these inert gases from the gas produced. During 1999 and 2000, a fourth and fifth Madison well were drilled. As a result of this drilling activity, the Lost Cabin Gas Plant is currently being expanded. Upon completion in mid-2002, the plant's inlet capacity will be increased to 313 MMcf per day.

     Since January 1, 1997, North Central has drilled 40 gross wells (5 net wells) in its Rocky Mountains core area, of which 98% have been successfully completed.

     South Texas. North Central's South Texas core area is located in Webb and Zapata Counties, Texas. As of June 30, 2000, 41% of its total proved reserves are in South Texas. Its two largest fields in this core area are the Hundido Field, acquired in 1998, and the Los Mogotes Field, acquired in 1999. North Central owns a working interest in 318 gross wells (172 net wells) of which 188 gross wells are operated by North Central. North Central's gross operated production in South Texas is in excess of 100 MMcf per day. North Central has working interests in approximately 68,000 gross acres (37,000 net acres) and has access to over 400 square miles of three dimensional seismic data. Since January 1, 1997, North Central has drilled 62 gross wells (30 net wells) in its South Texas core area of which 76% have been successfully completed.

     Upper Texas Gulf Coast. North Central's Upper Texas Gulf Coast ("UTGC") core area consists of two primary fields; Manvel Field, Brazoria County, Texas and Seven Oaks Field, Polk County, Texas. North Central owns a working interest in approximately 11,000 gross acres (5,000 net acres). As of June 30, 2000, 4% of North Central's proved reserves are in its UTGC core area. North Central owns a working interest in 49 gross wells (39 net wells) and operates approximately 70% (gross) of these wells. Since January 1, 1997, North Central has drilled 6 gross/net wells in its UTGC core area, all of which have been successfully completed.

     South Louisiana. North Central's South Louisiana core area consists of three primary fields: South Pass Block 24, Myette Point and Main Pass Block 10. As of June 30, 2000, approximately 16% of its proved reserves are in the South Louisiana core area. North Central has a working interest in 104 gross wells (20 net wells) of which 51 gross wells are operated by North Central. North Central owns a working interest in approximately 28,000 gross acres (9,000 net acres). Since January 1, 1997, North Central has drilled 16 gross wells (5 net wells) in this core area of which 63% have been successfully completed.

  Exploration and Production Data

     In the following data, "gross" refers to the total acres or wells in which North Central has an interest and "net" refers to gross acres or wells multiplied by the percentage working interest owned by North Central.

  Acreage

     North Central owns interests in developed and undeveloped oil and gas acreage in four core areas within the United States. These ownership interests generally take the form of "working interests" in oil and gas leases which have varying terms and conditions. The following table shows North Central's interest in developed and undeveloped oil and gas acreage under lease as of June 30, 2000:

                                                       DEVELOPED         UNDEVELOPED
                                                      ACREAGE(A)         ACREAGE(B)
                                                   -----------------   ---------------
                                                    GROSS      NET     GROSS     NET
                                                   -------   -------   ------   ------
Core Areas:
  Rocky Mountains................................   27,484     3,261   33,619    3,988
  South Texas....................................   56,268    27,837   11,685    9,059
  Upper Texas Gulf Coast.........................    9,907     3,163    1,503    1,503
  South Louisiana................................   19,757     4,781    8,054    4,011
                                                   -------   -------   ------   ------
          Total North Central....................  113,416    39,042   54,861   18,561
                                                   =======   =======   ======   ======

---------------

(a) "Developed acreage" consists of lease acres spaced or assignable to production (including acreage held by production) on which wells have been drilled or completed to a point that would permit production of commercial quantities of oil or natural gas.

(b) "Undeveloped acreage" consists of lease acres on which there is currently no commercial production of oil or natural gas. Approximately 27% of the total net undeveloped acreage is under leases that have terms expiring in 2001 (unless otherwise extended). Approximately 16% of the total net undeveloped acreage is under leases that have terms expiring in 2002 (unless otherwise extended).

     In addition, North Central owns over 110,000 net acres of royalty and mineral interests.

  Productive Wells and Drilling Activity


     North Central holds working interests in approximately 555 gross wells as of June 30, 2000, of which approximately 50% are operated by North Central. For the year ended December 31, 2000, North Central had 537 Bcfe of proved reserves of which 89% was natural gas.


     The following table shows North Central's interest in productive oil and natural gas wells as of June 30, 2000. For purposes of this table "productive wells" are defined as wells producing hydrocarbons and wells "capable of production" (e.g., natural gas wells waiting for pipeline connections or necessary governmental certification to commence deliveries and oil wells waiting to be connected to currently installed production facilities).

                                                              GROSS WELLS   NET WELLS
                                                              -----------   ---------
Core Areas:
  Rocky Mountains...........................................       84           8.8
  South Texas...............................................      318         171.7
  South Louisiana...........................................      104          19.6
  Upper Texas Gulf Coast....................................       49          38.7
                                                                  ---         -----
          Total.............................................      555         238.8
                                                                  ===         =====

     The following table shows the number of gross and net exploratory and development wells in which North Central has participated, the number of gross and net wells successfully completed and the success rate percentage during the periods indicated. A well is considered successful upon the installation of permanent equipment for the production of hydrocarbons or when electric logs run to evaluate such wells indicate the presence of commercially producible hydrocarbons and North Central currently intends to complete such wells.

                                             WELLS DRILLED     SUCCESSFUL    SUCCESS RATE(%)
                                             --------------   ------------   ----------------
                                             GROSS     NET    GROSS   NET    GROSS       NET
                                             ------   -----   -----   ----   ------      ----
1997
  Exploratory..............................     5      1.4      1      0.2     20         14
  Development..............................    27      5.6     23      5.1     85         91
                                               --     ----     --     ----     --         --
  Total....................................    32      7.0     24      5.3     75         76
                                               ==     ====     ==     ====     ==         ==
1998
  Exploratory..............................     7      2.8      4      1.4     57         50
  Development..............................    30     12.1     27     11.1     90         92
                                               --     ----     --     ----     --         --
  Total....................................    37     14.9     31     12.5     84         84
                                               ==     ====     ==     ====     ==         ==
1999
  Exploratory..............................     3      1.9      2      1.2     67         63
  Development..............................    30     11.1     27      9.0     90         81
                                               --     ----     --     ----     --         --
  Total....................................    33     13.0     29     10.2     88         78
                                               ==     ====     ==     ====     ==         ==
Jan-June 2000
  Exploratory..............................     4      2.5      2      0.7     50         28
  Development..............................    18      7.4     15      6.3     83         85
                                               --     ----     --     ----     --         --
  Total....................................    22      9.9     17      7.0     77         71
                                               ==     ====     ==     ====     ==         ==

  Per Unit Sales Price and Production Costs

     The following table shows the average per unit sales price by product and per unit production costs during the periods indicated. For discussion of North Central's production, average sales prices received and production costs see "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                                                  SIX MONTHS
                                                     ENDED
                                                 JUNE 30, 2000    1999     1998     1997
                                                 -------------   ------   ------   ------
Average unit sales price:
  Oil (Bbl)....................................     $26.30       $17.01   $12.57   $19.43
  Gas (Mcf)....................................     $ 2.50       $ 2.17   $ 2.23   $ 2.54
Net equivalent thousand cubic feet of gas
  (a)..........................................     $ 2.84       $ 2.30   $ 2.19   $ 2.77
Average unit production cost: (a)
  Net equivalent thousand cubic feet of gas....     $ 0.54       $ 0.55   $ 0.62   $ 0.86

---------------

(a) Bbls of oil, Mcf of gas and production costs were converted to common units of measure (net equivalent thousand cubic feet of gas) on the basis of relative energy content (1 Bbl equals 6 Mcf). Production costs include lifting costs, lease operating cost and severance, ad valorem and other production taxes.

  Reserves

     North Central has a geographically focused reserve base, with approximately 20 fields in four core areas. Of its proved reserves, 90% are located in seven fields, of which five are operated by North Central. North Central's strategy has been to maximize profit margins and increase reserves by (1) cost efficiency, including the use of technology in a cost-efficient manner; (2) increasing the percentage of North Central operated properties; and (3) other operational efficiencies such as building a critical mass in core producing areas and rationalizing its portfolio of producing properties.

     The following table sets forth information as to North Central's net total proved and proved developed reserves as of June 30, 2000 and December 31, 1999, 1998 and 1997, and the present value as of such dates of the estimated future net revenues from the production and sale of those reserves discounted at 10% in accordance with criteria prescribed by the Securities and Exchange Commission.


                                                                     AS OF DECEMBER 31,
                                                              --------------------------------
                                                                 2000        1999       1998
                                                              ----------   --------   --------
Total proved reserves:
  Oil, condensate, and natural gas liquids(MBbls)...........      10,100      9,100      9,500
                                                              ==========   ========   ========
  Natural gas(MMcf).........................................     476,400    377,700    332,200
                                                              ==========   ========   ========
  Present value of estimated future net revenues, before
     income taxes (in thousands)............................  $2,147,500   $323,100   $225,500
                                                              ==========   ========   ========
Total proved developed reserves:
  Oil, condensate, and natural gas liquids (MBbls)..........       9,100      8,400      9,000
                                                              ==========   ========   ========
  Natural gas (MMcf)........................................     366,600    311,400    270,500
                                                              ==========   ========   ========
  Present value of estimated future net revenues, before
     income taxes (in thousands)............................  $1,655,600   $295,100   $198,500
                                                              ==========   ========   ========


     North Central's proved oil and gas reserves are located principally in the United States with an immaterial amount located in Canada. The quantities in the preceding table are based upon North Central's estimates as reviewed by its independent petroleum engineers, Miller and Lents, Ltd.


     In computing future revenues from gas reserves, prices in effect at December 31, 2000, 1999, and 1998 were used, including current market prices and contract prices. In accordance with Commission guidelines, the gas prices that were used make no allowances for seasonal variations in gas prices. In computing future revenues of gas sold, current market prices for the area were held constant to depletion of the reserves. In computing future revenues from crude oil and natural gas liquids, prices in effect at December 31, 2000, 1999 and 1998 were used and were held constant to depletion of the reserves. The future revenues are adjusted to reflect North Central's net revenue interest in these reserves, as well as any ad valorem and other severance taxes, but do not include any provisions for corporate income taxes.


     Operating costs include costs directly applicable to the leases or wells. Development costs are based on authorizations for expenditure for the proposed work or actual costs for similar projects. The estimated net cost of abandonment after salvage was considered where such costs are significant.

     No deduction was made for indirect costs such as general and administrative and overhead expenses, loan repayments, interest expenses and exploration and development prepayments. Accumulated gas production imbalances, if any, have been taken into account.

     The future prices received by North Central for the sales of its production may be higher or lower than the prices used in calculating the estimates of future net revenues and the present value thereof as set forth herein, and the operating costs and other costs relating to such production may also increase or decrease from existing levels; however, such possible changes in prices and costs were, in accordance with rules adopted by the Commission, omitted from consideration in arriving at such estimates.

     There are numerous uncertainties in estimating the quantity of proved reserves and in projecting the future rates of production and timing of development expenditures. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way, and estimates of other engineers might differ materially from those presented. The accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Results of drilling, testing and production subsequent to the date of the estimate may justify revision of such estimate, which revisions may be material. Accordingly, reserve estimates are often different from the quantities of oil and gas that are ultimately recovered.

               NORTH CENTRAL MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATION

FINANCIAL AND OPERATING RESULTS

COMPARISON OF NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999

     Net income increased 354% from $2,800,000 for the nine months ended September 30, 1999 to $12,700,000 for the nine months ended September 30, 2000. The increase in net income was due to increased oil and gas sales partially offset by higher production costs, depreciation, depletion and amortization (DD&A), deferred compensation and other expense and federal income taxes.

     Oil and gas sales increased 67% from $58,900,000 for the nine months ended September 30, 1999 to $98,600,000 for the nine months ended September 30, 2000. The increase in oil and gas sales was due to a 23% increase in gas production volumes, a 32% increase in the average gas price and an 81% increase in the average oil price. The following table summarizes oil and gas sales, related volumes and average prices for the periods presented.

                                                                 NINE MONTHS ENDED
                                                                   SEPTEMBER 30,
                                                             -------------------------
                                                                2000          1999
                                                             -----------   -----------
Gas Sales..................................................  $73,700,000   $45,300,000
Gas Production (Mcf).......................................   27,000,000    21,900,000
Average Price per Mcf......................................  $      2.73   $      2.07
Oil Sales..................................................  $24,900,000   $13,600,000
Oil Production (Bbls)......................................      900,000       900,000
Average Price per Bbl......................................  $     27.47   $     15.19

     Gas sales for the nine months ended September 30, 2000 increased 63% as compared to the same period of 1999 due to the increases in production volumes and average per-unit prices. The increase in gas production volumes was primarily due to the acquisition of Los Mogotes field in April 1999 and successful exploration and development drilling at Hundido, Madden, Los Mogotes and Taylor Point fields. These increases were partially offset by a reduction in gas volumes sold from Hereford Ranch due to the shrinkage caused by the processing of liquids and normal depletion for this field. The following table summarizes production volumes sold for the fields discussed above:

                                                                NINE MONTHS ENDED
                                                                  SEPTEMBER 30,
                                                              ---------------------
GAS PRODUCTION BY FIELD (MCF)                                   2000        1999
-----------------------------                                 ---------   ---------
Los Mogotes.................................................  5,800,000   2,200,000
Hundido.....................................................  6,100,000   5,000,000
Madden......................................................  5,000,000   4,200,000
Taylor Point................................................  3,200,000   2,600,000
Hereford Ranch..............................................  2,900,000   4,300,000

     Oil sales for the nine months ended September 30, 2000 increased 83% due to the increase in the average sales price per-barrel.

     Production costs (production expenses plus production taxes) increased 24% from $15,200,000 for the nine months ended September 30, 1999 to $18,800,000 for the nine months ended September 30, 2000. The increase was primarily due to higher production taxes resulting from the increase in oil and gas prices and volumes discussed earlier. Additionally, production costs increased due to the inclusion of a full nine months of operating expenses for the Los Mogotes field in the current period versus only five months of operating expenses for this field in the nine months ended September 30, 1999.

     On a per unit basis, production costs increased 4% from $0.56 per Mcfe for the nine months ended September 30, 1999 to $0.58 per Mcfe for the nine months ended September 30, 2000. The increase on a per unit basis was due to the cost increases discussed above which were almost completely offset by the increase in production volumes.

     DD&A increased 3% from $22,800,000 for the nine months ended September 30, 1999 to $23,500,000 for the nine months ended September 30, 2000. The increase in DD&A was due to costs and reserves recorded in connection with the Los Mogotes acquisition and the increased natural gas production volumes discussed earlier. More significantly, on a per-unit basis, the composite DD&A rate has decreased from $0.84 per Mcfe for the nine months ended September 30, 1999 to $0.72 per Mcfe for the nine months ended September 30, 2000. The decrease in the composite DD&A rate was primarily the result of additions to costs and reserves at a rate lower than the previous composite DD&A rate including the favorable impact from the Los Mogotes acquisition.

     General and administrative expenses increased 14% from $2,900,000 for the nine months ended September 30, 1999 to $3,300,000 for the nine months ended September 30, 2000. The increase was primarily due to an increase in incentive compensation. Despite the increase in total expenses, general and administrative expenses on a per-unit basis have decreased from $.11 per Mcfe for the nine months ended September 30, 1999 to $.10 per Mcfe for the nine months ended September 30, 2000, due to the increases in production volumes discussed earlier.

     Deferred compensation and other expense which primarily consists of the accrual of deferred compensation under North Central's phantom share plan increased from $2,500,000 for the nine months ended September 30, 1999 to $21,700,000 for the nine months ended September 30, 2000. Due to the pending merger of NORIC with Pogo Producing Company, the estimated stock valuation used to compute the phantom share liability has been adjusted to equal the merger consideration.

     The provision for federal income taxes increased from $1,500,000 for the nine months ended September 30, 1999 to $6,900,000 for the nine months ended September 30, 2000 due to the $15,300,000 increase in pre-tax financial statement income. Federal income taxes are provided at the statutory rate, reduced for the effects of statutory depletion in excess of tax basis allowed for federal income tax reporting purposes.

COMPARISON OF YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997

     North Central reported net income of $4,500,000 for 1999, compared to a net loss of $2,400,000 in 1998 and net income of $5,100,000 in 1997. The increase in net income for 1999 as compared to 1998 was due to increased oil and gas sales offset by higher DD&A expense, interest expense and deferred compensation and other expense. As compared to 1997, net income for the current year has decreased primarily due to higher DD&A, interest and deferred compensation and other expenses offset by higher oil and gas sales.

OIL AND GAS SALES

     Oil and gas sales increased 54% from $57,000,000 for the years ended December 31, 1998 and 1997 to $88,000,000 for the year ended December 31, 1999. The increase in oil and gas sales was due to increases of 70% and 123% in equivalent gas production volumes (6 Mcf of gas to 1 barrel of oil) over 1998 and 1997 levels, respectively. The 1999 increase over 1997 was partially offset by a 15% decrease in the average price that North Central received for its natural gas production volumes and a 12% decrease in the average price that North Central received for its crude oil production. The following table summarizes oil and gas sales, related volumes and average prices for the periods presented.

                                                        YEAR ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1999          1998          1997
                                                -----------   -----------   -----------
Gas Sales.....................................  $66,600,000   $40,000,000   $34,700,000
Gas Production (Mcf)..........................   30,600,000    18,000,000    13,700,000
Average Price per Mcf.........................  $      2.17   $      2.23   $      2.54
Oil Sales.....................................  $21,400,000   $17,000,000   $22,300,000
Oil Production (Bbls).........................    1,260,000     1,350,000     1,150,000
Average Price per Bbl.........................  $     17.01   $     12.57   $     19.43

     Gas sales for the year ended December 31, 1999 increased 67% as compared to 1998 due to the increase in production volumes. The increase in gas production volumes was primarily due to the acquisition of Hundido and Mujeres Creek fields in November 1998 and the acquisition of Los Mogotes field in April 1999 (the producing property acquisitions), the expansion of the Madden gas plant capacity in July 1999 allowing for increased flow rates, and the increased ownership interest at Madden field from the reorganization of affiliated entities in May 1998. Gas sales for the year ended December 31, 1999 increased 92% as compared to 1997 due to the increase in production volumes resulting from the producing property acquisitions which was partially offset by the decrease in the average price received for natural gas production. The following table summarizes production volumes from fields discussed above:

                                                           YEAR ENDED DECEMBER 31,
                                                      ---------------------------------
GAS PRODUCTION BY FIELD (MCF):                          1999        1998        1997
------------------------------                        ---------   ---------   ---------
Madden..............................................  6,000,000   4,100,000   2,100,000
Hundido and Mujeres Creek...........................  8,000,000   1,200,000          --
Los Mogotes.........................................  3,500,000          --          --

     Oil sales for the year ended December 31, 1999 increased 26% as compared to 1998 due to a 35% increase in the average sales price per barrel. Oil sales for the year ended December 31, 1999 decreased 4% as compared to 1997 due to a 12% decrease in the average sales price per barrel partially offset by a 10% increase in oil volumes sold. The increase in oil volumes sold was primarily due to successful developmental drilling at Taylor Point.

COSTS AND EXPENSES

                                                           % CHANGE                 % CHANGE
                                                           1999 TO                  1999 TO
                                  1999          1998         1998        1997         1997
                               -----------   -----------   --------   -----------   --------
Production expenses..........  $14,400,000   $11,900,000      21%     $13,200,000       9%
Production and other taxes...  $ 7,100,000   $ 4,500,000      58%     $ 4,500,000      58%
Depreciation, depletion and
  amortization...............  $31,300,000   $22,800,000      37%     $14,400,000     117%
Exploration costs............  $ 6,900,000   $11,800,000     (42%)    $10,200,000     (32%)
General and administrative...  $ 4,800,000   $ 4,900,000      (2%)    $ 4,000,000      20%
Interest expense.............  $ 9,300,000   $ 4,600,000     102%     $ 2,800,000     232%
Deferred compensation and
  other expense..............  $ 7,400,000   $ 1,500,000     393%     $ 1,300,000     469%
Income tax expense
  (benefit)..................  $ 2,800,000   $  (800,000)    N/A      $ 2,400,000      17%

PRODUCTION EXPENSES

     The increase in production expenses for 1999 as compared to 1998 and 1997 was due to the producing property acquisitions discussed earlier. Due to the increases in production volumes during the three-year period, production expenses on a per-unit basis have decreased from $0.65 per Mcfe in 1997 down to $0.46 per Mcfe for 1998 and down to $0.38 per Mcfe for 1999.

PRODUCTION AND OTHER TAXES

     Production and other taxes increased for 1999, compared with 1998 and 1997, due to increased oil and gas sales. Production and other taxes on a per-unit basis for 1999, 1998 and 1997 were $0.17, $0.16 and $0.22 per Mcfe, respectively. Per-unit production and other taxes in 1997 were higher than in 1998 or 1999 due to the higher prices received for oil and gas during 1997 as compared to the other years.

DEPRECIATION, DEPLETION AND AMORTIZATION

     DD&A increased for 1999 as compared to 1998 and 1997 due to the expense recorded for costs incurred for the reorganization of affiliated entities and the acquisition of the minority interests by NORIC, the parent company of North Central, in May 1998, and production increases resulting from the producing property acquisitions. The composite DD&A rate on a per-unit basis for 1999, 1998 and 1997 was $0.82, $0.87 and $0.70 per Mcfe, respectively. The increase in the per-unit composite DD&A rate was caused by the recording of the purchase cost attributable to NORIC's acquisition of the minority interests. The increased basis in oil and gas properties recorded for this transaction increased the per-unit composite DD&A rate by $0.12 and $0.15 in 1999 and 1998, respectively.

EXPLORATION COSTS

     Exploration costs decreased for 1999 as compared to 1998 and 1997 due to successful exploratory drilling which resulted in lower dry hole costs and charges related to surrendered and expired leases. The decrease was also affected by lower geological and geophysical expense incurred in 1999 as compared to the levels incurred in 1998 and 1997 when North Central was building an inventory of exploration drilling opportunities. In 1999, North Central focused on exploiting the development opportunities on its producing property acquisitions.

GENERAL AND ADMINISTRATIVE EXPENSES

     General and administrative expenses decreased slightly for 1999 as compared to 1998 due to an increase in the amount of overhead reimbursements received by North Central in 1999. The slight decrease in general and administrative expenses and the increase in production volumes have lowered per-unit general and administrative expense from $0.19 Mcfe in 1998 to $0.13 per Mcfe in 1999. General and administrative expenses increased for 1999 as compared to 1997 due to increased staff levels and decreased overhead reimbursements from the affiliates involved in the May 1998 reorganization. Despite this increase, general and administrative expenses decreased from $0.20 per Mcfe in 1997 to $0.13 per Mcfe in 1999 as a result of the increase in production volumes.

INTEREST EXPENSE

     Interest expense increased in 1999 as compared to both 1998 and 1997 primarily due to increased debt levels incurred to finance the Madden gas plant expansion and producing property acquisitions.

DEFERRED COMPENSATION AND OTHER EXPENSE

     Deferred compensation and other expense primarily consists of the accrual of deferred compensation under North Central's phantom share plan. The increased expense for 1999 as compared to both 1998 and 1997 is due to the increase in the estimated fair value of North Central's common stock. The accrual is adjusted based on the number of phantom shares granted and North Central's estimated stock valuation.

INCOME TAX EXPENSE (BENEFIT)

     North Central's income tax expense for 1999 and 1997 resulted from pre-tax income from North Central's operations. The income tax benefit for 1998 resulted from the pre-tax loss from North Central's operations. Federal income tax expense (benefit) was provided at the statutory rate, which was reduced for the effects of statutory depletion in excess of tax basis allowed for federal income tax reporting purposes.

LIQUIDITY AND CAPITAL RESOURCES

     North Central's primary sources of liquidity are the cash provided by operating activities, sales of non-core properties and debt financing. North Central's cash needs are primarily the acquisition, exploration and development of oil and gas properties. North Central generally finances its exploration and development using internally generated cash flow and uses debt financing for property acquisitions. However, in 1998, North Central issued equity for oil and gas properties and other assets and liabilities.

     Excluding the net cash used to unwind North Central's hedge positions discussed below, cash provided by operating activities increased $28,900,000 to $62,600,000 for the nine months ended September 30, 2000. The increase in operating cash flow was due to increased oil and gas sales as a result of higher product prices and production volumes sold. The increases in product prices and volumes sold are also responsible for the $7,800,000 increase in accounts receivable and the $7,100,000 increase in royalties and revenue payable.

     During the quarter ended September 30, 2000, North Central terminated all of its commodity hedges for production after December 2000, all of its basis hedges for periods after September 2000, and all of its interest rate hedges for periods after July 2000. The amounts paid to unwind the commodity and basis hedges totaled $30,100,000. North Central received $2,600,000 when unwinding its interest rate hedges. These amounts paid and received are recorded in the financial statements as deferred charges and deferred income, respectively. The deferred income was amortized down to $2,500,000 as of September 30, 2000.

     North Central has entered into a revolving credit agreement which provides for a $175,000,000 revolving credit facility. The amount that may be borrowed under the credit agreement may not exceed a borrowing base. Generally, the borrowing base is determined semi-annually by the lenders in accordance with the credit agreement, based on the lenders' usual and customary criteria for oil and gas transactions. As of December 8, 2000, there was $124,500,000 outstanding under the credit agreement and the borrowing base established by the lenders was $175,000,000.

     In November 2000, NORIC's board of directors approved a definitive merger agreement whereby NORIC would be acquired by Pogo. The transaction is conditioned upon, among other things, the approval of the stockholders of both companies and customary regulatory approvals. NORIC and Pogo currently anticipate that the transaction can be completed in the first quarter of 2001.

     In connection with the closing of the merger, the credit agreement will be terminated and Pogo will refinance North Central's long-term debt under its credit facility. In addition, the merger will result in immediate vesting of phantom shares granted under North Central's phantom share plan. The merger agreement provides that amounts payable under the phantom share plan shall be paid by North Central immediately prior to the closing of the merger. North Central had accrued $31,900,000 of this liability at September 30, 2000.

     North Central's expenditures for the acquisition, exploration and development of oil and gas properties totaled $43,300,000 for the nine months ended September 30, 2000 as compared to $41,700,000 for the comparable period in 1999. In 2000, all capital expenditures were for exploration and development, whereas the 1999 expenditures included $24,600,000 for acquisitions and $17,100,000 for exploration and development. Investing cash flows in 1999 were also supplemented by $4,800,000 in proceeds from the sale of non-core properties.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Stockholders,
North Central Oil Corporation:

We have audited the accompanying consolidated balance sheets of North Central Oil Corporation (a Delaware corporation) and subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of North Central's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North Central Oil Corporation and subsidiaries as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999 in conformity with accounting principles generally accepted in the United States.

As described in Note 2 of the Notes to the Consolidated Financial Statements, North Central restated its December 31, 1999 and 1998 financial statements to include the purchase cost attributable to the acquisition of the minority interests by NORIC.

                                            ARTHUR ANDERSEN LLP

Houston, Texas
December 8, 2000

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                               NINE MONTHS ENDED           YEAR ENDED
                                                 SEPTEMBER 30,            DECEMBER 31,
                                               -----------------   ---------------------------
                                                2000      1999      1999      1998      1997
                                               -------   -------   -------   -------   -------
                                                          (EXPRESSED IN THOUSANDS)
                                                  (UNAUDITED)
REVENUE:
  Oil and gas sales..........................  $98,600   $58,900   $88,000   $57,000   $57,000
  Interest and other income..................      600       600       800       700       700
  Gain (loss) on sale of assets..............       --      (800)     (900)      500       200
                                               -------   -------   -------   -------   -------
          Total revenue......................   99,200    58,700    87,900    58,200    57,900
                                               -------   -------   -------   -------   -------
COSTS AND EXPENSES:
  Production expenses........................   12,200    10,600    14,400    11,900    13,200
  Production and other taxes.................    6,900     4,900     7,100     4,500     4,500
  Depreciation, depletion and amortization...   23,500    22,800    31,300    22,800    14,400
  Exploration costs..........................    4,600     3,700     6,900    11,800    10,200
  General and administrative expenses........    3,300     2,900     4,800     4,900     4,000
  Interest expense...........................    7,400     7,000     9,300     4,600     2,800
  Deferred compensation and other expense....   21,700     2,500     7,400     1,500     1,300
                                               -------   -------   -------   -------   -------
          Total costs and expenses...........   79,600    54,400    81,200    62,000    50,400
                                               -------   -------   -------   -------   -------
INCOME (LOSS) BEFORE FEDERAL INCOME TAXES....   19,600     4,300     6,700    (3,800)    7,500
FEDERAL INCOME TAX PROVISION (BENEFIT).......    6,900     1,500     2,200    (1,400)    2,400
                                               -------   -------   -------   -------   -------
NET INCOME (LOSS)............................  $12,700   $ 2,800   $ 4,500   $(2,400)  $ 5,100
                                               =======   =======   =======   =======   =======

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                     ASSETS

                                                                                DECEMBER 31,
                                                            SEPTEMBER 30,   --------------------
                                                                2000          1999        1998
                                                            -------------   ---------   --------
                                                                  (EXPRESSED IN THOUSANDS)
                                                             (UNAUDITED)
CURRENT ASSETS:
  Cash and cash equivalents...............................    $  11,400     $   6,300   $  4,900
  Accounts receivable.....................................       19,100        11,000     12,300
  Federal income taxes receivable -- NORIC................        3,700            --         --
  Federal income taxes receivable.........................           --            --        500
  Prepaid expenses and other current assets...............        1,000           900      2,000
                                                              ---------     ---------   --------
          Total current assets............................       35,200        18,200     19,700
                                                              ---------     ---------   --------
PROPERTY AND EQUIPMENT (AT COST):
  Oil and gas properties (successful-efforts method)......      421,700       383,300    340,000
  Other fixed assets......................................        5,500         5,300      5,100
                                                              ---------     ---------   --------
                                                                427,200       388,600    345,100
  Less accumulated depreciation, depletion, and
     amortization.........................................     (135,800)     (112,500)   (87,600)
                                                              ---------     ---------   --------
  Property and equipment, net.............................      291,400       276,100    257,500
                                                              ---------     ---------   --------
OTHER ASSETS:
  Deferred charges -- commodity hedges....................       30,100            --         --
  Gas imbalance receivable................................        2,200         2,000      2,500
  Other noncurrent assets.................................        1,500         1,100      1,200
                                                              ---------     ---------   --------
                                                                 33,800         3,100      3,700
                                                              ---------     ---------   --------
TOTAL ASSETS..............................................    $ 360,400     $ 297,400   $280,900
                                                              =========     =========   ========

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND STOCKHOLDERS' EQUITY

                                                                                DECEMBER 31,
                                                             SEPTEMBER 30,   -------------------
                                                                 2000          1999       1998
                                                             -------------   --------   --------
                                                                  (EXPRESSED IN THOUSANDS)
                                                              (UNAUDITED)
CURRENT LIABILITIES:
  Accounts payable and accrued liabilities.................    $ 21,800      $ 16,000   $ 13,500
  Royalties and revenue payable............................      14,600         7,500      3,200
  Federal income taxes payable -- NORIC....................          --         1,100         --
                                                               --------      --------   --------
          Total current liabilities........................      36,400        24,600     16,700
                                                               --------      --------   --------
OTHER LIABILITIES:
  Long-term debt...........................................     134,000       120,000    123,000
  Deferred federal income taxes payable....................      28,000        26,900     26,800
  Deferred compensation....................................      32,000        11,000      4,000
  Deferred income -- interest rate hedges..................       2,500            --         --
  Other noncurrent liabilities.............................       1,300         1,400      1,400
                                                               --------      --------   --------
                                                                197,800       159,300    155,200
                                                               --------      --------   --------
COMMITMENTS AND CONTINGENCIES (SEE NOTE 9):
STOCKHOLDERS' EQUITY:
  Common stock, $1 par value, 750,000 shares authorized,
     184,937 shares issued.................................         200           200        200
  Additional paid-in capital...............................      48,100        48,100     48,100
  Retained earnings........................................     100,500        87,800     83,300
                                                               --------      --------   --------
                                                                148,800       136,100    131,600
  Less 121,009 shares treasury stock, at cost..............     (22,600)      (22,600)   (22,600)
                                                               --------      --------   --------
                                                                126,200       113,500    109,000
                                                               --------      --------   --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.................    $360,400      $297,400   $280,900
                                                               ========      ========   ========

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                         NINE MONTHS                   YEAR ENDED
                                                     ENDED SEPTEMBER 30,              DECEMBER 31,
                                                     --------------------   --------------------------------
                                                       2000       1999        1999        1998        1997
                                                     --------   ---------   ---------   ---------   --------
                                                                    (EXPRESSED IN THOUSANDS)
                                                         (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)................................  $ 12,700   $   2,800   $   4,500   $  (2,400)  $  5,100
                                                     --------   ---------   ---------   ---------   --------
  Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
      (Gain) loss on sale of assets................        --         800         900        (500)      (200)
      Depreciation, depletion and amortization.....    23,500      22,800      31,300      22,800     14,400
      Exploration costs............................     4,600       3,700       6,900      11,800     10,200
      Deferred federal income tax provision
         (benefit).................................     1,100          --         100      (1,300)     1,100
      Deferred compensation and other expense......    21,300       2,200       7,000       1,500      1,300
      Changes in other assets and liabilities:
         Accounts receivable.......................    (7,800)       (700)     (2,400)       (900)     1,500
         Federal income taxes receivable/payable...    (4,800)      1,200       1,600        (100)      (500)
         Prepaid expenses and other current
           assets..................................      (300)         --         200        (800)       200
         Deferred charges -- commodity hedges......   (30,100)         --          --          --         --
         Gas imbalance receivable..................      (200)        400         500         800       (100)
         Accounts payable and accrued
           liabilities.............................     5,800      (2,600)      2,500       6,200     (3,300)
         Royalties and revenue payable.............     7,100       3,100       4,300      (2,100)    (5,200)
         Deferred compensation.....................      (300)         --          --          --         --
         Deferred income -- interest rate hedges...     2,500          --          --          --         --
         Other noncurrent liabilities..............      (100)         --          --          --       (100)
                                                     --------   ---------   ---------   ---------   --------
  Total adjustments................................    22,300      30,900      52,900      37,400     19,300
                                                     --------   ---------   ---------   ---------   --------
         Net cash provided by operating
           activities..............................    35,000      33,700      57,400      35,000     24,400
                                                     --------   ---------   ---------   ---------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the sale of assets.................       400       4,800       4,900       3,500        500
  Acquisition, exploration and development of oil
    and gas properties.............................   (43,300)    (41,700)    (57,700)   (120,500)   (39,600)
  Advances to operators............................        --          --         200        (100)        --
  Net change in other fixed and noncurrent
    assets.........................................    (1,000)       (400)       (400)       (500)      (800)
                                                     --------   ---------   ---------   ---------   --------
         Net cash used by investing activities.....   (43,900)    (37,300)    (53,000)   (117,600)   (39,900)
                                                     --------   ---------   ---------   ---------   --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from long-term debt.....................    34,000     139,000     139,000     167,600     19,500
  Repayment of long-term debt......................   (20,000)   (136,000)   (142,000)    (82,500)   (11,500)
  Proceeds from issuance of stock..................        --          --          --         200         --
                                                     --------   ---------   ---------   ---------   --------
         Net cash provided (used) by financing
           activities..............................    14,000       3,000      (3,000)     85,300      8,000
                                                     --------   ---------   ---------   ---------   --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS......................................     5,100        (600)      1,400       2,700     (7,500)
CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE
  PERIOD...........................................     6,300       4,900       4,900       2,200      9,700
                                                     --------   ---------   ---------   ---------   --------
CASH AND CASH EQUIVALENTS AT THE END OF THE
  PERIOD...........................................  $ 11,400   $   4,300   $   6,300   $   4,900   $  2,200
                                                     ========   =========   =========   =========   ========
Supplemental cash flow disclosure:
  Interest paid....................................  $  6,300   $   6,100   $   9,700   $   4,700   $  2,400
                                                     ========   =========   =========   =========   ========
  Income taxes paid................................  $ 10,600   $   1,000   $   1,000   $      --   $  1,700
                                                     ========   =========   =========   =========   ========

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                                 TREASURY STOCK,
                                       COMMON STOCK     ADDITIONAL                   AT COST
                                     ----------------    PAID-IN     RETAINED   -----------------
                                     SHARES    AMOUNT    CAPITAL     EARNINGS   SHARES    AMOUNT
                                     -------   ------   ----------   --------   -------   -------
                                              (DOLLARS EXPRESSED IN THOUSANDS)
BALANCE AT DECEMBER 31, 1996.......  179,267    $200     $ 1,900     $ 80,600   121,009   $22,600
Net income.........................       --      --          --        5,100        --        --
                                     -------    ----     -------     --------   -------   -------
BALANCE AT DECEMBER 31, 1997.......  179,267     200       1,900       85,700   121,009    22,600
Stock issued in connection with
  reorganization of affiliated
  entities (See Note 3)............    5,670      --      19,200           --        --        --
Acquisition of minority interest by
  NORIC (See Note 3)...............       --      --      27,000           --        --        --
Net income (loss)..................       --      --          --       (2,400)       --        --
                                     -------    ----     -------     --------   -------   -------
BALANCE AT DECEMBER 31, 1998.......  184,937     200      48,100       83,300   121,009    22,600
Net income.........................       --      --          --        4,500        --        --
                                     -------    ----     -------     --------   -------   -------
BALANCE AT DECEMBER 31, 1999.......  184,937     200      48,100       87,800   121,009    22,600
Net income (unaudited).............       --      --          --       12,700        --        --
                                     -------    ----     -------     --------   -------   -------
BALANCE AT SEPTEMBER 30, 2000
  (UNAUDITED)......................  184,937    $200     $48,100     $100,500   121,009   $22,600
                                     =======    ====     =======     ========   =======   =======

          See accompanying notes to consolidated financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. ORGANIZATION

     North Central Oil Corporation, together with its wholly-owned subsidiaries ("North Central"), is a privately held independent oil and gas company incorporated under the laws of the state of Delaware in 1955. North Central is wholly-owned directly and indirectly by a single entity, NORIC Corporation ("NORIC"). North Central is in the business of acquiring, exploring, developing and producing oil and gas reserves. In addition, North Central is the manager of certain joint venture programs and affiliated entities (collectively, the "Affiliates").

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of North Central, its wholly-owned subsidiaries and its proportionate share of the assets, liabilities, revenue and expenses of the Affiliates. These financial statements have been prepared in accordance with generally accepted accounting principles and all significant intercompany accounts and transactions have been eliminated. Additionally, certain reclassifications have been made to conform the prior year data to the current format.

RESTATEMENT

     As discussed in Note 3, effective May 1, 1998, NORIC acquired the minority interests in North Central. North Central's financial statements for 1998 and 1999 were originally issued without including the purchase cost attributable to the acquisition of the minority interests by NORIC. The accompanying financial statements for 1998 and 1999 have been restated to record the purchase cost attributable to the acquisition of the minority interests in North Central's separate financial statements. This restatement resulted in a reduction of net income before federal income taxes of $4,700,000 and $5,600,000 and a reduction of net income of $3,100,000 and $3,700,000 for the years ended December 31, 1999 and 1998, respectively.

CASH AND CASH EQUIVALENTS

     Cash in excess of North Central's daily requirements is generally invested in short-term, highly liquid investments with maturities of three months or less. Such investments are carried at cost, which approximates market, and are considered to be cash equivalents.

PROPERTY AND EQUIPMENT

     Oil and gas properties are accounted for on the successful-efforts method whereby costs, including lease acquisition costs, lease and well equipment and intangible drilling costs associated with exploration efforts which result in the discovery of proved reserves and costs associated with development efforts, whether or not successful, are capitalized. If an exploratory well is determined to be dry, the capitalized exploratory costs are charged to expense. All other exploratory costs are charged to expense as incurred.

     Capitalized costs of oil and gas properties are amortized on a property-by-property basis using the unit-of-production method based on units of proved reserves. In the event that the net capitalized costs of an oil and gas property were to exceed its undiscounted future net cash flows, the carrying value of such property would be reduced to its fair value through a charge to current operations.

     Costs of acquiring unevaluated oil and gas properties to be explored by North Central are capitalized and subsequently are transferred to producing oil and gas properties when a lease or other mineral interest becomes productive or are charged to expense at such time as the lease or other mineral interest is surrendered or determined to be unproductive.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

     When assets are sold, the difference between the proceeds and the net book value is credited or charged to income as gain or loss.

GAS IMBALANCES

     Gas imbalances result when joint owners of an oil and gas property take more or less production from the property than they are entitled to based on their ownership percentages in the property. North Central accounts for its share of such imbalances under the entitlements method whereby it records revenue for its share of production whether or not the gas is actually taken. Differences between the amounts taken and the amounts to which North Central is entitled are reflected as gas imbalance receivables or payables.

STOCK-BASED COMPENSATION

     North Central measures the liability for its phantom share incentive compensation plan based on the change in the fair value of phantom shares granted over their respective grant price and recognizes compensation expense in the period in which the changes in value occur. The amounts accrued for this plan are reported as deferred compensation in the accompanying financial statements.

INCOME TAXES

     Deferred federal income taxes are provided under the liability method on differences between the reported amount of an asset or liability in the financial statements and its tax reporting basis. Such differences arise primarily from the deduction for tax purposes of certain oil and gas exploration and development costs which are capitalized for financial reporting purposes.

USE OF ESTIMATES

     The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, if any, at the date of the consolidated financial statements and reported amounts of revenue, costs and expenses during the reporting period.

BASIS FOR PRESENTATION OF INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited consolidated financial statements as of September 30, 2000 and for the nine months ended September 30, 2000 and 1999 have been prepared in accordance with generally accepted accounting principles for interim financial information, including all adjustments of a normal and recurring nature which are, in the opinion of North Central's management, necessary for the fair presentation of interim results. All information and notes required for complete financial statements are not included. However, except for information disclosed herein, there have been no material changes to the information discussed in the audited financial statements of North Central for the year ended December 31, 1999. The results of operations presented are not necessarily indicative of the results for the full year.

3. REORGANIZATION OF AFFILIATED ENTITIES

     Effective May 1, 1998, North Central merged several affiliated entities into North Central, exchanged stock in North Central for assets, and NORIC acquired the minority interests in North Central. These transactions were consummated simultaneously as part of a tax-free reorganization in accordance with Internal Revenue Code Section 351. The following discusses each of the transactions separately and the impact on the financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

MERGER OF AFFILIATED ENTITIES

     The shareholders of several affiliated entities exchanged 100% of their common stock for common stock of NORIC. The assets and liabilities of these affiliated entities were then contributed to North Central in exchange for shares of North Central's common stock. These transactions represented a reorganization of entities under common control and were accounted for similar to a pooling-of-interests effective as of the closing date. The financial reporting basis of the assets and liabilities that were combined with North Central's accounts as of May 1, 1998 are as follows:

ACCOUNT                                                      AMOUNT
-------                                                    ----------
Total current assets....................................   $  800,000
Net oil and gas properties, at cost, successful-efforts
  method of accounting..................................    6,600,000
Other noncurrent assets.................................      500,000
                                                           ----------
          Total assets..................................   $7,900,000
                                                           ==========
Accounts payable and accrued liabilities -- current.....   $  300,000
Other noncurrent liabilities............................      600,000
Deferred federal income taxes...........................    1,200,000
                                                           ----------
          Total liabilities.............................   $2,100,000
                                                           ==========
Net book value..........................................   $5,800,000
                                                           ==========

     North Central issued 2,050 shares of its $1.00 par value common stock to the affiliated entities in connection with these mergers and recorded additional paid-in-capital for the excess of the net book value of the assets acquired over the par value of the common stock issued.

EXCHANGE OF COMMON STOCK FOR ASSETS

     NORIC acquired certain oil and gas assets and liabilities from a Subchapter S corporation owned by one of North Central's stockholders in exchange for stock in NORIC. This transaction represented a purchase where the assets and liabilities acquired were recorded at their fair market values. NORIC then contributed the acquired assets and liabilities to North Central in exchange for shares of North Central's common stock. The financial reporting basis of the assets and liabilities contributed to North Central as of May 1, 1998 are as follows:

ACCOUNT                                                     AMOUNT
-------                                                   -----------
Total current assets...................................   $   900,000
Net oil and gas properties.............................    16,000,000
Other noncurrent assets................................       900,000
                                                          -----------
          Total assets.................................   $17,800,000
                                                          ===========
Accounts payable and accrued liabilities -- current....   $   700,000
Other noncurrent liabilities...........................     1,000,000
Deferred federal income taxes..........................     2,700,000
                                                          -----------
          Total liabilities............................   $ 4,400,000
                                                          ===========
Fair market value of net assets acquired...............   $13,400,000
                                                          ===========

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

     North Central issued 3,620 shares of its $1.00 par value common stock to NORIC for the net assets listed above and recorded additional paid-in-capital for the excess of the fair market value of the net assets acquired over the par value of the common stock issued.

ACQUISITION OF MINORITY INTERESTS

     NORIC exchanged 10,499 shares of its common stock for 10,499 shares of common stock of North Central owned by the minority interests. This transaction represented a purchase where the assets and liabilities acquired were recorded at their fair market value. The accompanying financial statements for 1998 and 1999 have been restated to record the purchase cost attributable to this acquisition in North Central's separate financial statements. The fair market value in excess of the net book value for the assets and liabilities acquired from the minority interests as of May 1, 1998 is as follows:

                                                            AMOUNT
                                                          -----------
Oil and gas properties.................................   $40,900,000
                                                          -----------
          Total assets.................................   $40,900,000
                                                          ===========
Deferred federal income taxes..........................   $13,900,000
                                                          -----------
          Total liabilities............................   $13,900,000
                                                          ===========
          Net fair market value in excess of book
            value......................................   $27,000,000
                                                          ===========

4. TRANSACTIONS WITH RELATED PARTIES

     In the ordinary course of business, North Central incurs receivable and payable balances resulting from the payment of costs and expenses and collection of revenue on behalf of the Affiliates.

     North Central is reimbursed for certain costs incurred in managing its Affiliates. For the years ended December 31, 1999, 1998 and 1997, general and administrative expenses have been reduced by reimbursements of $30,000, $200,000 and $500,000, respectively.

     North Central retains the services of a law firm of which certain directors and former stockholders of North Central are partners. During the years ended December 31, 1999, 1998 and 1997, North Central recorded $100,000, $200,000 and $100,000, respectively, for legal services performed by such firm.

5. FINANCIAL INSTRUMENTS

HEDGES (YEARS ENDED DECEMBER 31, 1999, 1998 AND 1997)

     North Central enters into various oil and gas hedging contracts with major financial institutions and purchasers of oil and gas products in managing its exposure to product price volatility. Under such contracts, North Central receives or makes payments based on the differential between fixed and variable prices for crude oil and natural gas, which amounts are recorded as oil and gas sales. North Central also utilizes financial instruments to sell a portion of its natural gas production at New York Mercantile Exchange prices less a basis differential rather than the local area index prices. Amounts received or paid under such hedging and financial instrument contracts reduced oil and gas sales by $1,500,000 in 1999, reduced oil and gas sales by $1,200,000 in 1997 and increased oil and gas sales by $1,500,000 in 1998. The contracts in place as of December 31, 1999, 1998 and 1997, had market values of $6,700,000, $3,500,000 and $300,000, respectively.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

     The production volumes and fixed prices received for 1999, 1998 and 1997 under North Central's various oil and gas swap contracts are summarized in the table below:

                                                     1999          1998         1997
                                                  -----------   ----------   ----------
Gas:
  Production sold, MMBtu........................   17,200,000    8,400,000    4,700,000
  Average gas price per unit....................  $      2.27   $     2.38   $     2.42
Oil:
  Production sold, barrels......................           --           --      400,000
  Average price per unit........................  $        --   $       --   $    21.04

     In addition to the amounts shown in the above table, at December 31, 1999 North Central had fixed price swap contracts for January 2000 through December 2003 production covering 38,100,000 MMBtu's of gas at per unit prices averaging $2.29. During the quarter ended September 2000, the fixed price swap contracts for January 2001 through December 2003 were terminated at a cost of $30,100,000. Also at December 31, 1999, North Central had basis swaps covering production of 18,300,000 MMBtu's and 12,800,000 MMBtu's in 2000 and 2001, respectively. During the quarter ended September 2000, the basis contracts for September 2000 through December 2001 were terminated for proceeds of $49,000.

     North Central has also entered into interest rate swap contracts in order to mitigate the impact of changes in interest rates on its long-term debt. The notional principal amounts outstanding under such contracts totaled $81,300,000, $58,000,000 and $17,600,000 at December 31, 1999, 1998 and 1997, respectively.
Amounts received or paid are recorded as interest expense and increased such expense in 1999, 1998 and 1997 by $300,000, $200,000 and $200,000, respectively.

     Interest rate swap contracts in place as of December 31, 1999, 1998 and 1997, with market values of $3,100,000, $(1,400,000) and $(600,000), respectively, are detailed below. The swap contract that was set to expire in July 1999 was terminated by mutual agreement effective July 7, 1998. In August 2000, all remaining contracts were terminated resulting in the receipt of $2,600,000.

                               FIXED                                 AMOUNT OUTSTANDING AT DECEMBER 31,
                               RATE                                ---------------------------------------
NOTIONAL PRINCIPAL             PAID               TERM                1999          1998          1997
------------------             -----              ----             -----------   -----------   -----------
$6,600,000...................  6.640%     July 1997-July 1999      $        --   $        --   $ 6,600,000
$11,000,000..................  7.080%     July 1997-July 2002       11,000,000    11,000,000    11,000,000
$5,800,000 to $11,300,000....  5.880%     July 1998-July 2003       11,300,000     8,000,000            --
$8,000,000...................  6.220%     July 1998-July 2003        8,000,000     8,000,000            --
$10,000,000..................  4.710%  November 1998-October 2001   10,000,000    10,000,000            --
$7,000,000 to $23,000,000....  5.350%   November 1998-July 2003      7,000,000     7,000,000            --
$14,000,000 to $23,000,000...  5.245%   November 1998-July 2003     14,000,000    14,000,000            --
$20,000,000..................  5.720%     April 1999-July 2004      20,000,000            --            --
                                                                   -----------   -----------   -----------
                                                                   $81,300,000   $58,000,000   $17,600,000
                                                                   ===========   ===========   ===========

     As North Central has terminated its commodity hedges and interest rate swaps as discussed above, North Central does not anticipate that the adoption of Statement of Financial Accounting Standards No. 133 "Accounting for Derivative Instruments and Hedging Activities" will have a material impact on its financial statements.

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

HEDGES (NINE MONTHS ENDED SEPTEMBER 30, 2000 AND 1999, UNAUDITED)

     Amounts received or paid under hedging and financial instrument contracts decreased oil and gas sales by $15,500,000 for the nine months ended September 30, 2000 and increased oil and gas sales by $100,000 for the nine months ended September 30, 1999.

     The production volumes and fixed prices received for the nine months ended September 30, 2000 and September 30, 1999 under North Central's various oil and gas swap contracts are summarized in the table below:

                                                      SEPTEMBER 30, 2000   SEPTEMBER 30, 1999
                                                      ------------------   ------------------
Gas:
  Production sold, MMBtu............................      13,300,000           13,600,000
  Average price per unit............................     $      2.27          $      2.24

     In addition to the amounts shown in the above table, North Central has fixed price swap contracts for October 2000 through December 2000 production covering 4,500,000 MMBtu's of gas at per unit prices averaging $2.27. The contracts in place at September 30, 2000 had market values totaling $(8,300,000).

     As discussed above, North Central terminated its fixed price swap contracts for January 2001 to December 2003 and its basis contracts for September 2000 through December 2001 resulting in North Central recording deferred charges of $30,100,000 as of September 30, 2000. These deferred charges will be amortized over the remaining terms of the original contracts.

     The notional principal amounts outstanding under interest rate swap contracts during the nine months ended September 30, 2000 totaled approximately $80,000,000 at an effective interest rate of 7% through July 2003 declining to $20,000,000 at an effective interest rate of 6.5% from July 2003 to July 2004. Amounts received or paid are recorded as interest expense, which decreased such expense by $300,000 for the nine months ended September 30, 2000 and increased such expense by $400,000 for the nine months ended September 30, 1999. North Central has deferred income (resulting from the termination of its interest rate swap contracts as discussed above) of $2,500,000 remaining as of September 30, 2000. This deferred income will be amortized over the remaining terms of the original swap contracts.

CONCENTRATION OF CREDIT RISK

     Financial instruments that potentially subject North Central to concentrations of credit risk consist primarily of cash and short-term investments, accounts receivable and financial instruments used in hedging activities. North Central generally places its cash and short-term investments with a single high-quality financial institution and enters into hedging contracts with high-quality financial institutions and major purchasers of oil and gas products. North Central does not believe that there are significant risks of nonperformance by any of these counterparties.

     Since North Central's joint interest partners and purchasers of North Central's oil and gas production are concentrated within the energy industry, credit risk exists with respect to accounts receivable. North Central controls its credit risk through credit approvals, credit limits and monitoring procedures. Additionally, North Central requires letters of credit and advance payments, if deemed necessary.

     The largest purchaser of North Central's oil and gas production (Enron Capital and Trade Resources Corporation in 1999 and 1998 and Penn Union Energy Services, L.L.C. in 1997) accounted for $28,200,000, $20,500,000 and $14,100,000 of total oil and gas sales for the years ended December 31, 1999, 1998 and 1997, respectively. The second largest purchaser of North Central's oil and gas production (NGC Oil Trading and Transportation, Inc. in 1999 and 1998 and Enron Capital and Trade Resources Corporation in 1997) accounted for $15,600,000, $11,700,000 and $9,400,000 of total oil and gas sales for the years ended

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

December 31, 1999, 1998 and 1997, respectively. North Central's third largest purchaser (Conoco Inc.) of oil and gas production accounted for $13,600,000 of total oil and gas sales in 1999.

6. FEDERAL INCOME TAXES

     As a result of the reorganization of affiliated entities, North Central became a member of a consolidated tax group with NORIC for federal income tax reporting purposes effective May 1, 1998. This required North Central to file a final income tax return for the four months ended April 30, 1998 resulting in a tax refund of $200,000 received in 1999.

     North Central generated a tax net operating loss of $2,500,000 and a percentage depletion carryforward of $300,000 for the period from May 1, 1998 to December 31, 1998. This tax loss and depletion carryforward were utilized in 1999 to offset federal taxable income generated in the current year. The carryforwards utilized in 1999 were recognized in the financial statements as a reduction of the deferred income tax provision for 1998 and a corresponding increase in the deferred income tax provision in 1999.

     Also in 1999, North Central filed amended federal income tax returns for the 1995 and 1996 tax years. The amendments were filed claiming additional allowable depletion deductions which resulted in a $300,000 tax refund received in 1999.

     At December 31, 1999, North Central had alternative minimum tax credits of $1,200,000 from prior years whose utilization is governed by the separate return limitation year rules of the Internal Revenue Code. These credits have been recognized in the financial statements through a reduction in the deferred income tax liability in 1999. Upon the utilization of these tax credits, North Central will increase its deferred income tax liability by corresponding amounts.

     The difference between the effective rate of the provision for income taxes and the amount which would be determined by applying the statutory federal income tax rate to income before the provision for income taxes is as follows:

                                                     1999         1998          1997
                                                  ----------   -----------   ----------
Federal income taxes computed at statutory
  rate..........................................  $2,400,000   $(1,300,000)  $2,500,000
Increases (decreases) resulting from -
  Statutory depletion in excess of tax basis....    (200,000)     (100,000)    (200,000)
  Other.........................................          --            --      100,000
                                                  ----------   -----------   ----------
Provision for federal income taxes..............  $2,200,000   $(1,400,000)  $2,400,000
                                                  ==========   ===========   ==========

     The components of the provision for federal income taxes are as follows:

                                                     1999         1998          1997
                                                  ----------   -----------   ----------
Current provision (benefit).....................  $2,100,000   $  (100,000)  $1,300,000
Deferred provision..............................     100,000    (1,300,000)   1,100,000
                                                  ----------   -----------   ----------
Provision for federal income taxes..............  $2,200,000   $(1,400,000)  $2,400,000
                                                  ==========   ===========   ==========

7. LONG -- TERM DEBT

     At December 31, 1999 and 1998, long-term debt consisted of borrowings of $120,000,000 and $123,000,000, respectively, under North Central's revolving credit facility. The carrying amounts for long-term debt approximate the fair value of such debt.

     In April 1999, North Central amended and restated its $140,000,000 credit facility increasing the available line of credit up to $175,000,000 and increasing the maximum margin charged over the Eurodollar

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES rate from 1.25% to 1.50%. North Central used initial borrowings under the new facility to retire the amounts previously outstanding under its prior facility and finance the acquisition of producing oil and gas properties.

     North Central's $175,000,000 credit facility provides for revolving balances (subject to the borrowing base limitation) through November 2003, the maturity date, or to a later date if extended. As of December 31, 1999, North Central's borrowing base is $165,000,000. Pursuant to the credit agreement, borrowings are made using various interest rate options which include the Eurodollar rate plus a margin ranging from .875% to 1.50% or the current prime rate. At December 31, 1999 and 1998, advances totaling $120,000,000 and $123,000,000, respectively, were outstanding under the then existing credit facility with an interest rate of 7.8% in 1999 and various interest rates averaging 6.6% in 1998. Subsequent to December 31, 1999, North Central increased the amount of outstanding debt under its facility to $124,500,000.

     The credit agreements discussed above contain various covenants that, among other things, set minimum net worth and interest coverage requirements, and limit the amount of additional indebtedness that can be incurred and the amount of annual dividends that can be paid. The agreements also provide for a semiannual borrowing base redetermination and the payment of various bank fees, including quarterly commitment fees.

     The amount of available borrowing under the credit facility is reduced by the issuance of any letters of credit. At December 31, 1999, North Central had established one irrevocable standby letter of credit in the amount of $1,400,000 as security for the payment of certain abandonment costs. No amounts have been drawn under this letter of credit.

8. EMPLOYEE BENEFIT PLANS

     North Central sponsors a number of employee benefit and compensation plans, of which the principal ones are discussed below. The other plans do not have a significant impact on the financial statements, either individually or in the aggregate.

MONEY PURCHASE PENSION PLAN

     North Central's pension plan is a defined contribution plan covering substantially all of its employees and the employees of its subsidiaries who have completed 60 days of service. North Central contributes seven percent of each covered employee's base salary to the plan, which amounts are funded on a current basis and invested at the direction of the employee in one or more mutual funds. Contributions vest to the employee over a five-year period of service. Contributions made by North Central and charged to expense in 1999, 1998 and 1997 were $300,000, $300,000 and $200,000, respectively.

401(k) PLAN

     North Central has a voluntary 401(k) savings plan covering substantially all of its employees and the employees of its subsidiaries who have completed 60 days of service. The plan allows eligible employees to make contributions of up to six percent of their salary before federal income taxes. North Central matches such contributions and both North Central and employee contributions are invested at the direction of the employee in one or more mutual funds. The employee vests in North Central's contributions over a five-year period of service. Contributions made by North Central and charged to expense in 1999, 1998 and 1997 were $300,000, $200,000 and $200,000, respectively.

OTHER POSTRETIREMENT PLANS

     North Central sponsors unfunded postretirement benefit plans for all employees who retired prior to 1996. Such plans provide medical and life insurance benefits for retired employees on a contributory basis. The accrued postretirement benefit cost included in other noncurrent liabilities in North Central's balance sheet at December 31, 1999 and 1998 was $1,215,000 and $1,255,000, respectively. Net periodic postretirement

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES benefit cost for the years ended December 31, 1999, 1998 and 1997 was $6,000, $29,000 and $36,000, respectively.

PHANTOM SHARE PLAN

     Effective January 1, 1996, North Central instituted a phantom share plan to provide incentive compensation to certain officers and employees of North Central. Under this plan, the participants are entitled to receive the increase in value of granted phantom shares during vesting periods that run through December 31, 2001 to December 31, 2003. North Central has granted approximately 6,800 phantom shares as of December 31, 1999, resulting in a liability for future compensation of $11,000,000. See Note 11 regarding subsequent event.

9. COMMITMENTS AND CONTINGENCIES

LEASE OBLIGATIONS

     North Central leases office space pursuant to a lease agreement that was set to terminate on December 31, 2000. In June 2000, North Central renewed its office lease agreement and extended the primary term of the lease until December 31, 2001, with an option to extend the term of the lease for an additional year. In August 2000, North Central leased additional space for a primary term of 11 months. Future noncancelable payments under the office lease are $400,000 for each of the years 2000 and 2001. Rent expense for the years ended December 31, 1999, 1998 and 1997 was $300,000 each year.

     North Central leases compressors used in its oil and gas production operations. The terms of the leasing agreements provide for seven-year base terms, extension of the base term and purchase options available at the end of the leases. Future minimum rental payments are $1,000,000 each year for 2000 through 2002, $900,000 for 2003 and $600,000 for 2004. Amounts charged to expense for the years ended December 31, 1999, 1998 and 1997 were $1,000,000, $600,000 and $300,000, respectively.

LITIGATION

     There are various lawsuits and claims against North Central, none of which, in the opinion of management, will individually or in the aggregate have a material adverse effect on North Central's financial position or results of operations.

10. SUPPLEMENTARY INFORMATION ON OIL AND GAS OPERATIONS

     The following supplementary information on North Central's oil and gas operations is presented in accordance with Statement of Financial Accounting Standards No. 69, "Disclosures About Oil and Gas Producing Activities."

CAPITALIZED COSTS

                                                           DECEMBER 31,
                                            -------------------------------------------
                                                1999            1998           1997
                                            -------------   ------------   ------------
Proved properties.........................  $ 375,300,000   $329,400,000   $188,600,000
Unevaluated properties....................      8,000,000     10,600,000      7,600,000
                                            -------------   ------------   ------------
Total capitalized costs...................    383,300,000    340,000,000    196,200,000
Less accumulated depreciation, depletion
  and amortization........................   (108,600,000)   (84,300,000)   (84,700,000)
                                            -------------   ------------   ------------
Net capitalized costs.....................  $ 274,700,000   $255,700,000   $111,500,000
                                            =============   ============   ============

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

COSTS INCURRED IN PROPERTY ACQUISITION, EXPLORATION AND DEVELOPMENT ACTIVITIES

                                                       YEARS ENDED DECEMBER 31,
                                               ----------------------------------------
                                                  1999           1998          1997
                                               -----------   ------------   -----------
Acquisitions --
  Proved properties..........................  $25,700,000   $ 95,000,000   $ 9,100,000
  Minority interests.........................           --     40,900,000            --
  Unevaluated properties.....................      700,000      5,000,000     3,200,000
Exploration costs............................    8,900,000     10,000,000     9,700,000
Development costs............................   22,400,000     33,200,000    19,800,000
                                               -----------   ------------   -----------
                                               $57,700,000   $184,100,000   $41,800,000
                                               ===========   ============   ===========

     The amount shown for costs incurred related to the acquisition of the minority interests includes $13,900,000 recorded for deferred federal income taxes payable.

RESULTS OF OPERATIONS FROM OIL AND GAS PRODUCING ACTIVITIES

                                                       YEARS ENDED DECEMBER 31,
                                                ---------------------------------------
                                                   1999          1998          1997
                                                -----------   -----------   -----------
Revenue from oil and gas producing
  activities..................................  $88,000,000   $57,000,000   $57,000,000
                                                -----------   -----------   -----------
Production costs..............................   21,000,000    16,300,000    17,500,000
Exploration costs.............................    6,900,000    11,800,000    10,200,000
Depreciation, depletion and amortization......   30,600,000    22,000,000    13,700,000
                                                -----------   -----------   -----------
                                                 58,500,000    50,100,000    41,400,000
                                                -----------   -----------   -----------
Income from producing activities before
  federal income taxes........................   29,500,000     6,900,000    15,600,000
Federal income tax provision..................    9,700,000     2,500,000     5,000,000
                                                -----------   -----------   -----------
Results of oil and gas producing activities...  $19,800,000   $ 4,400,000   $10,600,000
                                                ===========   ===========   ===========

PER UNIT SALES PRICE AND COSTS (UNAUDITED)

                                                             YEARS ENDED DECEMBER 31,
                                                             ------------------------
                                                              1999     1998     1997
                                                             ------   ------   ------
Average unit sales price:
  Oil (Bbl)................................................  $17.01   $12.57   $19.43
                                                             ======   ======   ======
  Gas (Mcf)................................................  $ 2.17   $ 2.23   $ 2.54
                                                             ======   ======   ======
  Net equivalent, thousand cubic feet of gas (6:1).........  $ 2.30   $ 2.19   $ 2.77
                                                             ======   ======   ======
Average unit production cost:
  Net equivalent, thousand cubic feet of gas (6:1).........  $  .55   $  .62   $  .86
                                                             ======   ======   ======

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

RESERVE QUANTITY INFORMATION (UNAUDITED)

     North Central's proved oil and gas reserves are located principally in the United States with an immaterial amount located in Canada. The quantities in the following table are based upon North Central's estimates as reviewed by independent petroleum engineers. Such estimates are inherently imprecise and may be subject to substantial revisions.

                                            OIL (BBL)                                GAS (MCF)
                               ------------------------------------   ---------------------------------------
                                     YEARS ENDED DECEMBER 31,                YEARS ENDED DECEMBER 31,
                               ------------------------------------   ---------------------------------------
                                  1999         1998         1997         1999          1998          1997
                               ----------   ----------   ----------   -----------   -----------   -----------
Proved reserves at beginning
  of year....................   9,500,000   10,300,000    7,500,000   332,200,000   185,700,000   120,100,000
Revisions of previous
  estimates..................     900,000      400,000    1,000,000    (4,900,000)   (4,600,000)   27,700,000
Extensions, discoveries and
  other additions............     100,000      200,000    2,600,000    39,100,000    10,800,000    42,500,000
Production...................  (1,300,000)  (1,400,000)  (1,200,000)  (30,600,000)  (18,000,000)  (13,700,000)
Purchases of reserves
  in-place...................          --      300,000      400,000    42,900,000   161,100,000     9,100,000
Sales of reserves in-place...    (100,000)    (300,000)          --    (1,000,000)   (2,800,000)           --
                               ----------   ----------   ----------   -----------   -----------   -----------
Proved reserves at end of
  year.......................   9,100,000    9,500,000   10,300,000   377,700,000   332,200,000   185,700,000
                               ==========   ==========   ==========   ===========   ===========   ===========
Proved developed reserves --
  Beginning of year..........   9,000,000    9,300,000    6,800,000   270,500,000   162,400,000   116,400,000
                               ==========   ==========   ==========   ===========   ===========   ===========
  End of year................   8,400,000    9,000,000    9,300,000   311,400,000   270,500,000   162,400,000
                               ==========   ==========   ==========   ===========   ===========   ===========

STANDARDIZED MEASURE OF DISCOUNTED FUTURE CASH FLOWS RELATING TO PROVED OIL AND GAS RESERVES (UNAUDITED)

     The following presentation of the standardized measure of discounted future net cash flows is not intended to be a measure of the fair market value of North Central's oil and gas properties nor an estimate of the present value of actual future cash flows to be obtained as a result of their development and production. Instead, it is intended to provide a somewhat better means for comparing the value of North Central's proved reserves at a given time with those of other oil and gas producing companies than is provided by a simple comparison of raw proved reserve quantities.

                                                     YEARS ENDED DECEMBER 31,
                                          ----------------------------------------------
                                               1999            1998            1997
                                          --------------   -------------   -------------
Future cash inflows.....................  $1,016,500,000   $ 747,400,000   $ 548,700,000
Less future production costs............    (321,700,000)   (264,100,000)   (183,700,000)
Less future development costs...........     (66,700,000)    (44,800,000)    (34,100,000)
                                          --------------   -------------   -------------
Future net cash flows before income
  tax...................................     628,100,000     438,500,000     330,900,000
Future income taxes.....................    (158,300,000)    (98,000,000)    (90,100,000)
                                          --------------   -------------   -------------
Future net cash flows...................     469,800,000     340,500,000     240,800,000
10% discount factor.....................    (201,000,000)   (140,400,000)   (102,500,000)
                                          --------------   -------------   -------------
Standardized measure of discounted
  future net cash flows.................  $  268,800,000   $ 200,100,000   $ 138,300,000
                                          ==============   =============   =============

                 NORTH CENTRAL OIL CORPORATION AND SUBSIDIARIES

     The principal sources of changes in the standardized measure of discounted future net cash flows are as follows:

                                                      YEARS ENDED DECEMBER 31,
                                             -------------------------------------------
                                                 1999           1998           1997
                                             ------------   ------------   -------------
Standardized measure -- beginning of
  year.....................................  $200,100,000   $138,300,000   $ 200,100,000
Sales, net of production costs.............   (67,000,000)   (40,700,000)    (39,500,000)
Net change in prices, net of production
  costs....................................    74,900,000    (25,700,000)   (147,800,000)
Extensions, discoveries and other
  additions, net of future production and
  development costs........................    21,100,000     15,100,000      50,000,000
Changes in estimated future development
  costs....................................     3,100,000     (7,100,000)     (8,600,000)
Revisions of quantity estimates............       100,000     (1,300,000)     26,000,000
Accretion of discount......................    22,500,000     17,500,000      27,300,000
Net change in income taxes.................   (28,900,000)    11,600,000      35,600,000
Purchases of reserves in-place.............    43,400,000     93,400,000      13,300,000
Sales of reserves in-place.................      (700,000)    (5,600,000)             --
Changes in production rates (timing) and
  other....................................       200,000      4,600,000     (18,100,000)
                                             ------------   ------------   -------------
Standardized measure -- end of year........  $268,800,000   $200,100,000   $ 138,300,000
                                             ============   ============   =============

11. SUBSEQUENT EVENT

     In July 2000, the board of directors of NORIC adopted a resolution authorizing North Central's management to obtain an offer for the disposition of NORIC. In November 2000, NORIC's board of directors approved a definitive merger agreement whereby NORIC would be acquired by Pogo Producing Company. The transaction is conditioned upon, among other things, the approval of the stockholders of both companies and customary regulatory approvals.

     The merger will result in immediate vesting of phantom shares granted under North Central's phantom share plan (see Note 8). Based on the value of the merger consideration, North Central's liability for future compensation under the phantom share plan would be approximately $45,000,000. The merger agreement provides that amounts payable under the phantom share plan shall be paid by North Central immediately prior to the closing of the merger. North Central had accrued $11,000,000 of this liability at December 31, 1999 and $31,900,000 at September 30, 2000.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

     Pogo's authorized capital stock consists of:

     - 100,000,000 shares of common stock, par value $1.00 per share, of which 40,521,081 shares were issued and outstanding as of September 30, 2000, and

     - 2,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued or outstanding (1,000,000 shares of preferred stock, par value $1.00 per share, are reserved for issuance pursuant to the Shareholder Rights Plan discussed below.)

     We have summarized selected aspects of Pogo's capital stock below. The summary is not complete. For a complete description, you should refer to Pogo's Restated Certificate of Incorporation and Bylaws, which Pogo has filed with the SEC and which are available upon request.

COMMON STOCK

     The holders of common stock are entitled to any dividends declared from time to time in the discretion of Pogo's board of directors out of funds legally available for that purpose, subject to any preferential rights of any outstanding shares of Pogo's preferred stock. Holders of common stock are entitled to share ratably in Pogo's net assets upon liquidation after the liquidator pays or provides for all liabilities and any preferential liquidation rights of any preferred stock then outstanding. The rights of holders of common stock are subject to the rights of holders of any preferred stock that may be issued in the future. The holders of common stock have no preemptive rights to purchase additional shares of Pogo's capital stock. Shares of common stock are not subject to any redemption or sinking fund provisions and are not convertible into any other securities. All of Pogo's outstanding shares of common stock are validly issued, fully paid and non-assessable.

     The holders of shares of common stock are entitled to one vote for each share held on all matters submitted to a vote of holders of common stock. Pogo's common stock does not have cumulative voting rights. This means that the holders of a majority of the shares of common stock outstanding can elect all the directors standing for election at any given time if they choose to do so. If that happens, the holders of the remaining shares will not be able to elect any directors.

PREFERRED STOCK

     Pogo's board of directors is empowered, without approval of the shareholders, to cause shares of preferred stock to be issued in one or more series, with the number of shares of each series and the rights, preferences and limitations of each series to be determined by it. Among the specific matters that may be determined by Pogo's board of directors are:

     - the description and number of shares to constitute each series,

     - the annual dividend rate,

     - whether the dividends will be cumulative,

     - the time and price of redemption and the liquidation preference applicable to the series,

     - whether the series will be subject to the operation of a "sinking" or "purchase" fund and, if so, the terms and provisions of that fund,

     - whether the shares of that series will be convertible into shares of any other class or classes and the terms and provisions of those conversion rights, and

     - any voting powers of the shares of that series.

     Pogo's board of directors may change the designation, rights, preferences, descriptions and terms of, and the number of shares in, any series if no shares have been issued before that time.

     The issuance of one or more series of our preferred stock could adversely affect the voting power of the holders of Pogo's common stock and could have the effect of discouraging or making more difficult any attempt by a person or group to obtain control of Pogo.

     Pogo's board of directors has reserved for issuance under Pogo's stockholder rights plan described below a total of 1,000,000 shares of Pogo's Series A preferred stock. Pogo has not issued any shares of Series A preferred stock as of the date of this proxy statement.

LISTINGS

     Pogo's common stock is traded on the New York Stock Exchange and the Pacific Stock Exchange under the symbol "PPP."

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for our common stock is Computershare Investor Services of Dallas, Texas.

SHAREHOLDER RIGHTS PLAN

     Pogo has a shareholder rights plan under which one preferred share purchase right is attached to each outstanding share of Pogo's common stock. Those rights become exercisable under specified circumstances, including any person or group (an "acquiring person") becoming the beneficial owner of 20% or more of Pogo's outstanding common stock, subject to specified exceptions. Each right entitles the registered holder to purchase from Pogo one one-hundredth of a share of Series A preferred stock at an exercise price of $80, subject to adjustment under specified circumstances. If events specified in the stockholder rights plan occur, each holder of rights other than the acquiring person can exercise their rights. When a holder exercises a right, the holder will be entitled to receive common stock valued at twice the exercise price of the right. In some cases, the holder will receive cash, property or other securities instead of common stock. Pogo may redeem the rights for $0.01 per right at any time prior to the tenth day after a person or group becomes an acquiring person. The stockholder rights plan and the rights expire in April 2004. The shareholder rights plan will be amended by our board of directors prior to the Closing to permit the NORIC shareholders, collectively as a group, to acquire and own the shares they receive as part of the merger.

DELAWARE LAW AND CERTAIN CHARTER AND BYLAW PROVISIONS

     As permitted by the Delaware corporations statute, Pogo has included in its Restated Certificate of Incorporation a provision that, to the fullest extent permitted by that statute, Pogo's directors will not be liable for monetary damages for breach of their fiduciary duty of care to Pogo and its stockholders. The Restated Certificate of Incorporation provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

     - for any breach of their duty of loyalty to Pogo or its stockholders,

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

     - under Section 174 of the Delaware corporations statute regarding unlawful payments of dividends or unlawful stock repurchases or redemptions, or

     - for any transaction from which the director derived an improper personal benefit.

This provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

     Pogo's Bylaws also require Pogo to indemnify its directors, officers, employees or other agents to the fullest extent permitted by the Delaware corporations statute, and to advance expenses to its officers and directors as incurred. In addition, Pogo has in place employment agreements with some of its officers providing coverage that is substantially identical to the indemnification provisions in its Bylaws.

ANTI-TAKEOVER PROVISIONS

     The provisions of Pogo's Restated Certificate of Incorporation summarized in the succeeding paragraphs may have an anti-takeover effect. Those provisions may delay, defer or prevent a tender offer or takeover attempt that shareholders might consider in their best interest, including those attempts that might result in a premium over the market price for the shares of common stock held by shareholders.

     Before Pogo can take any of the following actions, holders of at least 80% of Pogo's outstanding shares of common stock must vote in favor of that action:

     - a merger or similar reorganization of Pogo or other specified transactions involving Pogo if the other party to that transaction already beneficially owns 5% or more of Pogo's outstanding common stock and Pogo's board of directors has not approved the transaction prior to the time at which the other party becomes a 5% beneficial owner,

     - an amendment to Pogo's Restated Certificate of Incorporation to alter or change the provision establishing a "classified" board of directors, elected approximately one-third annually, and

     - an amendment to the foregoing and other specified provisions of the Restated Certificate of Incorporation.

     Pogo's board of directors is divided into three classes having staggered terms, with one-third of the directors being elected annually for a term of three years. Pogo's capital stock has noncumulative voting rights, meaning that the holders of more than 50% of the voting power of the shares voting for the election of directors can elect 100% of the directors if they choose to do so. If that happens, the holders of the remaining less-than-50% of the voting power of the shares voting for the election of directors will not be able to elect any directors.

     Pogo's board of directors may establish by resolution one or more additional series of preferred stock having the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the board of directors without any further stockholder approval. Those rights, preferences, privileges and limitations could impede or discourage attempts to acquire control of Pogo. See "-- Shareholder Rights Plan."

     Pogo's Restated Certificate of Incorporation and Bylaws further provide that:

     - shareholders may act only at an annual or special meeting of shareholders and may not act by written consent, and

     - special meetings of shareholders cannot be called by the shareholders.

     Pogo's Bylaws establish advance notice procedures for the nomination, other than by or at the direction of the board of directors or a committee of the board, of candidates for election as directors and for matters to be brought before an annual meeting of Pogo's shareholders. These procedures require a shareholder to give timely notice of any nomination for the election of a director in writing to Pogo's corporate secretary prior to the meeting at which directors are to be elected. Also, at an annual meeting, and subject to any other applicable requirements, the only business that may be conducted is generally business that is brought by or at the direction of Pogo's board of directors or by or at the direction of a shareholder who has given Pogo's corporate secretary timely written notice of that stockholder's intention to bring that business before the meeting. For a notice to be timely, Pogo must receive the notice at its principal executive offices not less than 80 days nor more than 110 days prior to the meeting. However, if Pogo provides fewer than 90 days' notice or prior public disclosure of the meeting date, then the shareholder's notice will only be considered timely if

Pogo receives the notice at its principal executive offices not later than the 10th day following the day on which Pogo mails the notice or makes the public disclosure about the meeting date. The notice must contain the information specified in the Bylaws.

     Pogo is a Delaware corporation and is subject to Section 203 of the Delaware corporations statute. In general, Section 203 prevents an "interested stockholder" from engaging in a merger or other "business combination," as defined in the statute, with a Delaware corporation for three years following the date the person became an interested stockholder unless one of the following circumstances exists:

     - before the person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; however, the 85% calculation excludes stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer

     - upon consummation of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; however, the 85% calculation excludes stock held by directors who are also officers of the corporation and by employee stock plans that do not provide employees with the rights to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer, and

     - following the transaction in which the person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of stockholders by the affirmative vote of the holders of two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

An "interested stockholder" is defined generally as a person owning 15% or more of a corporation's outstanding voting stock. Section 203 also provides that there are some other circumstances in which the restrictions described above do not apply. The foregoing summary of Section 203 is not complete. For a complete description, you should refer to Section 203.

                    WHERE YOU CAN FIND MORE INFORMATION AND
                    INCORPORATION OF DOCUMENTS BY REFERENCE

     Pogo files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Pogo files with the SEC at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549 and in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at: http://www.sec.gov. Reports, proxy statements and other information concerning Pogo can also be inspected at the New York Stock Exchange.

     Statements contained in this proxy statement concerning the provisions of any documents are summaries of those documents, and we refer you to the document filed with the SEC for additional information.

     The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

     This proxy statement incorporates by reference the documents set forth below that Pogo has previously filed with the SEC. These documents contain important business and financial information about Pogo that is not included in or delivered with this proxy statement.


POGO COMMISSION FILINGS                                            PERIOD
-----------------------                                            ------
Annual Report on Form 10-K                      Fiscal Year ended December 31, 1999
Quarterly Reports on Form 10-Q                  Quarters ended March 31, 2000,
                                                  June 30, 2000 and September 30, 2000
Current Reports on Form 8-K                     Filed on February 2, 2000,
                                                  November 20, 2000 (two reports),
                                                  November 21, 2000, November 27, 2000, and
                                                  January 24, 2001


     We also incorporate by reference additional documents that may be filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 between the date of this proxy statement and the date of the Pogo special meeting. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can request a free copy of the above filings or any filings subsequently incorporated by reference into this proxy statement by writing or calling:

         Pogo Producing Company
         5 Greenway Plaza, Suite 2700
         Houston, TX 77046
         Attn: Investor Relations
         Telephone: (713) 297-5000
         Fax: (713) 297-5100


     We will forward the documents you request by first-class U.S. Mail or other equally prompt means within one business day of your request. In order to ensure timely delivery, you should make your request by March 3, 2001. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement.


     Pogo has not authorized anyone to give any information or make any representation about the merger or about the respective companies that differs from or adds to the information in this proxy statement or in the documents that Pogo files publicly with the SEC. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement or in the documents that Pogo files publicly with the SEC.

     If you live in a jurisdiction where it is unlawful to ask for proxies regarding the securities offered by this proxy statement, or if you are a person to whom it is unlawful to direct those activities, the offer presented by this proxy statement is not extended to you.

     The information contained in this proxy statement speaks only as of the date on the cover, unless the information specifically indicates that another date applies.

                                    ANNEX A

                                                                  EXECUTION COPY

                         AGREEMENT AND PLAN OF MERGER


                                     AMONG

                            POGO PRODUCING COMPANY

                                     AND

                               NORIC CORPORATION

                                   AND THE

                         SHAREHOLDERS SIGNATORY HERETO


                         Dated as of November 19, 2000

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I
                                  DEFINITIONS

SECTION 1.01.  Certain Defined Terms.......................................    1

                                  ARTICLE II
                                  THE MERGER

SECTION 2.01.  The Merger..................................................   13
SECTION 2.02.  Effective Time; Closing.....................................   13
SECTION 2.03.  Effect of the Merger........................................   13
SECTION 2.04.  Certificate of Incorporation; Bylaws........................   14
SECTION 2.05.  Directors and Officers......................................   14
SECTION 2.06.  Purchaser's Stock Unchanged.................................   14

                                  ARTICLE III
                           TREATMENT OF COMMON STOCK

SECTION 3.01.  Treatment of Common Stock...................................   14
SECTION 3.02.  Cancellation of Treasury Shares.............................   18
SECTION 3.03.  Exchange Agent; Exchange Procedures.........................   18
SECTION 3.04.  Transfer Books..............................................   19
SECTION 3.05.  No Fractional Share Certificates............................   19
SECTION 3.06.  Lost, Stolen or Destroyed Certificates......................   20
SECTION 3.07.  Termination of Exchange Fund................................   20
SECTION 3.08.  Certain Adjustments.........................................   20
SECTION 3.09.  Restricted Securities.......................................   20
SECTION 3.10.  Taking of Necessary Action; Further Action..................   21
SECTION 3.11.  Dissenters' Rights..........................................   21
SECTION 3.12.  Purchaser Price Adjustment..................................   21
SECTION 3.13.  Escrow......................................................   22

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  Organization, Authority and Qualification of the Company....   23
SECTION 4.02.  Capital Stock of the Company; Ownership of the Shares.......   23
SECTION 4.03.  Company Subsidiaries........................................   24
SECTION 4.04.  Corporate Books and Records.................................   25
SECTION 4.05.  No Conflict.................................................   25
SECTION 4.06.  Governmental Consents and Approvals.........................   25
SECTION 4.07.  Financial Information, Books and Records....................   26
SECTION 4.08.  No Undisclosed Liabilities..................................   26

                                     (ii)

                                                                            Page
                                                                            ----
SECTION 4.09.  Absence of Certain Changes, Events and Conditions...........   26
SECTION 4.10.  Litigation..................................................   27
SECTION 4.11.  Compliance with Laws........................................   27
SECTION 4.12.  Material Contracts..........................................   27
SECTION 4.13.  Title to Property...........................................   29
SECTION 4.14.  Intellectual Property.......................................   30
SECTION 4.15.  Employee Benefit Matters....................................   31
SECTION 4.16.  Environmental Matters.......................................   32
SECTION 4.17.  Reserve Reports.............................................   33
SECTION 4.18.  Hedging.....................................................   33
SECTION 4.19.  Taxes.......................................................   33
SECTION 4.20.  Insurance...................................................   34
SECTION 4.21.  Brokers.....................................................   34
SECTION 4.22.  Tax Treatment...............................................   34
SECTION 4.23.  Production and Pipeline Imbalances..........................   34
SECTION 4.24.  Equipment...................................................   35
SECTION 4.25.  Operation of the Properties.................................   35
SECTION 4.26.  Plugging and Abandonment....................................   35
SECTION 4.27.  No Parachute Payments.......................................   35
SECTION 4.28.  Vote Required...............................................   35
SECTION 4.29.  Voting Power of Significant Stockholders; Dissenting
               Shares......................................................   36
SECTION 4.30.  Non-Energy Company Activity.................................   36
SECTION 4.31.  Seismic Data................................................   36
SECTION 4.32.  Suspense Funds..............................................   36
SECTION 4.33.  Future Sales Contracts......................................   36
SECTION 4.34.  Holding Company; Investment Company.........................   36
SECTION 4.35.  Federal Regulations.........................................   37
SECTION 4.36.  Securities Act..............................................   37

                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

SECTION 5.01.  Organization and Authority of the Purchaser.................   37
SECTION 5.02.  Certificate of Incorporation and Bylaws.....................   38
SECTION 5.03.  Capitalization..............................................   38
SECTION 5.04.  Financing...................................................   38
SECTION 5.05.  No Conflict.................................................   38
SECTION 5.06.  Governmental Consents and Approvals.........................   39
SECTION 5.07.  Litigation..................................................   39
SECTION 5.08.  Tax Treatment...............................................   39
SECTION 5.09.  SEC Filings; Financial Statements...........................   39
SECTION 5.10.  Compliance With Laws........................................   40
SECTION 5.11.  Taxes.......................................................   40
SECTION 5.12.  Authorization and Issuance of Purchaser Common Stock........   40
SECTION 5.13.  Absence of Purchaser Material Adverse Effect................   41
SECTION 5.14.  Brokers.....................................................   41

                                                                            Page
                                                                            ----
SECTION 5.15.  Vote Required...............................................   41

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

SECTION 6.01.  Conduct of Business Prior to the Closing....................   41
SECTION 6.02.  Access to Information.......................................   46
SECTION 6.03.  Confidentiality.............................................   46
SECTION 6.04.  Company Stockholders' Meeting and Voting....................   46
SECTION 6.05.  Purchaser Stockholders' Meeting.............................   47
SECTION 6.06.  Regulatory and Other Authorizations; Notices and Consents...   47
SECTION 6.07.  Notice of Certain Matters...................................   48
SECTION 6.08.  Non-Accredited Investor Advisor.............................   48
SECTION 6.09.  No Solicitation of Transactions.............................   48
SECTION 6.10.  Registration................................................   49
SECTION 6.11.  Directors' and Officers' Indemnification and Insurance......   50
SECTION 6.12.  Plan of Reorganization......................................   50
SECTION 6.13.  Other Shareholders..........................................   51
SECTION 6.14.  Phantom Stock Plan and Severance Payments...................   51
SECTION 6.15.  No Trading..................................................   51
SECTION 6.16.  Standstill and Voting Agreement.............................   52

                                  ARTICLE VII
                               EMPLOYEE MATTERS

SECTION 7.01.  Compensation and Benefits; Service Recognition..............   52

                                 ARTICLE VIII
                                  TAX MATTERS

SECTION 8.01.  Indemnity...................................................   53
SECTION 8.02.  Tax Returns and Payments....................................   54
SECTION 8.03.  Refunds/Tax Benefits........................................   54
SECTION 8.04.  Contests....................................................   56
SECTION 8.05.  Cooperation and Exchange of Information.....................   56
SECTION 8.06.  Conveyance Taxes............................................   57
SECTION 8.07.  Miscellaneous...............................................   57

                                  ARTICLE IX
                             CONDITIONS TO CLOSING

SECTION 9.01.  Conditions to the Obligations of Each Party.................   58
SECTION 9.02.  Conditions to the Obligations of the Company................   58
SECTION 9.03.  Conditions to the Obligations of the Purchaser..............   59

                                                                            Page
                                                                            ----
                                   ARTICLE X
                                INDEMNIFICATION

SECTION 10.01. Indemnification of the Purchaser............................   61
SECTION 10.02. Indemnification of the Shareholders.........................   61
SECTION 10.03. Notice and Defense of Third Party Claims....................   61
SECTION 10.04. Limitations.................................................   62
SECTION 10.05. Tax Matters.................................................   63
SECTION 10.06. Tax Benefits; Insurance Proceeds............................   63
SECTION 10.07. Escrow Funds and Shares.....................................   63
SECTION 10.08. Security; Limited Recourse..................................   63
SECTION 10.09. Exclusive Remedies..........................................   64

                                  ARTICLE XI
                            TERMINATION AND WAIVER

SECTION 11.01. Termination.................................................   65
SECTION 11.02. Effect of Termination.......................................   66
SECTION 11.03. Waiver......................................................   66

                                  ARTICLE XII
                          SHAREHOLDER REPRESENTATIVE

SECTION 12.01. Designation.................................................   66
SECTION 12.02. Authority...................................................   66
SECTION 12.03. Reliance by Third Parties on the Shareholder
               Representative's Authority..................................   67
SECTION 12.04. Exculpation and Indemnification.............................   67

                                 ARTICLE XIII
                              GENERAL PROVISIONS

SECTION 13.01. Survival of Representations and Warranties..................   68
SECTION 13.02. Expenses....................................................   68
SECTION 13.03. Notices.....................................................   68
SECTION 13.04. Public Announcements........................................   69
SECTION 13.05. Headings....................................................   69
SECTION 13.06. Severability................................................   69
SECTION 13.07. Entire Agreement............................................   70
SECTION 13.08. Assignment..................................................   70
SECTION 13.09. Amendment...................................................   70
SECTION 13.10. Governing Law; Forum........................................   70
SECTION 13.11. Counterparts................................................   70
SECTION 13.12. Specific Performance........................................   71

                                                                            Page
                                                                            ----

Exhibits

6.13      --   Form of Joinder Agreement
9.02(d)   --   Form of Registration Rights Agreement
9.02(e)   --   Form of Standstill and Voting Agreement

          AGREEMENT AND PLAN OF MERGER, dated as of November 19, 2000, among POGO PRODUCING COMPANY, a Delaware corporation (the "Purchaser"), NORIC
                                                     ---------
CORPORATION, a New York corporation (the "Company"), and the shareholders of the
                                          -------
Company signatory hereto, constituting holders of two-thirds of the issued and outstanding shares of the Company (the "Significant Shareholders") and any other
                                        ------------------------
shareholder of the Company that agrees to become a party to this Agreement pursuant to the provisions hereof (each shareholder of the Company that is or becomes a party to this Agreement, including the Significant Shareholders, is referred to herein as a "Shareholder", and collectively, the "Shareholders").
                         -----------                          ------------

                             W I T N E S S E T H:

          WHEREAS, the Purchaser and the Company believe that the acquisition of the Company by the Purchaser and the merger of the Company with and into the Purchaser (the "Merger") in accordance with the New York Business Corporation
                ------
Law (the "BCL") and the Delaware General Corporation Law (the "DGCL") in the
          ---                                                  ----
manner provided by, and subject to the terms and conditions of, this Agreement, is desirable and in the best interests of their respective corporations and shareholders;

          WHEREAS, the Boards of Directors of the Purchaser and the Company have each approved the Merger, upon the terms and subject to the conditions set forth herein; and

          WHEREAS, the Significant Shareholders have determined to vote their shares in favor of the adoption of this Agreement and in favor of the transactions contemplated hereby at a special meeting of the Company's shareholders to be held pursuant to BCL Section 903; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the
                                                              ----
parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of section 368(a) of the Code;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms. As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings:

          "Action" means any claim, action, suit, arbitration, inquiry,
           ------
     proceeding or investigation by or before any Governmental Authority.

          "Adjustment" has the meaning specified in Section 8.03(c).
           ----------

          "Adjustment Amount" has the meaning specified in Section 3.12(c).
           -----------------

          "Affiliate" means, with respect to any specified Person, any other
           ---------
     Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          "Agreement" or "this Agreement" means this Agreement, dated as of the
           ---------      --------------
     date hereof, among the Company, the Purchaser and the Significant Shareholders (including the Exhibits hereto and the Disclosure Schedule) and all amendments hereto made in accordance with the provisions of Section
     13.09 and as supplemented by all Joinder Agreements executed pursuant to
     Section 6.13.

          "Associate" has the meaning specified in Rule 12b-2 promulgated under
           ---------
     the Exchange Act.

          "Average Parent Share Price" has the meaning specified in Section
           --------------------------
     3.01(a).

          "BCL" has the meaning specified in the recitals to this Agreement.
           ---

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
     day on which banks are required or authorized by law to be closed in The City of New York.

          "Cash Election" has the meaning specified in Section 3.01(c).
           -------------

          "Cash Election Number" has the meaning specified in Section 3.01(b).
           --------------------

          "Cash Election Shares" has the meaning specified in Section 3.01(d).
           --------------------

          "Cash Fraction" has the meaning specified in Section 3.01(d).
           -------------

          "Certificate" or "Certificates" has the meaning specified in Section
           -----------      ------------
     3.02(b).

          "Closing" has the meaning specified in Section 2.02.
           -------

          "Closing Date" has the meaning specified in Section 2.02.
           ------------

          "Code" has the meaning specified in the recitals to this Agreement.
           ----

          "Common Conversion Number" has the meaning specified in Section
           ------------------------
     3.01(a).

          "Company" has the meaning specified in the preamble to this Agreement.
           -------

          "Company Certificates" has the meaning specified in Section 3.01(g).
           --------------------

          "Company Common Stock" has the meaning specified in Section 3.01(a).
           --------------------

          "Company Long-Term Debt" means long-term indebtedness for borrowed
           ----------------------
money and the current portion of long-term indebtedness for borrowed money of the Company and the Company Subsidiaries as of the Effective Time.

          "Company Stockholder Vote" has the meaning specified in Section 4.28.
           ------------------------

          "Company Stockholders' Meeting" has the meaning specified in Section
           -----------------------------
     6.04(a).

          "Company Subsidiary" means any and all corporations, partnerships,
           ------------------
     joint ventures, associations, limited liability companies and other entities controlled by the Company, directly or indirectly through one or more intermediaries.

          "Company's Indemnified Persons" has the meaning specified in Section
           -----------------------------
     10.02.

          "Competing Transaction" has the meaning specified in Section 6.09(b).
           ---------------------

          "Contest" has the meaning specified in Section 8.04(b).
           -------

          "Control" (including the terms "controlled by" and "under common
           -------                        -------------       ------------
     control with"), with respect to the relationship between or among two or
     ------------
     more Persons, means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the affairs or management of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.

          "Defensible Title" has the meanings specified in Section 4.13(b)-(e).
           ----------------

          "Disclosure Schedule" means the Disclosure Schedule attached hereto,
           -------------------
     dated as of the date hereof, and forming a part of this Agreement.

          "Dissenting Shares" has the meaning specified in Section 3.11(a).
           -----------------

          "Easements" means all easements, rights-of-way, licenses, permits,
           ---------
     servitudes, surface leases, and similar assets, rights and interests in any way appertaining, belonging, affixed, incidental or applicable to, or used in connection with, the ownership of the Leases, the Wells, Fee Mineral Interests or Other Real Property or the Operations of the Company or any Company Subsidiary, including, without limitation, those described in
     Section 4.13(c) of the Disclosure Schedule.

          "Effective Time" has the meaning specified in Section 2.02.
           --------------

          "Election Deadline" has the meaning specified in Section 3.01(k).
           -----------------

          "Encumbrance" means any security interest, pledge, mortgage, lien
           -----------
     (including, without limitation, environmental and tax liens), charge, encumbrance, adverse claim, preferential arrangement or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.

          "Environmental Laws" means the Comprehensive Environmental Response,
           ------------------
     Compensation and Liability Act, 42 U.S.C. (S) 9601 et seq.; the Resource
                                                        -- ---
     Conservation and Recovery Act, 42 U.S.C. (S) 6901 et seq.; the Federal Water Pollution Control Act,

     33 U.S.C. (S) 1251 et seq.; the Clean Air Act, 42 U.S.C. (S) 7401 et seq.;
                        -- ---                                         -- ---
     the Hazardous Materials Transportation Act, 49 U.S.C. (S) 1471 et seq.; the
                                                                    -- ---
     Toxic Substances Control Act, 15 U.S.C. (S)(S) 2601 through 2629; the Oil Pollution Act, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and
                                       -- ---
     Community Right-to-Know Act, 42 U.S.C. (S) 11001 et seq.; the Safe Drinking
                                                      -- ---
     Water Act, 42 U.S.C. (S)(S) 300f through 300j; the Occupational Safety and Health Act of 1970; and any similar Law in effect on the date of this Agreement relating to pollution or protection of the environment, health, safety or natural resources, and arising from the use, handling, transportation, storage, disposal, release or discharge of Hazardous Materials.

          "Equipment" means all equipment, fixtures, physical facilities, tank
           ---------
     batteries, surface and subsurface machinery, inventory, spare parts, supplies, tools, and other tangible personal property owned or leased by the Company or any Company Subsidiary and other personal property of any kind on or associated with the Operations of the Company or any Company Subsidiary on the date hereof, including, without limitation, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, derricks, platforms, separators, compressors, gun barrels, gathering lines and systems, pipelines, flow lines, tanks, wellheads, production units, platforms, related plants, gas and extraction plants, valves, meters, heaters, dehydrators, and communications systems and equipment, which are located on or connected with the Leases, the Easements or the Operations of the Company or any Company Subsidiary.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
     amended.

          "Escrow Agent" has the meaning specified in Section 3.13.
           ------------

          "Escrow Agreement" has the meaning specified in Section 3.13.
           ----------------

          "Escrow Consideration" has the meaning specified in Section 3.13.
           --------------------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
     and the rules and regulations promulgated thereunder.

          "Exchange Agent" has the meaning specified in Section 3.03(a).
           --------------

          "Exchange Fund" has the meaning specified in Section 3.03(a).
           -------------

          "Fee Mineral Interests" means all of the record and beneficial right,
           ---------------------
     title and interest of the Company and any Company Subsidiary in and to the oil, gas and other minerals in and under the land described in Section 4.13(d) of the Disclosure Schedule.

          "FERC" has the meaning specified in Section 4.35.
           ----

          "Financial Statements" has the meaning specified in Section 4.07(a).
           --------------------

          "Form of Election" has the meaning specified in Section 3.01(c).
           ----------------

          "Governmental Authority" means any United States federal, state, local
           ----------------------
     or any foreign government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body.

          "Governmental Order" means any order, writ, judgment, injunction,
           ------------------
     decree, stipulation, determination or award entered by or with any Governmental Authority.

          "Hazardous Materials" means (a) petroleum and petroleum products, by-
           -------------------
     products or breakdown products, radioactive materials, including, without limitation, naturally occurring radioactive materials, asbestos-containing materials and polychlorinated biphenyls, and (b) other chemicals, materials or substances defined or regulated as toxic or hazardous or as pollutants, contaminants or waste under any applicable Environmental Law.

          "Hedges" has the meaning specified in Section 4.18(b).
           ------

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
     1976, as amended, and the rules and regulations promulgated thereunder.

          "Hydrocarbons" means crude oil, natural gas, casinghead gas,
           ------------
     condensate, sulphur, natural gas liquids, plant products and other liquid or gaseous hydrocarbons produced in association therewith, including, without limitation, coalbed gas and carbon dioxide, and all other minerals of every kind and character which may be covered by or included in the Property.

          "Indebtedness" means, with respect to any Person, (a) all indebtedness
           ------------
     of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than trade payables), (c) all obligations of such Person evidenced by notes, bonds, debentures, repurchase and reverse repurchase agreements or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement, in the event of default, are limited to repossession or sale of such property), (e) all obligations of such Person as lessee under leases that have been or should be, in accordance with U.S. GAAP, recorded as capital leases, (f) all obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, and (g) all Indebtedness of others referred to in clauses (a) through (f) above guaranteed by such Person.

          "Indemnified Person" has the meaning specified in Section 10.03.
           ------------------

          "Indemnifying Person" has the meaning specified in Section 10.03.
           -------------------

          "Intellectual Property" has the meaning specified in Section 4.14.
           ---------------------

          "Interim Financial Statements" has the meaning specified in Section
           ----------------------------
     4.07(a).

          "IRS" means the Internal Revenue Service of the United States.
           ---

          "Joinder Agreement" has the meaning specified in Section 6.13(a).
           -----------------

          "June 30 Balance Sheet" has the meaning specified in Section 4.07(a).
           ---------------------

          "Knowledge", with respect to the Company, means such facts,
           ---------
     information and matters that are actually known by any Senior Officer.

          "Law" means any federal, state, local or foreign law, statute,
           ---
     ordinance, regulation, rule, code, decree, other requirement or rule of law.

          "Leases" means fee mineral interests other than Fee Mineral Interests
           ------
     as that term is defined herein, oil, gas and mineral leasehold interests and other leasehold interests, subleases, mineral servitudes, licenses, concessions, working interests, farmout or farmin rights, royalties, overriding royalties or other non-working or carried interests, operating rights or other rights and interests described or referred to in Section 4.13(b) of the Disclosure Schedule (other than Permitted Encumbrances), including, without limitation, all right, title, and interest of the Company and any Company Subsidiary in all pooled or unitized areas in which the Leases are included, to the extent that such rights and interests arise from and are associated with the Leases or Wells, and all right, title and interest owned by the Company and any Company Subsidiary in, under or derived from all or any presently existing unitization, pooling, operating, communitization or other agreements, whether voluntary or involuntary, or formed under orders, regulations, rules or declaration or other official acts of any Governmental Authority.

          "Liabilities" means any and all debts, liabilities and obligations,
           -----------
     whether accrued or fixed, absolute or contingent, matured or unmatured, or determined or determinable, including, without limitation, those arising under any Law, Action or Governmental Order, and those arising under any contract or agreement.

          "Loss" means any and all Liabilities, losses, damages, claims, costs
           ----
     and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys' fees and expenses) actually suffered or incurred by a Person.

          "Loss Ceiling" has the meaning specified in Section 10.04(e).
           ------------

          "Material Adverse Effect" means any change in or effect on the Company
           -----------------------
     or any Company Subsidiary that, individually or in the aggregate with any other changes in or effects on the Company or any Company Subsidiary, is materially adverse to the financial condition, business or results of operations of the Company and the Company Subsidiaries, taken as a whole or is materially adverse to the financial condition, business or results of operations of North Central, taken as a whole; provided, however, that
                                                    --------  -------
     "Material Adverse Effect" shall not be deemed to include any changes or effects arising out of (a) changes in Law or interpretations thereof by Governmental Authorities, (b) changes in U.S. GAAP or in the generally applicable interpretation thereof, (c) events or conditions generally affecting the energy industry (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business, unsuccessful drilling efforts or changes in the price of

     Hydrocarbons) or arising from changes in general business, economic or political conditions or (d) changes resulting from entering into this Agreement.

          "Material Contracts" has the meaning specified in Section 4.12(a).
           ------------------

          "Maximum Amount" has the meaning specified in Section 10.04(b).
           --------------

          "Merger" has the meaning specified in the recitals to this Agreement.
           ------

          "Merger Consideration" has the meaning specified in Section 3.03(b).
           --------------------

          "Merger S-4" has the meaning specified in Section 6.10.
           ----------

          "Mixed Election" has the meaning specified in Section 3.01(c).
           --------------

          "NCOC" means North Central Oil Corporation, a Delaware corporation.
           ----

          "Net Revenue Interest" means an overall interest in Hydrocarbons
           --------------------
     produced from or attributable to the Leases and Wells, after deducting all lessors' royalties, overriding royalties, production payments, net profit interests, reversionary interests, and other interests or burdens on or that are measured by or are payable out of the production of Hydrocarbons produced therefrom or the proceeds realized from the sale or other disposition thereof.

          "NGA" has the meaning specified in Section 4.35.
           ---

          "Non-Election" has the meaning specified in Section 3.01(c).
           ------------

          "Non-Election Fraction" has the meaning specified in Section 3.01(g).
           ---------------------

          "Non-Election Shares" has the meaning specified in Section 3.01(d).
           -------------------

          "Non-Energy Company Subsidiaries" means any Company Subsidiaries other
           -------------------------------
     than North Central.

          "North Central" means NCOC and its subsidiary, NCO Services, Inc., a
           -------------
     subsidiary of the Company.

          "NORIC Cash" means the cash and cash equivalents held by the Company
           ----------
     and the Non-Energy Company Subsidiaries as of the Effective Time.

          "Operations" means all oil and gas exploration and all operations
           ----------
     related thereto, including, without limitation, (a) the acquisition, purchase, sale, development, operation, maintenance and abandonment of oil, gas and mineral leases and related interests, (b) the drilling, reworking, production, purchase, sale, transportation, storage, processing, treating, manufacture and disposal of, or for, oil, gas, natural gas liquids, and other hydrocarbon gases and liquids, and associated by-products and wastes, and (c) the acquisition, construction, installation, maintenance and operation of related plants, platforms, pipelines, gathering lines, compressors, facilities, storage facilities and equipment.

          "Other Real Property" means the real property described and identified
           -------------------
     in Section 4.13(e) of the Disclosure Schedule.

          "Paying Agent" has the meaning specified in Section 3.01(i).
           ------------

          "Per Share Cash Amount" has the meaning specified in Section 3.01(a).
           ---------------------

          "Permitted Encumbrances" means such of the following as to which no
           ----------------------
     enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) liens for taxes, assessments and governmental charges or levies not yet due and payable; (b) Encumbrances imposed by Law, such as materialmen's, mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business;
     (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations;
     (d) minor survey exceptions, reciprocal easement agreements and other customary encumbrances on title to real property that do not, individually or in the aggregate, materially adversely affect the value, operation or use of property subject thereto for its current and anticipated purposes;
     (e) lessor's royalties, overriding royalties, nonparticipating royalties, net profits interests, carried interests, production payments, reversionary interests, and other burdens, if the net cumulative effect of such burdens does not operate to reduce the Net Revenue Interest of the Company or the Company Subsidiary, as applicable, in any Property to an amount less than the Net Revenue Interest for such Property set forth on Section 4.13(b) of the Disclosure Schedule, and does not obligate the Company or the Company Subsidiary, as applicable, to bear costs and expenses relating to the maintenance, development, and operation of any Property in a proportion greater or less than the Working Interest of the Company or the Company Subsidiary, as applicable, for such Property as set forth on Section 4.13(b) of the Disclosure Schedule (unless the actual Net Revenue Interest for such Property is greater or less than the Net Revenue Interest set forth on Section 4.13(b) of the Disclosure Schedule in the same proportion as such costs and expenses required to be borne is greater or less than such Working Interest); (f) easements, rights-of-way, servitudes, permits, licenses, surface leases, and other rights in respect of surface operations, pipelines, grazing, logging, canals, ditches, reservoirs or the like; conditions, covenants or other restrictions, and easements for streets, alleys, highways, pipelines, telephone lines, power lines, railways, and other easements and rights-of-way on, over, or in respect of any Property which will not materially interfere with the operation or use of any of the affected Properties; (g) farmout and farmin agreements, participation agreements, joint operating agreements, division orders, pooling agreements, unitization orders or agreements, and Hydrocarbons sales agreements entered into in the ordinary course of business to the extent that such orders and agreements do not operate to reduce the Net Revenue Interest of the Company or the Company Subsidiary, as applicable, in any Property to an amount greater or less than the Net Revenue Interest for such Property set forth on Section 4.13(b) of the Disclosure Schedule, and do not obligate the Company or the Company Subsidiary to bear costs and expenses relating to the maintenance, development, and operation of any Property in a proportion greater or less than the Working Interest of the Company or the Company Subsidiary, as applicable, for such Property as set forth on Section 4.13(b) of the Disclosure Schedule (unless the actual Net Revenue Interest for such Property is greater or less than the Net Revenue Interest set forth on Section 4.13(b) of the Disclosure Schedule in the same proportion as such costs and expenses required to be borne is greater or less than such Working Interest); (h) calls on production, in effect as of the date hereof, which entitle the Company or the Company Subsidiary, as the case may be, to receive a current market price for such production; (i) all liens, contracts, agreements, instruments, obligations, defects, and irregularities affecting the Properties that, individually, or in the aggregate, are not such as to materially and adversely interfere with the operation or use, if any, of Properties, do not prevent the Company or the Company Subsidiary, as applicable, from receiving the proceeds of production from any of the Properties, do not reduce the Net Revenue Interest of the Company or the Company Subsidiary, as applicable, for such Property below that set forth on Section 4.13(b) of the Disclosure Schedule, and do not obligate the Company or the Company Subsidiary to bear costs and expenses relating to the maintenance, development, and operation of any Properties in an amount greater than the Working Interest of the Company or the Company Subsidiary, as applicable, for such Property as set forth on Section 4.13(b) of the Disclosure Schedule (unless the actual Net Revenue Interest for such Property is greater than the Net Revenue Interest set forth on Section 4.13(b) of the Disclosure Schedule in the same proportion as any increase in such Working Interest); (j) any liens created by Law or reserved in oil, gas, and/or mineral leases for royalty, bonus, or rental, or securing compliance with the terms of such leases; (k) all agreements, instruments, documents, liens, Actions and other matters described or referred to in the Disclosure Schedule or which are waived by Purchaser; (l) traditional rights of reassignment requiring notice and/or the reassignment of a leasehold interest to the holders of such reassignment rights prior to surrendering or releasing such leasehold interest or operating right; (m) rights reserved to or vested in any Governmental Authority to control or regulate any Property in any manner, and (n) any defect, irregularity, deficiencies in title, or other matter that a reasonable and prudent operator, experienced and knowledgeable in the domestic oil and gas business, would not consider a material impairment of the Company's or the Company Subsidiary's title in such Property.

          "Person" means any individual, partnership, corporation, limited
           ------
     liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

          "Phantom Share Plan" means the North Central Oil Corporation Phantom
           ------------------
     Share Plan (amended and restated, effective as of May 1, 1997), as amended.

          "Plans" has the meaning specified in Section 4.15(a).
           -----

          "Prior Period Tax Decrease" has the meaning specified in Section
           -------------------------
     8.03(c).

          "Prior Period Tax Increase" has the meaning specified in Section
           -------------------------
     8.03(c).

          "Private Placement" has the meaning specified in Section 6.10.
           -----------------

          "Pro Rata Share" has the meaning specified in Section 10.04(c).
           --------------

          "Property" or "Properties" mean the Leases, Wells, Easements,
           --------      ----------
     Equipment, Other Real Property and Fee Mineral Interests.

          "Proxy Statement" has the meaning specified in Section 6.05(a).
           ---------------

          "Purchaser" has the meaning specified in the preamble to this
           ---------
     Agreement.

          "Purchaser Certificates" has the meaning specified in Section 3.03(a).
           ----------------------

          "Purchaser Common Stock" has the meaning specified in Section 3.01(a).
           ----------------------

          "Purchaser Material Adverse Effect" means any change in or effect on
           ---------------------------------
     the Purchaser that, individually or in the aggregate with any other changes in or effects on the Purchaser, is materially adverse to the financial condition, business or results of operations of the Purchaser and its subsidiaries, taken as a whole; provided, however, that "Purchaser Material
                                     --------  -------
     Adverse Effect" shall not be deemed to include any changes or effects arising out of (a) changes in Law or interpretations thereof by Governmental Authorities, (b) changes in U.S. GAAP or in the generally applicable interpretation thereof, (c) events or conditions generally affecting the energy industry (including, without limitation, any reclassification or recalculation of reserves in the ordinary course of business, unsuccessful drilling efforts or changes in the price of Hydrocarbons) or arising from changes in general business, economic or political conditions or (d) changes resulting from entering into this Agreement.

          "Purchaser Preferred Stock" has the meaning specified in Section 5.03.
           -------------------------

          "Purchaser SEC Reports" has the meaning specified in Section 5.09(a).
           ---------------------

          "Purchaser Stock Issuance" has the meaning specified in Section
           ------------------------
     6.05(a).

          "Purchaser Stockholders' Meeting" has the meaning specified in Section
           -------------------------------
     6.05(a).

          "Purchaser Tax Periods" has the meaning specified in Section 8.01(a).
           ---------------------

          "Purchaser Tax Returns" has the meaning specified in Section 5.11.
           ---------------------

          "Purchaser's Indemnified Persons" has the meaning specified in Section
           -------------------------------
     10.01.

          "Registration Rights Agreement" has the meaning specified in Section
           -----------------------------
     9.02(d).

          "Representatives" has the meaning specified in Section 6.02.
           ---------------

          "Reserve Report" has the meaning specified in Section 4.17(a).
           --------------

          "Retention Bonus Plan" means the Retention Bonus Agreements entered
           --------------------
     into by and between certain employees of North Central.

          "Rights Agreement" has the meaning specified in Section 3.01(m).
           ----------------

          "SEC" means the United States Securities and Exchange Commission.
           ---

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
     rules and regulations promulgated thereunder.

          "Security" has the meaning specified in Section 10.08(a).
           --------

          "Seismic Data" has the meaning specified in Section 4.31.
           ------------

          "Senior Officers" means Michael Becci, B.W. Beckham IV, William E.
           ---------------
     Deupree, Robert Kiley, Mark Rosenbaum, James A. Winne III, Randall K. Sadler, Michael Weissman, Doug Cohen, Tom Antoshak and Gary M. DeGrange.

          "Severance Agreements" means the individual Change in Control
           --------------------
     Severance Payment Agreements dated June 1, 2000 and letter agreements dated November 10, 1998 entered into by and between North Central and certain of its officers.

          "Severance Plan" means the Severance Pay Plan for Employees of North
           --------------
     Central, as amended.

          "Shareholder Representative" has the meaning specified in Section
           --------------------------
     12.01.

          "Shareholder Tax Periods" has the meaning specified in Section
           -----------------------
     8.01(a).

          "Shareholders" has the meaning specified in the preamble to this
           ------------
     Agreement.

          "Shareholders' List" has the meaning specified in Section 4.02(b).
           ------------------

          "Shares" has the meaning specified in Section 3.01(a).
           ------

          "Significant Shareholders" means the persons specified in the
           ------------------------
     Preamble.

          "Standstill and Voting Agreement" has the meaning specified in Section
           -------------------------------
     9.02(e).

          "Stock Election" has the meaning specified in Section 3.01(c).
           --------------

          "Stock Election Number" has the meaning specified in Section 3.01(b).
           ---------------------

          "Stock Election Shares" has the meaning specified in Section 3.01(d).
           ---------------------

          "Stock Fraction" has the meaning specified in Section 3.01(e).
           --------------

          "Stock Representative" has the meaning specified in Section 3.01(c).
           --------------------

          "Surviving Corporation" has the meaning specified in Section 2.01.
           ---------------------

          "Tax" or "Taxes" means any and all taxes, fees, levies, duties,
           ---      -----
     tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added, or gains taxes; license, registration and documentation fees; and customs duties, tariffs, and similar charges.

          "Tax Asset" has the meaning specified in Section 8.03(b).
           ---------

          "Tax Authority" means the IRS and any other domestic or foreign
           -------------
     Governmental Authority responsible for the administration of Taxes.

          "Tax Returns" has the meaning specified in Section 4.19.
           -----------

          "Third Party Provisions" has the meaning specified in Section 13.08.
           ----------------------

          "Transmittal Letter" means the letter of transmittal pursuant to which
           ------------------
     holders of Company Common Stock shall (a) transfer their shares of Company Common Stock to the Exchange Agent after the Effective Time, (b) confirm that they have appointed a "Purchaser's Representative," as such term is used in Regulation D promulgated under the Securities Act, if applicable, or affirm that they are "Accredited Investors," as defined in Regulation D and (c) acknowledge their investment intent with respect to shares of Purchaser Common Stock and other matters arising under Regulation D.

          "Unpaid Company Transaction Fees" means the fees and expenses incurred
           -------------------------------
     by the Company and the Company Subsidiaries for investment banking, legal, engineering and other professional services not accrued on the consolidated balance sheet of North Central dated September 30, 2000 or the consolidated balance sheet of the Company dated June 30, 2000 included in the Interim Financial Statements, in connection with the Merger and this Agreement, which have not been paid in full prior to the Effective Time.

          "Unpaid Severance, Retention and Phantom Share Costs" means an amount
           ---------------------------------------------------
     equal to the sum of all amounts payable or which may become payable, arising out of, related to or in connection with the Merger under the Phantom Share Plan, the Severance Plan, the Severance Agreements and the Retention Bonus Plan, which have not been paid in full prior to the Effective Time.

          "U.S. GAAP" means United States generally accepted accounting
           ---------
     principles and practices as in effect from time to time and applied consistently throughout the periods involved.

          "Wells" means those oil, condensate or natural gas wells (whether
           -----
     producing, not producing, abandoned or temporarily abandoned), water source wells, and water and other types of injection or disposal wells and systems located on the Leases, including, without limitation, the wells described and identified in Section 4.13(b) of the Disclosure Schedule.

          "Working Interests" means that share of all of the costs, expenses,
           -----------------
     burdens and obligations of any type or nature attributable to the Company's or the Company Subsidiaries', as applicable, interest in any Lease or Well.

                                  ARTICLE II
                                  THE MERGER

          SECTION 2.01.  The Merger. Upon the terms of this Agreement and
                         ----------
subject to the conditions set forth in Article IX, and in accordance with the BCL and the DGCL, at the Effective Time, the Company shall be merged with and into the Purchaser. As a result of the Merger, the separate corporate existence of the Company shall cease and the Purchaser shall continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation").
                                                  ---------------------

          SECTION 2.02.  Effective Time; Closing. As promptly as practicable and
                         -----------------------
in no event later than the fifth Business Day or such other day as may be agreed in writing by each of the parties hereto (such date being the "Closing Date")
                                                               ------------
following the satisfaction or, if permissible, waiver of the conditions set forth in Article IX, the parties hereto shall cause the Merger to be consummated
(a) by filing a certificate of merger with the New York Secretary of State in such form as required by, and executed in accordance with, the relevant provisions of the BCL and (b) a certificate of merger with Delaware Secretary of State in such form as required by, and executed in accordance with, the relevant provisions of the DGCL. The "Effective Time" of the Merger, as that term is used
                             --------------
in this Agreement, shall mean the date on which the certificates of merger are filed with the New York Secretary of State and the Delaware Secretary of State with respect to the Merger (or such later time as may be agreed in writing by each of the parties hereto and specified in the certificates of merger). Immediately prior to the filing of the certificates of merger, the closing (the "Closing") will be held at the offices of Shearman & Sterling, 599 Lexington
 -------
Avenue, New York, NY 10022 (or such other place as the parties may agree) to confirm the satisfaction or waiver of the conditions set forth in Article IX.

          SECTION 2.03.  Effect of the Merger. At the Effective Time, the effect
                         --------------------
of the Merger shall be as provided in the applicable provisions of the BCL and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and the Purchaser shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and the Purchaser shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

          SECTION 2.04.  Certificate of Incorporation; Bylaws. At the Effective
                         ------------------------------------
Time, the Restated Certificate of Incorporation of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Law and such Certificate of Incorporation. At the Effective Time, the Bylaws of the Purchaser, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by Law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          SECTION 2.05.  Directors and Officers. (a) The directors of the
                         ----------------------
Purchaser immediately prior to the Effective Time shall continue as the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          (b) The officers of the Purchaser immediately prior to the Effective Time shall continue as the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

          SECTION 2.06.  Purchaser's Stock Unchanged. Each share of Purchaser
                         ---------------------------
Common Stock and each share of each other class of stock of Purchaser outstanding immediately prior to the Effective Time shall be unchanged by virtue of the Merger and remain outstanding. Each share of Purchaser Common Stock held in the Purchaser's treasury immediately prior to the Effective Time shall be unchanged by virtue of the Merger and shall remain a share held in the Purchaser's treasury.

                                  ARTICLE III
                           TREATMENT OF COMMON STOCK

          SECTION 3.01.  Treatment of Common Stock.  At the Effective Time:
                         -------------------------


          (a) Subject to Section 3.12, each share of voting and non-voting common stock (the "Shares"), par value $0.01 per share of the Company
                        ------
     ("Company Common Stock"), issued and outstanding immediately prior to the
       --------------------
     Effective Time, other than those shares of Company Common Stock to be cancelled pursuant to Section 3.02, shall forthwith cease to exist and shall be converted into the right to receive: (i) a number of validly issued, fully paid and nonassessable shares of common stock of the Purchaser, par value $1.00 per share ("Purchaser Common Stock"), equal to:
                                            ----------------------
     (x) if the Average Parent Share Price is less than $22.25, 322.174; (y) if the Average Parent Share Price is at least $22.25, but less than $27.25, the result obtained by dividing $7,168.38 by the Average Parent Share Price and rounding the result to the nearest one-thousandth of a Parent Share; and (z) if the Average Parent Share Price is equal to or greater than $27.25, 263.059 Parent Shares (such number, the "Common Conversion
                                                      -----------------
     Number"), or (ii) $7,168.38 in cash, without interest (the "Per Share Cash
     ------                                                      --------------
     Amount"), or (iii) a combination of shares of Purchaser Common Stock and
     ------
     cash, determined in accordance with Sections 3.01(d), 3.01(e), 3.01(f) and 3.01(g). The "Average Parent Share Price"
                   --------------------------
     means the average, over the 20 consecutive trading days ending on the trading day which is five days prior to the Closing Date, of the mean between the high and low sales prices per share of Purchaser Common Stock on the New York Stock Exchange, regular way on each such date. Those certificates previously evidencing Shares shall be exchanged for (i) certificates evidencing whole shares of Purchaser Common Stock issued in consideration therefor, (ii) the Per Share Cash Amount multiplied by the number of shares previously evidenced by the canceled certificate or (iii) a combination of clauses (i) and (ii), in each case in accordance with the allocation procedures of this Section 3.01 and upon the surrender of the certificates in accordance with the provisions of Section 3.03, without interest.

          (b) The aggregate number of shares of Company Common Stock that will be converted into the right to receive Purchaser Common Stock in the Merger will be 43,943 (such amount being equal to 50% of the shares of Company Common Stock issued and outstanding immediately prior to the Effective
     Time) (the "Stock Election Number"). The aggregate number of shares of
                 ---------------------
     Company Common Stock that will be converted into the right to receive cash in the Merger will be 43,943 (such amount being equal to 50% of the shares of Company Common Stock issued and outstanding immediately prior to the Effective Time) (the "Cash Election Number"). In the event that there are
                           --------------------
     Dissenting Shares and the holders of such Dissenting Shares do not, prior to the Effective Time, withdraw notice of election to dissent, vote in favor of the Merger or otherwise lose their rights to appraisal, the Cash Election Number shall be reduced by an amount equal to twice the number of Dissenting Shares and the Stock Election Number shall be increased by the same amount, provided, however that in no such event shall the Cash
                  --------  -------
     Election Number be reduced by more than 8,789.

          (c) Subject to the allocation and election procedures set forth in this Section 3.01, each record holder, immediately prior to the Effective Time, of Shares will be entitled (i) to elect to receive cash for all of the Shares (a "Cash Election"), (ii) to elect to receive shares of
                    -------------
     Purchaser Common Stock for all of the Shares (a "Stock Election"), (iii) to
                                                      --------------
     elect to receive shares of Purchaser Common Stock for part of the holder's Shares and cash for the remaining part of the holder's Shares (a "Mixed
                                                                       -----
     Election"), or (iv) to indicate that the record holder has no preference as
     --------
     to the receipt of cash or Purchaser Common Stock for the shares (a "Non-
                                                                         ---
     Election"). All elections shall be made on a form designed for that purpose
     --------
     (a "Form of Election"). A holder of record of Shares who holds Shares as
         ----------------
     trustee, nominee, or in another representative capacity (a "Stock
                                                                 -----
     Representative"), may submit multiple Forms of Election, provided that the
     --------------                                           --------
     Stock Representative certifies that each Form of Election covers all the Shares held by the Stock Representative for a particular beneficial owner.

     (d)  If the aggregate number of Shares covered by Cash Elections (the "Cash
                                                                            ----
     Election Shares") exceeds the Cash Election Number, all Shares covered by
     ---------------
     Stock Elections (the "Stock Election Shares") and all Shares covered by
                           ---------------------
     Non-Elections (the "Non-Election Shares") shall be converted into the right
                         -------------------
     to receive shares of Purchaser Common Stock, and the Cash Election Shares shall be converted into the right to receive shares of Purchaser Common Stock and cash in the following manner: each Cash Election Share shall be converted into the right to receive (i) cash equal to the product of (A) the Per Share Cash Amount and (B) a fraction (the "Cash
                                                                       ----
     Fraction") the numerator of which shall be the Cash Election Number and the
     --------
     denominator of which shall be the total number of Cash Election Shares, and
     (ii) a number of shares of Purchaser Common Stock equal to the product of
     (A) the Common Conversion Number and (B) a fraction equal to one minus the Cash Fraction.

          (e) If the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive cash, and the Stock Election Shares shall be converted into the right to receive shares of Purchaser Common Stock and cash in the following manner: each Stock Election Share shall be converted into the right to receive (i) a number of shares of Purchaser Common Stock equal to the product of (A) the Common Conversion Number and (B) a fraction (the "Stock Fraction") the numerator of which
                                     --------------
     shall be the Stock Election Number and the denominator of which shall be the total number of Stock Election Shares and (ii) cash equal to the product of (A) the Per Share Cash Amount and (B) a fraction equal to one minus the Stock Fraction.

          (f) With respect to each holder of Company Common Stock who makes a Mixed Election, the Shares the holder elects to be converted into the right to receive cash shall be treated as Cash Election Shares for purposes of this Section 3.01 and the shares the holder elects to be converted into the right to receive shares of Purchaser Common Stock shall be treated as Stock Election Shares for purposes of this Section 3.01.

          (g) In the event that neither Section 3.01(d) nor Section 3.01(e) above is applicable, all Cash Election Shares shall be converted into the right to receive cash, all Stock Election Shares shall be converted into the right to receive shares of Purchaser Common Stock, and the Non-Election Shares, if any, shall be converted into the right to receive shares of Purchaser Common Stock and cash in the following manner: each Non-Election Share shall be converted into the right to receive (i) a number of shares of Purchaser Common Stock equal to the product of (A) the Common Conversion Number and (B) a fraction (the "Non-Election Fraction"), the numerator of
                                     ---------------------
     which shall be the excess of the Stock Election Number over the total number of Stock Election Shares and the denominator of which shall be the excess of (x) 87,886 over (y) the sum of the total number of Stock Election Shares and the total number of Cash Election Shares, (ii) an amount in cash, without interest, equal to the product of the Per Share Cash Amount and (iii) a fraction equal to one minus the Non-Election Fraction.

          (h) If either (i) the tax opinion of Shearman & Sterling referred to in Section 9.02(c) cannot be rendered (as reasonably determined by Shearman & Sterling and concurred in by Baker Botts L.L.P.) or (ii) the tax opinion of Baker Botts L.L.P. referred to in Section 9.03(c) cannot be rendered (as reasonably determined by Baker Botts, L.L.P. and concurred in by Shearman & Sterling), in either case as a result of the Merger potentially failing to satisfy continuity of interest requirements under applicable federal income tax principles relating to reorganizations under section 368(a) of the Code, then the Company shall have the right at its sole discretion to elect to restructure the transaction as a taxable sale of Company Common Stock (or, at the Company's option, as a reverse subsidiary merger treated for federal income tax purposes as a taxable sale of Company Common Stock). The parties confirm their understanding that, under the Law as in effect on the date hereof, the continuity of interest requirement, under applicable federal income tax principles, shall be considered to be satisfied if at least 40% in value of the sum of the Merger Consideration plus any other amount treated for federal income tax purposes as consideration provided by the Purchaser or a related party for the Shares constitutes shares of Purchaser Common Stock, valued in accordance with the relevant federal income tax principles. In the event that the Company elects the option to restructure the transaction as a taxable sale of Company Common Stock (or as a taxable reverse subsidiary merger) pursuant to this Subsection, the provisions of this Agreement shall be applied to the transaction as if that transaction were the Merger, except where the provision refers to section 368 of the Code or clearly contemplates that the Merger will qualify as a tax-free reorganization within the meaning of section 368.

          (i) To be effective, a Form of Election must be properly completed, signed and submitted to the Purchaser's transfer agent and registrar, as paying agent (the "Paying Agent"), and accompanied by certificates
                        ------------
     representing shares of Company Common Stock (the "Company Certificates") as
                                                       --------------------
     to which the election is being made. The Purchaser shall have the discretion, which it may delegate in whole or in part to the Paying Agent, to determine whether Forms of Election have been properly completed, signed and submitted or revoked and to disregard immaterial defects in Forms of Election. The decision of the Purchaser (or the Paying Agent) in these matters shall be conclusive and binding. Neither the Purchaser nor the Paying Agent shall be under any obligation to notify any person of any defect in a Form of Election submitted to the Paying Agent. The Paying Agent shall also make all computations contemplated by this Section 3.01(i), and all these computations shall be conclusive and binding on the holders of shares of Company Common Stock.

          (j) For the purposes of this Agreement, a holder of shares of Company Common Stock who does not submit a Form of Election that is received by the Paying Agent prior to the Election Deadline shall be deemed to have made a Non-Election. If the Purchaser or the Paying Agent shall determine that any purported Cash Election or Stock Election was not properly made, the shares subject to improperly made Cash Election or Stock Election shall be treated as Non-Election Shares.

          (k) Each of the Purchaser and the Company shall use its best efforts to cause copies of the Form of Election to be mailed to the record holders of Company Common Stock not less than 20 days prior to the Effective Time. A Form of Election must be received by the Paying Agent by 5:00 p.m., New York City time, on the Business Day that is immediately prior to the Effective Time (the "Election Deadline"), in order to be effective. All
                          -----------------
     elections may be revoked until the Election Deadline in writing by the record holders submitting Forms of Election.

          (l) Notwithstanding any other provision of this Section 3.01 or in any Form of Election to the contrary, unless the Company shall provide a written notice to the Purchaser and to each holder of Shares stating that the Board of Directors of the

     Company has determined to permit holders of Shares to make individual elections, each and every holder of Shares shall automatically be deemed to have submitted a Mixed Election indicating that such holder elects to receive shares of Purchaser Common Stock for 50% of such holder's Shares and cash for 50% of such holder's Shares.

          (m) Each share of Purchaser Common Stock issued to holders of Company Common Stock pursuant to the Merger will be issued with an associated Right (as defined in the Rights Agreement dated as of April 26, 1994 between the Purchaser and Harris Trust Company of New York, as Rights Agent (the "Rights Agreement")). Purchaser shall supplement the Rights Agreement to
      ----------------
     provide that no Shareholder will be an "Acquiring Person" (as defined in the Rights Agreement) by virtue of acquiring Purchaser Common Stock in the Merger unless or until it or any of its "Affiliates" or "Associates" (as defined in the Rights Agreement) shall purchase or otherwise become the "Beneficial Owner" (as defined in the Rights Agreement) of additional Shares of Purchaser Common Stock or any other Person or Persons who is (or collectively are) the Beneficial Owners of shares of Purchaser Common Stock shall become an Affiliate or Associate of such Shareholder unless, in either such case, such Shareholder, together with all Affiliates or Associates of such Shareholder, is not then the Beneficial Owner of 20% or more of the Purchaser Common Stock then outstanding.

          SECTION 3.02.  Cancellation of Treasury Shares.  Each share of Company
                         -------------------------------
Common Stock held in the Company treasury immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding, shall be cancelled and retired without payment of any consideration therefor and shall cease to exist.

          SECTION 3.03   Exchange Agent; Exchange Procedures.  (a)  Subject to
                         -----------------------------------
the terms and conditions of this Agreement, at or prior to the Effective Time, the Purchaser shall appoint an exchange agent that is reasonably acceptable to the Company (the "Exchange Agent"), to effect the exchange of Shares for shares
                  --------------
of Purchaser Common Stock and cash in accordance with the provisions of this
Article III. As soon as reasonably practicable following the Effective Time, the Purchaser shall deposit, or cause to be deposited, with the Exchange Agent, for exchange in accordance with this Article III, certificates representing shares of Purchaser Common Stock (the "Purchaser Certificates"), and cash in amounts
                                ----------------------
sufficient to allow the Exchange Agent to make all deliveries of the Purchaser Certificates and cash in exchange for the Company Certificates in connection with the Merger, as contemplated by this Article III, and any cash payable in respect of fractional shares in accordance with Section 3.05 (the "Exchange
                                                                   --------
Fund").
----

          (b) The Purchaser shall instruct the Exchange Agent to mail to each record holder of shares of Company Common Stock as soon as reasonably practicable after the Effective Time, (i) a Transmittal Letter (which shall specify that delivery shall be effected, and risk of loss and title to shares of Company Common Stock shall pass, only upon the delivery of a Company Certificate or Company Certificates representing those shares to the Exchange Agent, and which letter shall otherwise be in the form and have the other provisions as the Purchaser shall reasonably specify, which form shall be reasonably acceptable to the Company) and (ii) instructions for use in effecting the surrender of the Company Certificates for

(x) Purchaser Certificates to which the holder of shares of Company Common Stock is entitled pursuant to Section 3.01(a), (y) the cash to which the holder of shares of Company Common Stock is entitled pursuant to Section 3.01(a), and (z) cash in lieu of fractional shares, if any (the shares of Purchaser Common Stock and cash described in clauses (x), (y) and (z) above being referred to collectively as the "Merger Consideration"). Commencing immediately after the
                     --------------------
Effective Time, upon the surrender to the Exchange Agent of a Company Certificate, together with a duly executed and completed letter of transmittal and all other documents and other materials reasonably required by the Exchange Agent to be delivered in connection therewith, the holder thereof shall be entitled to receive the Merger Consideration into which the shares of Company Common Stock which immediately prior to the Effective Time were represented by the Company Certificate so surrendered shall have been converted in accordance with the provisions of Section 3.01, together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.05. No interest will be paid or will accrue on the cash payable, if any, upon surrender of the Company Certificate. Unless and until any Company Certificate is so surrendered, no dividends or other distributions, if any, payable to the holders of record of shares of Purchaser Common Stock, as of any date subsequent to the Effective Time, shall be paid to the holder of the Company Certificate in respect thereof. Upon the surrender of any Company Certificate, the record holder of the Purchaser Certificate or Purchaser Certificates representing shares of Purchaser Common Stock issued in exchange therefor, if any, shall be entitled to receive,
(i) at the time of surrender, the amount of any dividends or other distributions in respect of shares of Purchaser Common Stock having a record date after the Effective Time and a payment date prior to the surrender date, and (ii) at the appropriate payment date, the amount of dividends or other distributions in respect of shares of Purchaser Common Stock having a record date after the Effective Time and a payment date subsequent to the date of surrender. No interest shall be payable in respect of the payment of dividends or distributions pursuant to the immediately preceding sentence.

          (c) The Purchaser or the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration, and from any dividends or other distributions which the holder is entitled to receive pursuant to Section 3.03(b), such amounts that the Purchaser or the Exchange Agent are required to deduct or withhold therefrom under the Code and/or any applicable provision of state, local or foreign law.

          SECTION 3.04.  Transfer Books.  All shares of Purchaser Common Stock
                         --------------
issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock.

          SECTION 3.05.  No Fractional Share Certificates.  No fraction of a
                         --------------------------------
share of Purchaser Common Stock shall be issued, but in lieu thereof, each Shareholder who would otherwise be entitled to a fraction of a share of Purchaser Common Stock shall, upon surrender of the shares of Company Common Stock to the Exchange Agent, be paid an amount in cash by the Exchange Agent (without interest) equal to the value of such fraction of a share based upon the closing price of Purchaser Common Stock at the Effective Time. Promptly after the determination of the aggregate amount of cash to be paid to holders of fractional interests, the Exchange Agent shall send by mail, postage prepaid, to each such holder a check payable to such holder for the amount of cash payable in lieu of such holder's fractional interests.

          SECTION 3.06.  Lost, Stolen or Destroyed Certificates.  In the event
                         --------------------------------------
any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit, which shall be accompanied by an indemnity bond or other security or indemnity acceptable to the Purchaser, of that fact by the holder thereof, such shares of Purchaser Common Stock and any dividends or other distributions with respect to Purchaser Common Stock to which such holder is entitled.

          SECTION 3.07.  Termination of Exchange Fund.  Any portion of the
                         ----------------------------
Exchange Fund which remains undistributed one year after the Effective Time shall be delivered to the Purchaser upon demand, and each holder of shares of Company Common Stock who has not theretofore surrendered the holder's Company Certificates in accordance with the provisions of this Article III shall thereafter look only to the Purchaser for satisfaction of the holder's Merger Consideration and any dividends or distributions payable in accordance with
Section 3.03(b). Notwithstanding the foregoing, none of the Purchaser, the Company or the Exchange Agent shall be liable to any former holder of shares of Company Common Stock for any shares or amounts properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

          SECTION 3.08.  Certain Adjustments.  If, in the period between the
                         -------------------
date of this Agreement and the Effective Time, the outstanding shares of Purchaser Common Stock shall be changed into a different number of shares or other securities by reason of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Purchaser Common Stock), reorganization, recapitalization or other like change with respect to Purchaser Common Stock, the Common Conversion Number and the Cash Election Number and the form of securities issuable in the Merger shall be appropriately adjusted to provide to the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event.

          SECTION 3.09.  Restricted Securities.  The parties acknowledge that
                         ---------------------
the shares of Purchaser Common Stock to be issued pursuant to this Article III and pursuant to Section 8.07 shall not have been registered and shall be characterized as "restricted securities" under federal securities laws, and, under such laws, such shares may be resold without registration under the Securities Act only in certain limited circumstances. Each certificate evidencing shares of Purchaser Common Stock to be issued pursuant to this
Article III shall bear the following legend:

               "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). SUCH SHARES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN EXEMPTION UNDER THE SECURITIES ACT OR AN OPINION OF LEGAL COUNSEL REASONABLY ACCEPTABLE TO

               THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

          SECTION 3.10.  Taking of Necessary Action; Further Action.  The
                         ------------------------------------------
parties hereto shall take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger, and the transactions contemplated hereby, as promptly as possible.

          SECTION 3.11.  Dissenters' Rights.  (a)  Notwithstanding any provision
                         ------------------
of this Agreement to the contrary, shares of Company Common Stock that are outstanding immediately prior to the Effective Time and which are held by Persons who shall have not voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing payment of the fair market value of such shares of Company Common Stock in accordance with the BCL (collectively, the "Dissenting Shares") shall not be converted into or represent
                    -----------------
the right to receive shares of Purchaser Common Stock or cash as provided in this Agreement. Such Persons shall be entitled to receive payment from the Surviving Corporation of the fair market value of such shares of Company Common Stock held by them in accordance with the provisions of the BCL, except that all Dissenting Shares held by Shareholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under the BCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive Purchaser Common Stock and/or cash as provided herein, upon surrender in the manner provided in Section 3.01, of the certificate or certificates that formerly evidenced such shares of Company Common Stock.

          (b) The Company shall give to the Purchaser (i) prompt notice of any demands for appraisal received by the Company, withdrawals of such demands, and any other instruments served pursuant to the BCL and received by the Company and
(ii) the opportunity to direct all negotiations and proceedings with respect to demands for payment of fair market value under the BCL. The Company shall not, except with the prior written consent of the Purchaser, make any payment with respect to any such demands, or offer to settle, or settle, any such demands. Any amount payable to any Person exercising dissenters' rights shall be paid solely by the Surviving Corporation out of its own funds.

          SECTION 3.12.  Purchase Price Adjustment.  (a)  The Per Share Cash
                         -------------------------
Amount and the Common Conversion Number will be adjusted on the Closing Date as described below.

          (b) The Company shall provide to the Purchaser three business days before the Closing Date a Closing Statement stating, as of the Closing Date: (i) the Company Long-Term Debt, (ii) the Unpaid Company Transaction Fees, (iii) the Unpaid Severance, Retention and Phantom Share Costs, (iv) the NORIC Cash and (v) Company dividends paid since September 30, 2000, accompanied by reasonable detail as to the computation thereof.

          (c)  The Closing Statement shall also state an amount (the "Adjustment
                                                                      ----------
Amount") equal to
------

          (i)  NORIC Cash, minus $84,665,000; minus,
                           -----              -----

          (ii)  Company Long-Term Debt minus $135,000,000; minus
                                       -----               -----

          (iii) Unpaid Company Transaction Fees minus $12,000,000; minus
                                                -----              -----

          (iv)  Unpaid Severance, Retention and Phantom Share Costs minus
                                                                    -----
     $57,165,000; minus
                  -----

          (v)   Company dividends paid since September 30, 2000 minus $500,000.
                                                                -----

          (d) If the Adjustment Amount is greater than zero, then the Per Share Cash Amount and the Common Conversion Number will be increased as follows:

          (i) The Per Share Cash Amount will be increased by an amount in cash equal to 50% of the Adjustment Amount, divided by 87,886; and

          (ii) the Common Conversion Number will be increased by an amount equal to the product of: (A) a fraction, the numerator of which is 50% of the Adjustment Amount and the denominator of which is the Average Parent Share Price, multiplied by (B) a fraction, the numerator of which is 1 and the denominator of which is 87,886.

          (e) If the Adjustment Amount is less than zero, then the Per Share Cash Amount and the Common Conversion Number will be decreased as follows:

          (i) the Per Share Cash Amount will be decreased by an amount in cash equal to 50% of the absolute value of the Adjustment Amount divided by 87,886; and

          (ii) the Common Conversion Number will be decreased by an amount equal to the product of: (A) a fraction, the numerator of which is 50% of the absolute value of the Adjustment Amount and the denominator of which is the Average Parent Share Price, multiplied by (B) a fraction, the numerator of which is one and the denominator of which is 87,886.

          SECTION 3.13.  Escrow.  Upon the Closing, if less than all the
                         ------
Shareholders of the Company shall have then executed Joinder Agreements, the Company and the Purchaser shall enter into an escrow agreement with a bank selected by the Purchaser with the approval of the Company (the "Escrow Agent")
                                                                 ------------
in form and substance reasonably satisfactory to the Purchaser and the Company (the "Escrow Agreement"). Notwithstanding any other provision of this Agreement,
      ----------------
10% of the shares of Purchaser Common Stock and/or cash to be delivered at the Closing to each holder of Shares that does not, prior to the Closing, execute and deliver to the Company a Joinder Agreement (as defined in Section 6.13(a) below), shall be delivered to the Escrow Agent to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement (the "Escrow Consideration").
                                                        --------------------
The Escrow Consideration will secure, and will be applied to the extent necessary to satisfy, the rights of the Purchaser's Indemnified Persons to receive indemnification for certain matters described in Section 10.01 and
Section 8.01. The Escrow Agreement will provide that the Escrow Consideration will be applied to pay indemnification to the Purchaser on the same basis as the security described in Section 10.08 can be applied to such indemnification rights.

                                  ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company and (with respect to the representations concerning each Shareholder contained in Section 4.01(b), 4.22, 4.29 and 4.36 only) each Shareholder hereby represent and warrant to the Purchaser that, except as disclosed in the Disclosure Schedule:

          SECTION 4.01.  Organization, Authority and Qualification of the
                         ------------------------------------------------
Company. (a) The Company is a corporation duly organized, validly existing and
- -------
in good standing under the laws of the State of New York and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted, except where the failure to have such power and authority would not have a Material Adverse Effect. The Company has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The Company is duly licensed or qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. True and correct copies of the Certificate of Incorporation and Bylaws of the Company, each as in effect on the date hereof, have been made available by the Company to the Purchaser. The execution and delivery of this Agreement by the Company, the performance by the Company of its obligations hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all requisite action on the part of the Company.

          (b) Each Shareholder has full legal capacity and authority to enter into this Agreement and to carry out such person's obligations hereunder. This Agreement has been duly executed and delivered by the Company and each Shareholder, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Company and each Shareholder enforceable against the Company and each Shareholder in accordance with its terms.

          SECTION 4.02.  Capital Stock of the Company; Ownership of the Shares.
                         -----------------------------------------------------
(a) The authorized capital stock of the Company consists of 200,000 shares of Company Common Stock, of which 165,000 shares are voting Company Common Stock and 35,000 shares are non-voting Company Common Stock. As of the date hereof there are, and as of the Effective Date there will be, (i) 76,197 shares of voting Company Common Stock and (ii) 11,689 shares of non-voting Company Common Stock issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable. No shares of Company Common Stock are held in the treasury of the Company. None of the issued and outstanding shares of Company Common Stock were issued in violation of any preemptive rights. Except as set forth in Section 4.02(a) of the Disclosure Schedule, there are no (i) options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the capital stock of the Company or obligating the Shareholders or the Company to issue or sell any shares of capital stock of, or any other interest in, the Company and (ii) outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person. To the Knowledge of the Company, Section 4.02(a) of the Disclosure Schedule sets forth all voting trusts, stockholder agreements, proxies or other agreements in effect with respect to the voting or transfer of any of the Company Common Stock, except those contemplated or required by this Agreement.

          (b) Section 4.02(b) of the Disclosure Schedule sets forth a list (the "Shareholders' List") prepared by the Company that accurately reflects the name
 -------------------
of each Shareholder and the number of shares of Company Common Stock held of record by each Shareholder (and is based upon the stock register of the Company) as of the date hereof.

          SECTION 4.03.  Company Subsidiaries.  (a) Section 4.03(a) of the
                         --------------------
Disclosure Schedule sets forth a list, true and complete in all material respects, of all Company Subsidiaries, listing for each Company Subsidiary its name, type of entity, the jurisdiction and date of its incorporation or organization, its authorized capital stock, partnership capital or equivalent, the number and type of its issued and outstanding shares of capital stock, partnership interests or similar ownership interests and the current ownership of such shares, partnership interests or similar ownership interests.

          (b) Other than the Company Subsidiaries, there are no other corporations, partnerships, joint ventures, associations or other entities in which the Company owns, of record or beneficially, any direct or indirect equity or other interest, or any right (contingent or otherwise) to acquire the same. There are no partnerships or joint venture agreements or other business entities in which the Company or any Company Subsidiary owns any equity interest. The agreement referenced in Section 4.03(b), Item 1 of the Disclosure Schedule does not create any obligations or Liabilities on behalf of the Company or any Company Subsidiary.

          (c) Each Company Subsidiary that is a corporation: (i) is a corporation duly organized and validly existing under the laws of its jurisdiction of incorporation, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it is currently conducted by such Company Subsidiary and (iii) is duly licensed or qualified as a foreign corporation to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect. Each Company Subsidiary that is not a corporation:
(i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all necessary power and authority to own, operate or lease the properties and assets owned, operated or leased by such Company Subsidiary and to carry on its business as it is currently conducted by such Company Subsidiary and (iii) is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business makes such licensing or qualification necessary, except for such failures to be so licensed or qualified and in good standing that would not have a Material Adverse Effect.

          (d) All the outstanding shares of capital stock of each Company Subsidiary are validly issued, fully paid and nonassessable and are owned by the Company, whether directly or indirectly, free and clear of all Encumbrances.

          (e) There are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character, relating to the capital stock of any Company Subsidiary or obligating the Company or any Company Subsidiary to issue or sell any shares of capital stock of, or any other interest in, any Company Subsidiary.

          (f) There are no voting trusts, stockholder agreements, proxies or other agreements or understandings in effect with respect to the voting or transfer of any shares of capital stock of, or any other interests in, any Company Subsidiary.

          (g) True and complete copies of the charter and by-laws (or similar organizational documents), of each Company Subsidiary have been made available by the Company to the Purchaser and are in full force and effect.

          SECTION 4.04.  Corporate Books and Records.  In all material respects,
                         ---------------------------
the minute books of the Company and the Company Subsidiaries contain accurate records of all meetings and accurately reflect all other actions taken by the shareholders, Boards of Directors and all committees of the Boards of Directors of the Company and the Company Subsidiaries. Complete and accurate copies of all such minute books of the Company and each Company Subsidiary have been made available by the Company to the Purchaser.

          SECTION 4.05.  No Conflict.  Assuming that all consents, approvals,
                         -----------
authorizations and other actions described in Section 4.06 have been obtained and all filings, approvals and notifications listed in Section 4.06 of the Disclosure Schedule have been made or obtained, the execution, delivery and performance of this Agreement by the Company do not and will not (a) violate or conflict with any provision of the Certificate of Incorporation or Bylaws or similar organizational documents of the Company or any Company Subsidiary, (b) violate or conflict with any Law or Governmental Order applicable to the Company, any Company Subsidiary or any of their respective assets and properties, or (c) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or cancellation of, or result in the creation of any Encumbrance on any assets or properties of the Company or any Company Subsidiary pursuant to any Material Contract or any other material license, permit, franchise or other instrument or arrangement to which the Company or any Company Subsidiary is a party or by which any of the Company Common Stock or any of such assets or properties is bound or affected, except any such conflicts, violations, breaches, defaults or other occurrences which would not have a Material Adverse Effect.

          SECTION 4.06.  Governmental Consents and Approvals.  The execution,
                         -----------------------------------
delivery and performance of this Agreement by the Company do not and will not require any consent, approval, authorization or other order of, action by, filing with or notification to, any Governmental Authority, except (a) the pre-merger notification requirements of the HSR Act, (b) the filing and recordation of appropriate merger documents as required by the BCL and the DGCL, (c) any other consent, approval, authorization, filing or notice the failure of which to make or obtain would have a Material Adverse Effect or prevent or materially delay the consummation of the Merger and (d) any consent, approval, authorization, filing or notice required as a result of the identity of the Purchaser.

          SECTION 4.07.  Financial Information, Books and Records.  (a)  True
                         ----------------------------------------
and complete copies of (i) the audited consolidated balance sheets of the Company for each of the two fiscal years ended as of December 31, 1998 and December 31, 1999, and the related audited consolidated statements of operations and cash flows of the Company, (ii) the audited consolidated balance sheet of Rhode Island Corporation for the fiscal year ended December 31, 1997 and the related audited consolidated statements of operations and cash flows of Rhode Island Corporation, together with all related notes and schedules thereto, and
(iii) the audited consolidated balance sheets of NCOC for each of the three fiscal years ended as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related audited consolidated statements of operations and cash flows of NCOC; in each case together with all related notes and schedules thereto, accompanied by the reports thereon of Arthur Andersen LLP (collectively referred to herein as the "Financial Statements") and (iv) the unaudited
                           --------------------
consolidated balance sheet of (A) the Company as of June 30, 2000, and the related consolidated statement of operations, together with all related notes and schedules thereto (the "June 30 Balance Sheet") and (B) NCOC as of September
                            ---------------------
30, 2000, and the related consolidated statement of operations, together with all related notes and schedules thereto (collectively referred to herein as the "Interim Financial Statements"), have been made available by the Company to the
 ----------------------------
Purchaser. The Financial Statements and the Interim Financial Statements (including the related notes and schedules thereto) (x) were prepared in accordance with the books of account and other financial records of the Company, NCOC and Rhode Island Corporation, as applicable, (y) present fairly, in all material respects, the consolidated financial condition of the Company and the Company Subsidiaries and NCOC, as applicable, as of the dates thereof or for the periods covered thereby, subject, in the case of unaudited financial statements, to normal year-end adjustments, and (z) have been prepared in accordance with U.S. GAAP applied on a basis consistent with the past practices of the Company, except as noted in the opinion of Arthur Andersen LLP for financial statements of Rhode Island Corporation.

          (b) The books of account and other financial records of the Company and the Company Subsidiaries (i) are in all material respects complete and correct, and do not contain or reflect any material inaccuracies or discrepancies and (ii) have been maintained in accordance with good business and accounting practices and in accordance with U.S. GAAP.

          SECTION 4.08.  No Undisclosed Liabilities.  Except as would not
                         --------------------------
reasonably be expected to have a Material Adverse Effect, to the Knowledge of the Company, there are no Liabilities of the Company or any Company Subsidiary other than Liabilities (a) reflected or reserved against on the balance sheets included in the Interim Financial Statements or (b) incurred since the dates of such balance sheets in the ordinary course of the business, consistent with past practice, of the Company and the Company Subsidiaries.

          SECTION 4.09.  Absence of Certain Changes, Events and Conditions.
                         -------------------------------------------------
Since September 30, 2000, the business of the Company and the Company Subsidiaries has been conducted in all material respects in the ordinary course, consistent with past practice, and, since such date, there has not been (a) any Material Adverse Effect, (b) any material change by the Company or any Company Subsidiary in its accounting methods, principles or practices, or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

          SECTION 4.10.  Litigation.  As of the date hereof, there is no Action
                         ----------
pending or, to the Knowledge of the Company, threatened against the Company, any Company Subsidiary or any Property of the Company or any Company Subsidiary, before any Governmental Authority. There are no outstanding Governmental Orders against the Company or any Company Subsidiary or any Property of the Company or any Company Subsidiary that would reasonably be expected to have a Material Adverse Effect.

          SECTION 4.11.  Compliance with Laws.  Each of the Company and the
                         --------------------
Company Subsidiaries has conducted and continues to conduct its business in compliance with all Laws (other than Environmental Laws which are governed solely by Section 4.16) and Governmental Orders applicable to the Company or any Company Subsidiary, except for violations or failures so to comply, if any, that are not reasonably expected to have a Material Adverse Effect.

          SECTION 4.12.  Material Contracts.  (a)  As of the date hereof,
Section 4.12(a) of the Disclosure Schedule lists each of the following contracts and agreements (whether oral or written) of the Company and the Company Subsidiaries (collectively, the "Material Contracts"):
                                 ------------------

          (i) any agreement (other than an oil and gas lease) for capital expenditures or the acquisition or construction of fixed assets which requires aggregate future payments in excess of $1,500,000;

          (ii) any gas, crude oil or liquids sales agreement, gas, crude oil or liquids purchase agreement, or gas, crude oil or liquids marketing agreement, under which the Company or any Company Subsidiary is a seller, that cannot be terminated by the Company or the Company Subsidiary, as the case may be, without penalty upon not more than ninety (90) calendar days' notice;

          (iii) any agreement for, or that contemplates, the sale of any Working Interests in any Property, or the sale of any other asset (other than sales of oil and gas production in the ordinary course of business), which involves any payment to the Company or the Company Subsidiaries in excess of $500,000;

          (iv) any agreement that constitutes a lease (other than an oil and gas lease) under which the Company or any Company Subsidiary is the lessor or lessee of real or personal property, that (A) cannot be terminated by the Company or the Company Subsidiary, as the case may be, without penalty upon not more than ninety (90) calendar days' notice and (B) involves an annual base rental in excess of $250,000;

          (v) any agreement for the future acquisition of Seismic Data that requires aggregate future payments in excess of $1,000,000;

          (vi) any Hydrocarbon or financial hedge, swap, exchange or similar agreement;

          (vii) all contracts and agreements relating to Indebtedness of the Company or any Company Subsidiary in excess of $500,000, other than Permitted Encumbrances;

          (viii) all material contracts and agreements with any Governmental Authority (other than oil and gas leases and any unitization agreement or operating agreement listed in Section 4.12(a)(xi) of the Disclosure Schedule) to which the Company or any Company Subsidiary is a party;

          (ix) all non-competition agreements or other contracts and agreements that limit or purport to limit the ability of the Company or any Company Subsidiary to compete in any line of business or with any Person or in any geographic area or during any period of time;

          (x) all contracts and agreements between or among the Company or any Company Subsidiary and the Shareholders or any Affiliate of the Shareholders;

          (xi) all contracts or agreements establishing any joint ventures or partnerships and all unit agreements and operating agreements applicable to the Properties;

          (xii)  all employment agreements;

          (xiii) all collective bargaining agreements with labor unions covering the employees of the Company or the Company Subsidiaries;

          (xiv) all profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance or other material plan or arrangement for the benefit of current or former directors, officers and employees;

          (xv) all contracts with independent contractors or consultants (or similar arrangements) to which the Company or any Company Subsidiary is a party and which are not cancelable without penalty or further payment and without more than ninety (90) days' notice;

          (xvi) all approved authorizations for expenditure requiring the expenditure by the Company or any Company Subsidiary of more than $500,000, as of November 10, 2000; and

          (xvii) all other contracts and agreements the absence of which would reasonably be expected to have a Material Adverse Effect.

          (b) Each of the Material Contracts listed on Section 4.12(a) of the Disclosure Schedule is a valid agreement, arrangement or commitment of the Company or a Company Subsidiary party thereto, enforceable in all material respects in accordance with its terms, and neither the Company nor any such Company Subsidiary nor, to the Knowledge of the Company, any other party to such Material Contract is in violation, breach or default of any material provision thereof (including the occurrence of any event that, with notice, lapse of time or both, would constitute a default).

          SECTION 4.13.  Title to Property.  (a)  Except as to those matters set
                         -----------------
forth in Section 4.13 of the Disclosure Schedule, the Company or a Company Subsidiary, as the case may be, has Defensible Title to the Property, free and clear of Encumbrances, other than Permitted Encumbrances.

          (b) Section 4.13(b) of the Disclosure Schedule sets forth a brief description of all Leases and Wells. With respect to any Lease or Well, "Defensible Title" shall mean such record and beneficial right, title and
 ----------------
interest in and to such Lease or Well that:

          (i) entitles the Company or the Company Subsidiary, as applicable, to receive a Net Revenue Interest in such Well that is equal to or greater than the Net Revenue Interest set forth in Section 4.13(b) of the Disclosure Schedule therefor, without reduction, suspension or diminution throughout the duration of the estate constituting such Property, except as shown in Section 4.13(b) of the Disclosure Schedule, and except for changes or adjustments that result from the establishment of units, changes in existing units (or the participating areas therein), whether voluntary or by order of the appropriate regulatory agency having jurisdiction, or the entry into of pooling or unitization agreements after the date hereof or that result from or are incidental to Operations conducted as permitted or required by Section 6.01;

          (ii) obligates or subjects the Company or the Company Subsidiary, as applicable, to bear a Working Interest in each Well that is no greater than the record title or operating rights interest set forth in Section 4.13(b) of the Disclosure Schedule therefor, without increase throughout the duration of the estate constituting such Property, except as shown in
     Section 4.13(b) of the Disclosure Schedule and except for any changes or adjustments that are caused by contribution requirements provided for under provisions contained in any operating agreement listed in Section 4.12 of the Disclosure Schedule, that result from the establishment of units, changes in existing units (or the participating areas therein), or the entry into of pooling or unitization agreements, whether voluntary or by order of the appropriate regulatory agency having jurisdiction, after the date hereof or that result from or are incidental to Operations conducted as permitted or required by Section 6.01; and

          (iii) the Leases are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current Operations of the Company or the Company Subsidiary, as applicable.

          (c) Section 4.13(c) of the Disclosure Schedule contains a description of the Easements. With respect to Easements and related Equipment, Defensible Title shall mean record or beneficial right, title and interest in the applicable Easement sufficient to enable the Company or any Company Subsidiary to conduct its Operations as currently conducted with respect thereto, without material interference by any other Person, and, to the Knowledge of the Company or the Company Subsidiary, as applicable, all material Easements are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary for the current Operations of such business without material interference by any other Person.

     (d) Section 4.13(d) of the Disclosure Schedule sets forth a brief description of each parcel of real property comprising the Fee Mineral Interests. With respect to Fee Mineral Interests, Defensible Title means all the record and beneficial right, title and interest in and to each such parcel of land, respectively, that was conveyed or granted to the Company or any Company Subsidiary, or their respective predecessors-in-title in and to the lands described in Section 4.13(d) of the Disclosure Schedule, or in the instrument of conveyance referred to and described by volume or book and page in Section 4.13(d) of the Disclosure Schedule, as each instrument of conveyance is recorded in the county or parish where the land is located.

     (e) Section 4.13(e) of the Disclosure Schedule sets forth a brief description of each parcel of Other Real Property. With respect to Other Real Property, Defensible Title shall mean the right of quiet enjoyment of all such real property, whether leased or fee, for the term of any applicable agreement relating thereto, and all such interests in Other Real Property are valid and enforceable and grant the rights purported to be granted thereby and all rights necessary thereunder for the current Operations of such business without material interference.

     (f) To the Knowledge of the Company, no material portion of the royalties, rentals, and other payments due under the Leases are past due. All material Leases are in full force and effect. To the Knowledge of the Company, neither the Company nor any Company Subsidiary has ever been notified of a material breach or default by the Company or any Company Subsidiary under any material Lease, which claim of breach or default has not been resolved. To the Knowledge of the Company, no event has occurred or failed to occur which constitutes, or which, with the giving of notice or the passage of time or both, would constitute a default, violation, or breach under any such Lease.

     (g) As used in this Section 4.13 only, Knowledge of the Company means the actual knowledge of the Senior Officers based upon North Central's periodical attendance of operators' meetings, conduct of joint audits under operating agreements and conduct of periodic field tours of its Properties.

     SECTION 2.14.   Intellectual Property. The Company and the Company
                     ---------------------
Subsidiaries own or license, or otherwise have the right to use, all patent, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technology, know-how, processes and other proprietary intellectual property rights and computer programs ("Intellectual Property") currently used in the conduct of the business of the
  ---------------------
Company and the Company Subsidiaries, except where the failure to so own or otherwise have the right to use such Intellectual Property would not have a Material Adverse Effect. No Person has notified either the Company or any Company Subsidiary that their use of the Intellectual Property infringes on the rights of any Person, subject to such claims and infringements as do not give rise to any liability on the part of the Company and the Company Subsidiaries that could have a Material Adverse Effect, and, to the Company's Knowledge, no Person is infringing on any right of the Company or any Company Subsidiary with respect to any such Intellectual Property. No claims are pending or, to the Company's Knowledge, threatened that the Company or any Company Subsidiary is infringing or otherwise adversely affecting the rights of any Person with regard to any Intellectual Property that would give rise to a Material Adverse Effect.

     SECTION 4.15.   Employee Benefit Matters. (a) With respect to each employee
                     ------------------------
benefit plan, program, arrangement and contract (including, without limitation, any "employee benefit plan," as defined in section 3(3) of ERISA), maintained or contributed to by the Company or any Company Subsidiary (the "Plans"), the
                                                              -----
Company has made available to the Purchaser a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS for each Plan, (ii) a complete copy of each such Plan, (iii) each trust agreement relating to each such Plan, (iv) the most recent summary plan description for each Plan for which a summary plan description is required, and (v) the most recent determination letter, if any, issued by the IRS with respect to any Plan qualified under section 401(a) of the Code. Neither the Company nor any Company Subsidiary maintains any plan subject to Title IV of ERISA, and neither the Company nor any Company Subsidiary has any actual or contingent liability under ERISA.

     (b) With respect to the Plans, no event has occurred and, to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any Company Subsidiary could be subject to any liability under the terms of such Plans, ERISA, the Code or any other applicable Law that would have a Material Adverse Effect. Each of the Plans has been operated and administered in all material respects in accordance with applicable Laws and administrative or governmental rules and regulations, including, but not limited to, ERISA and the Code, except where a violation of any such law, rule or regulation would not have a Material Adverse Effect. Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code has received a favorable determination letter as to such qualification from the IRS, and no event has occurred, either by reason of any action or failure to act, which would cause the loss of any such qualification, except where such loss of qualification would not have a Material Adverse Effect.

     (c) There is no labor dispute, strike or work stoppage against the Company or any Company Subsidiary, pending or threatened in writing, which may interfere with the respective business activities of the Company or any Company Subsidiary. As of the date of this Agreement, to the Knowledge of the Company, neither the Company nor any Company Subsidiary, nor their representatives or employees, has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or any Company Subsidiary, and there is no charge or complaint against the Company by the National Labor Relations Board or any comparable state agency pending or, to the knowledge of the Company, threatened, except where such unfair labor practice, charge or complaint would not have a Material Adverse Effect.

     (d) The Company has made available to the Purchaser (i) copies of all employment agreements with officers of the Company or any Company Subsidiary;
(ii) copies of all severance agreements, programs and policies of the Company or any Company Subsidiary with or relating to its employees; and (iii) copies of all plans, programs, agreements and other arrangements of the Company or any Company Subsidiary with or relating to its employees which contain change of control provisions.

     (e) Except as listed in Schedule 4.15(e) or as may be required by Law, no Plan provides retiree medical or retiree life insurance benefits to any Person.

          (f) Section 4.15(f) of the Disclosure Schedule sets forth, as of the date of this Agreement, the number of outstanding phantom shares under the Phantom Share Plan by date of grant and the Initial Value (as defined in the Phantom Share Plan) applicable to each date of grant. In addition, Section 4.15(f) of the Disclosure Schedule sets forth the methodology determined by the board of directors of NCOC for computing the amount to be paid for Phantom Shares, pursuant to the terms of the Phantom Share Plan. Section 4.15(f) of the Disclosure Schedule also sets forth, for each eligible employee under the Severance Pay Plan, the annual base salary of each such employee, the number of years or partial years of Continuous Service (as such terms are defined in such Plan), the service anniversary date for purposes of determining Continuous Service and the lump sum severance payment under Section 5 of such Plan that would be payable to such employee assuming a termination as of October 31, 2000, and the aggregate of such payments for all eligible employees. Section 4.15(f) of the Disclosure Schedule sets forth, in the aggregate, amounts due under all Severance Agreements other than amounts due under the Severance Pay Plan and Severance Agreements, for any director, officer, employee or consultant of the Company and any Company Subsidiary including, without limitation, severance payments to Messrs. Winne, Becci, Deupree and Beckham. Except for amounts payable pursuant to the Severance Pay Plan and the Severance Agreements as set forth on Section 4.15(f) of the Disclosure Schedule, neither the Company nor any Company Subsidiary has agreed to pay any amounts relating to termination of employment with the Company or any Company Subsidiary, other than accrued salary and vacation, and two weeks' pay to employees terminated on less than two weeks' notice. Schedule 4.15(f) of the Disclosure Schedule sets forth individually and on a collective basis for all eligible employees (assuming all such eligible employees remain with the Company through the Closing Date) for each employee eligible to receive payments under the Retention Bonus Plans dated June 1, 2000, the Retention Bonus payable to each such eligible employee.

          SECTION 4.16. Environmental Matters. Except as disclosed in Section
4.16 of the Disclosure Schedule or as would not reasonably be expected to have a Material Adverse Effect:

          (a) the Company and the Company Subsidiaries are in compliance with all applicable Environmental Laws and the Properties have been operated by the Company and the Company Subsidiaries in compliance with all applicable Environmental Laws;

          (b) there are no existing, pending or, to the Company's Knowledge, threatened actions, suits, investigations, inquiries, proceedings or clean-up obligations by any Governmental Authority relating to any Environmental Laws with respect to the Properties; and

          (c) all notices, permits or similar authorizations, if any, required to be obtained or filed in connection with the operation of the Properties by the Company or the Company Subsidiaries, including, without limitation, treatment, storage, disposal or release of Hazardous Materials or solid waste into the environment, have been duly obtained or filed.

     SECTION 4.17.   Reserve Reports. (a) The Company has delivered to the
                     ---------------
Purchaser a copy of the oil and gas reserve report for the Company prepared by NCOC and reviewed by Miller & Lents, Ltd. as of June 30, 2000 (the "Reserve
                                                                    -------
Report"). Neither the Company nor any Company Subsidiary has Knowledge of any
------
facts that would make the factual information provided by the Company and the Company Subsidiaries to Miller & Lents, Ltd., and on which the Reserve Report was based, inaccurate in any material respect at the time provided. The estimates of proved reserves provided by NCOC to Miller & Lents in connection with their review of the Reserve Report are in accordance with definitions contained in Rule 4-10(a) of Regulation S-X promulgated by the SEC. The estimates of probable and possible reserves provided by NCOC to Miller & Lents in connection with their review of the Reserve Report are in accordance with the definitions of the Society of Petroleum Engineers, Inc.

     (b) OTHER THAN AS EXPRESSLY SET FORTH ABOVE IN THIS SECTION 4.17, THE COMPANY MAKES NO REPRESENTATION OR WARRANTY, AND HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY, THAT THE RESERVE ESTIMATES, COST AND CASH FLOW ESTIMATES, PRICE ESTIMATES OR PRODUCTION OR FLOW RATE ESTIMATES CONTAINED IN THE RESERVE REPORT, OR IN ANY SUPPLEMENT THERETO OR UPDATE THEREOF, ARE IN ANY WAY COMPLETE, ACCURATE OR NOT MISLEADING, THE SAME BEING PREDICTIONS AS TO FUTURE EVENTS WHICH ARE INHERENTLY SUBJECT TO INCOMPLETENESS OR INACCURACY.

     SECTION 4.18.   Hedging. (a) The Company and the Company Subsidiaries do
                     -------
not have any outstanding obligations for the delivery of Hydrocarbons attributable to any of the Properties of the Company or any Company Subsidiary in the future on account of prepayment, advance payment, take-or-pay or similar obligations without then or thereafter being entitled to receive full value therefor.

     (b) Section 4.18(b) of the Disclosure Schedule sets forth all futures, hedge, swap, collar, put, call, floor, cap, option or other contracts that are intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in interest rates, basis risk or the price of commodities ("Hedges"), including Hydrocarbons or securities, to which the Company or any
  ------
Company Subsidiary is bound as of the date hereof. Such Hedges are in full force and effect on the date of this Agreement.

     (c) Since September 30, 2000, no prepayments, payments or other amounts have been paid with respect to any Hedges, other than monthly settlement payments in the ordinary course on the Hedges shown in Section 4.18(b) of the Disclosure Schedules.

     SECTION 4.19.   Taxes. Except as set forth in Section 4.19 of the
                     -----
Disclosure Schedule, and except for matters that would not have a Material Adverse Effect, (a) the Company and each of the Company Subsidiaries have timely filed all returns and reports required to be filed by them with respect to Taxes ("Tax Returns") prior to the date of this Agreement, taking into account any
  -----------
extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (b) all Taxes shown to be payable on such Tax Returns or reports have been paid or will be paid, (c) all such Tax Returns are true, correct, and complete, (d) the liabilities and reserves for Taxes reflected in the June 30 Balance Sheet are adequate to cover all Taxes for all periods ending at or prior to the date thereof and, in the case of Taxes attributable to the activities or assets of North Central, there is no liability for Taxes for any period or portion of a period beginning after such date other than Taxes arising in the ordinary course of business, (e) neither the Company nor any of the Company Subsidiaries has waived or agreed to an extension of the statute of limitations with respect to assessment of any Tax (other than waivers or agreements which are no longer in effect), (f) neither the Company nor any of the Company Subsidiaries has filed a consent to the application of Section 341 of the Code,
(g) there are no stock elimination transactions, within the meaning of Treas. Reg. (S) 1.1502-13(1)(3), as to which either the Company or any of the Company Subsidiaries will be required to recognize income as a result of the Merger, and
(h) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries. Except as set forth in Section 4.19 of the Disclosure Schedule, and except for matters that would not have a Material Adverse Effect, all ad valorem, property, production, severance and similar taxes and assessments based on or measured by the ownership of property or the production of Hydrocarbons or the receipt of proceeds therefrom assessed against the Properties have been properly paid. Neither the Company nor any of the Company Subsidiaries has paid any estimated Taxes or other Taxes for a Tax period or portion thereof that is included in the Shareholder Tax Periods, as defined in Section 8.01(a), in excess of amounts which the Company or Company Subsidiary has determined in good faith are due for such Tax period or portion thereof.

     SECTION 4.20.   Insurance. The Company has all insurance policies that it
                     ---------
believes are required in connection with the operation of the business of the Company and the Company Subsidiaries. The Company has made available to the Purchaser true and correct summaries of each of the insurance policies relating to the Company or the Company Subsidiaries that are currently in effect. With respect to each such insurance policy, none of the Company, any Company Subsidiary or, to the Knowledge of the Company, any other party to the policy is in breach or default thereunder (including with respect to the payment of premiums or the giving of notice) and the Company does not know of any occurrence of any event which, with notice or the lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the policy, except for such breaches or defaults as would not result in a Material Adverse Effect.

     SECTION 4.21.   Brokers. Except for Goldman, Sachs & Co., no broker, finder
                     -------
or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Shareholders or the Company.

     SECTION 4.22.   Tax Treatment. Neither the Company nor the Shareholders has
                     -------------
or have knowingly taken or failed to take any action that would prevent the Merger from qualifying as a tax-free reorganization within the meaning of section 368(a) of the Code.

     SECTION 4.23.   Production and Pipeline Imbalances. Section 4.23 of the
                     ----------------------------------
Disclosure Schedule sets forth all Company and Company Subsidiary pipeline and production imbalances and penalties as of September 30, 2000 with respect to the Properties.

          SECTION 4.24.   Equipment. All Wells and Equipment constituting a part
                          ---------
of the Properties (a) are, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonable prudent operations in the areas in which they are operated, and (b) are adequate, together with all related Properties, to comply in all material respects with the requirements of all applicable contracts, including sales contracts. Subject to the Permitted Encumbrances, the Company or the Company Subsidiaries have defensible title to the Equipment owned by the Company or the Company Subsidiaries and constituting a part of the Properties.

          SECTION 4.25.   Operation of the Properties. Since September 30, 2000
                          ---------------------------
through the date hereof, North Central:

          (a) has caused the Properties to be maintained and operated in a reasonable manner and in substantially the same manner as such Properties were maintained and operated prior to September 30, 2000;

          (b) has not sold, assigned, transferred, farmed out, conveyed, encumbered, mortgaged, or otherwise disposed of any of the Properties with a value in excess of $500,000, except for the sale of Hydrocarbons in the ordinary course of business;

          (c) has not, to the extent related to the Properties, made any major change in the character of North Central's business or operations or otherwise conducted North Central's business and operations other than in the ordinary course of business;

          (d) except as would not have a Material Adverse Effect, has not permitted any Leases or rights with respect to the Properties to expire, or waived any material rights with respect to the Properties;

          (e) has not entered into any agreement or made any commitment (other than this Agreement) to take any of the actions referred to in clauses (a) through (d) above; and

          (f) to the Company's Knowledge, there have been no material casualty losses (above or below the surface of the ground) which affected any of the Properties.

          SECTION 4.26.   Plugging and Abandonment. There are no Wells on the
                          ------------------------
Properties that have been permanently plugged and abandoned by North Central that were not plugged and abandoned in accordance in all material respects with the applicable requirements of the Leases and applicable Laws. To the Knowledge of the Company, there are no Wells on the Properties that the Company or the Company Subsidiaries are currently required by Law or contract to plug and abandon.

          SECTION 4.27.   No Parachute Payments. Neither the Company nor any
                          ---------------------
Company Subsidiary is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of
Section 280G of the Code.

          SECTION 4.28.   Vote Required. The affirmative vote of (a) the holders
                          -------------
of two-thirds of the voting power of all the outstanding Company Common Stock, voting together as a single class, (b) the holders of two-thirds of the voting power of the voting Company Common Stock, voting separately as a single class and (c) the holders of two-thirds of the voting power of the non-voting Company Common Stock, voting separately as a single class, in each case to adopt this Agreement and to approve the transactions contemplated hereby (the "Company Stockholder Vote") is
                                                   ------------------------
the only vote of the holders of any class or series of Company capital stock necessary to approve or adopt this Agreement or the transactions contemplated hereby.

          SECTION 4.29.   Voting Power of Significant Stockholders; Dissenting
                          ----------------------------------------------------
Shares. (a) The Significant Shareholders hold (i) two-thirds of the voting
- ------
power of the outstanding Company Common Stock, (ii) two-thirds of the voting power of the outstanding voting Company Common Stock and (iii) two-thirds of the voting power of the outstanding non-voting Company Common Stock, and therefore hold sufficient voting power to approve the Merger.

          (b) Immediately prior to the Effective Time, less than 5% of all the outstanding shares of Company Common Stock will be Dissenting Shares.

          SECTION 4.30.   Non-Energy Company Activity. Substantially all cash
                          ---------------------------
and cash equivalent investments held by the Company and its Non-Energy Company Subsidiaries are held in interest-bearing bank accounts at the Boston Safe Deposit & Trust Company. Since October 12, 2000, the sole activity of the Company and its Non-Energy Company Subsidiaries has been to manage its cash and cash equivalent investments, and to pay its expenses as they come due in the ordinary course and consistent with past practices.

          SECTION 4.31.   Seismic Data. Section 4.31(a) of the Disclosure
                          ------------
Schedule sets forth all material seismic data held by the Company or any Company Subsidiary with respect to its Properties (the "Seismic Data"). Except as
                                                ------------
provided in Section 4.31 of the Disclosure Schedule, the Company or the relevant Company Subsidiary owns or has the right to use without any limitations or restrictions adversely affecting the use of the same in the ordinary conduct of its business, the Seismic Data. The execution of this Agreement (a) has not altered or impaired, nor will alter or impair, any such rights, and (b) has not breached, or will not breach, any agreements pertaining to such Seismic Data.
Section 4.31(b) of the Disclosure Schedule sets forth the Seismic Data which is subject to restrictions on transfer and change of control provisions, including, without limitation, consents to assign and the payment of transfer fee.

          SECTION 4.32.   Suspense Funds. Section 4.32 of the Disclosure
                          --------------
Schedule sets forth all suspense funds held by the Company or the Company Subsidiaries for the account of a third party or an Affiliate that are associated with the Properties as of September 30, 2000.

          SECTION 4.33.   Future Sales Contracts. The Company or the Company
                          ----------------------
Subsidiaries have not collected any proceeds from the sale of Hydrocarbons from the Properties which are subject to a later refund.

          SECTION 4.34.   Holding Company; Investment Company. Seller is not a
                          -----------------------------------
"holding company," or a "subsidiary company" of a "holding company," or an affiliate of a "holding company" or of a "subsidiary company" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended. Seller is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          SECTION 4.35.   Federal Regulations. Any gas gathering system
                          -------------------
constituting a part of the Properties has as its primary function the provision of natural gas gathering services, as the term "gathering" is interpreted under
Section 1(b) of the Natural Gas Act (the "NGA"). None of the Properties have
                                          ---
been or are certificated by the Federal Energy Regulatory Commission (the "FERC") under Section 7(c) of the NGA or are now subject to FERC jurisdiction
 ----
under the NGA. None of the Properties have been or are providing service pursuant to Section 311 of the NGA.

          SECTION 4.36.   Securities Act. (a) Each of the Significant
                          --------------
Shareholders is an "accredited investor" as defined in Rule 501 promulgated under the Securities Act.

          (b) Each Shareholder is acquiring the Shares of Purchaser Common Stock to be issued to such Shareholder for such Shareholder's own account and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Each Shareholder acknowledges that the Shares of Purchaser Common Stock have not been registered and that such Shares of Purchaser Common Stock may not be transferred or sold under the Securities Act and that such Shares of Purchaser Common Stock may not be transferred or sold unless they are registered under the Securities Act or an exemption is available.

          (c) Each Shareholder understands that the Shares of Purchaser Common Stock issuable in the Merger have not been registered under the Securities Act or any applicable state securities laws and that such Shares may not be resold unless they are registered under the Securities Act or an exemption is available.

                                  ARTICLE V
                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

          The Purchaser hereby represents and warrants to the Company as follows:

          SECTION 5.01.   Organization and Authority of the Purchaser. The
                          -------------------------------------------
Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, and has all necessary power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it is currently conducted, except where the failure to have such power and authority would not have a Purchaser Material Adverse Effect. The Purchaser has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Purchaser, the performance by the Purchaser of its obligations hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby (other than, with respect to the Merger, the approval of the holders of a majority of the issued and outstanding common stock of the

Purchaser, and the filing and recording of appropriate merger documents as required by the BCL and the DGCL). This Agreement has been duly executed and delivered by the Purchaser, and (assuming due authorization, execution and delivery by the Company) this Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

          SECTION 5.02.   Certificate of Incorporation and Bylaws. The Purchaser
                          ---------------------------------------
has filed with the SEC complete and correct copies of the Restated Certificate of Incorporation and the Bylaws, each as amended to date, of the Purchaser. Such Restated Certificate of Incorporation and Bylaws are in full force and effect.

          SECTION 5.03.   Capitalization. The authorized capital stock of the
                          --------------
Purchaser consists of (a) 100,000,000 shares of Purchaser Common Stock and (b) 2,000,000 shares of preferred stock, par value $1.00 per share ("Purchaser
                                                                 ---------
Preferred Stock"). As of September 30, 2000, (i) 40,521,081 shares of Purchaser
---------------
Common Stock were issued and outstanding, (ii) zero shares of Purchaser Preferred Stock were issued and outstanding, (iii) 15,575 shares of Purchaser Common Stock were held in the treasury of the Purchaser and (iv) 4,551,966 shares of Purchaser Common Stock were reserved for future issuance pursuant to incentive plans (primarily in the form of stock options). In addition, 100,000,000 Preferred Stock Purchase Rights related to Purchaser's Shareholder Rights Plan were authorized; $115,000,000 in aggregate principal amount of 5 1/2% Convertible Subordinated Notes due 2006 were outstanding which are convertible into Purchaser Common Stock at the rate of 23.7051 shares per $1,000 in principal amount of such notes; and $150,000,000 in aggregate principal amount of 6 1/2% Cumulative Quarterly Income Convertible Securities of Pogo Trust I, which are convertible into Purchaser Common Stock at the rate of 2.1053 shares per $50 in principal amount of such convertible securities, were outstanding.

          SECTION 5.04.   Financing. The Purchaser has, or has commitments from
                          ---------
responsible financial institutions to enable it to borrow, sufficient funds to permit the Purchaser to acquire all the outstanding shares of Company Common Stock in the Merger. The Purchaser has delivered to the Company a true and correct copy of a commitment letter relating to such commitment.

          SECTION 5.05.   No Conflict. Assuming compliance with the notification
                          -----------
requirements of the HSR Act and the making and obtaining of all filings, notifications, consents, approvals, authorizations and other actions referred to in Section 5.06, except as may result from any facts or circumstances relating solely to the Company, the execution, delivery and performance of this Agreement by the Purchaser do not and will not (a) violate, conflict with or result in the breach of any provision of the Restated Certificate of Incorporation or Bylaws of the Purchaser, (b) conflict with or violate any Law or Governmental Order applicable to the Purchaser or by which any property or asset of the Purchaser is bound or (c) conflict with, result in any breach of or constitute a default (or an event which, with the giving of notice or lapse of time, or both, would become a default) under, require any consent under, or give to others any rights of termination, amendment or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Purchaser pursuant to, any note, bond, mortgage or indenture, contract, agreement, lease, sublease, license, permit, franchise or other instrument or obligation to which the Purchaser is a party or by which any of such assets or properties are bound or affected, except for any such conflicts, breaches, defaults or other occurrences which would not be reasonably expected to have a Purchaser Material Adverse Effect, prevent or delay the consummation of the Merger or otherwise prevent the Purchaser from performing its obligations under this Agreement.

          SECTION 5.06.   Governmental Consents and Approvals. The execution,
                          -----------------------------------
delivery and performance of this Agreement by the Purchaser do not and will not require any consent, approval, authorization or other order of, action by, filing with, or notification to, any Governmental Authority on the part of the Purchaser, except (a) as described in a writing given to the Company by the Purchaser on the date of this Agreement, (b) the pre-merger notification requirements of the HSR Act and the Investment Canada Act, (c) the filing and recordation of appropriate merger documents as required by the BCL and the DGCL and (d) the filing with the SEC under Section 14(a) of the Securities Exchange Act of proxy material relating to the meeting of its stockholders to approve the Merger, the filing of such registration statements and other documents as may be required to comply with Section 6.10, such other reports and information under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and such filings, authorizations, orders and approvals as may be required under state securities laws and the rules of the New York Stock Exchange and (e) the filing of Form D under Regulation D under the Securities Act and (f) any other consent, approval, authorization, filing or notice the failure to make or obtain which would not reasonably be expected to have a Purchaser Material Adverse Effect or prevent or materially delay the consummation of the Merger.

          SECTION 5.07.   Litigation. Except as disclosed in a writing given to
                          ----------
the Company by the Purchaser on the date of this Agreement, there is no Action pending or, to the knowledge of the Purchaser, threatened against the Purchaser or any properties or assets of the Purchaser, before any Governmental Authority,
(a) which seeks to delay or prevent the consummation of, or which would be likely to materially adversely affect the Purchaser's ability to consummate, the transactions contemplated by this Agreement, or (b) which would be reasonably likely to have a Purchaser Material Adverse Effect.

          SECTION 5.08.   Tax Treatment. The Purchaser has not knowingly taken
                          -------------
or failed to take any action which would prevent the Merger from qualifying as a tax-free reorganization within the meaning of section 368(a) of the Code.

          SECTION 5.09.   SEC Filings; Financial Statements. (a) The Purchaser
                          ---------------------------------
has filed all forms, reports and documents required to be filed by it with the SEC since January 1, 1998 through the date of this Agreement (collectively, the "Purchaser SEC Reports"). As of the respective dates they were filed, (i) the
 ---------------------
Purchaser SEC Reports were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) none of the Purchaser SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (b) The audited consolidated financial statements and unaudited financial statements of the Purchaser included in the Purchaser's Annual Report on Form 10-K for the

12 months ended December 31, 1999 and the Purchaser's Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2000, June 30, 2000 and September 30, 2000 have been prepared in accordance with U.S. GAAP applied on a consistent basis (except, in the case of the unaudited financial statements, for the omission of information as permitted by Form 10-Q promulgated by the SEC), and fairly present, in all material respects, the financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal audit adjustments).

          (c) The Purchaser has heretofore made available to the Company complete and correct copies of (i) all agreements, documents and other instruments not yet filed by the Purchaser with the SEC but that are currently in effect and that the Purchaser expects to file with the SEC after the date of this Agreement, and (ii) all material amendments and modifications that have not been filed by the Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed with the SEC and are currently in effect.

          (d) Neither the Purchaser nor any subsidiary of the Purchaser has any Liabilities of a nature or character required to be disclosed in a Purchaser SEC Report or included in the financial statements of the Company included in the Purchaser SEC Reports, except for liabilities and obligations (i) reflected or disclosed on the consolidated balance sheet of the Purchaser and the consolidated subsidiaries of the Purchaser as at December 31, 1999, including any notes thereto, (ii) reflected or disclosed in any Purchaser SEC Report filed since December 31, 1999 and prior to the date of this Agreement, or (iii) incurred since December 31, 1999 in the ordinary course of business consistent with past practice which have not had, and would not reasonably be expected to have, a Purchaser Material Adverse Effect.

          SECTION 5.10.   Compliance With Laws. Each of the Purchaser and its
                          --------------------
subsidiaries has conducted and continues to conduct its business in compliance with all Laws and Governmental Orders applicable to the Purchaser or any of its subsidiaries, except for violations or failures so to comply, if any, that are not reasonably expected to have a Purchaser Material Adverse Effect.

          SECTION 5.11.   Taxes. Except for matters that would not have a
                          -----
Purchaser Material Adverse Effect, (a) the Purchaser and its subsidiaries have timely filed all returns and reports required to be filed by them with respect to Taxes ("Purchaser Tax Returns") prior to the date of this Agreement, taking
           ---------------------
into account any extension of time to file granted to or obtained on behalf of the Purchaser and its subsidiaries, (b) all Taxes shown to be payable on such Tax Returns or reports have been paid or will be paid, (c) all such Tax Returns are true, correct, and complete in all material respects, (d) the liabilities and reserves for Taxes reflected in the balance sheet dated September 30, 2000 contained in the Purchaser SEC Reports are adequate to cover all Taxes for all periods ending at or prior to the date thereof and there is no liability for Taxes for any period or portion of a period beginning after such date other than Taxes arising in the ordinary course of business.

          SECTION 5.12.   Authorization and Issuance of Purchaser Common Stock.
                          ----------------------------------------------------
The authorization, issuance and delivery of Purchaser Common Stock pursuant to this Agreement have been duly authorized by all requisite corporate action on the part of the Purchaser, and when issued and delivered in accordance with this Agreement, the Purchaser Common Stock will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, free of any Encumbrances created by the Purchaser and not subject to preemptive or similar rights created by statute, the Purchaser's Restated Certificate of Incorporation or Bylaws or any agreement to which the Purchaser is a party or by which the Purchaser is bound.

          SECTION 5.13.   Absence of Purchaser Material Adverse Effect. Since
                          --------------------------------------------
September 30, 2000, except as disclosed in the Purchaser SEC Reports, there has not been any Purchaser Material Adverse Effect.

          SECTION 5.14.   Brokers. No broker, finder or investment banker (other
                          -------
than Merrill Lynch & Co.) is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.

          SECTION 5.15.   Vote Required. The affirmative vote of the holders of
                          -------------
a majority of the voting power of the outstanding shares of Purchaser Common Stock to adopt this Agreement, to approve the issuance of shares of Purchaser Common Stock and the other transactions contemplated hereby, is the only vote of the holders of any class of shares of Purchaser capital stock necessary to approve or adopt this Agreement or the transactions contemplated hereby.

                                  ARTICLE VI
                             ADDITIONAL AGREEMENTS

          SECTION 6.01.   Conduct of Business Prior to the Closing. (a) The
                          ----------------------------------------
Company covenants and agrees that, between the date of this Agreement and the time of the Closing, except as set forth in Section 6.01(a) of the Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld):

          (i) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice;

          (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current employees of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, contract holders and other Persons with whom the Company or any Company Subsidiary has significant business relations; and

          (iii) the Company shall cause North Central to take the following actions:

          (A) Continue to operate (or cause to be operated) the Properties only in the ordinary course of business, as a reasonably prudent operator, in accordance with all applicable Laws;

          (B) Maintain in full force and effect all policies of insurance covering the Properties now maintained by the Company or any Company Subsidiary through the Closing Date;

          (C) Use its reasonable best efforts to preserve in full force and effect all of the material Leases, Easements, and other contracts which relate to or constitute a part of the Properties and to perform all obligations of the Company and any Company Subsidiary in or under such material Leases, Easements, and other contracts;

          (D) Not to enter into any agreement or arrangement granting any preferential right to purchase any of the Properties or requiring the consent of any Person to the transactions contemplated hereunder;

          (E) Not to enter into any contracts or other agreements relating to the Properties that are not terminable on notice of ninety (90) days or less without penalty;

          (F) Promptly notify the Purchaser of any asserted or threatened claim or Action involving or affecting the Properties of which the Company or any Company Subsidiary receives notice or of which the Company has Knowledge;

          (G) Not to relinquish voluntarily its position as operator with respect to any of the Properties;

          (H) Maintain all Equipment and personal property included in the Properties in accordance with reasonably prudent operating practices and procedures;

          (I) Pay all ad valorem, severance and production, property and sales Taxes and assessments with respect to the Properties which become due and payable prior to the Closing Date;

          (J) Not to cancel any material indebtedness or waive any material claims or rights against any third party or Affiliate; and

          (K) Not to initiate any unitization with respect to any Property and to notify the Purchaser promptly upon receiving notice of any unitization of any Property.

     (b) By way of amplification and not limitation, except as contemplated by this Agreement, as reflected in Section 6.01(b) of the Disclosure Schedule or as required by Law, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Closing, directly or indirectly do, or propose to do, any of the following, without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

          (i) amend or otherwise change its Restated Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (ii) issue, sell, pledge, dispose of, grant, encumber, farmout, lease or authorize the issuance, sale, pledge, disposition, grant, farmout, lease or Encumbrance of (A) any shares of capital stock of the Company or any Company Subsidiary of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Company or any Company Subsidiary, or (B) any assets of the Company or any Company Subsidiary having a value in excess of $100,000 individually or $300,000 in the aggregate, except sales of Hydrocarbons in the ordinary course of business and in a manner consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (v) (A) acquire or dispose of (including, without limitation, by merger, consolidation or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than in the ordinary course of business, consistent with past practice, and any other acquisitions for consideration which are not, in the aggregate, in excess of $5,000,000; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than the Company or a wholly owned Company Subsidiary), except for indebtedness incurred in the ordinary course of business, consistent with past practice, in amounts not in excess of $10,000,000 in the aggregate, net of any repayments made after the date of this Agreement and except for amounts necessary to pay the Company's obligations under Article VII of this Agreement; (C) make any loans or advances to any Persons (other than loans or advances by the Company and/or the Non-Energy Company Subsidiaries to North Central, or between NCOC and its subsidiary), except loans or advances not in excess of $100,000 in the aggregate to employees in the ordinary course of business, consistent with past practice; (D) make or obligate itself to make any capital expenditure in excess of the amounts specified in North Central's 2000 fiscal year budget or 2001 fiscal year budget proposed by North Central and approved by the Purchaser; provided, however, if no budget is
                                            --------  -------
     proposed and approved, the limit will be $5,000,000 in the aggregate per month, other than pursuant to any commitment as of the date hereof; or (E) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (v);

          (vi) increase the compensation payable or to become payable to its officers or employees, issue, or reprice the initial value of, any shares under the Phantom Stock Plan, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or any Company Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; provided, however, no
                                                       --------  -------
     provision of this Section 6.01(b)(vi) shall restrict or prohibit the payment of bonuses to officers and employees not to exceed $850,000 in the aggregate;

          (vii) take any action with respect to accounting policies or procedures, except in accordance with GAAP;

          (viii) pay, discharge or satisfy any material claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the consolidated balance sheet of the Company and the Company Subsidiaries as at June 30, 2000 or the consolidated balance sheet of North Central as at September 30, 2000, or subsequently incurred in the ordinary course of business and consistent with past practice or in accordance with the provisions of this Section 6.01; or

          (ix) permit the Company or any Non-Energy Company Subsidiary to engage in any active trade or business or to take any action other than to lend or contribute to North Central their available cash balances as provided in Section 6.14 and to pay their normal general and administrative expenses, in the ordinary course and consistent with past practices, as they become due.

          (c) The Purchaser covenants and agrees that, between the date of this Agreement and the time of the Closing, except as disclosed in a writing given to the Company by the Purchaser on the date of this Agreement or as contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld):

          (i) the businesses of the Purchaser and its subsidiaries shall be conducted only in, and the Purchaser and its subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and

          (ii) the Purchaser shall use its commercially reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current employees of the Purchaser and its subsidiaries and to preserve the current relationships of the Purchaser and its subsidiaries with customers, contract holders and other Persons with whom the Purchaser or any of its subsidiaries has significant business relations.

          (d) By way of amplification and not limitation, except as contemplated by this Agreement, except as disclosed in a writing given to the Company by the Purchaser on the date of this Agreement or as required by Law, the Purchaser shall not, between the date of this Agreement and the Closing, directly or indirectly, do, or propose to do, any of the following, without the prior written consent of the Company (which consent shall not be unreasonably withheld):

          (i) amend or otherwise change its Restated Certificate of Incorporation or Bylaws or equivalent organizational documents;

          (ii) issue, sell, pledge, dispose of, grant, encumber or authorize the issuance, sale, pledge, disposition, grant or Encumbrance of (A) any shares of capital stock of the Purchaser of any class, except upon conversion of convertible securities outstanding on the date hereof, upon any issuance of stock upon the exercise of rights outstanding under the Rights Agreement, and upon exercise of employee or director stock options or other compensatory rights outstanding on the date hereof or hereafter issued or granted in the ordinary course of business consistent with past practice, or (B) any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest) of the Purchaser or any of its subsidiaries except any such issuance, sale or other disposition by a subsidiary of the Purchaser to the Purchaser or another subsidiary of the Purchaser, options or restricted stock or other compensatory rights issued or granted in the ordinary course of business consistent with past practice;

          (iii) declare, set aside, make or pay any dividend or other distribution payable in cash, stock, property or otherwise, with respect to any of its capital stock, except in the ordinary course of business in a manner consistent with past practice;

          (iv) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock except for Purchaser Common Stock acquired as consideration for the exercise of employee or director stock options or to satisfy tax withholding obligations with respect thereto and for Purchaser Common Stock acquired to satisfy matching contribution obligations under Purchaser's 401(k) plan;

          (v) (A) acquire or dispose of or permit any subsidiary of the Purchaser to acquire or dispose of (including, without limitation, by merger, consolidation or acquisition or disposition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than in the ordinary course of business, consistent with past practice, and any other acquisitions for consideration which are not, in the aggregate, in excess of $75,000,000 or any other dispositions for consideration which are not, in the aggregate, in excess of $50,000,000, and except for transactions between the Purchaser and one or more subsidiaries of the Purchaser or between subsidiaries of the Purchaser; (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person (other than the Purchaser or its wholly owned subsidiaries), except for indebtedness incurred in the ordinary course of business, consistent with past practice, in amounts not in excess of $50,000,000 in the aggregate, net of any repayments made after the date of this Agreement; or (C) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this subsection (v); or

          (vi) enter into a merger, consolidation, share exchange or other business combination transaction with any other Person, provided, however,
                                                             --------  -------
     in the event that the Purchaser becomes the subject of an unsolicited tender offer or exchange offer, or any third party publicly announces a Competing Transaction (as defined in Section 6.09) which was not solicited by the Purchaser, the Purchaser may enter into a merger, consolidation, share exchange or other business combination transaction, with a Person other than the Person who made such tender offer or exchange offer or made such public announcement of a Competing Transaction.

          SECTION 6.02.   Access to Information. Except as required pursuant to
                          ---------------------
any confidentiality agreement or similar agreement or arrangement to which the Company or any Company Subsidiary is a party or pursuant to applicable Law, from the date hereof until the Closing, upon reasonable notice, the Company shall, and shall cause each of the Company Subsidiaries and each of the Company's and the Company Subsidiaries' officers, directors, employees, agents, representatives, accountants and counsel to: (a) afford the officers, employees and authorized agents, accountants, counsel and representatives of the Purchaser (collectively, "Representatives") reasonable access, during normal business
                ---------------
hours, to the offices, properties, oil and gas fields, other facilities, books and records of the Company and each Company Subsidiary and to those officers, directors, employees, agents, accountants and counsel of the Company and of each Company Subsidiary who have any knowledge relating to the Company, any Company Subsidiary or the business and (b) furnish to the Representatives such additional financial and operating data and other information regarding the assets, properties and goodwill of the Company and the Company Subsidiaries as the Purchaser may from time to time reasonably request.

          SECTION 6.03.   Confidentiality. The parties shall comply with, and
                          ---------------
shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreements dated September 16, 2000 and November 16, 2000, between the Company and the Purchaser.

          SECTION 6.04.   Company Stockholders' Meeting and Voting. (a) As soon
                          ----------------------------------------
as practicable after the date hereof, the Company shall call and hold a special meeting of its stockholders (the "Company Stockholders' Meeting") for the
                                  -----------------------------
purpose of voting upon the approval of the Merger.

          (b) The Shareholders agree to vote their shares in all classes of the Company Common Stock in favor of the approval of the Merger at the Company Special Meeting. Any solicitation of votes or consents from any holder of Company Common Stock who is not an accredited investor shall be made only in conjunction with a purchaser representative as contemplated by Regulation D.

          (c) From the date hereof until the earlier of the Effective Time and the termination of this Agreement, the Shareholders agree not to sell or otherwise transfer any of their shares of Company Common Stock to any Person other than a Person that (i) agrees with the Purchaser in writing to vote in favor of the approval of the Merger at the Company Special Meeting and to be bound by the provisions of Section 6.04(c) and (ii) (A) upon the closing of such transfer, will, assuming the conversion of all such shares of Company Common Stock into shares of Purchaser Common Stock, own less than 5% of the Voting Securities (as defined in the Standstill and Voting Agreement) of the Purchaser,
(B) is not a member of a "group" (as defined in Section 13(d)(3) of the Exchange
Act) or an Affiliate or an Associate of a member of such a "group" with respect to the Purchaser and (C) has not publicly announced that he, she or it is accumulating Voting Securities for any of the purposes set forth in Section 2.1 of the Standstill and Voting Agreement.

          (d) The Company and the Purchaser shall cooperate in preparing solicitation and/or information materials in connection with such meeting so as to comply with applicable Law, including Regulation D under the Securities Act, and the Company will include in such materials all information the Purchaser reasonably deems necessary regarding the Purchaser in order to effect such compliance.

          SECTION 6.05.   Purchaser Stockholders' Meeting. (a) The Purchaser
                          -------------------------------
shall call and hold a special meeting of its stockholders (the "Purchaser
                                                                ---------
Stockholders' Meeting") as promptly as practicable for the purpose of voting
---------------------
upon (i) the approval and (ii) the adoption of this Agreement, the Merger and the approval of the issuance of shares of Purchaser Common Stock pursuant to the terms of the Merger (the "Purchaser Stock Issuance"). The Purchaser shall
                          ------------------------
prepare and file with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the "Proxy Statement") relating to the Purchaser
                                     ---------------
Stockholders' Meeting. The Proxy Statement shall include the recommendation of the Board of Directors of the Purchaser to vote in favor of (i) the approval and adoption of this Agreement and the Merger and (ii) the Purchaser Stock Issuance; provided, however, that the Board of Directors of the Purchaser may, at any time
--------  -------
prior to the Purchaser Stockholders' Meeting, withdraw, modify or change its recommendation to the extent the Board of Directors of the Purchaser determines in good faith after consultation with independent legal counsel (who may be the Purchaser's regular outside counsel) that such action is required by reason of the fiduciary duties of the Board of Directors of the Purchaser to the Purchaser's stockholders under applicable Law.

          (b) Subject to the proviso to the last sentence of Section 6.05(a), the Purchaser shall use its reasonable best efforts to solicit from its stockholders proxies in favor of the approval of the Merger and the Purchaser Stock Issuance and shall take all other actions necessary or advisable to secure the vote or consent of its stockholders required by the DGCL and the rules of the New York Stock Exchange.

          SECTION 6.06.   Regulatory and Other Authorizations; Notices and
                          ------------------------------------------------
Consents. (a) Upon the terms and subject to the conditions hereof, each of the
--------
parties hereto shall (i) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger and the other transactions contemplated by this Agreement, (ii) use its commercially reasonable efforts to obtain from Governmental

Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchaser or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions with respect to this Agreement, the Merger and the other transactions contemplated by this Agreement required under the HSR Act and any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings.

          (b) The Purchaser and the Company shall file promptly (but in no more than ten (10) Business Days from the date hereof) notifications under the HSR Act and shall respond as promptly as practicable to all inquiries or requests received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and shall respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Authority in connection with antitrust matters. The parties shall cooperate with each other in connection with the making of all such filings or responses, including providing copies of all such documents to the other party and its advisors prior to filing or responding.

          SECTION 6.07.   Notice of Certain Matters. The Purchaser shall give
                          -------------------------
prompt notice to the Company, and the Company shall give prompt notice to the Purchaser, of (a) the occurrence, or non-occurrence, of any event the occurrence or non-occurrence of which would be likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate or (ii) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied, and (b) any failure of the Purchaser or the Company, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          SECTION 6.08.   Non-Accredited Investor Advisor. Prior to the Company
                          -------------------------------
Stockholders Meeting, the Company shall engage a qualified person or persons to serve as a representative to advise those Shareholders who are not accredited investors (as defined in Section 501(a) of Regulation D promulgated under the Securities Act) on their rights in connection with and the risks associated with their investment in shares of Purchaser Common Stock, and the transactions contemplated hereby.

          SECTION 6.09.   No Solicitation of Transactions. (a) The Company, each
                          -------------------------------
Shareholder and the Purchaser each agree that, for a period of time from the date hereof until the date of termination of this Agreement in accordance with the provisions of Section 11.01 hereof, such party will not, directly or indirectly, through any officer, director, employee, representative or agent or otherwise, (i) solicit, initiate or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, any Competing Transaction (as defined below) or (ii) agree to, enter into, accept, approve or recommend any Competing Transaction, or enter into or conduct any negotiations in respect thereof. Unless precluded by a confidentiality agreement in connection with an unsolicited proposal, the Company or any Shareholder, on the one hand, will notify the Purchaser, on the other hand, or the Purchaser, on the one hand, shall notify the Company, on the other hand, of any proposal of a Competing Transaction or any request for information in connection with any Competing Transaction or for access to the properties, books or records of the Company or the Purchaser by any person or entity that informs the Company or the Purchaser that it is considering making, or has made, any proposal of a Competing Transaction. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. Nothing contained in this Agreement shall prohibit the Board of Directors of the Purchaser from furnishing information to, or entering into discussions or negotiations with, any Person in connection with an unsolicited proposal by such Person to acquire the Purchaser pursuant to any Competing Transaction, if, and only to the extent that, (i) the Board of Directors of Purchaser, after consultation with independent legal counsel (who may be such party's regularly engaged independent legal counsel), determines in good faith that the failure to take such action would cause the Board of Directors to breach its fiduciary duties to its stockholders imposed by applicable Law and (ii) prior to furnishing such information to, or entering into discussions or negotiations with, such Person, such party uses its reasonable best efforts to obtain from such Person an executed confidentiality agreement on customary terms. In addition, in circumstances in which Purchaser's Board of Directors has received a bona fide unsolicited proposal with respect to a Competing Transaction which the Purchaser's Board of Directors has determined in good faith, after consultation with its financial advisors, creates a substantial risk that the Merger will not be consummated, and Purchaser's Board of Directors determines in good faith that taking such action is an appropriate response to such proposal and is required by its fiduciary duties under applicable law, Purchaser may solicit or initiate discussions with a Person other than the Person who made such unsolicited proposal, and enter into discussions or negotiations with such other Person.

          (b)  A "Competing Transaction" means any of the following involving
                  ---------------------
the Purchaser or the Company, as the case may be (other than the Merger and the other transactions contemplated by this Agreement): (i) a merger, consolidation, share exchange, business combination or other similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of such party and its subsidiaries, taken as a whole; (iii) a tender offer or exchange offer for 25% or more of the outstanding voting securities of such party; or (iv) in the case of the Purchaser, any solicitation in opposition to approval of the Merger or the issuance of shares of Purchaser Common Stock pursuant to the Merger.

          SECTION 6.10.   Registration. If the Purchaser so elects by giving
                          ------------
written notice to the Company, or in the event that the issuance of Purchaser Common Stock in the Merger is determined not to be exempt from registration under the Securities Act (a "Private Placement") in the reasonable judgment of
                             -----------------
the Company or the Purchaser in reliance upon the advice of counsel, (a) the Purchaser as promptly as practicable will prepare and file with the SEC a Registration Statement on Form S-4 (the "Merger S-4") with respect to the Merger
                                         ----------
and use reasonable best efforts to cause the Merger S-4 to become effective, (b) the Company will cooperate with the Purchaser in the preparation of the Merger S-4 and use its reasonable best efforts to assist and facilitate such filing and declaration of effectiveness, and (c) the parties hereto shall cooperate with each other and use commercially reasonable efforts to cause the consummation of the Merger notwithstanding the inability or failure to achieve a Private Placement, including negotiating expeditiously and in good faith with respect to any and all amendments to this Agreement necessary or appropriate to permit consummation of the Merger.

          SECTION 6.11.  Directors' and Officers' Indemnification and Insurance.
                         ------------------------------------------------------
(a) The indemnification provisions of the Restated Certificate of Incorporation and Bylaws of the Surviving Corporation and each subsidiary thereof shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by Law.

          (b) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation, or at its option, the Purchaser, shall assume the obligations set forth in this Section 6.11.

          (c) For a period of six years after the Effective Time, the Purchaser shall maintain in effect the current directors' and officers' liability insurance policies maintained by the Company or any Company Subsidiary (provided that the Purchaser may substitute therefor policies of at least the
 --------
same coverage containing terms and conditions which are no less advantageous) with respect to claims arising from facts or events that occurred prior to the Effective Time.

          SECTION 6.12.  Plan of Reorganization. (a) This Agreement is intended
                         ----------------------
to constitute a "plan of reorganization" within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Merger to qualify, and no party hereto will knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither the Purchaser nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Merger to fail to qualify as a reorganization under section 368(a) of the Code.

          (b)    As of the date hereof, the Company does not know of any reason
(i) why it would not be able to deliver to Baker Botts, L.L.P. or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 9.02(c) and 9.03(c), or (ii) why Baker Botts, L.L.P. or Shearman & Sterling would not be able to deliver the opinions required by Sections 9.02(c) and 9.03(c).

          (c) As of the date hereof, the Purchaser does not know of any reason (i) why it would not be able to deliver to Baker Botts, L.L.P. or Shearman & Sterling, at the date of the legal opinions referred to below, certificates substantially in compliance with IRS published advance ruling guidelines, with customary exceptions and modifications thereto, to enable such firms to deliver the legal opinions contemplated by Sections 9.02(c) and 9.03(c), or (ii) why

Baker Botts, L.L.P. or Shearman & Sterling would not be able to deliver the opinions required by Sections 9.02(c) and 9.03(c).

          SECTION 6.13.  Other Shareholders. (a) Subject to the terms and
                         ------------------
conditions hereof, until the Closing Date, the Company shall use its commercially reasonable efforts to cause all holders of Shares that are not parties hereto to become parties to this Agreement prior to the Closing, and to agree to be bound by all provisions hereof applicable to the Shareholders, including the obligation to indemnify the Purchaser's Indemnified Persons pursuant to Article X, by executing and delivering to the Company an irrevocable consent to be bound by the provisions of, and to become a party to, this Agreement, in the form attached hereto as Exhibit 6.13 (a "Joinder Agreement").
                                                           -----------------
By executing and delivering to the Company a completed Joinder Agreement, a holder of Shares shall be deemed to be a "Shareholder" party hereto, and shall be bound by all covenants, agreements, representations and warranties made by the Shareholders hereunder, as if such holder was an original party hereto. Each holder of Shares that is not a party hereto and that desires to exchange all of such holder's Shares upon the terms and conditions set forth herein will be entitled to become a party to this Agreement prior to the Closing by complying with the provisions of this Section 6.13 and will not be subject to any escrow requirements under this Agreement.

          (b) Notwithstanding any other provision of this Agreement, 10% of the shares of Purchaser Common Stock and/or cash to be delivered at the Closing to each holder of Shares that does not, prior to the Closing, execute and deliver to the Company a Joinder Agreement, shall be delivered to the Escrow Agent as provided in Section 3.13.

          SECTION 6.14.  Phantom Stock Plan and Severance Payments. The parties
                         -----------------------------------------
acknowledge that the Merger will constitute a Change of Control, as that term is defined in the Phantom Share Plan, as amended, in the Severance Pay Plan, the Severance Agreement, and in the Retention Bonus Plan instituted by North Central (collectively, the "Phantom Stock and Severance Plans"). The board of directors
                    ---------------------------------
of NCOC has determined that Section 4.15(f) of the Disclosure Schedule sets forth the correct methodology for computing the amount to be paid for Phantom Shares pursuant to the terms of the Phantom Share Plan. Except with respect to payments under the Severance Pay Plan and Severance Agreement to employees of North Central designated by Purchaser in writing at least five days prior to the closing, all payments required by a Change of Control under the terms of the Phantom Stock and Severance Plans shall be made by North Central immediately prior to the Effective Time. In order to fund such payments, the Company and/or one or more of the Non-Energy Company Subsidiaries shall lend or contribute the required funds to North Central prior to the time that North Central is required to make such payments or North Central will borrow such funds pursuant to the NCOC revolving credit facility.

          SECTION 6.15.  No Trading. Each Shareholder covenants and agrees
                         ----------
that, after the date hereof and prior to the Effective Time, neither such Shareholder nor any Affiliate or Associate of such Shareholder will buy or sell any Shares of Purchaser Common Stock, including any short sale, or any option, warrant on or other derivative security with respect to Purchaser Common Stock.

          SECTION 6.16.  Standstill and Voting Agreement. As of the Effective
                         -------------------------------
Time, each of the Shareholders (or the Shareholders' Representative on behalf of the Shareholders) shall execute and deliver to the Purchaser the Standstill and Voting Agreement.

                                  ARTICLE VII
                                EMPLOYEE MATTERS

          SECTION 7.01.   Compensation and Benefits; Service Recognition. (a)
                          ----------------------------------------------
Effective upon the Effective Time, employees of North Central who continue as employees of North Central following the Merger shall be afforded the right to participate in employee welfare, pension and savings plans on the same basis as similarly situated employees of Purchaser; provided, however, that changes may
                                           --------  -------
be made to such employee benefit plans to the extent necessary to comply with applicable Law.

          (b) For the period of time that the terms and conditions of the Severance Plan and Severance Agreements are in full force and effect, the Purchaser shall maintain, and cause its subsidiaries to maintain, welfare plans which in the aggregate will provide a level of benefits for former employees covered by such severance arrangements that are at least as favorable to participants as those in effect immediately prior to the Effective Time; provided, however, that changes may be made to such employee benefit plans to
--------  -------
the extent necessary to comply with applicable Law.

          (c) For the purposes of the welfare benefits described in Sections 7.01(b) of this Agreement, the Purchaser shall provide, or cause its subsidiaries to provide, such welfare benefits at a cost to employees or former employees in a ratio at least as favorable to participants as the ratio of employee contributions to employer contributions in effect immediately prior to the Effective Time.

          (d) For a period of two years following the Effective Time or until an earlier termination of employment, the Purchaser shall ensure, and cause its subsidiaries to ensure, that each individual employed by the Company or any of the Company Subsidiaries as of the Effective Time shall continue to be paid after the Effective Time a base salary at no lower a rate than in effect immediately before the Effective Time.

          (e) The Purchaser shall maintain, and cause its subsidiaries to maintain, the Severance Plan in effect as of the Effective Time for a period of one year after the Effective Time; provided, however, that, if the Purchaser
                                   --------  -------
desires to amend or modify such plan, no such amendment or modification may adversely impair the rights of any participant under the plan without his consent.

          (f) Anything above to the contrary notwithstanding, as of the Effective Time, in the event that a "Change of Control," as defined in the following described agreements and plans, occurs and a payment is due to any employee or participant, the Company agrees to make such payments, or to cause North Central to make such payments to the employee or participant, on the effective date of Change of Control or the Effective Time, whichever is earlier, and to the extent such payments are not made by the Company or North Central, the Purchaser agrees to assume and honor the following arrangements and payments thereunder for employees of the Company or the Company Subsidiary relating to a Change in Control in accordance with the terms of the relevant plans or agreements as they existed immediately prior to the Effective Time: (i) the Severance Plan, as amended, (ii) the Severance Agreements dated as of June 1, 2000 with Messrs. Winne, Becci, Deupree and Beckham and (iii) the Retention Bonus Plan dated June 1, 2000, as revised. If the Purchaser desires to amend such plans, agreements or letters after the Effective Time, no such amendment shall be made if it adversely impairs the rights of any affected employee, unless the employee's consent is obtained.

          (g) To the extent service is relevant for purposes of eligibility, participation or vesting under any employee benefit plan, program or arrangement established or maintained by the Purchaser or its subsidiaries for the benefit of employees of the Purchaser or its subsidiaries, the employees of the Company shall be credited for service accrued prior to the Effective Time with the Company or the Company Subsidiaries.

          (h) The current and former employees of the Company and the Company Subsidiaries are intended third party beneficiaries of this Article VII, and may enforce its provisions in the same manner as if they were signatories to this Agreement.

                                 ARTICLE VIII
                                  TAX MATTERS

          SECTION 8.01.   Indemnity.  (a)  The Shareholders agree to indemnify
                          ---------
the Purchaser against all Taxes of the Company and the Company Subsidiaries, or of any member of any affiliated group with which the Company or any Company Subsidiary files or has previously filed a consolidated or combined income tax return, with respect to any period or portion thereof (i) insofar as such Taxes are attributable to North Central, that ends on or before the date of this Agreement, and (ii) insofar as such Taxes are attributable to the Company and the Non-Energy Company Subsidiaries, that ends immediately prior to the Effective Time (collectively, the "Shareholder Tax Periods"). The Purchaser
                                   -----------------------
agrees to indemnify the Shareholders against all Taxes for periods or portions thereof (collectively, the "Purchaser Tax Periods") which are not included in
                            ---------------------
the Shareholder Tax Periods. Estimated Taxes paid on or before the end of a Shareholder Tax Period shall be treated as a payment of Taxes with respect to such period.

          (b) With respect to any Tax that is payable with respect to a taxable period that is included in both the Shareholder Tax Periods and the Purchaser Tax Periods, the portion of any such Tax allocable to the Shareholder Tax Periods shall be deemed to equal: (i) in the case of Taxes that are based upon or related to income or receipts, the amount which would be payable if the taxable year ended with the last date included in the Shareholder Tax Periods; and (ii) in the case of Taxes imposed on a periodic basis and measured by the level of any item, the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of calendar days in the period ending with the last date included in the Shareholder Tax Periods and the denominator of which is the number of calendar days in the entire period.

          SECTION 8.02.   Tax Returns and Payments.  (a)  From the date of this
                          ------------------------
Agreement through and after the Closing Date, the Shareholders shall prepare and submit to the Purchaser for filing or otherwise furnish to the appropriate party (or cause to be prepared and submitted or so furnished) in a timely manner all Tax Returns relating to the Company or the Company Subsidiaries for any taxable period that ends before or includes the Closing Date. With respect to any such Tax Return, as to which an amount of Tax is allocable to the Purchaser, the Shareholders shall provide the Purchaser with a copy of such completed Tax Return and a statement (with which the Shareholders will make available supporting schedules and information) certifying the amount of Tax shown on such Tax Return that is allocable to the Purchaser at least 20 days prior to the due date (including any extension thereof) for the filing of such Tax Return, and the Purchaser shall have the right to review such Return and statement prior to the filing of such Tax Return. The Shareholders and the Purchaser agree to consult and to attempt in good faith to resolve any issues arising from the Purchaser's review of such Tax Return and statement.

          (b) The Shareholders shall pay or cause to be paid, when due and payable, all Taxes which accrue with respect to the Company and the Company Subsidiaries for the Shareholder Tax Periods, and taking into account the last sentence of Section 8.01(a). Payments by the Shareholders of any amounts due hereunder in respect of Taxes shall be made (i) at least three Business Days before the due date of the applicable estimated or final Tax Return required to be prepared by the Shareholders and filed by the Purchaser, and (ii) within 10 Business Days following either an agreement between the Shareholders and the Purchaser that an indemnity amount is payable, or a "determination" as defined in section 1313(a) of the Code.

          SECTION 8.03.   Refunds/Tax Benefits.  (a)  Except as indicated in
                          --------------------
the last sentence of this Section 8.03(a), any refunds (including interest to the extent actually received) received by the Purchaser, the Company or any Company Subsidiary of Taxes relating to and attributable to events arising in any period or portion thereof which is included in the Shareholder Tax Periods shall be for the account of the Shareholders, and the Purchaser shall pay over to the Shareholders any such refund for the account of the Shareholders, within five Business Days of receipt. The Purchaser shall, if the Shareholders so request and at the Shareholders' expense, file (or cause to be filed) a claim for any refunds or equivalent amounts to which the Shareholders are entitled hereunder (including, without limitation, any refunds arising from payments described in the second succeeding sentence). The Purchaser shall permit the Shareholders to control (at the Shareholders' expense) the prosecution of any such refund claimed. In addition, any refund or other Tax benefit arising from the payment by North Central on or prior to the Closing Date of amounts described in Section 6.14 shall be for the account of the Shareholders, regardless of the Tax period to which such refund or other Tax benefit relates. If any refund which the Purchaser has paid over to the Shareholders pursuant to this Section 8.03 is subsequently adjusted, whether on audit or otherwise, a payment in the amount of such adjustment will be made by the Shareholders to the Purchaser or by the Purchaser to the Shareholders, as appropriate, so as to put the parties as nearly as possible in the same position as if the original payment by the Purchaser to the Sellers had been in the amount of the refund as finally determined.

          (b) The Purchaser agrees to pay to the Shareholders the benefit received by the Company or any Company Subsidiary from the use in any Tax period or portion thereof which is included in the Purchaser Tax Periods of a carryforward of a Tax Asset arising in a Tax period or portion thereof which is included in the Shareholder Tax Periods. Such benefit shall be considered to equal the excess of (i) the amount of Taxes that would have been payable by the Company or the Company Subsidiary in the absence of such carryforward over (ii) the amount of Taxes actually payable by the Company or the Company Subsidiary. Payment of such amount shall be made within five Business Days of filing the applicable Tax Returns for the period to which the Tax Asset is carried forward. If, subsequent to any such payment by the Purchaser to the Shareholders, there shall be a "determination" (as defined in section 1313 of the Code) resulting from an audit which results in a reduction of the Tax Asset so carried forward, the Shareholders shall promptly repay to the Purchaser any amount that would not have been payable to the Shareholders pursuant to the preceding sentence had the amount of the benefit been calculated taking into account such determination, together with any amount equal to any interest and penalties payable by the Purchaser as a result of such determination. For this purpose, "Tax Asset" means
                                                                ---------
any net operating loss, net capital loss, investment tax credit, foreign tax credit or charitable deduction or any other similar tax attribute (including deductions or credits relating to alternative minimum taxes) which is apportioned under applicable Treasury Regulations or allocable under applicable state or local income or franchise Tax law to the Company or any Company Subsidiary.

          (c) If an audit adjustment, claim for refund or amended return ("Adjustment") after the date hereof shall both increase a Tax liability which
  ----------
is allocated to the Shareholders (or reduce losses or credits otherwise available) for a Tax period or portion thereof which is included in the Shareholder Tax Periods (a "Prior Period Tax Increase") and decrease a Tax
                            -------------------------
liability of the Purchaser, the Company or any Company Subsidiary for a Tax period or portion thereof which is included in the Purchaser Tax Periods, then, when and to the extent that the Purchaser, the Company or any Company Subsidiary derives a benefit from such decrease (through a reduction of Taxes, refund of Taxes paid or credit against Taxes due), the Prior Period Tax Increase shall not be indemnifiable by the Shareholders pursuant to Section 8.01 to the extent of such refund, reduction or credit. Similarly, if an Adjustment shall both decrease a Tax liability which is allocated to the Shareholders for a Tax period or portion thereof which is included in the Shareholder Tax Periods and increase the Tax liability of the Purchaser, the Company or any Company Subsidiary (or reduce losses or credits otherwise available) for a Tax period or portion thereof which is included in the Purchaser Tax Periods (a "Prior Period Tax
                                                           ----------------
Decrease"), then, to the extent of such increase, the Purchaser shall not be
--------
required to pay over the Prior Period Tax Decrease to the Shareholders.

          (d) Any estimated Taxes paid during a Tax period or portion thereof which is included in the Shareholder Tax Periods that result in the total Taxes paid by the Company or the Company Subsidiaries (including estimated Taxes paid with respect to Tax periods or portions thereof which are included in the Shareholder Tax Periods) to exceed the Taxes due and payable with respect to such Tax periods or portions thereof shall be for the account of the Shareholders. The Shareholders shall provide the Purchaser with a statement (with which the Shareholders will make available supporting schedules and information) certifying the amount of any such excess, and the Purchaser shall pay over to the Shareholders any such excess within five Business Days of the Shareholders providing such statement to the Purchaser.

          (e) Any Tax benefits attributable to the Retention Bonus Plan paid to North Central employees shall be for the account of the Purchaser.

          SECTION 8.04.   Contests.  (a)  After the Closing, the Purchaser shall
                          --------
promptly notify the Shareholders in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser, the Company or any Company Subsidiary which, if determined adversely to the taxpayer or after the lapse of time, is likely to give rise to grounds for indemnification by the Shareholders. Such notice shall contain factual information (to the extent known to the Purchaser) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any Tax Authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Shareholders prompt notice of an asserted Tax liability, then (i) if the Shareholders are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, the Shareholders shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if the Shareholders are not so precluded from contesting, but such failure to give prompt notice results in a detriment to the Shareholders, any amount which the Shareholders are otherwise required to pay the Purchaser with respect to such liability shall be reduced by the amount of such detriment.

          (b) Except as indicated in the last sentence of this Section 8.04(b), the Shareholders may elect to direct, through counsel of their own choosing and at their own expense, any audit, claim for refund and administrative or judicial proceeding involving any asserted liability with respect to which indemnity may be sought from the Shareholders (any such audit, claim for refund or proceeding relating to an asserted Tax liability are referred to herein collectively as a "Contest"). If the Shareholders elect to direct the Contest of an asserted Tax
 -------
liability, they shall, within 30 calendar days of receipt of the notice of asserted Tax liability, notify the Purchaser of their intent to do so, and the Purchaser shall cooperate and shall cause the Company and the Company Subsidiaries to cooperate, at the Shareholders' expense, in each phase of such Contest. If the Shareholders elect not to direct the Contest, fail to notify the Purchaser of their election as herein provided or contest their indemnification obligation, the Purchaser may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, the Purchaser may not settle or compromise any asserted liability over the objection of the Shareholders; provided, however, that consent to settlement or compromise shall not be
--------  -------
unreasonably withheld. In any event, both the Purchaser and the Shareholders may participate, at their own expense, in the Contest. If a Contest includes both an asserted liability with respect to which an indemnity may be sought from the Shareholders and an asserted liability for which no such indemnity may be sought, the foregoing provisions of this Section 8.04(b) shall apply only to such portion of the Contest as involves the asserted liability with respect to which an indemnity may be sought from the Shareholders.

          SECTION 8.05.   Cooperation and Exchange of Information.  The
                          ---------------------------------------
Shareholders and the Purchaser will provide each other with such cooperation and information as either of them reasonably may request of the other in filing any Tax Return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes or participating in or conducting any audit or other proceeding in respect of Taxes. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules and related records (whether in computerized or written form), work papers and documents relating to rulings or other determinations by Tax authorities. Each party shall make its employees available on a mutually convenient basis to provide explanations of any documents or information provided hereunder. Each party will retain all returns, schedules and work papers and all material records or other documents relating to Tax matters of the Company and the Company Subsidiaries for its taxable period first ending after the last date which is included in the Shareholder Tax Periods and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which such returns and other documents relate, including extensions, or (ii) six years following the due date (without extension) for such returns. Any information obtained hereunder shall be kept confidential, except as may be otherwise necessary in connection with the filing of returns or claims for refund or in conducting an audit or other proceeding.

          SECTION 8.06.   Conveyance Taxes.  Liability for all sales, transfer,
                          ----------------
stamp, real property transfer or gains and similar Taxes incurred as a result of the sale of Shares contemplated hereby shall be borne 50% by the Purchaser and 50% by the Shareholders.

          SECTION 8.07.   Miscellaneous.  (a)  The Shareholders and the
                          -------------
Purchaser agree to treat all payments made under the indemnity provisions of this Agreement or Section 3.12, and for any misrepresentations or breach of warranties or covenants, as adjustments to the Merger Consideration for Tax purposes. If, in the reasonable opinion of either counsel to the Purchaser or counsel to the Shareholders, the making by the Purchaser of any such payment or a specified portion thereof or any payment or a specified portion thereof, by the Purchaser pursuant to this Article VIII in cash would jeopardize the qualification of the Merger as a tax-free reorganization within the meaning of section 368(a) of the Code, then the Purchaser (if Purchaser's counsel so concludes) or the Shareholders (if the Shareholders' counsel so concludes) may elect that such payment or portion thereof be made in Purchaser Common Stock having a value equal to the amount of such payment or portion thereof. For this purpose, the value of the Purchaser Common Stock shall be determined in the same manner as the Average Parent Share Price, except that the last trading day used for this purpose shall be the trading day which is five days prior to the date of the payment. For this purpose, the Average Parent Share Price shall be not less than $22.25 nor greater than $27.25.

          (b) Payments by the Shareholders hereunder shall be limited to the amount of any liability or damage that remains after deducting therefrom (i) any tax benefit realizable by the Purchaser, the Company or any Company Subsidiary by reason of the deductibility of such liability or damage (determined by multiplying such deductible amount by the then applicable highest effective corporate income tax rate), and any deferred tax benefit attributable to such liability or damage (determined on the same basis but present valued to the extent obtained through depreciation or amortization deductions), and (ii) any indemnity, contribution or other similar payment recoverable by the Purchaser from any third party with respect thereto.

          (c) The Shareholders shall cause any tax-sharing agreements or arrangements with the Company Subsidiaries to be terminated as of the date of this Agreement.

          (d)  Any breach of the representations and warranties contained in
Section 4.19 shall be a ground for indemnification by the Shareholders of the Purchaser, subject to Section 10.04(d) and other applicable provisions of this Agreement.

          (e)  Any breach of the representations and warranties contained in
Section 5.11 shall be a ground for indemnification by the Purchaser of the Shareholders.

          (f) Notwithstanding any provision of this Agreement to the contrary, the obligations of the Shareholders and the Purchaser to indemnify and hold harmless each other pursuant to this Article VIII or the representations and warranties contained in Section 4.19 or Section 5.11 shall terminate at the close of business on the expiration of the applicable statute of limitations with respect to the Tax liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (g) It is intended that all Tax benefits and refunds attributable to the payments by North Central on or prior to the Closing Date which are described in Section 6.14 of this Agreement shall be for the account of the Shareholders, and this Article VIII and all other provisions of this Agreement shall be construed accordingly.

          (h) Prior to the Effective Time, each of the Shareholders will provide the Purchaser a certification of non-foreign status, in the manner prescribed by Treas. Reg. (S) 1445-2(b)(2).

                                  ARTICLE VII
                             CONDITIONS TO CLOSING

          SECTION 9.01.   Conditions to the Obligations of Each Party.  The
                          -------------------------------------------
obligations of the Company and the Purchaser to consummate the Merger are subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

          (a) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated;

          (b) no Governmental Authority or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Governmental Order which is then in effect making the consummation of the Merger illegal or otherwise prohibiting the consummation of the Merger;

          (c) this Agreement and the Merger shall have been approved and adopted by the requisite affirmative vote of the Shareholders in accordance with the rules of the BCL; and

          (d) this Agreement, the Merger and the Purchaser Stock Issuance shall have been approved and adopted by the requisite affirmative vote of the stockholders of the Purchaser in accordance with the DGCL, the rules of the New York Stock Exchange and the Purchaser's charter.

          SECTION 9.02.   Conditions to the Obligations of the Company.  The
                          --------------------------------------------
obligations of the Company to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

          (a)  Representations, Warranties and Covenants.  (i)  The
               -----------------------------------------
     representations and warranties of the Purchaser contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except to the extent that the failures to be so true and correct would not, individually or in the aggregate, have a Purchaser Material Adverse Effect;
     (ii) the covenants and agreements contained in this Agreement to be complied with by the Purchaser on or before the Closing shall have been complied with in all material respects; and (iii) the Company shall have received a certificate from the Purchaser to such effect signed by a duly authorized officer thereof;

          (b)  No Proceeding or Litigation.  No Action shall have been
               ---------------------------
     commenced or threatened by any Governmental Authority against either the Company or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which do, or would reasonably be expected to, render it impossible or unlawful to consummate such transactions;

          (c)  Reorganization Opinion.  The Shareholders shall have received
               ----------------------
     from Shearman & Sterling a written opinion, reasonably satisfactory to the Shareholders and dated as of the Closing Date, addressed to the Company and the Shareholders, that the Merger will be treated for federal income tax purposes as a reorganization qualifying under section 368(a) of the Code and no gain or loss will be recognized by the Shareholders who exchange their Company Common Stock in the Merger except with respect to cash received in the Merger;

          (d)  Registration Rights Agreement.  The Purchaser shall have
               -----------------------------
     executed and delivered to the Shareholder Representative, on behalf of the Shareholders, a registration rights agreement substantially in the form of
     Exhibit 9.02(d) hereto (the "Registration Rights Agreement"); and
                                  -----------------------------

          (e)  Standstill and Voting Agreement.  The Purchaser shall have
               -------------------------------
     executed and delivered to the Shareholder Representative, on behalf of the Shareholders, a standstill and voting agreement substantially in the form of Exhibit 9.02(e) hereto (the "Standstill and Voting Agreement").
                          -------------------------------

          SECTION 9.03.   Conditions to the Obligations of the Purchaser.  The
                          ----------------------------------------------
obligations of the Purchaser to consummate the Merger shall be subject to the satisfaction or waiver (where permissible), at or prior to the Closing, of each of the following conditions:

          (a)  Representations, Warranties and Covenants.  (i) The
               -----------------------------------------
     representations and warranties of the Company contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date, with the same force and effect as if made on the Closing Date, other than such representations and warranties as are made as of another date, which shall be true and correct as of such date, except to the extent that the failures to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the covenants and agreements contained in this Agreement to be complied with by the Company and the Company Subsidiaries on or before the Closing shall have been complied with except to the extent that any failure to perform in the aggregate does not or would not reasonably be expected to have a Material Adverse Effect; and
     (iii) the Purchaser shall have received a certificate from the Company and the Company Subsidiaries to such effect signed by a duly authorized officer thereof;

          (b)  No Proceeding or Litigation.  No Action shall have been
               ---------------------------
     commenced or threatened by any Governmental Authority against either the Company or the Purchaser seeking to restrain or materially and adversely alter the transactions contemplated by this Agreement which do, or would reasonably be expected to, render it impossible or unlawful to consummate such transactions; and

          (c)  Reorganization Opinion.  Except as otherwise provided in
               ----------------------
     Section 9.03(c), the Purchaser shall have received from Baker Botts, L.L.P. a written opinion, reasonably satisfactory to the Purchaser and dated as of the Closing Date, addressed to the Purchaser that the Merger will be treated for federal income tax purposes as a reorganization qualifying under section 368(a) of the Code and no gain or loss will be recognized by the Purchaser or the Company as a result of the Merger. If the Company has elected to restructure the transaction as a taxable sale of Company Common Stock (or as a taxable reverse subsidiary merger) pursuant to Section 3.01(h), the Purchaser shall have received from Baker Botts, L.L.P. a written opinion, reasonably satisfactory to the Purchaser and dated as of the Closing Date, addressed to the Purchaser that no gain or loss will be recognized by the Purchaser or the Company as a result of the transaction.

          (d)  Standstill and Voting Agreement.  Each of the Shareholders (or
               -------------------------------
     the Shareholder Representative on behalf of the Shareholders) shall have executed and delivered to the Purchaser, on behalf of the Shareholders, the Standstill and Voting Agreement.

          (e)  Registration Rights Agreement.  Each of the Shareholders (or the
               -----------------------------
     Shareholder Representative on behalf of the Shareholders) shall have executed and delivered to the Purchaser, on behalf of the Shareholders, the Registration Rights Agreement.

          (f)  Credit Agreement.  The Company shall have delivered to the
               ----------------
     Purchaser evidence of the termination of the Credit Agreement dated as of July 1, 1999 between Morgan Guaranty Trust Company of New York and Rhode Island Corporation and the release of all security and collateral pledged by the Company or any Company Subsidiary in connection therewith.

          (g)  Service Agreement.  The Company shall have delivered to the
               -----------------
     Purchaser evidence of termination of the service agreement between Goelet, LLC, the Company and Company Subsidiaries without further liability to the Company and the Company Subsidiaries.

                                 ARTICLE VIII
                                INDEMNIFICATION

          SECTION 10.01.   Indemnification of the Purchaser.  Each Shareholder
                           --------------------------------
agrees jointly and not severally, subject to the other terms and conditions of this Agreement (including the limitations contained in Section 10.04) and without gross-up for Taxes, to defend, indemnify and hold harmless the Purchaser and each of the Purchaser's subsidiaries, Affiliates, officers, directors, employees, agents and their successors and assigns (the Purchaser and all such other Persons are collectively referred to as the "Purchaser's Indemnified
                                                   -----------------------
Persons"), from and against each and every Loss paid, imposed on or incurred by
-------
the Purchaser's Indemnified Persons relating to, resulting from or arising out of: (a) any breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or (b) any Liability of the Company or any Non-Energy Company Subsidiary, incurred or arising out of events which occurred prior to the Effective Time (but excluding any Liability directly relating to, arising out of or resulting from the operations of North Central, for which North Central has liability). The Purchaser's Indemnified Persons shall also be entitled to recourse against the Escrow Consideration for any indemnifiable loss on the same pro rata basis as would have been applied if the Persons on whose behalf the shares and cash have been placed into escrow had executed Joinder Agreements pursuant to Section 6.13. A Purchaser's Indemnified Person shall give the Shareholders written notice of any matter which such Purchaser's Indemnified Person has determined has given or could give rise to a right of indemnification hereunder within sixty (60) days of such determination, supported by reasonable documentation setting forth the nature of the circumstances entitling the Purchaser's Indemnified Person to indemnity hereunder (including, but not limited to, references to the provisions hereof upon which the Purchaser's Indemnified Person is relying in making such claim).

          SECTION 10.02.   Indemnification of the Shareholders.  The Purchaser
                           -----------------------------------
agrees, subject to the other terms and conditions of this Agreement and without gross-up for Taxes, to defend, indemnify and hold harmless the former directors, officers, employees and agents of the Company, the Company Subsidiaries, the Shareholders and their respective successors, assigns, heirs and legal and personal representatives (the Shareholders and such other Persons are collectively referred to as the "Company's Indemnified Persons") from and
                                 -----------------------------
against, and shall reimburse the Company's Indemnified Persons for, each and every Loss paid, imposed on or incurred by the Company's Indemnified Persons, directly or indirectly, relating to, resulting from or arising out of any breach of any representation, warranty, covenant or agreement made by the Purchaser in this Agreement. A Company's Indemnified Person shall give the Purchaser prompt written notice of any matter which such Shareholders' Representative has determined has given or could give rise to a right of indemnification hereunder within sixty (60) days of such determination, supported by reasonable documentation setting forth the nature of the circumstances entitling the Company's Indemnified Person to indemnity hereunder (including, but not limited to, references to the provisions hereof upon which the Company's Indemnified Person is relying in making such claim).

          SECTION 10.03.   Notice and Defense of Third Party Claims.  If any
                           ----------------------------------------
claim or proceeding shall be brought or asserted under this Article X against an indemnified party or any successor thereto (each, an "Indemnified Person") in
                                                      ------------------
respect of which indemnity may be sought
under this Article X from an indemnifying Person or any successor thereto (each, an "Indemnifying Person"), the Indemnified Person shall give prompt written
    -------------------
notice of such claim or proceeding to the Indemnifying Person in accordance with
Section 10.01 or 10.02, as applicable, who shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Person and the payment of all expenses; provided that any delay or failure so to
                                        --------
notify the Indemnifying Person shall relieve the Indemnifying Person of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Person shall have the right to employ separate counsel in any of the foregoing claims or proceedings and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless the Indemnified Person shall in good faith determine that there exist actual or potential conflicts of interest which make representation by the same counsel inappropriate. The Indemnified Person's right to participate in the defense or response to any claim or proceeding should not be deemed to limit or otherwise modify its obligations under this Article X. In the event that the Indemnifying Person, within fifteen (15) days after notice of such claim or proceeding, fails to assume the defense thereof, the Indemnified Person shall have the right to undertake the defense, compromise or settlement of such claim or proceeding, subject to the right of the Indemnifying Person to assume the defense of such claim or proceeding with counsel reasonably satisfactory to the Indemnified Person at any time prior to the settlement, compromise or final determination thereof. Anything in this Article X to the contrary notwithstanding, the Indemnifying Person shall not, without the Indemnified Person's prior written consent, settle or compromise any claim or proceeding or consent to the entry of any judgment with respect to any claim or proceeding. In the event the Indemnifying Party exercises the right to undertake any such defense against any claim hereunder, the Indemnified Person shall cooperate with the Indemnifying Person in such defense and make available to the Indemnifying Person all witnesses, pertinent records, materials and information in the Indemnified Person's possession or reasonably available to the Indemnified Person or under the Indemnified Person's control relating thereto as is reasonably requested by the Indemnifying Person.

          SECTION 10.04.   Limitations.  (a)  An Indemnified Person shall not be
                           -----------
entitled to indemnification under Article VIII and this Article X unless notice of a claim for indemnity shall have been given within the applicable survival period under Sections 8.07(d) and 13.01.

          (b) The Shareholders' aggregate obligation to indemnify the Purchaser and hold it harmless under Article VIII and Section 10.01 shall in no event exceed $63,000,000 (the "Maximum Amount"). At such time, if any, as an aggregate
                         --------------
amount equal to the Maximum Amount has been paid to the Purchaser by the Shareholders under this Section 10.04, no Shareholder shall thereafter have any further liability under Article VIII and Article X.

          (c) Each Shareholder's obligation to indemnify the Purchaser and hold it harmless under Section 10.01 (and Article VIII with respect to Tax matters) shall in no event exceed a percentage of the Maximum Amount equal to the percentage of the total aggregate Merger Consideration received by such Shareholder ("Pro Rata Share"). Each Shareholder's obligation to pay any
              --------------
indemnifiable Loss pursuant to Section 10.01 (and Article VIII with respect to Tax matters) shall be limited to such Shareholder's Pro Rata Share of such Loss. At such time, if any, as any Shareholder shall have paid to the Purchaser an amount equal to such

Shareholder's Pro Rata Share of the Maximum Amount under Section 10.01 (and
Article VIII with respect to Tax matters), such Shareholder shall have no further liability under such Section 10.01 (and Article VIII with respect to Tax matters).

          (d) No claim may be made against any Shareholder for indemnification pursuant to Section 10.01 or Article VIII with respect to any individual item of Loss, unless the aggregate dollar amount of all claims against the Shareholders for indemnification shall exceed $7,000,000, in which case the Shareholders shall be liable for claims for indemnification only in excess of such aggregate amount. Any adjustment to any Tax benefit attributable to a payment pursuant to
Section 6.14 shall not be subject to this Section 10.04(d).

          (e) Notwithstanding anything herein to the contrary, (i) in no event shall the aggregate liability of the Purchaser hereunder exceed $63,000,000 (the "Loss Ceiling") and (ii) the Purchaser shall have no further obligations under
 ------------
this Article X at the time when the Purchaser has paid indemnification hereunder in amounts equal in the aggregate to the Loss Ceiling.

          (f) No claim may be made against the Purchaser for indemnification pursuant to Section 10.02 or Article VIII with respect to any individual item of Loss, unless the aggregate dollar amount of all claims for indemnification shall exceed $7,000,000, in which case the Purchaser shall be liable for claims for indemnification only in excess of such aggregate amount. Any adjustment to any Tax benefit attributable to a payment pursuant to Section 6.14 shall not be subject to this Section 10.04(f).

          SECTION 10.05.   Tax Matters.  Anything in this Article X to the
                           -----------
contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters (including those contained in
Section 4.19 and Section 5.12) shall be governed by Article VIII; provided that
                                                                  --------
the limitations, manner of payment and procedures shall be governed by this
Article X.

          SECTION 10.06.   Tax Benefits; Insurance Proceeds.  Any
                           --------------------------------
indemnification payment required to be made pursuant to this Agreement shall be reduced by (a) any net Tax benefits derived or to be derived by the Indemnified Person or any of its Affiliates with respect to the item giving rise to the indemnification payment, and (b) any insurance proceeds received by the Indemnified Person or any of its Affiliates with respect to the item giving rise to the indemnification payment.

          SECTION 10.07.   Escrow Funds and Shares.  The shares of Purchaser
                           -----------------------
Common Stock and cash placed in escrow pursuant to Section 3.13 shall be applied to satisfy the indemnification rights of the Purchaser's Indemnified Persons pursuant to Article VIII and Article X on the same pro rata basis as would have been applied if the Persons on whose behalf the shares and cash have been placed into escrow had executed Joinder Agreements pursuant to Section 6.13 and otherwise in accordance with the terms of the Escrow Agreement.

          SECTION 10.08.   Security; Limited Recourse.  (a)  The Shareholders
                           --------------------------
will arrange for the issuance, on the Closing Date, of an irrevocable letter of credit in an amount equal to the Maximum Amount minus the amount of the Escrow
                                                -----
Consideration, issued by a
bank or other financial institution having a rating of at least "A+" from Standards & Poor's selected by the Shareholders, in favor of the Purchaser (the "Security"). The Security shall be in form and substance reasonably satisfactory
 --------
to the Company and the Purchaser. In the event that the issuer of the Security is downgraded below "A+", the Shareholders will replace the Security with a new irrevocable letter of credit issued by a financial institution having a rating of at least "A+." For purposes of this Section 10.08(a), the amount of the Escrow Consideration will be deemed to be the sum of (x) the amount of cash placed into escrow, plus (y) the product of the number of shares of Purchaser
                    ----
Common Stock placed into escrow multiplied by the Average Parent Share Price.

          (b) The Security will be drawable in an amount necessary to satisfy the indemnification obligations of the Shareholders under Article VIII and
Article X (i) upon the written request of the Shareholder Representative or (ii) upon the presentation to the issuer of the Security of the final non-appealable decision of an arbitrator or the final non-appealable judgment of a court having jurisdiction over the matters relating to the indemnification obligations of the Shareholders, in which instance the Security shall be drawable in the amount of such final non-appealable judgment.

          (c) The Security and the Escrow Consideration, if any, shall be the sole and exclusive remedy for any claims, demands, actions or causes of action by any of the Purchaser's Indemnified Persons under Article VIII and Article X of this Agreement, and the Purchaser's Indemnified Persons shall make claims under this Agreement only against the Security and the Escrow Consideration.

          SECTION 10.09.   Exclusive Remedies.  (a)  The Purchaser, the Company
                           ------------------
and the Shareholders acknowledge and agree that (i) following the Closing, the indemnification provisions of Article VIII and this Article X shall be the sole and exclusive remedy of each party for any breach by the other party of the representations and warranties in this Agreement and for any failure by the other party to perform and comply with any covenants and agreements that, by their terms, were to have been performed or complied with by such party prior to the Closing. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under applicable law, any and all other rights, claims and causes of action it may have, from and after the Closing, against the other party hereto or its officers, directors, employees, agents, representatives and Affiliates relating thereto.

          (b) Except as set forth in this Agreement, the parties hereto are not making any representation, warranty, covenant or agreement with respect to the matters contained herein. Notwithstanding anything to the contrary contained in this Agreement, no breach of any representation, warranty, covenant or agreement contained herein shall give rise to any right on the part of any party hereto, after the consummation of the transactions contemplated by this Agreement, to rescind this Agreement or any of the transactions contemplated hereby.

          (c) Notwithstanding anything to the contrary contained in this Agreement, no party hereto shall have any liability under any provision of this Agreement for, and in no event shall the amount specified in Section 10.04(d) be applied to, any indirect, consequential or punitive damages or claims for loss of business or loss of profits.

                                  ARTICLE XI
                            TERMINATION AND WAIVER

          SECTION 11.01. Termination. This Agreement may be terminated at any
                         -----------
time prior to the Closing:

          (a) by the Purchaser upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement or if any representation or warranty of the Company shall have become untrue in any material respects, in either case such that the conditions set forth in Section 9.03 would not be satisfied; provided,
                                                                  --------
     however, that, if such breach is curable by the Company, through the
     -------
     exercise of its reasonable best efforts and for so long as the Company continues to exercise such reasonable best efforts after written notice thereof from the Purchaser to the Company, the Purchaser may not terminate this Agreement under this Section 11.01(a);

          (b) by the Company upon a material breach of any representation, warranty, covenant or agreement on the part of the Purchaser set forth in this Agreement, or if any representation or warranty of the Purchaser shall have become untrue in any material respect, in either case such that the conditions set forth in Section 9.02 would not be satisfied; provided,
                                                                  --------
     however, that, if such breach is curable by the Purchaser through the
     -------
     exercise of its reasonable best efforts and the Purchaser continues to exercise such reasonable best efforts after written notice thereof from the Company to the Purchaser, the Company may not terminate this Agreement under this Section 11.01(b);

          (c) by the Purchaser or the Company if this Agreement shall fail to receive the requisite affirmative vote for approval at the Company Shareholders' Meeting;

          (d) by the Company or the Purchaser if this Agreement and the issuance of shares of Purchaser Common Stock pursuant to the terms of the Merger shall fail to receive the requisite affirmative vote for approval at the Purchaser Stockholders' Meeting;

          (e) by either the Company or the Purchaser if the Closing shall not have occurred by June 1, 2001; provided, however, that the right to
                                    --------  -------
     terminate this Agreement under this Section 11.01(e) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

          (f) by either the Purchaser or the Company in the event that any Governmental Authority shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; or

          (g)  by the mutual written consent of the Company and the Purchaser.

          SECTION 11.02. Effect of Termination. In the event of termination of
                         ---------------------
this Agreement as provided in Section 11.01, this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto except (a) as set forth in Sections 6.03 and 13.02, (b) that nothing herein shall relieve either party from liability for any willful breach of this Agreement, (c) that upon the termination of this Agreement by the Company or the Purchaser pursuant to Section 11.01(d), the Purchaser shall pay the Company a fee of $12,600,000 and (d) that, upon termination of this Agreement by the Company or the Purchaser pursuant to Section 11.01(c), the Company shall pay the Purchaser a fee of $12,600,000.

          SECTION 11.03. Waiver. Either party to this Agreement may (a) extend
                         ------
the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) waive compliance with any of the agreements or conditions of the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any party to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

                                  ARTICLE XII
                          SHAREHOLDER REPRESENTATIVE

          SECTION 12.01. Designation. Subject to the terms and conditions of
                         -----------
this Article XII, Goelet, LLC is designated as the representative of the Shareholders (the "Shareholder Representative") by each Shareholder to serve,
                   --------------------------
and the Purchaser hereby acknowledges that the Shareholder Representative shall serve, as the sole representative of the Shareholders from and after the Effective Time with respect to the matters set forth in this Agreement, such service to be without compensation except for the reimbursement of out-of-pocket expenses and indemnification specifically provided herein. The Shareholder Representative has accepted such designation as of the date hereof. Notwithstanding anything to the contrary contained in this Agreement, the Shareholder Representative shall have no duties or responsibilities except those expressly set forth herein, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on behalf of any Shareholder shall otherwise exist against the Shareholder Representative.

          SECTION 12.02. Authority. Each of the Shareholders, by executing this
                         ---------
Agreement, will and hereby does, effective as of the Effective Time, irrevocably appoint the Shareholder Representative as the agent, proxy and attorney-in-fact for such Shareholder for all purposes of this Agreement, including full power and authority on such Shareholder's behalf (a) to execute and deliver to the Purchaser the Registration Rights Agreement and the Standstill and Voting Agreement, (b) to take all actions which the Shareholder Representative considers reasonably necessary or desirable in connection with the defense, pursuit or settlement of any determinations relating to any claims for indemnification pursuant to Article X, including to sue, defend, negotiate, settle and compromise any such claims for indemnification made by or against, and other disputes with, the Purchaser or the Purchaser Indemnified Persons pursuant to this Agreement or any of the agreements or transactions contemplated hereby;
(c) to engage and employ agents and representatives (including accountants, legal counsel and other professionals) and to incur such other expenses as the Shareholder Representative shall deem necessary or prudent in connection with the administration of the foregoing; (d) to accept and receive notices to the Shareholders pursuant to this Agreement; and (e) to take all other actions and exercise all other rights which the Shareholder Representative (in his sole discretion) considers necessary or appropriate in connection with this Agreement. Each of the Shareholders, by executing this Agreement, agrees that such agency and proxy are coupled with an interest, and are therefore irrevocable without the consent of the Shareholder Representative and shall survive the death, incapacity, bankruptcy, dissolution or liquidation of any Shareholder. All decisions and acts by the Shareholder Representative shall be binding upon all of the Shareholders, and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same.

          SECTION 12.03. Reliance by Third Parties on the Shareholder
                         --------------------------------------------
Representative's Authority. The Shareholder Representative is authorized to act
--------------------------
on the Shareholders' behalf and, notwithstanding any dispute or disagreement among the Shareholders and the other parties hereto, shall be entitled to rely on any and all action taken by the Shareholder Representative without any liability to, or obligation to inquire of, any of the Shareholders even if such party shall be aware of any actual or potential dispute or disagreement among the Shareholders. Each of the other parties hereto is expressly authorized to rely on the genuineness of the signature of the Shareholder Representative and, upon receipt of any writing which reasonably appears to have been signed by the Shareholder Representative, the other parties hereto may act upon the same without any further duty of inquiry as to the genuineness of the writing.

          SECTION 12.04. Exculpation and Indemnification. Neither the
                         -------------------------------
Shareholder Representative nor any agent employed by him shall be liable to any Shareholder relating to the performance of his duties under this Agreement for any errors in judgment, negligence, oversight, breach of duty or otherwise, except to the extent it is finally determined in a court of competent jurisdiction by clear and convincing evidence that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be indemnified and held harmless by the Shareholders against all Losses paid or incurred in connection with any action, suit, proceeding or claim to which the Shareholder Representative is made a party by reason of the fact that he was acting as the Shareholder Representative pursuant to this Agreement; provided, however, that
                                                       --------  -------
the Shareholder Representative shall not be entitled to indemnification hereunder to the extent it is finally determined in a court of competent jurisdiction that the actions taken or not taken by the Shareholder Representative constituted fraud or were taken or not taken in bad faith. The Shareholder Representative shall be protected in acting upon any notice, statement or certificate believed by him to be genuine and to have been furnished by the appropriate person and in acting or refusing to act in good faith on any matter.

                                 ARTICLE XIII
                              GENERAL PROVISIONS

          SECTION 13.01. Survival of Representations and Warranties. (a) The
                         ------------------------------------------
representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall survive the Effective Time for a period of 12 months, provided, however, that Section 4.19 shall survive until
                     --------  -------
the close of business on the applicable statute of limitations with respect to the Tax Liabilities in question (giving effect to any waiver, mitigation or extension thereof).

          (b) The Purchaser acknowledges and agrees (and, upon the occurrence of the Closing, shall be deemed to have acknowledged and agreed as of the Closing Date) that it (i) has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, the Company and the Company Subsidiaries, (ii) has been furnished with or given adequate access to such information about the Company and the Company Subsidiaries as it has requested and (iii) except as provided for pursuant to this Agreement, will not assert any claim against any of the Company's or any Company Subsidiaries' directors, officers, employees, agents, stockholders, affiliates, consultants, investment bankers or representatives, or hold any such Person liable for any inaccuracies, misstatements or omissions with respect to information furnished by the Company, any Company Subsidiary or any such Person concerning the Company and the Company Subsidiaries.

          SECTION 13.02. Expenses. All costs and expenses, including, without
                         --------
limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

          SECTION 13.03. Notices. All notices, requests, claims, demands and
                         -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.03):

          (a)  if to the Company:
               NORIC Corporation
               c/o Goelet LLC
               425 Park Avenue
               New York, NY  10022
               Telecopy:  (212) 588-9499
               Attention:  Robert Kiley
               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Telecopy:  (212) 848-7179
               Attention:  Whitney D. Pidot, Esq.

          (b)  if to the Purchaser:

               Pogo Producing Company
               5 Greenway Plaza, Suite 2700
               P.O. Box 2504
               Houston, Texas  77252-2504
               Telecopy:  (713) 297-4970
               Attention: Gerald A. Morton, Vice President-Law and
                          Corporate Secretary

               with a copy to:

               Baker Botts, L.L.P.
               One Shell Plaza
               910 Louisiana
               Houston, Texas  77002
               Telecopy:  (713) 229-1522
               Attention:  Stephen A. Massad

          (c) If to any Shareholder, at the address specified below such person's name on the signature pages to this Agreement or in the relevant Joinder Agreement.

          SECTION 13.04. Public Announcements. No party to this Agreement shall
                         --------------------
make, or cause to be made, any press release or public announcement in respect of this Agreement or the transactions contemplated hereby, or otherwise communicate with any news media without the prior consent of the other party, unless required by law or stock exchange rule, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

          SECTION 13.05. Headings. The descriptive headings contained in this
                         --------
Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 13.06. Severability. If any term or other provision of this
                         ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

          SECTION 13.07.  Entire Agreement. This Agreement constitutes the
                          ----------------
entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          SECTION 13.08.  Assignment. Neither this Agreement nor any of the
                          ----------
rights, interests or obligations hereunder shall be assigned by operation of law or otherwise without the prior written consent of the parties hereto, which consent may be granted or withheld in the sole discretion of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Articles III, VII, VIII and X (collectively, the "Third Party Provisions"), nothing in this Agreement, express
                    ----------------------
or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The Third Party Provisions may be enforced by the beneficiaries thereof.

          SECTION 13.09.  Amendment. This Agreement may not be amended or
                          ---------
modified except (a) by an instrument in writing signed by each of, or on behalf of each of, the parties or (b) by a waiver in accordance with Section 11.03.

          SECTION 13.10.  Governing Law; Forum. Except to the extent that the
                          --------------------
laws of the State of Delaware are applicable to the internal affairs of the Purchaser or mandatorily applicable to the Merger, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed in that State. Any dispute or controversy arising under or in connection with this Agreement that cannot be mutually resolved by the parties hereto shall be settled exclusively by arbitration in New York, New York, United States of America, before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by the Purchaser and the Company or (after the Effective Time) the Shareholder Representative, or, if the Purchaser and the Company or (after the Effective Time) the Shareholder Representative, cannot agree on the selection of the arbitrator, shall be selected by the American Arbitration Association from its Large and Complex Cases Panel; provided that any arbitrator selected by the
                                   --------
American Arbitration Association shall not, without the consent of the parties hereto, be affiliated with the Purchaser, the Company, the Shareholders or any of their respective affiliates. Judgment may be entered on the arbitrator's award in any court having jurisdiction. The arbitrator's award shall be issued in writing.

          SECTION 13.11. Counterparts. This Agreement may be executed and
                         ------------
delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          SECTION 13.12. Specific Performance. The parties hereto agree that
                         --------------------
irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

           [The Remainder of This Page is Intentionally Left Blank]

          IN WITNESS WHEREOF, the Company and the Purchaser have caused this Agreement to be executed by their respective officers thereunto duly authorized and each Significant Shareholder has executed this Agreement, in each case as of the date first written above.

                              POGO PRODUCING COMPANY

                              By: /s/ Paul G. Van Wagenen
                                 _________________________________________
                                  Name:  Paul G. Van Wagenen
                                  Title: Chairman, President and Chief
                                         Executive Officer

                              NORIC CORPORATION

                              By: /s/ Robert W. Kiley
                                 _____________________________________
                                  Name: Robert W. Kiley
                                  Title: President and Chief Operating Officer


                              By: /s/ Mark Rosenbaum
                                 _____________________________________
                                  Name: Mark Rosenbaum
                                  Title: Chief Financial Officer and Treasurer

                           SIGNIFICANT SHAREHOLDERS:

TRUSTEES OF THE TRUST U/W                 TRUSTEES OF THE TRUST U/W
ROBERT WALTON GOELET F/B/O                ROBERT WALTON GOELET F/B/O
BEATRICE G. MANICE                        ROBERT G. GOELET

/s/ Robert G. Goelet                      /s/ Robert G. Goelet
_______________________________           _________________________________
Robert G. Goelet, as Trustee              Robert G. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Alexandra C. Goelet
_______________________________           _________________________________
Philip Goelet, as Trustee                 Alexandra C. Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Philip Goelet
_______________________________           _________________________________
Edmond de La Haye Jousselin,              Philip Goelet, as Trustee
as Trustee

                                          /s/ Edmond de La Haye Jousselin
_______________________________           _________________________________
John H. Manice, as Trustee                Edmond de La Haye Jousselin,
                                          as Trustee

_______________________________
Pamela Manice, as Trustee


TRUSTEES OF THE TRUST U/W
ROBERT WALTON GOELET F/B/O
JOHN GOELET

/s/ Robert G. Goelet
_______________________________
Robert G. Goelet, as Trustee

/s/ Christopher Goelet
_______________________________
Christopher Goelet, as Trustee

/s/ Philip Goelet
_______________________________
Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin
_______________________________
Edmond de La Haye Jousselin,
as Trustee

_______________________________
Robert S. Rich, as Trustee

TRUSTEES OF THE TRUST U/A                 TRUSTEES OF THE TRUST U/A
DATED August 26, 1930 F/B/O               DATED August 26, 1930 F/B/O
BEATRICE G. MANICE                        ROBERT G. GOELET

/s/ Robert G. Goelet                      /s/ Alexandra C. Goelet
_______________________________           _______________________________
Robert G. Goelet, as Trustee              Alexandra C. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Philip Goelet
_______________________________           _______________________________
Philip Goelet, as Trustee                 Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Edmond de La Haye Jousselin
_______________________________           _______________________________
Edmond de La Haye Jousselin,              Edmond de La Haye Jousselin,
as Trustee                                as Trustee

_______________________________
John H. Manice, as Trustee

_______________________________
Pamela Manice, as Trustee


TRUSTEES OF THE TRUST U/A
DATED December 18, 1931
F/B/O JOHN GOELET

/s/ Robert G. Goelet
_______________________________
Robert G. Goelet, as Trustee

/s/ Christopher Goelet
_______________________________
Christopher Goelet, as Trustee

/s/ Philip Goelet
_______________________________
Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin
_______________________________
Edmond de La Haye Jousselin,
as Trustee

_______________________________
Robert S. Rich, as Trustee

TRUSTEES OF THE TRUST U/A                 TRUSTEES OF THE TRUST U/A
DATED JULY 27, 1935 F/B/O                 DATED JULY 27, 1935 F/B/O
BEATRICE G. MANICE                        ROBERT G. GOELET

/s/ Robert G. Goelet                      /s/ Alexandra C. Goelet
_______________________________           ________________________________
Robert G. Goelet, as Trustee              Alexandra C. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Philip Goelet
_______________________________           ________________________________
Philip Goelet, as Trustee                 Philip Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Edmond de La Haye Jousselin
_______________________________           ________________________________
Edmond de La Haye Jousselin,              Edmond de La Haye Jousselin,
as Trustee                                as Trustee

_____________________________
John H. Manice, as Trustee

_____________________________
Pamela Manice, as Trustee

TRUSTEES OF

TRUSTEES  OF THE TRUST U/A                TRUSTEES OF THE TRUST U/A
DATED JULY 27, 1935 F/B/O                 DATED JULY 27, 1935 F/B/O
FRANCIS GOELET                            JOHN GOELET

/s/ Robert G. Goelet                      /s/ Robert G. Goelet
_____________________________             ________________________________
Robert G. Goelet, as Trustee              Robert G. Goelet, as Trustee

/s/ Philip Goelet                         /s/ Christopher Goelet
_____________________________             ________________________________
Philip Goelet, as Trustee                 Christopher Goelet, as Trustee

/s/ Edmond de La Haye Jousselin           /s/ Philip Goelet
_____________________________             ________________________________
Edmond de La Haye Jousselin,              Philip Goelet, as Trustee
as Trustee
                                          /s/ Edmond de La Haye Jousselin
                                          ________________________________
                                          Edmond de La Haye Jousselin,
                                          as Trustee

                                          ________________________________
                                          Robert S. Rich, as Trustee

                                          /s/ Robert G. Goelet
                                          ________________________________
                                          Name: Robert G. Goelet

                                          /s/ Philip Goelet
                                          ________________________________
                                          Name: Philip Goelet

                                          /s/ Christopher Goelet
                                          ________________________________
                                          Name: Christopher Goelet

                                          /s/ Gilbert Kerlin
                                          ________________________________
                                          Name: Gilbert Kerlin


                                          WINDWARD OIL & GAS CORPORATION


                                          By: /s/ Gilbert Kerlin
                                             ____________________________
                                              Name:  Gilbert Kerlin
                                              Title: President

                                 EXHIBIT 6.13
                                 ------------

                           FORM OF JOINDER AGREEMENT

          The undersigned, being the registered and beneficial owner of the shares of NORIC Corporation described below, hereby irrevocably agrees to be bound by the terms and conditions of, and to become a party to, the attached Agreement and Plan of Merger, dated as of November 19, 2000, between NORIC Corporation and Pogo Producing Company and the other parties named therein (the "Agreement") as a Shareholder thereunder, as if the undersigned had been an original party to such Agreement as of the date thereof.

            Name:________________________________________

            Signature:___________________________________

            Address:_____________________________________

                    _____________________________________

                    _____________________________________

            Facsimile No.:_______________________________

            No. and Class of Shares:_____________________

                               __________________________


          Dated the ____ day of __________, ____.



                                      _______________________________
                                      Signature

                                                                 EXHIBIT 9.02(d)

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                         W  I  T  N  E  S  S  E  T  H:

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of __________, 2000 (the "Merger Agreement"), among the Company, NORIC Corporation,
                       ----------------
a New York Corporation ("NORIC") and the Shareholders (as defined in the Merger
                         -----
Agreement), the parties have agreed that NORIC would be acquired by the Company through the merger of NORIC with and into the Company on the terms set forth therein (the "Merger");
              ------

          WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, the Shareholders will receive in exchange for their shares of common stock of NORIC, shares of common stock, par value $1.00 per share, of the Company ("Common Stock") which have been issued pursuant to one or more
          ------------
exemptions from registration under the Securities Act of 1933, as amended (the

"Securities Act"); and
 --------------

          WHEREAS, the Shareholders and the Company desire to set forth herein their agreement with respect to the registration rights, and certain other related covenants, applicable to the shares of Common Stock to be issued by the Company to the Shareholders upon consummation of the Merger;

          NOW, THEREFORE, in consideration of the premises and the mutual obligations, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

          1.1  Definitions.  Capitalized terms used herein and not defined have
               -----------
the meanings assigned to such terms in the Merger Agreement. For purposes of this Agreement, the following terms shall have the meanings set forth below:

          "Commission" means the United States Securities and Exchange
           ----------
Commission or any other similar or successor agency of the United States government administering the Securities Act and the Exchange Act.

          "Effective Time" has the meaning specified in the Merger Agreement.
           --------------

          "Offering" means the registration of the Company's securities under
           --------
the Securities Act for sale to the public.

          "Prospectus" means the prospectus included in any Registration
           ----------
Statement, together with and including any amendment or supplement to such prospectus, covering the Offering of any portion of the Registrable Securities covered by a Registration Statement, and all material incorporated by reference in such Prospectus.

          "Public Offering" shall mean the offer of shares of Common Stock or
           ---------------
securities convertible into or exchangeable for Common Stock on a broadly distributed basis, pursuant to a firm-commitment or best-efforts underwriting or purchase arrangement.

          "Registering Shareholder" shall mean any Shareholder that has
           -----------------------
registered any Registrable Securities under any Registration Statement.

          "Registrable Securities" means the Shares issued to the Shareholders
           ----------------------
pursuant to the Merger and any other securities issued by the Company to the Shareholders at any time after the closing of the Merger in respect of the Shares (and in respect of the Common Stock generally) by means of exchange, reclassification, dividend, distribution, split up, combination, subdivision, recapitalization, merger, spin-off, reorganization or otherwise; provided,
                                                                 --------
however, that as to any Registrable Securities, such securities shall cease to
-------
constitute the same for purposes of this Agreement if and when (i) a registration statement with respect to the sale of such securities shall have been declared effective by the Commission and such securities shall have been sold pursuant thereto in accordance with the intended plan and method of distribution therefor set forth in the Prospectus forming part of such registration statement; (ii) such securities shall have been sold in compliance with Rule 144 under the Securities Act; (iii) such securities may be resold pursuant to Rule 144(k) under the Securities Act (or any successor provision) or all of such Shareholder's Registrable Securities may be resold in a single ninety (90) day period under Rule 144(e)(1)(i) of the Securities Act and do not require qualification under any state securities or "blue sky" law then in effect, or the use of an applicable exemption therefrom and, in each case, the Company has notified the transfer agent for the Common Stock that any restrictive legend on such Shares may be removed in connection with a transfer thereof; or (iv) such securities cease to be issued and outstanding for any reason.

          "Registration Statement" means any registration statement filed by the
           ----------------------
Company with the Commission covering Registrable Securities, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such Registration Statement.

          "Shares" means the shares of Common Stock issued by the Company to the
           ------
Shareholders upon consummation of the Merger, any shares of stock or other securities into which or for which such shares of Common Stock may be changed, converted or exchanged after the Effective Time, and any other shares or securities issued to the Shareholders after the Effective Time in respect of such shares of Common Stock (or such shares of stock or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, stock combination, stock subdivision, stock dividend, share exchange, merger, consolidation or similar transaction. The number of shares of Common Stock issued by the Company to each Shareholder upon consummation of the Merger is set forth on Schedule A annexed hereto.

          "Shareholder Representative" has the meaning set forth in Section 6.2
           --------------------------
hereof.

                                  ARTICLE II
                              REGISTRATION RIGHTS

          2.1  Registration; Public Offering.  (a)  The Company shall prepare
               -----------------------------
and file, not later than 150 days after the Effective Time, a "shelf" Registration Statement on Form S-3 (or other appropriate form) for an offering to be made on a continuous basis pursuant to Rule 415 promulgated under the Securities Act of such number of Registrable Securities then owned by the Shareholders. The Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective no later than on the 181st calendar day following the Effective Time. The Company will use its reasonable best efforts to keep the Registration Statement continuously effective and usable for the resale of the Registrable Securities under the Securities Act until the earlier of (i) two (2) years from the Effective Time, (ii) the first date upon which all the Registrable Securities covered by such shelf Registration Statement have been sold pursuant to such shelf Registration Statement or (iii) the first date upon which all the Registrable Securities cease to be outstanding for any reason.

          (b) If during the period from the 181st day following the Effective Time through the second anniversary of the Effective Time, the Shareholder Representative, upon the request of the Shareholders holding at least 50% of the Registrable Securities, shall request the Company in writing (a "Demand") to
                                                                 ------
permit the use of the shelf Registration Statement for a Public Offering of a specified number of Registrable Securities, the Company shall, subject to the provisions of Section 3.1(b), use its reasonable best efforts to take such action as may be necessary to enable the requesting shareholders to effect a Public Offering of the Registrable Securities requested to be included in the Public Offering; provided that the number of Registrable Securities requested to
                 --------
be distributed pursuant to such Demand shall not be less than 4,000,000 and shall not exceed 7,000,000 and provided further that the number of shares of
                               -------- -------
Registrable Securities each Shareholder will be entitled to have included in such Public Offering pursuant to this Section 2.1 shall be allocated among all Shareholders requesting to participate in such Public Offering in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each requesting Shareholder at the time of the Public

Offering. Except as provided in Section 2.1(b), the manner of distribution for Registrable Securities included in the shelf Registration Statement shall not include a Public Offering.

          (c) In connection with any Demand under Section 2.1(b), the Shareholder Representative shall enter into an underwriting agreement and other ancillary agreements (such as a custody agreement) in customary form with the underwriter or underwriters. The Shareholder Representative will select the lead underwriter for such offering from the list of institutions set forth on Schedule B hereto or their successors and the Company shall select the co-manager for such offering from the institutions on such list or their successors. No Shareholders shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Shareholder, the Registrable Securities of such Shareholder and such Shareholder's intended method of distribution and any other representations required by law or reasonably required by the underwriter. If any Shareholder of Registrable Securities disapproves the terms of the underwriting, such Shareholder may elect to withdraw all its Registrable Securities by written notice to the Company, the managing underwriter and the Shareholder Representative.

          (d) In the event that, pursuant to Section 6.10 of the Merger Agreement, the issuance of Purchaser Common Stock in the Merger is registered under the Securities Act on Form S-4, the registration otherwise required by this Section 2.1 may be accomplished by providing for the resales required to be registered pursuant to this Section 2.1 in the prospectus included in the Form S-4. In such event, (a) such prospectus may not be used for resales until the 181st calendar day following the Effective Time and the use thereof for resales thereafter shall otherwise be subject to the same terms and conditions provided for herein, (b) no public resales may be made pursuant to Rule 145(d) under the Securities Act, or otherwise (other than pursuant to a Public Offering in which Shareholders participate under Section 2.4) until the 181st calendar day following the Effective Time, and (c) any public resales pursuant to Rule 145(d) or otherwise during the twelve month period specified in Section 2.6 (other than pursuant to a Public Offering requested pursuant Section 2.1 or in which Shareholders participate under Section 2.4) shall be subject to the volume limitations specified in Section 2.6.

          2.2  Limit on Demand.  The Company shall not be required to permit the
               ---------------
use of the shelf Registration Statement to effect any Public Offering pursuant to Section 2.1 after one Demand requested by the Shareholders pursuant to
Section 2.1 shall have been effected.

          2.3  Effective Distribution.  A Public Offering requested pursuant to
               ----------------------
Section 2.1 shall not be deemed to be effected (a) if such Public Offering is interfered with for any reason by any stop order, injunction or other order or requirement of the Commission or any other governmental authority, or as a result of the initiation of any proceeding for such a stop order by the Commission through no fault of the Shareholders or the Shareholder Representative and the result of such interference is to prevent the

Shareholders from disposing of such Registrable Securities proposed to be sold in accordance with the intended methods of disposition, or (b) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with any underwritten offering shall not be satisfied or waived with the consent of the Shareholder Representative, other than as a result of any breach by the Shareholder Representative or any underwriter of its obligations thereunder or hereunder.

          2.4  "Piggy-Back" Rights.  If the Company proposes to register any
               -------------------
shares of Common Stock for itself or any of its stockholders (the "Existing
                                                                   --------
Holders") under the Securities Act on a Registration Statement on Form S-1, Form
-------
S-2 or Form S-3 (or an equivalent general registration form then in effect) for purposes of a Public Offering of such shares, the Company shall give written notice of such proposal at least ten (10) business days before the anticipated filing date, which notice shall include the intended method of distribution of such shares, to the Shareholder Representative. Such notice shall specify at a minimum the number of shares of Common Stock proposed to be registered, the proposed filing date of such Registration Statement, any proposed means of distribution of such shares and the proposed managing underwriter, if any. Subject to Section 2.6, upon the written request of any Shareholder given within five business days after the receipt of any such written notice by facsimile confirmed by mail (which request shall specify the Registrable Securities intended to be disposed of by such Shareholder), the Company will use its commercially reasonable efforts to include in such Public Offering the Registrable Securities referred to in the Shareholder's request; provided,
                                                                 --------
however, that any participation in such Public Offering by any Shareholder shall
-------
be on substantially the same terms as the Company's (or its other stockholders') participation therein; and provided further that the amount of Registrable
                           -------- -------
Securities to be included in any such Public Offering shall not exceed the maximum number which the managing underwriter of such Public Offering considers in its reasonable commercial judgment to be appropriate based on market conditions and other relevant factors (the "Maximum Number"). The Shareholders
                                            --------------
shall have the right to withdraw a request to include Registrable Securities in any Public Offering pursuant to this Section 2.4 by giving written notice to the Company of its election to withdraw such request at least two (2) business days prior to the proposed effective date of such Registration Statement. In connection with any exercise of rights under this Section 2.4, the registration under the Securities Act of the Registrable Securities to be included therein may be by means of the shelf Registration Statement filed pursuant to Section 2.1, rather than a separate registration statement filed to register the shares to be sold for the account of the Company or any Existing Holders, so long as the rights of the Shareholders to participate in the Public Offering being effected under Section 2.4 are not thereby prejudiced or impaired in any material respect.

          2.5  Allocation of Securities Included in a Public Offering.  If the
               ------------------------------------------------------
lead managing underwriter for any Public Offering to be effected pursuant to
Section 2.4 of this Agreement shall advise the Shareholder Representative in writing that the number of shares of Common Stock sought to be included in such Public Offering (including those sought to be offered by the Company and those sought to be offered by the Shareholders) is more than the Maximum Number, the shares of Common Stock to be included in such Public Offering shall be allocated pursuant to the following procedures: first, the Company shall be entitled to include all of the securities that it has proposed to include, and then, to the extent that any other securities may be included without exceeding the Maximum Number, the number of Registrable Securities that will be included in such Registration Statement shall be allocated among all Shareholders requesting such registration in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each requesting Shareholder at the time of filing the Registration Statement.

          2.6  Sale Restrictions.  Other than pursuant to a Public Offering
               -----------------
requested pursuant to Section 2.1 or in which Shareholders participate under
Section 2.4, during the twelve (12) month period starting on the 181st day following the Effective Time, the Shareholders shall not be permitted to sell, pursuant to the shelf Registration Statement or pursuant to Rule 144, in the aggregate, more than 1,000,000 Shares during any period of 90 consecutive days of such twelve month period (the "90 Day Restriction Periods"). Each
                                  --------------------------
Shareholder will be entitled to sell on any given day a number of shares equal to the number of shares which such Shareholder has notified the Shareholder Representative such Shareholder desires to sell, provided however, that if
                                                 -------- -------
Shareholders desire to sell more shares than is permitted by the limitation described above, then each Shareholder desiring to sell Shares that day will have the number of shares they may sell reduced pro rata based on the number of shares they requested to sell.

          2.7  Lock-Up Agreement.  It shall be a condition to each Shareholder's
               -----------------
participation in any Public Offering pursuant to Section 2.1(b) or Section 2.4, that such Shareholder agrees to execute and deliver to the underwriter or underwriters for such offering a customary lock-up agreement in form and substance reasonably satisfactory to the underwriter, providing for a lock-up of the Registrable Securities of each such Shareholder for a period of up to 90 days after the closing of the relevant offering.

                                  ARTICLE III
                           OBLIGATIONS OF THE COMPANY

          3.1 (a) The Company shall (i) prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably necessary to make and to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities proposed to be registered pursuant to such Registration Statement for the period specified in that Section 2.1; and (ii) take all such other action either necessary or desirable to permit the shares of Registrable Securities held by the Shareholders to be registered and disposed of in accordance with the method of disposition described herein.

          (b) Notwithstanding anything to the contrary contained herein, the Company may, upon written notice to the Shareholders whose Registrable Securities are included in the shelf Registration Statement filed pursuant to
Section 2.1, suspend such

Shareholders' use of any prospectus which is a part of the shelf Registration Statement if, in the reasonable judgment of counsel to the Company, the Company possesses material nonpublic information, including information concerning it or its business or affairs or information concerning the pursuit of a merger, disposition or similar transaction, and the Company determines in good faith that disclosure would have a material adverse effect on the Company and its subsidiaries taken as a whole or would materially adversely affect the ability to consummate such merger, disposition or similar transaction; provided that
                                                               --------
the Company may not suspend any such sales for more than an aggregate of sixty
(60) consecutive days or for an aggregate of one hundred twenty (120) days (a "Blackout Period") in any period of twelve (12) consecutive months. Upon the
 ---------------
termination of the condition described above, the Company shall give prompt notice to the Shareholders whose Registrable Securities are included in the shelf Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other actions to permit registered sales of Registrable Securities as contemplated by this Agreement.

          (c) In connection with any Registration Statement, the following provisions shall apply:

          (1) The Company shall furnish to the Shareholder Representative, prior to the filing thereof with the Commission, a copy of any Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein and shall afford the Shareholder Representative, the managing underwriters, and their respective counsel, if any, a reasonable opportunity within a reasonable time period to review and comment on copies of all such documents (including a reasonable opportunity to review copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed.

          (2)  The Company shall take such action as may be necessary so that:
     (i) any Registration Statement and any amendment thereto and any Prospectus forming part thereof and any amendment or supplement thereto (and each report or other document incorporated therein by reference) complies in all material respects with the Securities Act and the Exchange Act and the respective rules and regulations thereunder, (ii) any Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) any Prospectus forming part of any Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (3) (A) The Company shall advise the Shareholders and the Shareholder Representative and, if requested by the Shareholders and the Shareholder Representative, confirm such advice in writing:

               (i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective; and

               (ii) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus included therein or for additional information related thereto.

          (B) The Company shall advise the Shareholders and the Shareholder Representative and, if requested by any Shareholder or the Shareholder Representative, confirm such advice in writing of:

               (i) the issuance by the Commission of any stop order suspending effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

               (ii) the receipt by the Company of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the initiation of any proceeding for such purpose; and

               (iii) the happening of any event that requires the making of any changes in the Registration Statement or the Prospectus so that, as of such date, the Registration Statement and the Prospectus do not contain an untrue statement of a material fact and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (which advice shall be accompanied by an instruction to suspend the use of the Prospectus relating to such Registrable Securities until the requisite changes have been made).

          (4) The Company shall use its reasonable best efforts to prevent the issuance, and if issued to obtain the withdrawal, of any order suspending the effectiveness of the Registration Statement relating to such Registrable Securities at the earliest possible time.

          (5) The Company shall furnish to the Shareholders and the Shareholder Representative with respect to the Registration Statement relating to such Registrable Securities, without charge, such number of copies of such Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and all reports, other documents and exhibits (including those incorporated by reference) as the Shareholders and the Shareholder Representative shall reasonably request.

          (6) The Company shall furnish to the Shareholders and the Shareholder Representative such number of copies of any Prospectus (including any preliminary Prospectus and any amended or supplemented Prospectus) relating to such Registrable Securities, in conformity with the requirements of the Securities Act, as the Shareholders and the Shareholder Representative may reasonably request in order to effect the offering and sale of the shares of such Registrable Securities to be offered and sold, but only while the Company shall be required under the provisions hereof to cause the Registration Statement to remain effective, and the Company consents (except during a Blackout Period or event contemplated by Section 3.1(b)) to the use of the Prospectus or any amendment or supplement thereto by the Shareholders in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

          (7) To the extent necessary in connection with any offering of Registrable Securities pursuant to any Registration Statement, the Company shall use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under the securities or blue sky laws of such states as the Shareholder Representative shall reasonably request, maintain any such registration or qualification current until the earlier of the sale of the Registrable Securities so registered or ninety (90) calendar days subsequent to the effective date of the Registration Statement, and do any and all other acts and things either reasonably necessary or advisable to enable any Shareholder to consummate the public sale or other disposition of the Registrable Securities in jurisdictions where such Shareholder desires to effect such sales or other disposition; provided that the Company shall not
                                             --------
     be required to take any action that would subject it to the general jurisdiction of the courts of any jurisdiction in which it is not so subject or to qualify as a foreign corporation in any jurisdiction where the Company is not so qualified.

          (8) In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall (x) furnish the Shareholders, at the Company's expense, on a timely basis with certificates free of any restrictive legends representing ownership of the Registrable Securities being sold in such denominations and registered in such names as the Shareholders shall request and (y) instruct the transfer agent and registrar of the Registrable Securities to release any stop transfer orders with respect to the Registrable Securities.

          (9) Upon the occurrence of any event contemplated by Section 3.1(c)(3)(B)(iii) above, the Company shall promptly prepare a post-effective amendment to any Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. If the Company notifies the Shareholders and the Shareholder Representative of the occurrence of any Blackout Period or any event contemplated by Section 3.1(b) above, the Shareholders shall suspend the use of the Prospectus, for a period not to exceed sixty (60) calendar days in accordance with Section 3.1(b), until the requisite changes to the Prospectus have been made.

          (10) The Company shall make generally available to its security holders or otherwise provide in accordance with Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Registration Statement an earnings statement satisfying the provisions of Section 11(a) of the Securities Act.

          (11) The Company shall, if requested, promptly include or incorporate in a Prospectus supplement or post-effective amendment to a Registration Statement, such information as the managing underwriters administering an underwritten offering of the Registrable Securities registered thereunder reasonably request to be included therein and to which the Company does not reasonably object and shall make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after they are notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment.

          (12) If requested in connection with a Public Offering pursuant to a Demand under Section 2.1(b), the Company shall enter into an underwriting agreement with a nationally recognized investment banking firm or firms selected as provided in Section 2.1(c) containing representations, warranties, indemnities and agreements then customarily included by an issuer in underwriting agreements with respect to secondary underwritten distributions, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures substantially identical to those set forth in Article V (or such other provisions and procedures acceptable to the managing underwriters, if any) with respect to all parties to be indemnified pursuant to Article V and take all such other actions as are reasonably requested by the managing underwriters for such underwritten offering in order to expedite or facilitate the registration or the disposition of such Registrable Securities.

          (13) In the event the Shareholder Representative proposes to conduct an underwritten Public Offering pursuant to Section 2.1, then the Company shall: (i) make reasonably available for inspection by the Shareholder Representative and its counsel, any underwriter participating in any distribution pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Shareholder Representative or any such underwriter, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries as shall be reasonably necessary to enable them to conduct a "reasonable" investigation for purposes of Section 11(a) of the Securities Act; (ii) cause the Company's officers, directors and employees to make reasonably available for inspection all relevant information reasonably requested by the Shareholder Representative or any such underwriter, attorney, accountant or agent in connection with any such Registration Statement, in each case, as is customary for similar due diligence examinations; provided
                                                                        --------
     that any information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such information shall be kept confidential by the Shareholder Representative, such underwriter, or any such, attorney, accountant or agent, unless such disclosure is made in connection with a court proceeding or required by law, or such information becomes available to the public generally or through a third party without an accompanying obligation of confidentiality; (iii) obtain opinions of counsel to the Company and updates thereof which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, addressed to the Shareholder Representative and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the Shareholder Representative and underwriters (it being agreed that the matters to be covered by such opinion or written statement by such counsel delivered in connection with such opinions shall include in customary form, without limitation, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, "negative assurance" statements to the effect that nothing has come to the attention of such counsel that leads them to believe such Registration Statement and the Prospectus included therein, as then amended or supplemented, including the documents incorporated by reference therein, contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading); (iv) obtain "cold comfort" letters and updates thereof from the independent public accountants of the Company (and, if necessary, any other independent public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the Shareholder Representative and the underwriters, if any, in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with primary underwritten offerings; and (v) deliver such documents and certificates as may be reasonably requested by the Shareholder Representative and the managing underwriters, if any, and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The foregoing actions set forth in clauses (iii), (iv) and (v) of this Section 3.01(c)(13) shall be performed at each closing under any underwritten offering to the extent required thereunder.

          (14) The Company will ensure that the Registrable Securities are admitted for listing on the New York Stock Exchange or other stock exchange or trading system on which the Shares primarily trade on or prior to the 181/st/ day after the Effective Time.

          (15) The Company shall use its reasonable best efforts to take all other steps reasonably necessary to effect the registration, offering and sale of the Registrable Securities covered by a Registration Statement contemplated hereby and enter into any other customary agreements and take such other actions, including participation of senior management in "roadshows" as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any underwritten offering contemplated hereby, and the Company shall secure the participation of its senior management for such purposes.

          (d) With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

          (1) Make and keep public information available, as those terms are understood and defined in and interpreted under Rule 144, at all times;

          (2) During the term of this Agreement, furnish to the Shareholders and the Shareholder Representative upon request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 or (ii) a copy of the most recent annual or quarterly report of the Company.

                                  ARTICLE IV
                                   EXPENSES

          4.1  Expenses Payable by the Company.  Except as provided in Section
               -------------------------------
4.2 below, all fees and expenses incident to the registration and sale of Registrable Securities shall be borne by the Company whether or not a Registration Statement is filed or becomes effective, including, without limitation, (i) all registration, qualification and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the New York Stock Exchange and (B) fees and expenses of compliance with state securities or blue sky laws (including, without limitation, fees and disbursements of counsel for the Company or the underwriters, or both, in connection with blue sky qualifications of the Registrable Securities)), (ii) messenger and delivery expenses, word processing, duplicating and printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company, printing preliminary Prospectuses, Prospectuses, Prospectus supplements, including those delivered to or for the account of the Shareholders and the Shareholder Representative as provided in this Agreement, (iii) fees and disbursements of counsel for the Company, (iv) fees and disbursements of all independent certified public accountants for the Company (including, without limitation, the expenses of any "comfort letters" required by or incident to such performance), (v) Securities Act liability insurance, if the Company so desires such insurance, (vi) all out-of-pocket expenses of the Company (including, without limitation, expenses incurred by the Company, its officers, directors, employees and agents performing legal or accounting duties or preparing or participating in "roadshow" presentations or of any public relations, investor relations or other consultants or advisors retained by the Company in connection with any roadshow, including travel and lodging expenses of such roadshows), and (vii) the fees and expenses incurred in connection with the quotation or listing of shares of Common Stock on any securities exchange or automated securities quotation system.

          4.2  Expenses Payable by the Shareholders.  Each Shareholder shall pay
               ------------------------------------
all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Registrable Securities for or on behalf of such Shareholder's account as well as the fees and expenses of the Shareholder's counsel, the Shareholder Representative and the Shareholder Representative's counsel.

                                   ARTICLE V
                                INDEMNIFICATION

          5.1  Indemnification by the Company.  The Company shall indemnify and
               ------------------------------
hold harmless each of the Registering Shareholders and their respective directors, trustees, officers, employees, agents, affiliates, successors and assigns (each, a "Shareholder Indemnitee," and collectively, the "Shareholder
                  ----------------------                          -----------
Indemnitees") from and against any and all losses, claims, damages, liabilities,
-----------
debts, obligations, monetary damages, judgements, fines, fees, penalties, interest obligations, deficiencies, and expenses, interest, court costs, reasonable costs of investigators, reasonable fees and expenses of attorneys, accountants, financial advisors, engineers and other expenses, and other expenses of litigation ("Losses") incurred or suffered in connection with, and
                         ------
any amount paid in settlement of, any action, suit or proceeding or any claim asserted to which any Shareholder Indemnitee may become subject under the Securities Act, the Exchange Act or other federal or state securities law or regulation, at common law or otherwise, insofar as such Losses arise out of, result from or are based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (b) any violation by the Company of the Securities Act or the Exchange Act, or other federal or state securities law applicable to the Company and relating to any action or inaction required of the Company in connection with such registration. In addition, the Company will reimburse any Shareholder Indemnitee for any reasonable investigation, legal or other expenses incurred by such Shareholder Indemnitee in connection with investigating or defending any such Loss. Notwithstanding anything herein to the contrary, the Company will not be liable with respect to the portion of any such Loss that (i) arises out of, results from or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary Prospectus, Prospectus, or amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Shareholder Indemnitee specifically for use therein or (ii) attributable to a Registering Shareholder's (A) use of a Prospectus after being notified by the Company to suspend use thereof pursuant to Section 3.1(b) or Section 3.1(c)(3)(B)(iii) above or (B) failure to deliver a final Prospectus to the Person asserting any losses, claims, damages and liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such material misstatement or omission or alleged material misstatement or omission was cured in an amended or supplemented Prospectus prepared by the Company and delivered to the Registering Shareholder at or prior to the time written confirmation of sale to such Person was required to be made. The foregoing indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Registering Shareholder, and will survive the transfer of such securities by the Registering Shareholder.

          5.2  Indemnification by Registering Shareholders.  If a Registering
               -------------------------------------------
Shareholder sells Registrable Securities under a Prospectus that is part of a Registration Statement, such Registering Shareholder will, severally and not jointly, indemnify and hold harmless the Company, any underwriter participating in the distribution and their respective directors and officers who signed such Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (each, a "Controlling Person") under the same circumstances as the foregoing
          ------------------
indemnity from the Company to the Registering Shareholders but only to the extent that such Losses arise out of or are based upon any untrue or allegedly untrue statement of a material fact or omission or alleged omission of a material fact that was made in the Prospectus, the Registration Statement, or any amendment or supplement thereto, in reliance upon and in conformity with written information relating to a Registering Shareholder furnished to the Company by such Registering Shareholder expressly for use therein. In no event will the aggregate liability of a Registering Shareholder exceed the amount of the net proceeds received by the Registering Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation. Such indemnity will remain in full force and effect regardless of any investigation made by or on behalf of the Company or such officer, director, employee or Controlling Person, and will survive the transfer of such securities by the Registering Shareholder.

          5.3  Contribution.  If the indemnification provided for in Sections
               ------------
5.1 or 5.2 is unavailable to an indemnified party or is insufficient to hold such indemnified party harmless for any Losses in respect of which any such Section would otherwise apply by its terms (other than by reason of exceptions provided therein), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses. Such contribution will be in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken or made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission. The amount paid or payable by a party as a result of any such Losses will be deemed to include any investigation, legal or other fees or expenses incurred by such party in connection with any investigation or proceeding, to the extent such party would have been indemnified for such expenses if the indemnification provided for in Sections 5.1 or 5.2 was available to such party. In no event will the aggregate liability of a Registering Shareholder exceed the amount of the net proceeds received by the Registering Shareholder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

          5.4  Conduct of Indemnification Proceedings.  Any Person entitled to
               --------------------------------------
indemnification hereunder will (a) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (b) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that the failure to give such
                                       --------
notice shall not relieve an indemnifying party of liability except to the extent it has been prejudiced as a result. Any Person entitled to indemnification hereunder will have the right to employ separate counsel and to participate in (but not control) the defense of such claim, but the fees and expenses of such counsel will be at the expense of such Person and not of the indemnifying party unless (x) the indemnifying party has agreed to pay such fees or expenses, (y) the indemnifying party has failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person within a reasonable period of time pursuant to this Agreement, or (z) a conflict of interest exists between such Person and the indemnifying party with respect to such claims that would make such separate representation required under applicable ethical rules. In the case of clause (z) above if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party will not have the right to assume the defense of such claim on behalf of such Person. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnified party will be required to consent to entry of any judgment or enter into any settlement that does not include as an unconditional term the giving of a release, by all claimants or plaintiffs, to such indemnified party from all liability with respect to such claim or litigation. Any indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (other than required local counsel) for all parties indemnified by such indemnifying party with respect to such claim.

          5.5  Underwriting Agreement Controls.  In the event of any conflict
               -------------------------------
between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

                                  ARTICLE VI
                               OTHER AGREEMENTS

          6.1  Rule 144.  The Company shall file, on a timely basis, all reports
               --------
required to be filed by it under the Securities Act and the Exchange Act, and will take such further action and provide such documents as the Shareholders may reasonably request, all to the extent required from time to time to enable the Shareholders to sell Registrable Securities without registration under the Securities Act within the limitation of the conditions provided by (i) Rule 144 under the Securities Act, as such rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of a Shareholder, the Company will deliver to the Shareholder a statement verifying that it has complied with such information and requirements.

          6.2  Shareholder Representative.  (a) The Shareholders agree to
               --------------------------
appoint one Person to act as their representative, attorney in fact and proxy with respect to certain matters specified in this Agreement (the "Shareholder
                                                                  -----------
Representative").  The parties have designated Goelet LLC as the initial
--------------
Shareholder Representative. The Shareholder Representative may resign at any time, and a Shareholder Representative may be removed at any time by the vote of Shareholders who collectively own more than 50% of the Registrable Securities at such time (the "Majority Holders"). In the event of the death, resignation or
                ----------------
removal of the Shareholder Representative, a new Shareholder Representative shall be appointed by a vote of Majority Holders, such appointment to become effective upon the written acceptance thereof by the new Shareholder Representative. Any failure by the Majority Holders to appoint a new Shareholder Representative upon the death, resignation or removal of the Shareholder Representative shall not have the effect of releasing the Shareholders from any liability under this Agreement.

          (b) The Shareholder Representative shall have such powers and authority as are necessary to carry out the functions assigned to the Shareholder Representative under this Agreement; provided, however, that the
                                                 --------  -------
Shareholder Representative will have no obligation to act on behalf of the Shareholders, except as expressly provided herein. The Shareholder Representative will at all times be entitled to rely on any directions received from the Majority Holders. The Shareholder Representative shall, at the expense of the Shareholders, be entitled to engage such counsel, experts and other agents and consultants as they shall deem necessary in connection with exercising their powers and performing their function hereunder and (in the absence of bad faith on the part of the Shareholder Representative) shall be entitled to conclusively rely on the opinions and advice of such Persons.

          (c) The Shareholder Representative shall not be entitled to any fee, commission or other compensation for the performance of its services hereunder, but shall be entitled to the reimbursement by the Shareholders of all his, her or its fees and expenses incurred as the Shareholder Representative pursuant to
Section 4.2 hereof. In connection with this Agreement, and any instrument, agreement or document relating hereto or thereto, and in exercising or failing to exercise all or any of the powers conferred upon the Shareholder Representative hereunder, the Shareholder Representative shall incur no responsibility whatsoever to any Shareholder by reason of any error in judgment or other act or omission performed or omitted hereunder or any such other agreement, instrument or document, excepting only responsibility for any act or failure to act which represents willful misconduct. Each Shareholder shall indemnify, pro rata based upon such holder's percentage interest, the Shareholder Representative against all losses, damages, liabilities, claims, obligations, costs and expenses, including reasonable attorneys', accountants' and other experts' or consultant's fees and the amount of any judgment against the Shareholder Representative, of any nature whatsoever, arising out of or in connection with any claim, investigation, challenge, action or proceeding or in connection with any appeal thereof, relating to the acts or omissions of the Shareholder Representative hereunder. The foregoing indemnification shall not apply in the event of any action or proceeding which finally adjudicates the liability of the Shareholder Representative hereunder for his or her gross negligence or willful misconduct. In the event of any indemnification hereunder, upon written notice from Shareholder Representative to the Shareholders as to the existence of a deficiency toward the payment of any such indemnification amount, each such holder shall promptly deliver to the Shareholder Representative full payment of his or her ratable share of the amount of such deficiency, in accordance with such Shareholder's percentage interest. In no event shall the Company be responsible for any reimbursement or indemnification of the Shareholder Representative.

          (d) All of the indemnities, immunities and powers granted to the Shareholder Representative under this Agreement shall survive the termination of this Agreement.

          (e) Notwithstanding anything herein to the contrary, each Shareholder hereby acknowledges that the Company shall not have any responsibility or obligation whatsoever to any such Shareholder or to any other party with respect to or arising out of any actions taken or any inaction by the Shareholder Representative.

          (f) The Company shall have the right to rely conclusively upon all instructions, requests, consents, elections and other actions taken or omitted to be taken by the Shareholder Representative pursuant to this Agreement and any instrument, agreement or document relating hereto, all of which actions or omissions shall be legally binding upon all the Shareholders.

                                  ARTICLE VII
                                 MISCELLANEOUS

          7.1  Amendments; Waivers.  This Agreement may not be amended, changed,
               -------------------
supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company and the Shareholder Representative; provided, however, that the Shareholder
                            --------  -------
Representative shall not amend, modify or supplement this Agreement in a manner that is detrimental to the

Shareholders without first obtaining the written consent of the Majority Holders to such amendment, modification or supplement; provided further, however, that
                                               -------- -------  -------
any amendment, modification or supplement made by the Stockholder Representative with such consent shall bind all Shareholders.

          7.2  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties hereto pertaining to its subject matter, and supersedes and replaces all prior agreements and understandings of the parties in connection with such subject matter.

          7.3  Notices.  All notices and other communications hereunder shall be
               -------
given in writing and delivered personally, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier (postage prepaid), facsimile transmission or similar means, to the party to receive such notices or communications at the address set forth below (or such other address as shall from time to time be designated by such party to the other parties in accordance with this Section 6.3):

               If to the Shareholder Representative or any Shareholder:

               Goelet LLC
               425 Park Avenue
               New York, NY  10022
               Telecopy:  (212) 588-9499
               Attention: Robert Kiley

               with a copy to:

               Shearman & Sterling
               599 Lexington Avenue
               New York, NY  10022
               Telecopy:  (212) 848-7179
               Attention: Whitney D. Pidot, Esq.

     If to the Company:

               Pogo Producing Company
               5 Greenway Plaza, Suite 2700
               P.O. Box 2504
               Houston, Texas  77252-2504
               Telecopy: (713) 297-4970
               Attention:  Gerald A. Morton, Vice President-Law
                              and Corporate Secretary
               with a copy to:

               Baker Botts, L.L.P.
               One Shell Plaza
               910 Louisiana
               Houston, Texas 77002
               Telecopy:  (713) 229-1522
               Attention: Stephen A. Massad

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgment of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgment of receipt returned to the sender by the applicable postal authorities, the confirmation of delivery rendered by the applicable overnight courier service, or the confirmation of a successful facsimile transmission of such notice or communication. A copy of any notice or other communication given by any party to any other party hereto, with reference to this Agreement, shall be given at the same time to the other parties to this Agreement.

          7.4  GOVERNING LAW.  THE PARTIES HERETO AGREE THAT THIS AGREEMENT, AND
               -------------
THE RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          7.5  Transfer or Assignment of Registration Rights.  The registration
               ---------------------------------------------
rights set forth in this Agreement shall be transferable or assignable by the Shareholders, in whole or in part and from time to time, but only in connection with a transfer or assignment of Registrable Securities under circumstances in which such securities remain Registrable Securities in the hands of the transferee; provided that each transferee agrees in writing to be subject to all
            --------
the terms and conditions of this Agreement; provided, however, that no such
                                            --------  -------
assignment of registration rights shall be made of such rights associated with a transfer of fewer than 150,000 shares of Common Stock to any one Person (appropriately adjusted for any stock splits, stock dividends, subdivisions, combinations or the like) unless such assignment relates to all the Registrable Securities then owned by the transferor; and provided, further, that in
                                             --------  -------
connection with any such assignment, the transferee shall be required to enter into the Standstill and Voting Agreement dated as of the date hereof among the Company and the Shareholders.

          7.6  Severability.  Whenever possible, each provision or portion of
               ------------
any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

          7.7  No Waiver.  The failure of any party hereto to exercise any
               ---------
right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

          7.8  No Third Party Beneficiaries.  This Agreement is not intended to
               ----------------------------
be for the benefit of, and shall not be enforceable by, any Person (whether or not listed on Schedule A hereto) who or which is not a party hereto. Any Person (whether or not listed on Schedule A hereto) who or which is not a party hereto shall not be entitled to any benefit hereunder except, in the case of any Person listed on Schedule A hereto, such Person shall be entitled to become a party hereto by executing a counterpart to this Agreement. If any Person listed on Schedule A hereto executes a counterpart to this Agreement, such Person shall thereafter be deemed to have agreed to be bound by the provisions hereof, as if such Person was an original party hereto and such Person shall thereafter be entitled to any benefit accorded to the Shareholders hereunder.

          7.9  Headings.  The Section headings in this Agreement are for
               --------
convenience of reference only and are not intended to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

          7.10 Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, all of which taken together shall constitute one agreement.

        [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first set forth above.

                             POGO PRODUCING COMPANY


                             By:_____________________
                                Name:
                                Title:


                             SIGNING SHAREHOLDERS:
                             --------------------


                             By:_____________________
                                Name:
                                Title:



                             By:_____________________
                                Name:
                                Title:



                             By:_____________________
                                Name:
                                Title:

                       [COUNTERPART SIGNATURE PAGE TO THE

              REGISTRATION RIGHTS AGREEMENT DATED__________, 2000]



          THE UNDERSIGNED SHAREHOLDER, listed on Schedule A to the Registration Rights Agreement dated as of __________, 2000 between Pogo Producing Company, [LIST SIGNING STOCKHOLDERS] (the "Registration Rights Agreement"), a copy of
                                  -----------------------------
which is attached hereto, hereby agrees to become a party to the attached Registration Rights Agreement and be bound by the provisions thereof as if the undersigned was an original party thereto.

          IN WITNESS THEREOF, the undersigned has executed this counterpart to the Registration Rights Agreement on this ____ day of _______________, ____.


                              ________________________________
                              Name:

                                   SCHEDULE B


     Goldman Sachs & Co.
     Merrill Lynch & Co.
     CS First Boston
     Salomon Smith Barney
     Morgan Stanley & Co.

                                                                 Exhibit 9.02(e)
                                    FORM OF

                        STANDSTILL AND VOTING AGREEMENT

          THIS STANDSTILL AND VOTING AGREEMENT is dated as of _____, 2001 (this "Agreement") between Pogo Producing Company, a Delaware corporation (the "Company"), and the Shareholders (as defined below) who are signatories hereto.

          WHEREAS, in connection with that certain Merger Agreement among the Company, NORIC Corporation, a New York corporation ("NORIC") and the Shareholders of NORIC named therein (the "Merger Agreement"), the parties have agreed that NORIC would be acquired by the Company through the Merger of NORIC with and into the Company on the terms set forth therein (the "Merger"),

          WHEREAS, pursuant to the Merger Agreement, upon consummation of the Merger, the Shareholders will receive in exchange for their shares of common stock of NORIC, the number of shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), as is set forth opposite each Shareholders' name on Exhibit A (the "Shares") and

          WHEREAS, the Shareholders and the Company desire to set forth herein their agreement with respect to the restrictions on acquisitions of additional Common Stock, restriction on voting, and certain other covenants applicable to the Shares;

          NOW, THEREFORE, in consideration of the premises and the mutual obligations, covenants and agreements herein contained, the parties hereto agree as follows:

     Section 1.  Definitions.
                 -----------

     1.1  Certain Defined Terms.  For purposes of this Agreement, the following
          ---------------------
terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):
                                     ---- -----

          "Affiliate" shall mean any corporation, partnership or other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with any Shareholder, and shall include any Person acting on behalf of any Shareholder or affiliates of either of them, as the case may be. For purposes of the preceding sentence, "control" (including the terms "controlling," "controlled by" and "under common control with") means possession, directly or indirectly, of the power to direct or cause direction of management and policies of a Person through ownership of equity, by contract, pursuant to a voting trust or otherwise.

          "Company" shall have the meaning set forth in the recitals.

          "Associate" shall have the meaning assigned to such term in Rule 12b-2 under the Exchange Act, as in effect on the date hereof.

          "beneficial owner" or "beneficially owned" or "beneficial ownership" shall have the meaning assigned to such terms in Rule 13d-3 under the Exchange Act, as in effect on the date hereof.

          "Common Stock" shall have the meaning set forth in the recitals.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Person" shall mean any association, corporation, company, group or partnership or other entity or individual.

          "Matter" shall mean any item that comes before the holders of Voting Securities at a regular, annual, or special meeting of holders of Voting Securities, or that comes before them by written consent, whether for majority, plurality, unanimous or other vote, and whether or not duly announced by notice or agenda. "Matter" shall include, but not be limited to: the election of directors, the calling, postponement, or adjournment of meetings; the sale of the Company's stock or assets; any merger, consolidation, dissolution, liquidation or business combination of the Company; the adoption of amendments to the Company's charter or bylaws; any change in the authorized capital structure of the Company or of the classes or series of shares authorized or of the rights, privileges and preferences thereof; the issuance of debt securities of the Company; the adoption of any employee benefit or incentive plan, the selection or approval of independent public accountants, or the execution of a loan or line of credit agreement by the Company.

          "Shareholder Representative" shall have the meaning set forth in the Registration Rights Agreement.

          "Shareholders" shall mean those certain stockholders of the Company who are parties to this Agreement, the Merger Agreement or the Registration Rights Agreement (each a "Shareholder" and collectively the "Shareholders").

          "Registration Rights Agreement" shall mean that certain Registration Rights Agreement dated as of the date hereof between the Company and the Shareholders.

          "Voting Securities" shall mean Common Stock and any other securities of the Company or any of its successors entitled to vote generally in the election of directors, and securities exercisable for and convertible into such securities, in each case now or hereafter outstanding.

     Section 2.  Agreements of the Shareholders.
                 -------------------------------

     2.1  Standstill Agreement.  Each of the Shareholders agrees that, so long
          --------------------
as this Agreement remains in effect, neither he, she nor it, nor any of his, her or its Affiliates or Associates shall, directly or indirectly:

          (a) (i) in any manner acquire or offer to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of any Voting Securities, or (ii) propose to enter into, directly or indirectly, any merger, tender or exchange offer, restructuring or business combination or joint venture transaction involving the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries, or (iii) propose to purchase, directly or indirectly, a material portion of the assets of the Company or any of its subsidiaries;

          (b) "solicit," or participate in the "solicitation" of, "proxies" (as such terms are defined or used in Rule 14a-1 under the Exchange Act) in opposition to the recommendation of the majority of the Board of Directors of the Company or become a participant in an election contest with respect to the election of directors of the Company or otherwise influence or affect the vote of any stockholder;

          (c) form, join or participate in a partnership, limited partnership, syndicate or other "group" (as defined in Section 13(d)(3) of the Exchange
     Act) or enter into any contract, arrangement, understanding or relationship or otherwise act in concert with any other person for the purpose of acquiring, holding, voting or disposing of Voting Securities;

          (d) seek to appoint, elect or remove any member of the Board of Directors of the Company or seek to affect or influence the Company's management, Board of Directors, business or affairs or make any public statements proposing or suggesting any change in the Board of Directors or management of the Company or its business or affairs or any action taken by the Board of Directors or management of the Company;

          (e) initiate or propose to the holders of Voting Securities, or otherwise solicit their approval of, any proposal, resolution or Matter to be voted on by the holders of Voting Securities;

          (f) ask the Company to, or seek to cause the Company (or its directors) to, call a special meeting of stockholders to amend the Company's charter or bylaws or any other governing documents;

          (g) initiate, induce or attempt to induce or encourage another Person to propose a tender or exchange offer or change of control of the Company;

          (h) make any public statements (or statements that must be publicly disclosed) inconsistent with the provisions of this Agreement; or

          (i) disclose any intention, plan or arrangement to take any of the actions enumerated in clauses (a) through (h) above or participate in, aid or abet or otherwise induce or attempt to induce or encourage any person to take any of the actions enumerated in clauses (a) through (h) above or take any other action inconsistent with the foregoing.

     2.2  Voting.  With respect to all Matters, the Shareholders will vote all
          ------
Voting Securities either (1) in accordance with the recommendation of the Board of Directors or (2) in equal proportion to the votes cast by stockholders of the Company who are not parties to this Agreement.

     2.3  Irrevocable Proxy and Power of Attorney.  To facilitate the operation
          ---------------------------------------
of this Agreement, each Shareholder hereby grants to the Shareholder Representative an irrevocable proxy and power of attorney to vote all such Shareholder's Shares on all Matters in accordance with Section 2.2 hereof. Such proxy shall be durable and shall continue in force until terminated in writing by the Shareholder Representative by notice to the Company and the Shareholders, and such proxy shall be deemed coupled with an interest. Termination of the proxy with respect to some or all Shares will not affect any proxy respecting any other Shares and will not terminate this Agreement. The Shareholder Representative's exercise of his proxy will extinguish any prior proxy granted by any Shareholder. The foregoing proxy and power of attorney is intended to be a durable power of attorney and shall survive, and shall not be affected by, the subsequent death, incompentency, disability, incapacity, bankruptcy or termination of any Shareholder and shall bind each Shareholder's heirs, personal representatives, executors, administrators and assigns.

     2.4  Disposition of Shares.  Until the date which is two years following
          ---------------------
the Closing Date of the Merger Agreement, no Shareholder will sell, transfer, give, donate, bequeath or otherwise dispose of Shares except:

          2.4.1 Pursuant to the procedures set forth in the Registration Rights Agreement, including without limitation that no public resales may be made (other than pursuant to a Public Offering (as defined in the Registration Rights Agreement) in which shareholders participate under Section 2.4 of the Registration Rights Agreement) until the 181st day following the Effective Time (as defined in the Registration Rights Agreement) and that any public resales during the twelve-month period specified in Section 2.6 of the Registration Rights Agreement shall be subject to the volume limitations specified in such
Section 2.6; or

          2.4.2 To a Person who (1) upon closing of such transfer will own less than 5% of the Voting Securities and (2) is not a member of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) or an Affiliate or an Associate of a member of such a "group" and (3) has not publicly announced that he, she or it is accumulating Voting Securities for any of the purposes set forth in Section 2.1 hereof, provided that as a condition to such transfer, the Company shall be provided such documentation as it may reasonably request, including an opinion of counsel, to the effect that such transfer does not require registration under the Securities Act of 1933 or any applicable state securities law.

     2.5  Addition of New Shareholders.  Additional Persons may be added as
          ----------------------------
parties to this Agreement, and will be deemed to have agreed to the provisions hereof, upon execution and delivery to the Company of a copy of this Standstill and Voting Agreement executed by such Persons and by delivery to the Company supplemental forms of Exhibit A, containing as to such Persons the information
                      ---------
required by Exhibit A (namely, name, address for notice, and number of Shares owned) for attachment to this Agreement. Upon such delivery such persons shall be "Shareholders" for all purposes hereof, and the Common Stock identified on Exhibit A by such Stockholders shall be "Shares" for all purposes hereof, until terminated as provided herein.

     Section 3.  Term of Agreement.  This Agreement shall continue in full
                 ------------------
force and effect until the Shareholders and their Affiliates and Associates collectively beneficially own less than 10% of the Voting Securities.

     Section 4.  General.
                 --------

     4.1  Remedies.  Each of the parties hereto acknowledge and agree that the
          --------
Company would be irreparably damaged if any of the provisions of this Agreement are not performed by the other parties hereto in accordance with their specific terms or are otherwise breached, and that money damages alone would not be easily calculable and would not be a sufficient remedy for any breach of this Agreement. Accordingly, the Company shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, in the event of any breach of the provisions of this Agreement by the other parties hereto, in addition to all other remedies available at law or in equity.

     4.2  Amendments; Waivers.  This Agreement may not be amended, changed,
          -------------------
supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the Company and the Shareholders.

     4.3  Notices.  All notices and other communications hereunder shall be
          -------
given in writing and delivered personally, by registered or certified mail (postage prepaid, return receipt requested), by overnight courier (postage prepaid), facsimile transmission or similar means, to the party to receive such notices or communications at the address set forth below (or such other address as shall from time to time be designated by such party to the other parties by like notice):

          If to the Company:     Pogo Producing Company
                                 5 Greenway Plaza, Suite 2700
                                 P.O. Box 2504
                                 Houston, Texas 77252-2504
                                 Telecopy:  (713) 297-4970
                                 Attention: Gerald A. Morton, Vice President-Law
                                            and Corporate Secretary

          If to a Shareholder:   To the Shareholder Representative

All such notices and communications hereunder shall be deemed given when received, as evidenced by the signed acknowledgement of receipt of the person to whom such notice or communication shall have been personally delivered, the acknowledgement of receipt returned to the sender by the applicable postal authorities, the confirmation of delivery rendered by the applicable overnight courier service, or the confirmation of a successful facsimile transmission of such notice or communication. A copy of any notice or other communication given by any party to any other party hereto, with reference to this Agreement, shall be given at the same time to the other parties to this Agreement.

     4.4  GOVERNING LAW.  THE PARTIES TO AGREE THAT THIS AGREEMENT, AND THE
          -------------
RESPECTIVE RIGHTS, DUTIES AND OBLIGATIONS OF THE PARTIES

HEREUNDER, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

     4.5  Severability.  Whenever possible, each provision or portion of any
          ------------
provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. If any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

     4.6  No Waiver.  The failure of any party hereto to exercise any right,
          ---------
power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its rights to exercise any such or other right, power or remedy or to demand such compliance.

     4.7  No Third Party Beneficiaries.  This Agreement is not intended to be
          ----------------------------
for the benefit of, and shall not be enforceable by, any Person (whether or not listed on Exhibit A hereto) who or which is not a party hereto. Any Person (whether or not listed on Exhibit A hereto) who or which is not a party hereto shall not be entitled to any benefit hereunder except, in the case of any Person listed on Schedule A hereto, such Person shall be entitled to become a party hereto by executing a counterpart of this Agreement.

     4.8  Headings.  The Section headings in this Agreement are for convenience
          --------
of reference only and are not intended to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

     4.9  Warranty of Authority.  Each Stockholder represents, covenants and
          ---------------------
warrants that it, he or she is the record and beneficial owner of the Shares and has the authority and power to execute this Agreement and that it, he or she is bound by the terms and conditions hereof.

     4.10 Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts, all of which taken together shall constitute one agreement.

     4.11 Entire Agreement.  This Agreement constitutes the entire agreement
          ----------------
between the parties hereto pertaining to its subject matter, and supersedes and replaces all prior agreements conversations, negotiations, writings or understandings of the parties in connection with such subject matter.

        [The remainder of this page has been intentionally left blank.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                         POGO PRODUCING COMPANY



                                         By:______________________
                                             Name:
                                             Title:

                                         SIGNING SHAREHOLDERS:


                                         By:______________________
                                             Name:
                                             Title:


                                         By:______________________
                                             Name:
                                             Title:


                                         By:______________________
                                             Name:
                                             Title:

                                   EXHIBIT A

                    TO THE STAND STILL AND VOTING AGREEMENT
                        BETWEEN POGO PRODUCING COMPANY
                             AND THE SHAREHOLDERS

                                             Number of Shares of Common Stock
                                                of Pogo Producing Company,
                                                par value $1.00 per share,
Name of Shareholder                       beneficially owned by such shareholder
-------------------                      --------------------------------------

                       [COUNTERPART SIGNATURE PAGE TO THE
             STANDSTILL AND VOTING AGREEMENT DATED _________, 2001]

          THE UNDERSIGNED SHAREHOLDER, listed on Schedule A to the Standstill Agreement dated as of __________, 2000 between Pogo Producing Company, and [LIST SIGNING STOCKHOLDERS] (the "Standstill Agreement"), a copy of which is attached hereto, hereby agrees to become a party to the attached Standstill and Voting Agreement and be bound by the provisions thereof as if the undersigned was an original party thereto.

          IN WITNESS THEREOF, the undersigned has executed this counterpart to the Standstill and Voting Agreement on this _____ day of ____________, _______.


                                                  _____________________
                                                  Name:

                                    ANNEX B

                                                        Investment Banking

                                                        Corporate and
                                                        Institutional
                                                        Client Group

                                                        One Houston Center
                                                        1221 McKinney
                                                        Suite 2700
[MERRILL LYNCH LOGO]                                    Houston, Texas 77010

                               November 18, 2000

Board of Directors
Pogo Producing Company
5 Greenway Plaza, Suite 2700
P.O. Box 2504
Houston, TX 77046

Members of the Board of Directors:

     NORIC Corporation (the "Company") and Pogo Producing Company (the "Acquiror") propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated November 17, 2000 (the "Agreement") pursuant to which the Company will be merged with the Acquiror (the "Merger"). In the Merger, the Acquiror will become responsible for approximately $120 million of the Company's and its subsidiaries' outstanding debt, and the shareholders of the Company will receive approximately $630 million (the "Consideration") which will consist of approximately $315 million of cash and a number of shares of Acquiror common stock having a value of approximately $315 million (within the collar range contemplated by the Agreement). The terms and conditions of the Merger are more fully set forth in the Agreement.

     You have asked us whether, in our opinion, the Consideration to be paid by the Acquiror pursuant to the Merger is fair from a financial point of view to the Acquiror.

     In arriving at the opinion set forth below, we have, among other things:

     1. Reviewed certain business and financial information relating to the Company that we deemed to be relevant;

     2. Reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company;

     3. Conducted discussions with members of senior management and representatives of the Company and the Acquiror concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the Merger;

     4. Reviewed the valuation multiples for the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

     5. Reviewed the results of operations of the Company and compared them with those of certain publicly traded companies that we deemed to be relevant;

[MERRILL LYNCH LOGO]

     6. Compared the proposed financial terms of the Merger with the financial terms of certain other transactions which we deemed to be relevant;

     7. Participated in discussions and negotiations among representatives of the Company and the Acquiror and their financial and legal advisors;

     8. Reviewed the potential pro forma impact of the Merger on the Acquiror;

     9. Reviewed a draft dated November 17, 2000 of the Agreement; and

    10. Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of the Company or been furnished with any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecast information furnished to or discussed with us by the Company or the Acquiror, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgment of the Company's or the Acquiror's management as to the expected future financial performance of the Company or the Acquiror, as the case may be. We have made no independent investigation of any legal matters and accounting advice given to such parties and their respective boards of directors, including, without limitation, advice as to the accounting and tax consequences of the Merger. We have also assumed that the final form of the Agreement will be substantially similar to the November 17 draft reviewed by us.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. We have assumed that in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the Merger.

     We are acting as financial advisor to the Acquiror in connection with the Merger and will receive a fee from the Acquiror for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, the Acquiror has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past, provided financial advisory and financing services to the Acquiror and may continue to do so and have received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the securities of the Acquiror for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Acquiror. Our opinion does

[MERRILL LYNCH LOGO]

not address the merits of the underlying decision by the Acquiror to engage in the Merger and does not constitute a recommendation to any shareholder of the Acquiror as to how such shareholder should vote on the proposed Merger or any matter related thereto. We are not expressing any opinion herein as to the prices at which the common shares of the Acquiror will trade following the announcement or consummation of the Merger.

     On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Consideration to be paid by the Acquiror pursuant to the Merger is fair from a financial point of view to the Acquiror.

                                        Very truly yours,

                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                        INCORPORATED